Exhibit 10.32

EXECUTION VERSION

MASTER PURCHASE AGREEMENT

BY AND AMONG

SASSON MASI F&B HOLDINGS, LLC

(a Delaware limited liability company)

SASSON MASI NIGHTLIFE HOLDINGS, LLC

(a Delaware limited liability company)

ANDREW SASSON

(an individual)

ANDY MASI

(an individual)

TLG ACQUISITION LLC

(a Delaware limited liability company)

and

MORGANS GROUP LLC

(a Delaware limited liability company)

November 17, 2011

i

List of Exhibits

Exhibit A-1	DDD Holdings, LLC Acquired Subsidiaries

Exhibit A-2	HHH Holdings, LLC Acquired Subsidiaries

Exhibit B	Model Balance Sheet

Exhibit C	Form of Certificate of Non-Foreign Status (FIRPTA Certificate)

List of Attachments

Attachment I	Form of Promissory Note

Attachment II	Form of Consultant Services Agreement

Attachment III	Form of Masi Employment Agreement

Attachment IV	Form of the Amended and Restated LLC Agreement of the Buyer

Attachment V	Form of Zabeel Assignment Agreement

Attachment VI	Form of Zabeel Termination Agreement

Attachment VII	Form of Seller Waiver of Rights of Purchase and Sale

Attachment VIII	Form of Zabeel Waiver of Rights of Purchase and Sale

Attachment IX	Form of Guaranty

Attachment X	Second Amended and Restated Limited Liability Company Agreement of DDD Holdings, LLC

Attachment XI	Second Amended and Restated Limited Liability Company Agreement of HHH Holdings, LLC

MASTER PURCHASE AGREEMENT

This MASTER PURCHASE AGREEMENT (together with the Exhibits and Attachments hereto, this “Agreement”) is made as of November 17, 2011 by and among Sasson Masi F&B Holdings, LLC, a Delaware limited liability company (“Sasson Masi F&B”), Sasson Masi Nightlife Holdings, LLC, a Delaware limited liability company (“Sasson Masi Nightlife”, and, together with Sasson Masi F&B, the “Sellers”), Andrew Sasson, an individual (“Sasson”), Andy Masi, an individual (“Masi”, and together with the Sellers and Sasson, the “Seller Parties”), TLG Acquisition LLC, a Delaware limited liability company (the “Buyer”), and Morgans Group LLC, a Delaware limited liability company (“MGLLC” and, together with the Buyer, the “Buyer Parties”).

A. Sasson Masi F&B is the owner of 50% of the equity interests (the “HHH Equity Interest”) in HHH Holdings, LLC, a Delaware limited liability company (“HHH”).

B. Sasson Masi Nightlife is the owner of 50% of the equity interests (the “DDD Equity Interest”) in DDD Holdings, LLC, a Delaware limited liability company (“DDD”).

C. Sasson is the owner of 100% of the equity interests (the “TLG Nevada Equity Interest”, and, together with the HHH Equity Interest and the DDD Equity Interest, the “Equity Interests”) in The Light Group LLC, a Nevada limited liability company (“TLG Nevada” and, together with HHH and DDD, the “Acquired Companies”).

D. The Sellers and Sasson wish to contribute, transfer and sell to the Buyer, and the Buyer wishes to acquire and purchase from the Sellers and Sasson, all of the Equity Interests of each of the Acquired Companies owned by the Sellers and Sasson (collectively, the “Transaction”).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions set forth herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. Certain terms used in this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

“Accounting Firm” means Ernst & Young, or if such firm is unwilling or unable to serve in such capacity, a mutually acceptable independent accounting firm of national standing selected by the Sellers and the Buyer Parties.

“Acquired Companies” has the meaning set forth in the Recitals.

“Acquired Company Proprietary Information” has the meaning set forth in Section 5.5.

“Acquired Subsidiaries” means, the subsidiaries of the Acquired Companies, listed on Exhibits A-1 and A-2.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” or “controlling” have meanings correlative thereto. For the avoidance of doubt, the Acquired Companies and the Acquired Subsidiaries shall be deemed to be the Affiliates of the Seller Parties until the Closing, and from and after the Closing, the Acquired Companies and the Acquired Subsidiaries shall be deemed to be the Affiliates of the Buyer Parties.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated LLC Agreement” means the amended and restated limited liability company agreement of the Buyer to be executed at the Closing substantially in the form set forth in Attachment IV.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any successor law, and the regulations and rules issued pursuant to that statute or any successor law, laws and regulations by any country implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or other Applicable Laws of similar effect, including local anti-corruption and bribery laws.

“Applicable Law” means, with respect to any Person, any statute, treaty, law, common law, ordinance, rule, regulation, code, order, writ, stipulation, injunction, judicial decision, decree, ruling, determination, finding, permit, constitutional provision or other legally binding requirement of any Governmental Authority applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person).

“Back Employment Agreement” means the Employment Agreement, dated as of January 29, 2010, between Fix Management, LLC and Sung “Akira” Back.

“Balance Sheet” has the meaning set forth in Section 3.7(a).

“Base Fees” means the aggregate amount of Base Fees, as such term is defined in each applicable Management Agreement, received by the Acquired Companies and/or the Acquired Subsidiaries from each Venue.

“Benefit Plans” has the meaning set forth in Section 3.15(a).

“Business Day” means any day other than Saturday, Sunday and any day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Contract Consents” has the meaning set forth in Section 4.3.

“Buyer Equity Interest” has the meaning set forth in Section 2.2(d).

“Buyer Financial Statements” has the meaning set forth in Section 4.6(b).

“Buyer Indemnified Parties” has the meaning set forth in Section 8.2(a).

“Buyer Material Adverse Effect” means (a) a material adverse effect on the ability of the Buyer Parties to consummate the Transaction in a timely manner, or (b) a material adverse effect on the assets, liabilities, properties, business, operations, financial condition or results of operations of the Buyer Parties, taken as a whole, but, in the case of this clause (b), excluding any such effect resulting from or arising out of (i) general national, international or regional economic, financial, political or business conditions; (ii) conditions (including changes in economic, financial market, regulatory or political conditions and any change in law, rule, regulation, generally accepted accounting principles or the interpretation thereof) affecting generally the hotel or other hospitality industry in which any of the Buyer Parties operates (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis involving the United States, including an act of terrorism; (iv) the execution, announcement and performance of this Agreement, or any actions taken, delayed or omitted to be taken by any of the Buyer Parties pursuant to this Agreement at the written request of any Seller Party; or (v) any failure, in and of itself, to meet internal projections, forecasts or budgets of any Buyer Parties.

“Buyer Parties” has the meaning set forth in the Preamble.

“Buyer Parties Disclosure Schedules” means the Disclosure Schedules of the Buyer Parties relating to this Agreement.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” means the date of the Closing.

“Closing Date Indebtedness” means all Indebtedness of the Acquired Companies or the Acquired Subsidiaries, in each case, other than Intercompany Indebtedness.

“Closing Payment” has the meaning set forth in Section 2.2(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreements” has the meaning set forth in Section 3.14(b).

“Company Contract Consents” has the meaning set forth in Section 3.4.

“Company Information Letter” has the meaning set forth in Section 3.3(b).

“Consolidated Tax Group” means an affiliated group within the meaning of Section 1504(a) of the Code, or any similar group defined under a similar provision of state or local law.

“Consultant Services Agreement” has the meaning set forth in Section 6.5.

“Contract” means any legally binding contract, agreement, arrangement, lease or sublease (including leases and subleases of real property), license, commitment, note, bond, mortgage, indenture, sales and purchase order, other instrument or other undertaking of any kind, whether written or oral.

“Contract Rights Assignment” has the meaning ascribed thereto in the Zabeel Assignment Agreement.

“Corporate Operating Expenses” means the amount set forth opposite the line item for “Corporate Operating Expenses” on the consolidated income statement of the Acquired Companies and the Acquired Subsidiaries.

“DDD” has the meaning set forth in the Recitals.

“DDD Equity Interest” has the meaning set forth in the Recitals.

“Direct Claim” has the meaning set forth in Section 8.3(c).

“Disclosure Schedules” means the Seller Parties Disclosure Schedules or the Buyer Parties Disclosure Schedules, as applicable.

“Dollars”, “US$” or “$” means United States Dollars.

“Due Diligence Materials” means the documents, agreements and other instruments and information made available to the Buyer Parties through the electronic datasite prior to the Closing.

“Effective Time” has the meaning set forth in Section 2.3.

“Equity Interests” has the meaning set forth in the Recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person (other than any Acquired Company or Acquired Subsidiary) that, together with any Acquired Company or any Acquired Subsidiary, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA. Notwithstanding the foregoing, in no event shall Zabeel Investments Inc. and/or any of its Affiliates (other than the Acquired Companies and the Acquired Subsidiaries) be deemed to be ERISA Affiliates for purposes of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Closing Statement” has the meaning set forth in Section 2.6(b).

“Final Net Working Capital Amount” has the meaning set forth in Section 2.6(b).

“Financial Statements” has the meaning set forth in Section 3.7(a).

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time, consistently applied.

“General Threshold Amount” has the meaning set forth in Section 8.4(a).

“Governmental Authority” means (a) any sovereign nation, state, country or territory, (b) any national, federal, regional, territorial, state, county, municipal, local or other governmental subdivision within any sovereign nation, state, country or territory, (c) any court, tribunal or any governmental department, commission, board, bureau, agency or other instrumentality of any sovereign nation, state, country or territory, or of any national, federal, regional, territorial, state, county, municipal, local or other governmental subdivision within such sovereign nation, state, country or territory, and (d) any regulatory, administrative or other agency, quasi-governmental authority, self-regulatory organization, or organization or political or other subdivision, department or branch of any of the foregoing.

“Guaranty” has the meaning set forth in Section 2.5(f).

“HHH” has the meaning set forth in the Recitals.

“HHH Equity Interest” has the meaning set forth in the Recitals.

“Incentive Fees” means the aggregate amount of Incentive Fees, as such term is defined in each applicable Management Agreement, received by the Acquired Companies and/or the Acquired Subsidiaries from each Venue.

“Income Taxes” means any federal, state, local or other income, franchise, or similar Taxes.

“Indebtedness” means, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or otherwise); (b) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (c) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable and paid within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (d) deferred Income Tax obligations of such Person; (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of any Person; (f) capital lease obligations of such Person; and (g) Indebtedness of others guaranteed by such Person.

“Indemnification Cap” has the meaning set forth in Section 8.4(a).

“Indemnified Party” has the meaning set forth in Section 8.3(a).

“Indemnifying Party” has the meaning set forth in Section 8.3(a).

“Insurance Policies” has the meaning set forth in Section 3.18.

“Intellectual Property” means all foreign and domestic (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including all extensions, modifications and renewals of same; (b) inventions, discoveries and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (c) confidential and proprietary information, trade secrets and know-how and moral rights, including processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists; (d) published and unpublished works of authorship, whether copyrightable or not (including software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) any rights to use data containing personally identifiable information relating to any individual, or any e-mail address.

“Intercompany Indebtedness” means all Indebtedness owed by any Acquired Company or any Acquired Subsidiary, on the one hand, to another Acquired Company or Acquired Subsidiary, on the other hand.

“Interim Financial Statements” has the meaning set forth in Section 3.7(a).

“IRS” means the United States Internal Revenue Service.

“Key Management Employees” has the meaning set forth in Section 3.14(a).

“knowledge of the Buyer Parties” has the meaning set forth in Section 9.11.

“knowledge of the Seller Parties” has the meaning set forth in Section 9.11.

“Leased Real Property” means all real property leased to any of the Acquired Companies or any of the Acquired Subsidiaries.

“Licensed Intellectual Property” has the meaning set forth in Section 3.17(b).

“Lien” means (a) any mortgage, lien, claim, pledge, charge, security interest, or other encumbrance of any kind, title defect, easement or restriction, invalidity or irregularity, deed of trust, hypothecation, collateral assignment or other security arrangement, conditional sale, title retention arrangement, lessor’s right under a capital lease and (b) with respect to any securities or other equity interests, any restriction on transfer or voting, right of first offer, right of first refusal or any other right or arrangement having substantially the same legal or economic effect as any of the foregoing.

“Losses” means, with respect to any Person, any and all actual out-of-pocket assessments, losses, damages, costs, expenses, liabilities, judgments, awards, charges and other amounts paid in settlement or in connection with any Proceedings, including reasonable out of-pocket fees and expenses of attorneys or accountants of such Person.

“Masi” has the meaning set forth in the Preamble.

“Masi Employment Agreement” has the meaning set forth in Section 6.6.

“Massie Employment Agreement” means the Employment Agreement, dated as of April 1, 2011, between Fix Management, LLC and Brian Massie.

“Material Contract” has the meaning set forth in Section 3.11(a).

“Management Agreements” has the meaning set forth in Section 3.11(a).

“MGLLC” has the meaning set forth in the Recitals.

“MHGC” means Morgans Hotel Group Co., a Delaware corporation.

“Model Balance Sheet” has the meaning set forth in Section 2.6(a).

“Myers Employment Agreement” means the Employment Agreement, dated as of October     , 2009, between BNC Entertainment, LLC and Jodi Myers.

“New Events” means any event, condition or circumstance that occurred or arose on or after the date of this Agreement, including, for the avoidance of doubt, in the case of any representation or warranty qualified by “knowledge” or receipt of notice, any events, conditions or circumstances that occurred prior to the date of this Agreement, but about which such Party gained actual knowledge of or received notice of such event, condition or circumstance after the date of this Agreement.

“New Plans” has the meaning set forth in Section 6.7(b).

“Net Earnings” means, with respect to any fiscal quarter, an amount equal to (a) the sum of Base Fees and Incentive Fees received by the applicable Acquired Companies and/or the Acquired Subsidiaries for such fiscal quarter from each Venue minus (b) the amounts indicated as “Corporate Operating Expenses” of such Acquired Companies and/or the Acquired Subsidiaries on such quarter’s consolidated income statement of the Acquired Companies and the Acquired Subsidiaries.

“Net Working Capital” means an amount (expressed as a positive or negative number) equal to (a) all “current assets” of the Acquired Companies as of immediately prior to the Effective Time, minus (b) all “current liabilities” of the Acquired Companies as of immediately prior to the Effective Time, in each case determined in all respects in accordance with GAAP, applied and calculated in a manner consistent with the principles underlying the Model Balance Sheet.

“Non-Morgans Business” means the design, development, management or operation of nightclubs, lounges, restaurants or other similar food and beverage and nightclub and lounge venues at properties that are not owned, operated or managed by MGLLC or any of its Subsidiaries or Affiliates (other than the Buyer or any of its Subsidiaries or any successors-in-interest to the Buyer or its Subsidiaries).

“Non-Morgans EBITDA” means, with respect to any period, (a) the earnings of the Non-Morgans Business for such period plus (b) the sum of interest expense, Income Taxes, depreciation and amortization to the extent deducted in determining earnings for such period, prepared on a consolidated and combined basis in accordance with GAAP, applied and calculated in a manner consistent with the audited Year End Financial Statements for the most recent fiscal year end. Overhead and common expenses attributable to the Non-Morgans Business should be determined as if operated on a separate company basis and only overhead and common expenses that are reasonably necessary to the operating of the Non-Morgans Business shall be included. The calculation of the Non-Morgans EBITDA shall include (in each case without duplication) (i) the earnings generated by the Management Agreements listed on Schedule 1.1(a) of the Seller Parties Disclosure Schedules and any amendments, restatements, renewals or subsequent agreements entered into by MHGC or any of its Affiliates that relate to the Venues that are the subject of such Management Agreements; (ii) a deduction for Masi’s salary, subject to the limitations set forth on Schedule 1.1(a) attached to the Company Information Letter; (iii) to the extent MHGC (or any of its Subsidiaries other than the Buyer and its Subsidiaries) and the Buyer (or its Subsidiaries) perform or provide services that are duplicative, only the costs of the services rendered by the Buyer’s (or its Subsidiaries’) employee(s) shall be deducted in determining the Non-Morgans EBITDA; (iv) subject to the approval of Sasson and Masi, any amortization expense related to key money advanced or guarantees related to the Non-Morgans Business provided by MGLLC or any of its Affiliates to the Buyer; and (v) net insurance proceeds and any indemnity, contribution or other similar payment received by or for the benefit of the Buyer, any Acquired Company or any Acquired Subsidiary; and shall exclude (in each case without duplication) (s) any costs, fees or other expenses, any indemnification obligations or other payment obligations incurred by the Buyer in connection with the Buyer’s or any of its Affiliates’ breach of this Agreement or any other Transaction Document or pursuant to any indemnification obligations thereunder; (t) any management fees paid by the Buyer to any of its Affiliates (other than any Acquired Company or Acquired Subsidiary); (u) any costs, fees or other expenses incurred by the Buyer, any Acquired Company or any Acquired Subsidiary in connection with any intercompany loan arrangement permitted under the Amended and Restated LLC Agreement or with respect to the Promissory

Notes; (v) any costs and expenses incurred by the Buyer or any of its Affiliates in connection with obtaining any insurance policies required under Section 5.8 in excess of the annual premiums payable by the Acquired Companies and the Acquired Subsidiaries with respect to the twelve (12)-month period prior to the Closing Date; (w) any costs and expenses for accountants incurred by the Buyer or any of its Affiliates during each twelve (12)-month period after the Closing Date in excess of the costs and expenses incurred by the Acquired Companies and the Acquired Subsidiaries in the twelve (12)-month period prior to the Closing Date (excluding costs and expenses related to this Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby); (x) if MGLLC directs the Buyer or any of its Affiliates to retain any attorneys other than those customarily retained by the Acquired Companies or the Acquired Subsidiaries, any costs and expenses incurred by the Buyer or any of its Affiliates during each twelve (12)-month period after the Closing Date as a result of the average hourly rate of such attorneys exceeding the average hourly rate of the attorneys customarily retained by the Acquired Companies or the Acquired Subsidiaries in the twelve (12)-month period prior to the Closing Date (excluding costs and expenses related to this Agreement or the Transaction Document or any of the transactions contemplated hereby or thereby); (y) any costs incurred by MHGC and any of its Affiliates in connection with compliance with the Securities Act, Exchange Act, SOX and other related securities regulations; and (z) any costs and expenses incurred by the Seller Parties, the Buyer Parties or MHGC or any of their respective Affiliates in connection with the negotiation and preparation of the Transaction Documents or the consummation of the Transaction (including any amounts paid by the Buyer Parties to the Seller Parties pursuant to Section 9.5).

“Non-Union Employees” means any and all employees of the Acquired Companies and the Acquired Subsidiaries as of the Effective Time that are not subject to a Collective Bargaining Agreement.

“Off-the-shelf Software” has the meaning set forth in Section 3.11(a).

“Old Plans” has the meaning set forth in Section 6.7(b).

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered into by or with any Governmental Authority.

“Outside Date” has the meaning set forth in the Section 9.1(b).

“Owned Intellectual Property” has the meaning set forth in Section 3.17(a).

“Party” means any Buyer Party or Seller Party, and “Parties” means the Buyer Parties and the Seller Parties collectively. Unless the context of this Agreement clearly requires otherwise (including for example by the use of “each Seller Party,” “every Seller Party,” “all Seller Parties” or similar phrases), each of the Seller Parties and the Buyer Parties shall be considered to be a single party to this Agreement.

“Permits” means franchises, licenses, permits, filings, registrations, approvals and authorizations, certificates, variances and similar right issued or granted by a Governmental Authority.

“Permitted Encumbrances” means (a) statutory Liens for Taxes or other charges or assessments by any Governmental Authority, not yet due and payable; (b) statutory Liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law Liens to secure claims for labor, materials or supplies and other like Liens, arising in the ordinary course of business consistent with past practice and that secure obligations that are not yet delinquent or that are not material to the business of any Acquired Company or any Acquired Subsidiary; (c) easements or restrictions, rights of way, zoning ordinances and other similar encumbrances affecting real property that do not materially impair the value of such property or the use of such property in the business of the Acquired Companies or the Acquired Subsidiaries; (d) Liens arising under equipment leases with third parties or other similar agreements entered into in the ordinary course of business consistent with past practice; (e) Liens securing Closing Date Indebtedness that are specified on Schedule 1.1(b) of the Seller Parties Disclosure Schedules; (f) Liens created in connection with the Transaction pursuant to the terms of any Transaction Document; or (g) with respect to any Party, Liens arising from acts of the other Party or any of such other Party’s direct or indirect parent or Subsidiaries from and after the Closing.

“Person” means an individual, a corporation, a general partnership, a limited partnership, an association, a trust, a limited liability company, a limited liability partnership, a joint venture or any other entity or organization, including a Governmental Authority or any department, agency or instrumentality thereof.

“Personal Property” means all tangible personal property (other than assets related to Intellectual Property) and other similar assets of the Acquired Companies and the Acquired Subsidiaries, reflected on the Financial Statements or acquired after the date of the Balance Sheet, other than property or assets sold or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet.

“Pre-Closing Straddle Period” is defined in Section 6.1(b).

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Proceedings” means governmental, regulatory, judicial or adversarial proceedings (public or private), litigation, suits, arbitrations, causes of action, audits or investigations.

“Promissory Notes” has the meaning set forth in Section 2.2(c).

“Proposed Closing Statement” has the meaning set forth in Section 2.6(a).

“Proposed Net Working Capital Amount” has the meaning set forth in Section 2.6(a).

“Purchase Price” has the meaning set forth in Section 2.2.

“Registered Intellectual Property” has the meaning set forth in Section 3.17(a).

“Related Party” means, with respect to a Person, (i) a current Affiliate, shareholder or other owner or equity holder, officer or director of such Person, (ii) any Person with whom such Person or any such Affiliate, shareholder or other owner or equity holder, officer or director has any direct or indirect relation by blood, marriage or adoption, (iii) any entity in which any such Person or any such Affiliate, shareholder or other owner or equity holder, officer or director owns any beneficial interest, other than a publicly held corporation the stock of which is traded on a national securities exchange or in the over-the-counter market (provided that such Person or such Affiliate, shareholder, officer or director holds less than five percent (5%) of the stock of such publicly held corporation), and (iv) any Affiliate of any such Affiliate, shareholder or other owner or equity holder, officer or director.

“Representatives” means, with respect to a Person, each of such Person’s respective directors, officers, attorneys, accountants, employees, advisors, agents, consultants or managers.

“Sasson Masi F&B” has the meaning set forth in the Preamble.

“Sasson Masi Nightlife” has the meaning set forth in the Preamble.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.6(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Expenses” has the meaning set forth in Section 9.5.

“Seller Fundamental Representations” has the meaning set forth in Section 8.1(a)(i).

“Seller Indemnified Parties” has the meaning set forth in Section 8.2(b).

“Seller Material Adverse Effect” means (a) a material adverse effect on the ability of the Seller Parties to consummate the Transaction in a timely manner, or (b) a material adverse effect on the assets, liabilities, properties, business, operations, financial condition or results of operations of the Acquired Companies (including the Acquired Subsidiaries), taken as a whole, but, in the case of this clause (b), excluding any such effect resulting from or arising out of (i) general national, international or regional economic, financial, political or business conditions; (ii) conditions (including changes in economic, financial market, regulatory or political conditions and any change in law, rule, regulation, generally accepted accounting principles or the interpretation thereof) affecting generally the restaurant, bar, nightclub, lounge, hotel or other hospitality industry in which any of the Acquired Companies or Acquired Subsidiaries operates; (iii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis involving the United States, including an act of terrorism; (iv) the execution, announcement and performance of this Agreement, or any actions taken, delayed or omitted to be taken by any of the Acquired Companies or Acquired Subsidiaries pursuant to this Agreement at the written request of any Buyer Party; or (v) any failure, in and of itself, to meet internal projections, forecasts or budgets of any Acquired Companies or Acquired Subsidiaries.

“Seller Parties” has the meaning set forth in the Preamble.

“Seller Parties Disclosure Schedules” means the Disclosure Schedules of the Seller Parties relating to this Agreement.

“Seller Waiver of Rights of Purchase and Sale” shall mean the Waiver of Rights of Purchase and Sale, substantially in the form of Attachment VII.

“Sellers” has the meaning set forth in the Preamble.

“SOX” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“Specified Threshold Amount” has the meaning set forth in Section 8.4(a).

“Statement of Objections” has the meaning set forth in Section 2.6(a).

“Straddle Period” has the meaning set forth in Section 6.1(b)(ii).

“Subsidiary” means, with respect to a particular Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person. For purposes hereof, a particular Person shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the manager, managing director, managing member or board, or general partner of such partnership, limited liability company, association or other business entity.

“Tax” means any national, federal, regional, state or local taxes, duties, assessments, fees, levies, or similar governmental charges (including, for the sake of clarity, any amounts relating to the failure to file a Tax Return), together with any interest, penalties, and additions to the foregoing, imposed by any taxing authority, wherever located, including all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, backup withholding, payroll, unemployment, employment, excise, severance, property (whether real or personal), windfall profits, value added, ad valorem, occupation, or any other taxes.

“Tax Consultation Notice” has the meaning set forth in Section 6.1(c).

“Tax Dispute” means any dispute, audit, request for information, investigation, examination, claim, appeal, litigation, proceeding, controversy, assessment or collection action, in each case relating to Taxes or any Tax Return.

“Tax Return” means any return (including any information statement or return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax (including, for the sake of clarity, a refund or credit) or in connection with the administration, implementation, or enforcement of or compliance with any Applicable Law relating to any Tax, any including an amendment, schedule, supplement, or attachment thereto. For the sake of clarity, “Tax Returns” include IRS Forms 5471 and 926.

“Tax Sharing Agreement” means any agreement or arrangement (whether written or otherwise) relating to the apportionment, sharing, deferral, indemnification, assignment, assumption, or allocation of Taxes.

“Third Party Claim” has the meaning set forth in Section 8.3(a).

“Threshold Amount” means either the General Threshold Amount or the Specified Threshold Amount, as applicable.

“Title IV Plan” has the meaning set forth in the Section 3.15(b).

“TLG Nevada” has the meaning set forth in the Recitals.

“TLG Nevada Equity Interest” has the meaning set forth in the Recitals.

“TLG Nevada Lease” means the Lease, dated May 14, 2007, by and between Cimarron Properties, LLC, as lessor, and TLG Nevada, as lessee.

“Transaction” has the meaning set forth in the Recitals.

“Transaction Documents” means this Agreement, the Promissory Notes, the Consultant Services Agreement, the Masi Employment Agreement, the Amended and Restated LLC Agreement, the Guaranty, the Zabeel Assignment Agreement and any other written agreement signed by the Parties that is expressly identified as a “Transaction Document”, and any exhibits or attachments to any of the foregoing.

“Union Employees” means the employees of the Acquired Companies and the Acquired Subsidiaries who are represented by a union or labor organization.

“Union Plans” has the meaning set forth in Section 3.14(a).

“United States” or “U.S.” means the United States of America and its territories.

“Venue” means each venue managed by the Acquired Subsidiaries.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar or related Applicable Laws.

“Working Capital Adjustment” means an amount of payment to be made by Buyer to Sellers, or Sellers to Buyer, as applicable, pursuant to Section 2.6(d).

“Year End Financial Statements” has the meaning set forth in Section 3.7(a).

“Zabeel Assignment Agreement” shall mean an agreement in substantially the form of Attachment V.

“Zabeel Termination Agreement” shall mean an agreement in substantially the form of Attachment VI.

“Zabeel Waiver of Rights of Purchase and Sale” shall mean the Waiver of Rights of Purchase and Sale, substantially in the form of Attachment VIII.

ARTICLE II

PURCHASE AND SALE

SECTION 2.1 Purchase and Sale of the Equity Interests. Subject to the terms and conditions contained in this Agreement, effective as of the Effective Time, the Sellers and Sasson shall contribute, sell, assign and transfer to the Buyer, and the Buyer shall acquire and purchase from the Sellers and Sasson, the Equity Interests, free and clear of all Liens (other than those Liens created under any Transaction Documents or arising from the actions of MHGC or any of its Subsidiaries). For the avoidance of doubt, the Seller Parties shall not transfer to the Buyer any right, title or interest in or to (a) The Harmon Hotel, LLC, (b) the project in Belize under development by the Seller Parties and/or their Affiliates, (c) the office building in Las Vegas located at 6276 S. Rainbow Road, Las Vegas, Nevada 89118 (other than the interests of TLG Nevada, as lessee, under the TLG Nevada Lease) and (d) the ownership of or investments in any real estate unrelated to the bars, nightclubs, restaurants, hotels, lounges, pool decks and similar facilities managed by the Acquired Companies or Acquired Subsidiaries in connection with the purchase and sale of the Equity Interests.

SECTION 2.2 Purchase Price. Subject to the adjustments provided for in this Agreement and as set forth in more detail in the applicable Transaction Documents, the aggregate consideration payable for the Equity Interests (the “Purchase Price”) shall consist of the following:

(a) an amount equal to $8,500,000 payable at the Closing in cash as follows: $3,000,000 to Masi and $5,500,000 to Sasson (the “Closing Payment”);

(b) plus (if positive) or minus (if negative), the Working Capital Adjustment;

(c) plus (i) a promissory note made by the Buyer in favor of Masi, in an initial face amount equal to $2,000,000, and (ii) a promissory note made by the Buyer in favor of Sasson, in an initial face amount equal to $16,000,000 (clauses (i) and (ii), collectively, the “Promissory Notes”), in each case, substantially in the form attached hereto as Attachment I;

(d) plus a 10% voting and economic membership interest in the Buyer (the “Buyer Equity Interest”) to be allocated as follows: 5% to Masi and 5% to Sasson.

SECTION 2.3 Closing. The closing (the “Closing”) of the purchase and sale of the Equity Interests hereunder and the other transactions contemplated hereby shall take place at the offices of Proskauer Rose LLP, 11 Times Square, New York, New York at 10:00 a.m. (EST) or another mutually acceptable time and location, on the date that is two (2) Business Days following the date on which the last of the conditions precedent to the Closing (except for such conditions that can only be satisfied at the Closing) set forth in Article VII of this Agreement has been either satisfied or waived by the Party for whose benefit such conditions precedent exist, or such other date as the Parties may mutually agree. Unless otherwise agreed by the Parties in writing, the Closing shall be effective for all purposes as of 4:01 a.m. (PST) (the “Effective Time”) on the Closing Date.

SECTION 2.4 Deliverables of the Seller Parties at Closing. The Seller Parties shall deliver, or cause to be delivered, the following to the Buyer (or to one or more Persons designated by the Buyer) or, in the case of the TLG Nevada Equity Interest, to HHH, at the Closing:

(a) all right, title and interest in and to the HHH Equity Interest and the DDD Equity Interest, free and clear of all Liens (other than those Liens created under any Transaction Documents or arising from the actions of MHGC or any of its Subsidiaries), pursuant to one or more assignment instruments reasonably acceptable to the Buyer, representing the transfer of such Equity Interests in form acceptable for transfer of such Equity Interests on the books of DDD and HHH;

(b) all right, title and interest in and to the TLG Nevada Equity Interest, free and clear of all Liens (other than those Liens created under any Transaction Documents or arising from the actions of MHGC or any of its Subsidiaries), pursuant to one or more assignment instruments reasonably acceptable to the Buyer, representing the transfer of the TLG Nevada Equity Interest in form acceptable for transfer of the Equity Interests on the books of TLG Nevada;

(c) a secretary’s certificate of each Seller certifying (i) true, correct and complete copies of such Seller’s certificate of formation and operating agreement (or equivalent governing documents) as such documents may have theretofore been amended, (ii) resolutions duly adopted by the managers, the board of directors or an equivalent governing body of such Seller and by the members or partners of such Seller authorizing the execution of this Agreement and the execution, performance and delivery of all Transaction Documents and other agreements, documents and transactions contemplated hereby, and (iii) the incumbency of the officers or other representatives of the individuals executing this Agreement and the other agreements, documents and certificates delivered by such Seller;

(d) a certificate confirming the good standing of each Seller from the Secretary of State or similar office, as applicable, of their respective jurisdictions of organization;

(e) a certificate confirming the good standing of each of the Acquired Companies from the Secretary of State or similar office, as applicable, of their respective jurisdictions of organization; provided that no such certificate shall be required for jurisdictions that do not recognize the concept of good standing or that do not provide certificates of good standing;

(f) as promptly as practicable, but in no event later than five (5) Business Days, after the Closing, the organizational record books, share registries, minute books, corporate seal and similar records with respect to each Acquired Company;

(g) the officer’s certificates required of the Sellers by Section 7.2(a);

(h) all other Transaction Documents to which any Seller Party is a party, each duly executed by the applicable Seller Party, including the Consultant Services Agreement executed by Sasson, the Masi Employment Agreement executed by Masi, and the Amended and Restated LLC Agreement executed by each of Masi and Sasson;

(i) the resignations of each member of (i) the Management Committees of each of the Acquired Companies and (ii) the Board of Managers of each of the Acquired Subsidiaries, in each case, who are designees or Affiliates of the Seller Parties (excluding Zabeel Investments Inc. and its Affiliates), as required under Section 7.2(e);

(j) a certificate of non-foreign status duly executed by each of DDD, HHH, each Seller (and, if that Seller is a “disregarded entity” within the meaning of Treasury Regulations §1.445-2, its sole owner for U.S. federal Income Tax purposes) and Sasson, in substantially the same form as that set forth in Exhibit C;

(k) the Zabeel Assignment Agreement, executed by Sasson Masi F&B and Sasson Masi Hospitality Holdings, LLC, which shall be executed and delivered immediately prior to the Closing;

(l) the Zabeel Termination Agreement, executed by the relevant Seller Parties;

(m) the Seller Waiver of Rights of Purchase and Sale, executed by the relevant Seller Parties; and

(n) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Seller Parties or the Acquired Companies at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith, including all such other instruments as the Buyer Parties or its counsel may reasonably request in connection with the Transaction.

SECTION 2.5 Deliverables of the Buyer Parties at Closing. At the Closing, the Buyer Parties shall deliver, or cause to be delivered, the following to the applicable Seller Parties (or to one or more Persons designated by such Seller Parties):

(a) the Closing Payment in immediately available funds by wire transfer of immediately available funds to one or more accounts of Masi and Sasson, as designated by Masi and Sasson, respectively, by notice to the Buyer not later than two (2) Business Days prior to the Closing Date;

(b) the Promissory Notes to Masi and Sasson;

(c) a copy of the Amended and Restated LLC Agreement, executed by MGLLC, admitting Masi and Sasson as members of Buyer, each with a 5% voting and economic membership interest in the Buyer, which interest shall be free and clear of all Liens (other than those Liens created under any Transaction Documents or arising from the actions of the Seller Parties);

(d) a secretary’s certificate of each Buyer Party certifying (i) true, correct and complete copies of such Buyer Party’s certificate of formation and operating agreement (or equivalent governing documents) as such documents may have theretofore been amended, (ii) resolutions duly adopted by the managers, the board of directors or an equivalent governing body of such Buyer Party and by the members or partners of such Buyer Party authorizing the execution of this Agreement and the execution, performance and delivery of all Transaction Documents and other agreements, documents and transactions contemplated hereby, and (iii) the incumbency of the officers or other representatives of the individuals executing this Agreement and the other agreements, documents and certificates delivered by such Buyer Party;

(e) the officer’s certificates required of the Buyer Parties by Section 7.3(a);

(f) the guaranty entered into by MGLLC in connection with the Promissory Notes (the “Guaranty”) in the form attached hereto as Attachment IX;

(g) all other Transaction Documents to which any Buyer Party is a party, each duly executed by the applicable Buyer Party, including the Consultant Services Agreement, the Masi Employment Agreement and the Amended and Restated LLC Agreement, executed by MGLLC, admitting Masi and Sasson as members of Buyer, each with a 5% voting and economic membership interest;

(h) the Zabeel Termination Agreement, executed by Zabeel Investments Inc. and Zabeel Investments (L.L.C.);

(i) the Zabeel Assignment Agreement, executed by the Buyer, which shall be executed and delivered immediately prior to the Closing;

(j) an executed copy of the Zabeel Waiver of Rights of Purchase and Sale;

(k) the Seller Waiver of Rights of Purchase and Sale, executed by the relevant Buyer Parties;

(l) an executed copy of the Contract Rights Assignment; and

(m) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Buyer Parties or any of their Affiliates at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in connection herewith, including all such other instruments as the Seller Parties or their counsel may reasonably request in connection with the Transaction.

SECTION 2.6 Net Working Capital Adjustment.

(a) Promptly following the Closing Date, but in no event later than ninety (90) days after the Closing Date, the Buyer shall deliver or cause to be delivered to the Sellers a balance sheet of the Acquired Companies on a consolidated and combined basis as of immediately prior to the Effective Time, prepared in a manner that is consistent with the model balance sheet attached as Exhibit B (the “Model Balance Sheet”), together with a statement (the “Proposed Closing Statement”) setting forth, in reasonable detail, the Buyer’s calculation of the Net Working Capital of the Acquired Companies on a consolidated and combined basis as of immediately prior to the Effective Time (the “Proposed Net Working Capital Amount”). To the extent reasonably required to complete their review of the Buyer’s Proposed Closing Statement, the Sellers and their Representatives shall have full and timely access to all supporting work papers and other documentation used in, and the personnel responsible for preparation of, the Buyer’s Proposed Closing Statement. In the event the Sellers dispute the correctness of any portion of the Proposed Closing Statement or the Proposed Net Working Capital Amount, the Sellers shall notify the Buyer in writing of their objections within thirty (30) days after receipt of the Buyer’s Proposed Closing Statement and shall set forth, in writing and in reasonable detail, the reasons for the Sellers’ objections (including the amount in dispute and the basis for such dispute) (the “Statement of Objections”). If the Sellers fail to deliver such Statement of Objections within the time period required by the preceding sentence, the Sellers shall be deemed to have accepted the Buyer’s calculations and such calculations, the Proposed Closing Statement and each of the amounts set forth on the Proposed Closing Statement shall be final, conclusive and binding on the Parties. To the extent the Sellers object within the time period contemplated by this Section 2.6(a), the specific items on the Buyer’s Proposed Closing Statement to which the Sellers object shall be considered to be in dispute, and the Sellers shall be deemed to have accepted the Buyer’s calculation in respect of all other matters and such other matters shall not be considered to be in dispute. The Sellers and the Buyer shall endeavor in good faith to resolve any disputed matters (which shall include at least one face-to-face meeting between Sasson and Michael Gross or his successor as chief executive officer of MHGC) within thirty (30) days after the Buyer’s receipt of the Statement of Objections. If the Sellers and the Buyer are unable to resolve the disputed matters within the 30-day period described in the preceding sentence, the Sellers and the Buyer shall engage the Accounting Firm for binding arbitration of the disputed matters only and to make any adjustments to the Proposed Closing Adjustment, as the case may be. In performing its review, the Accounting Firm (i) shall, before reaching its decision, review any written presentations made by the Parties and, if either Party requests, their respective Representatives, and thereafter, have at least one meeting with the Parties and, if either Party requests, their respective Representatives, (ii) shall apply the principles underlying the Model Balance Sheet and determine the accurate application of such principles to only those items or amounts in the Proposed Closing Statement as to which the Sellers have, in the Statement of Objections, disagreed and such other issues as may reasonably be affected by the items to which the Sellers have so disagreed, and no other issue, and (iii) shall resolve all issues of interpretation, including legal and accounting issues. The Parties agree that all adjustments shall be made without regard to materiality. The Accounting Firm shall only decide the specific items under dispute by the parties and its decision for each disputed matter must be within the range of values assigned to each such item in the Proposed Closing Statement and the Statement of Objections (to the extent such amounts are determinable by the Sellers), respectively. The Parties shall promptly comply with all reasonable requests by the Accounting Firm for information, books, records and similar items.

(b) As finally determined pursuant to Section 2.6(a) (whether by failure of the Sellers to deliver notice of objection, by agreement of the Sellers and the Buyer or by determination of the Accounting Firm), the Net Working Capital of the Acquired Companies as of immediately prior to the Effective Time is referred to herein as the “Final Net Working Capital Amount,” and the final statement thereof is referred to herein as the “Final Closing Statement.”

(c) The Accounting Firm shall be required to deliver to the Buyer and the Sellers, as promptly as practicable, but no later than thirty (30) calendar days after the Accounting Firm is engaged, a written report setting forth its resolution and, if applicable, its calculation of the disputed items or amounts. Upon delivery of the Accounting Firm’s report, such report and the calculations set forth therein shall be final, conclusive and binding upon the Buyer Parties and the Sellers absent manifest error.

(d) If the Final Net Working Capital Amount is greater than $500,000, then forty percent (40%) of the excess amount shall be paid to the Sellers by the Buyer. If the Final Net Working Capital Amount is less than $500,000, then forty percent (40%) of the deficient amount shall be paid to the Buyer by the Sellers. Any payment required under this Section 2.6(d) shall be made in immediately available funds not later than five (5) Business Days after the determination of the Final Closing Statement and the Final Net Working Capital Amount by wire transfer to a bank account designated in writing by the Party entitled to receive the payment. The Final Net Working Capital Amount may be subject to adjustment after the initial payment in accordance with Section 2.7(e), in which event the Sellers or the Buyer shall make the required adjustment amount payment not later than five (5) Business Days after the determination of the adjusted Final Net Working Capital Amount under Section 2.7(e).

(e) All fees and expenses of the Accounting Firm shall be paid one-half by the Buyer and one-half by the Sellers.

SECTION 2.7 Quarterly Distributions

(a) To the extent the Acquired Companies have not already distributed to its members the Net Earnings of DDD and HHH for the third fiscal quarter of 2011, the Buyer shall pay, or cause to be paid, on or prior to the later of (i) November 20, 2011 and (ii) two (2) Business Days after the Buyer receives funds from MGM Resorts International and Aria Resort & Casino, to Sasson Masi Nightlife and Sasson Masi F&B an amount equal to one hundred (100%) percent of Sasson Masi Nightlife’s and Sasson Masi F&B’s pro rata portion of the Net Earnings of DDD and HHH, respectively, for the third fiscal quarter of 2011 as set forth on the Interim Financial Statements opposite the line item for “Distributions Payable”. For the purposes of this Section 2.7, (i) Sasson Masi Nightlife’s pro rata portion of the Net Earnings of DDD for any period shall be fifty percent (50%) of the aggregate Net Earnings of CBL Management LLC and BNC Entertainment for such period and twenty-three and one-half percent (23.5%) of the Net Earnings of Bella Lounge, LLC for such period and (ii) Sasson Masi F&B’s pro rata portion of the Net Earnings of HHH for any period shall be fifty percent (50%) of the aggregate Net Earnings of the Acquired Subsidiaries that are direct subsidiaries of HHH for such period.

(b) On or prior to the later of (i) February 20, 2012 and (ii) two (2) Business Days after the Buyer receives funds from MGM Resorts International and Aria Resort & Casino, the Buyer shall pay, or cause to be paid, to Sasson Masi Nightlife and Sasson Masi F&B an amount equal to ninety-five percent (95%) of Sasson Masi Nightlife’s and Sasson Masi F&B’s pro rata portion of the Net Earnings of DDD and HHH, respectively, for the fourth fiscal quarter of 2011, calculated pursuant to Note B on the Model Balance Sheet.

(c) On or prior to May 20, 2012, the Buyer shall pay, or cause to be paid, to Sasson Masi Nightlife and Sasson Masi F&B the remaining five percent (5%) of Sasson Masi Nightlife’s and Sasson Masi F&B’s pro rata portion of the Net Earnings of DDD and HHH, respectively, plus or minus, to the extent applicable, Sasson Masi Nightlife and Sasson Masi F&B’s pro rata portion of any adjustments made to the Net Earnings of DDD and HHH resulting from any changes to the Base Fees or the Incentive Fees made by the owners of the Venues.

(d) Any payment required under this Section 2.7 shall be made in immediately available funds by wire transfer to a bank account designated in writing by the Party entitled to receive the payment. For the avoidance of doubt, any amounts payable under this Section 2.7 shall not be subject to any holdback pursuant to Section 2.8

(e) In the event that the Final Net Working Capital Amount is paid pursuant to Section 2.6(d) before any payments of Net Earnings are made pursuant to Section 2.7(b) or (c), then the Final Net Working Capital Amount will be adjusted to take into account the actual amounts of funds received from MGM Resorts International and Aria Resort & Casino with respect to the fourth fiscal quarter of 2011 and any changes to the Base Fees or the Incentive Fees made by the owners of the Venues with respect to fiscal year 2011, solely to the extent such adjustments affect the Net Working Capital as of immediately prior to the Effective Time. Forty percent (40%) of any increase in the amount of the Final Net Working Capital Amount, as so adjusted, shall be paid by the Buyer to the Sellers and forty percent (40%) of any decrease in the amount of the Final Net Working Capital Amount, as so adjusted, shall be paid by the Sellers to the Buyer in accordance with Section 2.6(d).

SECTION 2.8 Holdback.

(a) Subject to this Section 2.8 and Section 6.9, so long as the Buyer is not in breach of any of the covenants in the Transaction Documents (including any payment obligations under the Promissory Notes or any other Transaction Document), the Buyer may withhold from amounts payable to Sasson or Masi under the Promissory Notes, pro rata based on the aggregate principal amounts outstanding under such Promissory Notes, as follows:

(i) In the event the Seller Parties are finally determined to owe to the Buyer an amount pursuant to the working capital adjustment described in Section 2.6 and such amount remains unpaid, Buyer may ratably withhold such amount from amounts payable to Sasson or Masi under the Promissory Notes in satisfaction of the Seller Parties’ obligation; and

(ii) In the event the Buyer makes a bona fide claim in writing for indemnification pursuant to Article VIII, Buyer may ratably withhold an amount equal to the amount of such claim pending the final resolution of the claim (whether by mutual agreement of the Buyer and Seller Parties, pursuant to final, binding arbitration pursuant to Section 8.3(d) or pursuant to a final, nonappealable judgment of an appropriate court of competent jurisdiction). Upon such final resolution, Buyer shall, as applicable, (A) ratably apply the amount held back by Buyer against the amount of an indemnifiable Loss in satisfaction of the Seller Parties’ obligation or (B) Buyer shall ratably release to Sasson or Masi an amount by which the amount held back by Buyer with respect to such claim exceeds the indemnifiable Loss with respect to such claim. Any payments made to Sasson or Masi under this Section 2.8 shall be made in immediately available funds not later than five (5) Business Days after such final resolution by wire transfer to a bank account designated in writing by Sasson or Masi.

(b) Notwithstanding the foregoing, any amounts withheld by Buyer under Section 2.8(a)(ii) may not exceed $100,000 during any calendar year (beginning on the Closing Date and each anniversary thereafter); except that, upon a final determination in accordance with Section 8.3 that an amount is owed by the Seller Parties under Article VIII, which amount exceeds the amount held back by the Buyer at the time of such final determination, the outstanding principal amounts of each of the Promissory Notes shall be reduced ratably in an aggregate amount equal to such excess.

SECTION 2.9 Tax Treatment. The Parties agree that the Transaction shall, for U.S. federal income taxes, be treated as an “assets over merger” of each of DDD and HHH pursuant to Section 708 of the Code and the Treasury Regulations thereunder. The Purchase Price shall be allocated among the assets in accordance with Section 1060 of the Code as provided on Schedule 2.9 of the Seller Parties Disclosure Schedules. Each Party shall report (and shall cause its Affiliates to report) the transaction consistent with the foregoing and no Party shall take (and shall not permit any Affiliate to take) any position for Income Tax purposes inconsistent with the foregoing.

SECTION 2.10 Amended and Restated LLC Agreements of DDD and HHH. Each of the Amended and Restated Limited Liability Company Agreements of DDD and HHH, as in effect immediately prior to the Closing, shall be further amended and restated at the Closing to read in its entirety in the form of Attachments X and XI, respectively, until thereafter changed or amended as provided therein or by Applicable Law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Except as specifically set forth in the of the Seller Parties Disclosure Schedules, which are numbered to correspond to the Section numbers of this Agreement, each of the Seller Parties hereby represents and warrants to the Buyer Parties as of the date hereof and as of the Closing Date, as follows (it being understood that any information set forth in a particular Schedule shall be deemed to be disclosed on each other Schedule to the extent the relevance of such information is reasonably apparent from such disclosure):

SECTION 3.1 Existence and Power.

(a) Each Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Seller has all requisite corporate or other power and authority necessary to enable it to operate, own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, except as would not, individually or in the aggregate, have a Seller Material Adverse Effect.

(b) Each Acquired Company and each Acquired Subsidiary is a corporation or other legal entity, and is duly organized and validly existing under the laws of its jurisdiction of organization and is in good standing (with respect to jurisdictions that recognize such concept) under the jurisdiction of its organization. Each Acquired Company and Acquired Subsidiary has all requisite corporate or other power and authority necessary to enable it to operate own, lease or otherwise hold its assets and to carry on its business as presently conducted, except as would not, individually or in the aggregate, have a Seller Material Adverse Effect. Schedule 3.1 of the Seller Parties Disclosure Schedules contains a true, correct and complete list of the jurisdiction in which each Acquired Company and each Acquired Subsidiary is organized.

(c) True, correct and complete copies of (i) the certificates of incorporation and bylaws, certificates of formation and operating agreements and similar organizational documents, including all supplements and amendments thereto with respect to each Acquired Company and each Acquired Subsidiary, (ii) records of ownership and transfer or ownership interests, (iii) minutes of meetings held since January 1, 2010 of the board of directors, managers or other governing bodies, and of meetings of shareholders, members, or other owners with respect to each of the Acquired Companies, have been provided in the Due Diligence Materials and are true, correct and complete.

SECTION 3.2 Authorization, Execution and Enforceability of Transactions. Each Seller Party has the requisite power and authority to enter into the Agreement and any other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transaction. All corporate, limited liability company, partnership or similar acts and other proceedings required to be taken by each Seller Party to authorize such Seller Party’s execution and delivery of this Agreement and the other Transaction Documents to which any Seller is a party, the performance of its obligations hereunder and thereunder and the consummation of the Transaction have been, or will be, duly and properly taken. This Agreement has been, and each other Transaction Document will be, duly executed and delivered by each Seller Party and, assuming due authorization, execution and delivery by the Buyer Parties, constitute a legal, valid and binding obligation of each Seller Party, enforceable in accordance with their respective terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other laws affecting the enforcement of creditors’ rights in general, and except that the enforceability of this Agreement and the other Transaction Documents are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.3 Capitalization.

(a) Schedule 3.3(a) of the Seller Parties Disclosure Schedules sets forth, for each Acquired Company and each Acquired Subsidiary, its jurisdiction of formation, the amount, as of the date of this Agreement and as of the Closing Date, of its outstanding equity interests and the record owner(s) of its outstanding equity interests as of the date of this Agreement and as of the Closing Date. Except as set forth in Schedule 3.3(a) of the Seller Parties Disclosure Schedules, as of the date of this Agreement and as of the Closing Date, there are no equity interests in any Acquired Company or Acquired Subsidiary. Except as set forth in Schedule 3.3(a) of the Seller Parties Disclosure Schedules, the Equity Interests and other equity interests of each of the Acquired Companies and the Acquired Subsidiaries have, to the extent applicable, been duly authorized and validly issued, are fully paid and non-assessable, and are owned beneficially and of record by the Sellers and the other record owners set forth on Schedule 3.3(a) of the Seller Parties Disclosure Schedules, free and clear of any Liens (other than those Liens created under any Transaction Documents or arising from the actions of MHGC or any of its Subsidiaries), and were not (i) issued in violation of, and are not subject to, the preemptive rights of any Person, (ii) issued in violation of, and are not subject to, any agreement or contract (including any right of first offer or right of first refusal) or (iii) issued in violation of any Applicable Laws, statutes, orders, decrees, rules, regulations or judgments of any Governmental Authority. The Sellers and Sasson have full voting power over the Equity Interests, subject to no proxy, shareholders’ or similar agreement, voting trust or other agreement relating to the voting of any of the Equity Interests, and except as set forth on Schedule 3.3(a) of the Seller Parties Disclosure Schedules and the Equity Interests, there are no outstanding securities or other instruments of the Acquired Companies giving the owner or holder thereof the right to vote on any matters on which the Acquired Company’s equity holders may vote. Except as set forth on Schedule 3.3(a) of the Seller Parties Disclosure Schedules and as contemplated by this Transaction or any Transaction Document, no Acquired Company or Acquired Subsidiary has outstanding, or is bound by, any subscription, option, warrant, or other right, call or commitment to issue, sell, pledge, transfer or otherwise dispose of, or any obligation or commitment to purchase or otherwise acquire, any of its equity interests or any securities convertible into or exchangeable for any of its equity interests. Notwithstanding anything in this Agreement to the contrary, the Seller Parties make no representations or warranties about any equity interests of any Acquired Company or Acquired Subsidiaries owned directly or indirectly by Zabeel Investments Inc. or Bellagio, LLC or any of their respective Affiliates.

(b) Except as set forth on Schedule 3.3(b) attached to that certain letter from the Seller Parties to the Buyer Parties dated as of the date hereof (the “Company Information Letter”), as of the Closing Date, there will be no dividends, distributions or similar rights against any Acquired Companies or Acquired Subsidiaries that have accrued or been declared but are unpaid on the Equity Interests of any of the Acquired Companies or equity interests of the Acquired Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, stock plans or similar rights with respect to any of the Acquired Companies or the Acquired Subsidiaries.

(c) The Sellers and Sasson will transfer and deliver to the Buyer at the Closing good and marketable title to the Equity Interests free and clear of any Liens (other than those Liens created under any Transaction Documents or arising from the actions of MHGC or any of its Subsidiaries).

SECTION 3.4 No Violations. Except as set forth in Schedule 3.4 of the Seller Parties Disclosure Schedules and Schedule 3.4 attached to the Company Information Letter, the Seller Parties’ execution and delivery of this Agreement and the other Transaction Documents and the performance of their obligations hereunder and thereunder will not (a) contravene or violate any Applicable Law to which any Seller Party or any of the Acquired Companies or Acquired Subsidiaries is subject, (b) contravene or violate any Order of any Governmental Authority that is applicable to any of the Seller Parties, the Acquired Companies or the Acquired Subsidiaries, (c) contravene, violate or be ineffective under the charter or organizational documents of any Seller, any Acquired Company or any Acquired Subsidiary, (d) violate, be in conflict with, result in the breach of, or require the consent of any other party to, any contract, lease, license, permit or other agreement or similar instrument to or by which any Seller Party, any Acquired Company or any Acquired Subsidiary is a party, or give any party with rights thereunder the right, with or without the giving of notice, the passage of time or both, to terminate, cancel or accelerate the rights or obligations of any Seller Party, any Acquired Company or any Acquired Subsidiary thereunder, or (e) except as set forth on Schedule 3.4 of the Seller Parties Disclosure Schedules and Schedule 3.4 attached to the Company Information Letter (the “Company Contract Consents”) violate, be in conflict with, result in the breach of, or require the consent of any other party to, any Material Contract or give any party with rights thereunder the right, with or without the giving of notice, the passage of time or both, to terminate, cancel or accelerate the rights or obligations of any Acquired Company or any Acquired Subsidiary thereunder, except in the case of clauses (a), (b), (d) and (e), where such violation, conflict or breach would not materially interfere with the conduct of the business of the Acquired Companies and the Acquired Subsidiaries, taken as a whole.

SECTION 3.5 Government Consents and Approvals. Except as disclosed on Schedule 3.5 of the Seller Parties Disclosure Schedules, no authorization, approval, or consent of, and no registration or filing with, any Governmental Authority is required to be made or obtained by any Seller Party or any Acquired Company in connection with the Seller Parties’

execution and delivery of this Agreement or the other Transaction Documents and the performance of their respective obligations hereunder and thereunder, except for such authorizations, approvals, consents, registrations or filings that the failure to make or obtain would not materially interfere with the conduct of the business of the Acquired Companies and the Acquired Subsidiaries, taken as a whole.

SECTION 3.6 Subsidiaries. Other than the Acquired Subsidiaries listed on Exhibit A-1 and Exhibit A-2, as of the Closing Date there are no Persons in which any Acquired Company owns, directly or indirectly, any shares of capital stock or other equity interests.

SECTION 3.7 Financial Statements.

(a) The Due Diligence Materials contain true, correct and complete copies of: (i) an audited combined and consolidated balance sheet as of December 31, 2010, 2009 and 2008 and related audited combined and consolidated statements of income and cash flows for the fiscal years then ended (the “Year End Financial Statements”) of the Acquired Companies, and (ii) an unaudited interim combined and consolidated balance sheet for as of September 30, 2011 (the “Balance Sheet”) and related unaudited combined and consolidated statements of income and cash flows as of September 30, 2011 (the “Interim Financial Statements” and together with the Year End Financial Statements, the “Financial Statements”) of the Acquired Companies.

(b) Except as set forth on Schedule 3.7(b) of the Seller Parties Disclosure Schedules, the Year End Financial Statements were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Acquired Companies on a combined and consolidated basis as of the date thereof and the consolidated results of operations and cash flows for the period then ended. The Interim Financial Statements were prepared in accordance with GAAP (except that the Interim Financial Statements do not contain notes and are subject to normal year-end adjustments, none of which are anticipated to be material, and include certain reclassifications that are made to the Year End Financial Statements) and fairly present in all material respects the financial position of the Acquired Companies on a combined and consolidated basis as of the date thereof and the consolidated results of operations and cash flows for the period then ended.

(c) The Financial Statements have been prepared from, and are in accordance with, the books and records of the Acquired Companies, which books and records are maintained in accordance with GAAP in all material respects, consistently applied throughout the periods indicated, and such books and records have been maintained on a basis consistent with the past practice of the Acquired Companies. Each payment by the Acquired Companies or the Acquired Subsidiaries to third parties is properly and accurately, in all material respects, recorded on the books and records of the applicable Acquired Company or Acquired Subsidiary, as applicable, and each document upon which entries in the Acquired Company’s or the Acquired Subsidiary’s books and records are based is complete and accurate in all material respects.

(d) At Closing, all accounts receivable of the Acquired Companies and the Acquired Subsidiaries will reflect transactions that were properly recorded on the books and records of the Acquired Companies and the Acquired Subsidiaries in accordance with GAAP in all material respects.

(e) Except as set forth on Schedule 3.7(e) of the Seller Parties Disclosure Schedules, the Acquired Companies and the Acquired Subsidiaries have no material liabilities or material obligations (whether absolute, accrued, contingent or otherwise, whether due or to become due and whether or not required by GAAP to be reflected on the balance sheets of the Acquired Companies and the Acquired Subsidiaries), except for liabilities and obligations (i) set forth on the Financial Statements or the Balance Sheet, (ii) that have been incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice, (iii) under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements or the Balance Sheet, (iv) liabilities under any Transaction Document or incurred in connection with the Transactions, and (v) liabilities disclosed in this Agreement (including the of the Seller Parties Disclosure Schedules). There are no material off-balance-sheet transactions, arrangements, obligations or relationships attributable to any Acquired Company or any Acquired Subsidiary.

SECTION 3.8 Sufficiency of Assets; Leased Real Property.

(a) The assets of the Acquired Companies and the Acquired Subsidiaries as of the Closing Date will constitute all of the material assets that are necessary to permit the Acquired Companies and the Acquired Subsidiaries to continue the operation of the business of the Acquired Companies and the Acquired Subsidiaries following the Closing Date in substantially the same manner in all material respects as such operations have heretofore been conducted. All of such assets owned by the Acquired Companies and the Acquired Subsidiaries are located in any premises maintained by the Acquired Companies or the Acquired Subsidiaries or otherwise are in the possession of the Acquired Companies or the Acquired Subsidiaries, except as would not materially interfere with the conduct of the business of the Acquired Companies and the Acquired Subsidiaries, taken as a whole.

(b) The Acquired Companies and the Acquired Subsidiaries who are lessees of Leased Real Property have a valid leasehold interest in the Leased Real Property, free and clear of all Liens, except for Permitted Encumbrances.

SECTION 3.9 Absence of Certain Changes. Except as set forth on Schedule 3.9 attached to the Company Information Letter, since the date of the Balance Sheet, there has not been any effect, change, fact, event, occurrence or circumstance that has had, or reasonably could be expected to result in, individually or in the aggregate, a Seller Material Adverse Effect. Except as set forth on Schedule 3.9 attached to the Company Information Letter, since the date of the Balance Sheet, the business of each of the Acquired Companies and the Acquired Subsidiaries has been conducted in the ordinary course and consistent with past practice (except for (a) any transactions with Zabeel Investments Inc. and/or any of its Affiliates and (b) such actions that have been taken by the Acquired Companies or the Acquired Subsidiaries at the request of the Buyer Parties or in connection with the negotiation of the Transaction Documents or in preparation for the consummation of the Transaction).

SECTION 3.10 Litigation.

(a) Except as set forth on Schedule 3.10 attached to the Company Information Letter, no Acquired Company or Acquired Subsidiary (and no business or assets thereof) is a party to, involved in or adversely affected by any pending (or, to the Seller Parties’ knowledge, threatened) litigation (including actions, suits, claims and orders), arbitration, investigation or other Proceeding of or before any Governmental Authority or any other Person, which if determined adversely to such Acquired Company or Acquired Subsidiary would result in (i) a payment of an amount in excess of $100,000, (ii) the termination of any Management Agreement, or (iii) the imposition of any restriction that would materially interfere with the conduct of the business of the Acquired Companies and the Acquired Subsidiaries, taken as a whole. No Proceeding set forth on Schedule 3.10 attached to the Company Information Letter could, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

(b) There is no pending (or, to the Seller Parties’ knowledge, threatened) Proceeding involving any Seller Party, any Acquired Company or any Acquired Subsidiary of or before any Governmental Authority or other Person that is reasonably likely to prevent or delay the consummation of the Transaction.

SECTION 3.11 Material Contracts.

(a) Except for those contracts and agreements listed on Schedule 3.11 of the Seller Parties Disclosure Schedules and Schedule 3.11 attached to the Company Information Letter, true, correct and complete copies of which are contained in the Due Diligence Materials, no Acquired Company or Acquired Subsidiary is a party to any Contract of the following types (each, a “Material Contract”):

(i) contracts with any Seller or any Affiliate of any Seller;

(ii) contracts involving contractual commitments or payments by any Acquired Company or any Acquired Subsidiary or to any Acquired Company or any Acquired Subsidiary involving aggregate payments in excess of $50,000, including contracts for the purchase of, or payment for, supplies, products or services and contracts to sell or supply products or to perform services;

(iii) contracts pursuant to which any Acquired Company or any Acquired Subsidiary is subject to continuing indemnification or “earn-out” obligations incurred in connection with a prior acquisition;

(iv) food and beverage management agreements, restaurant management agreements, nightclub management agreements, lounge management agreements, marketing agreements, franchise agreements, license agreements (other than relating to Intellectual Property), commercialization and related contracts (collectively, the “Management Agreements”);

(v) contracts intended to provide a hedge against, or payments in respect of, changes in interest rates, currencies or commodities;

(vi) partnership, limited liability company, joint venture agreements or strategic alliance agreements;

(vii) contracts limiting or restraining any of the Acquired Companies or any of the Acquired Subsidiaries from engaging or competing in any lines or business with any Person or within any geographic area, including contracts containing exclusivity provisions;

(viii) contracts evidencing Indebtedness, including loan agreements, notes, mortgages, indentures, security agreements, letters of credit or other contracts for the borrowing or lending of money, including any intercompany payables, receivables and loans between any Acquired Company or any Acquired Subsidiary, on the one hand, and the Sellers or their Affiliates, on the other hand (other than Intercompany Indebtedness or loans or advances made in the ordinary course of business in connection with an employment or consulting relationship with any Acquired Company or Acquired Subsidiaries);

(ix) contracts providing for or requiring the issuance of equity securities (or securities or other instruments convertible into or exchangeable for equity securities) by any Acquired Company or any Acquired Subsidiary;

(x) contracts or other agreements for the purchase, sale or lease of real property;

(xi) licenses or other agreements relating primarily to Intellectual Property (excluding software licenses for generally available software, including off-the-shelf desktop software and application software readily substitutable in the operation of the business of the Acquired Company and each Acquired Subsidiaries (“Off-the-shelf Software”)); or

(xii) any other contracts the termination or loss of which would be reasonably likely to result in a Seller Material Adverse Effect.

(b) Each Acquired Company and each Acquired Subsidiary has duly complied with all obligations and duties that it owes under each Material Contract, except where the failure to be in compliance would not, individually or in the aggregate, have a Seller Material Adverse Effect. Except as set forth on Schedule 3.11(b) attached to the Company Information Letter, to the Seller Parties’ knowledge, no event has occurred, and upon receipt of the Company Contract Consents prior to the Closing, no event will have occurred as of the Closing that constitutes valid grounds for termination of, (i) any Management Agreement or (ii) any other Material Contract, except with respect to this clause (ii) for such events that would not, individually or in the aggregate, have a Seller Material Adverse Effect. Except as set forth on Schedule 3.11(b attached to the Company Information Letter, none of the Acquired Companies or Acquired Subsidiaries is a party to (x) any Management Agreement or (y) any other Material Contract under which (1) it or, to the Seller Parties’ knowledge, any other party, is in default, (2) it has given or received any written correspondence expressly alleging or claiming any actual, alleged or potential violation, repudiation, breach or default under or any demand for renegotiation or termination with respect to such Material Contract, (3) to the Seller Parties’ knowledge, there has been any change, effect, event, occurrence, state of facts or development that, with notice or the passage of time or both, constitutes a default under any such Material Contract, in each case, except with respect to Material Contracts described in clause (y) for a default that would not, individually or in the aggregate, have a Seller Material Adverse Effect. Each Material Contract is legal, valid and binding on the Acquired Companies or Acquired Subsidiaries, as applicable, is in full force and effect and is enforceable against the Acquired Companies or Acquired Subsidiaries, as applicable, and against the other parties thereto in accordance with its terms (except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity), in each case, except as would not, individually or in the aggregate, have a Seller Material Adverse Effect.

SECTION 3.12 Personal Property. Each Acquired Company and each Acquired Subsidiary has good and valid record and marketable title to, or a valid leasehold interest in all Personal Property, free and clear of all Liens, other than Permitted Encumbrances. Except as set forth on Schedule 3.12 of the Seller Parties Disclosure Schedules, all Personal Property of the Acquired Companies and the Acquired Subsidiaries is in good operating condition and repair, except for ordinary, routine maintenance and repairs that are not material in nature or cost, and is suitable and adequate for the uses for which it is intended or is being used.

SECTION 3.13 Compliance with Laws; No Defaults.

(a) Except as set forth on Schedule 3.13 attached to the Company Information Letter, each of the Acquired Companies and each of the Acquired Subsidiaries is, and since January 1, 2009 has operated, in compliance with all Applicable Laws, except for such failures to operate in compliance as would not, or did not (in the case of failures that have been remedied), result in the imposition of a material restriction on the ability of the Acquired Companies and the Acquired Subsidiaries, taken as a whole, to conduct their business in the ordinary course. Except as set forth on Schedule 3.13 attached to the Company Information Letter, since January 1, 2010, no Acquired Company or Acquired Subsidiary has given to any Governmental Authority, or received from any Governmental Authority, any written correspondence or other written notice expressly admitting to or alleging or claiming any actual, alleged or potential violation of Applicable Law, except for such violation as would not result in the imposition of a material restriction on the ability of the Acquired Companies and the Acquired Subsidiaries, taken as a whole, to conduct their business in the ordinary course. All reports and returns required to be filed by the Acquired Companies or Acquired Subsidiaries with any Governmental Authority relating to their business have been filed and all Permits that are required in connection with their business have been obtained, except where the failure to file such reports or obtain such permits would not result in the imposition of a material restriction on the ability of the Acquired Companies and the Acquired Subsidiaries, taken as a whole, to conduct their business in the ordinary course. True, correct and complete copies of all material operating licenses and Permits of each Acquired Company and each Acquired Subsidiary have been provided in the Due Diligence Materials. All of such Permits are in full force and effect, except where such failure to obtain or maintain such Permits would not result in the imposition of a material restriction on the ability of the Acquired Companies and the Acquired Subsidiaries, taken as a whole, to conduct their business in the ordinary course. The Acquired Companies and the Acquired Subsidiaries are in compliance with all such Permits, except where such failure to be in compliance would not result in the imposition of a material restriction on the ability of the Acquired Companies and the Acquired Subsidiaries, taken as a whole, to conduct their business in the ordinary course, and the Acquired Companies and the Acquired Subsidiaries have received no written correspondence or other notice that proceedings for the suspension or cancellation of any Permit is pending or that any Acquired Companies or Acquired Subsidiaries are in violation of any Permit.

(b) None of the representations and warranties contained in this Section 3.13 shall be deemed to relate to employment matters (which are governed by Section 3.14), employee benefits matters (which are governed by Section 3.15), tax matters (which are governed by Section 3.16) or intellectual property matters (which are governed by Section 3.17).

SECTION 3.14 Employees.

(a) The Due Diligence Materials contain a true, correct and complete list, with respect to each Acquired Company and Acquired Subsidiary, of all officers and key managerial level employees (in the case of key managerial level employees, only those employees who individually earn cash compensation of at least $100,000 on an annualized basis) (the “Key Management Employees”) of such Acquired Company and Acquired Subsidiary, specifying as of October 31, 2011, as applicable, their position, country of residence, current salary or wage rates, and, with respect to 2010, total cash compensation for such year (only with respect to those employees who individually earned cash compensation of at least $50,000 in 2010) and a list of all members of the boards of directors, boards of managers or similar governing bodies (as applicable) of each of the Acquired Companies and the Acquired Subsidiaries. Except as set forth on Schedule 3.14(a) attached to the Company Information Letter, and other than with respect to any Collective Bargaining Agreements (as defined below) or any employee benefit plans maintained, established, sponsored or contributed to pursuant to a Collective Bargaining Agreement (the “Union Plans”), no Acquired Company or Acquired Subsidiary is a party to or bound by any contracts, consulting agreements or termination or severance agreements in respect of any officer, Key Management Employee, individual consultant or individual independent contractor of the Acquired Companies or the Acquired Subsidiaries, in each case, involving amounts in excess of $50,000, which contract or agreement may not be terminated by the applicable Acquired Company or Acquired Subsidiary on less than sixty (60) days’ notice without material cost to any Acquired Company or Acquired Subsidiary.

(b) Schedule 3.14(b) attached to the Company Information Letter contains a list of all collective bargaining agreements governing the terms and conditions of employment of employees of the Acquired Companies and the Acquired Subsidiaries (the “Collective Bargaining Agreements”), true, correct and complete copies of which have heretofore been made available in the Due Diligence Materials. Except as described in Schedule 3.14(b) attached to the Company Information Letter, and except as would not, individually or in the aggregate, have a Seller Material Adverse Effect, (i) there has been no work stoppage due to labor disagreements experienced by any Acquired Company or any Acquired Subsidiary in the past twelve (12) months; (ii) no written notice has been received by any Acquired Company or Acquired Subsidiary from any Governmental Authority in the past twelve (12) months expressly alleging or claiming any unfair labor practice or filing a complaint against any Acquired Company or any Acquired Subsidiary, which is currently pending before any Governmental Authority with respect to the employees of the Acquired Companies or the Acquired Subsidiaries; (iii) no arbitration proceeding arising under any Collective Bargaining Agreement (other than proceedings arising in connection with individual employee grievance procedures) is pending against any Acquired Company or any Acquired Subsidiary; and (iv) there is no labor strike, slowdown, work stoppage, lockout, arbitration, grievance or other labor dispute involving any of the employees of any Acquired Company or any Acquired Subsidiary actually pending or threatened in writing against any Acquired Company or Acquired Subsidiary. No Acquired Company or Acquired Subsidiary is engaged in any unfair labor practice, except as would not have a Seller Material Adverse Effect. Except as set forth on Schedule 3.14(b) attached to the Company Information Letter, each Acquired Company and each Acquired Subsidiary is, and since January 1, 2009, has been, in compliance with all Applicable Laws relating to the employment of employees, including all such Applicable Laws relating to wages, hours, social security obligations, “mass layoff” or “plant closing” laws, collective bargaining, employment discrimination, occupational health and safety, workers’ compensation, immigration and worker classification; except for any non-compliance that would not have a Seller Material Adverse Effect.

SECTION 3.15 Employee Benefit Plans.

(a) Schedule 3.15(a) attached to the Company Information Letter contains a true, correct and complete list of each material “employee benefit plan,” as defined in Section 3(3) of ERISA, and each other material welfare benefit plan (including any plan, fund or program providing benefits such as medical, sickness, accident, unemployment, vacation, disability, day care, scholarships or prepaid legal services), pension benefit plan (including any plan, fund or program providing for retirement income or deferral of income for use after termination of employment), and all other material written or oral employment, employee benefit, bonus, incentive, deferred compensation, retirement, stock purchase, equity or equity-based compensation, severance, salary continuation, consulting, termination, change in control, welfare benefit, fringe benefit or other material compensation plans, agreements, or arrangements maintained, participated in or contributed to by any Acquired Company or any Acquired Subsidiary for current or former employees, consultants or directors (other than current or former employees whose employment terms are governed by the terms of any Collective Bargaining Agreement or any Union Plan) of any Acquired Company or any Acquired Subsidiary, or with respect to which any Acquired Company or any Acquired Subsidiary has any material obligation or liability, contingent or otherwise, for current or former employees, consultants or directors of any Acquired Company or any Acquired Subsidiary (other than current or former employees whose employment terms are governed by the terms of any Collective Bargaining Agreement or any Union Plan) (collectively, the “Benefit Plans”). For the avoidance of doubt, a Benefit Plan shall not include any Collective Bargaining Agreement or any Union Plan. With respect to each Benefit Plan, the Sellers have made available to the Buyer a true, correct and complete copy of the following, if any: (i) the most recent summary plan description for each Benefit Plan for which a summary plan description is required and written summaries of all non-written Benefit Plans; (ii) the plan document and related trust agreement, insurance contract or other funding arrangement, and all material amendments thereto, for each Benefit Plan; (iii) the most recent annual report (Form 5500) for each Benefit Plan for which such report is required to be filed; (iv) the most recent actuarial report and the results of the most recent non-discrimination testing for each Benefit Plan for which such a report or testing is required under ERISA; and (v) the most recent determination letter issued by the IRS with respect to each Benefit Plan intended to qualify under Section 401(a) of the Code.

(b) Schedule 3.15(b) attached to the Company Information Letter contains a true, correct and complete list of each Union Plan to which any Acquired Company or any Acquired Subsidiary has an obligation to make material contributions or material payments or, to the knowledge of the Seller Parties, which any Acquired Company or any Acquired Subsidiary has, in the last six years, had any obligation to make material contributions or material payments (the “Union Contribution Plans”). With respect to each Union Contribution Plan, except as would not have a Seller Material Adverse Effect, (i) neither any Acquired Company nor any Acquired Subsidiary has incurred any withdrawal liability under ERISA, (ii) no event has occurred (or will occur as a result of the Transaction) that presents a risk of a complete or partial withdrawal by any Acquired Company or any Acquired Subsidiary, (iii) all contributions required to be made by any Acquired Company or any Acquired Subsidiary to any Union Contribution Plan have been made, and (iv) neither any Acquired Company nor any Acquired Subsidiary has received notice that any Union Contribution Plan is in “reorganization” or is “insolvent” (each within the meaning of ERISA) or has been terminated.

(c) No Benefit Plan: (i) is subject to Title IV of ERISA or is otherwise a “defined benefit plan” as defined in Section 3(35) of ERISA (a “Title IV Plan”); or (ii) is or has been a “multiemployer plan” within the meaning of Section 3(37) of ERISA. Neither any Acquired Company, any Acquired Subsidiary nor any of its ERISA Affiliates has incurred any material liability in respect of any Benefit Plan under Title IV of ERISA that remains unsatisfied. No accumulated funding deficiency (within the meaning of Section 302 of ERISA and Section 412 of the Code) exists with respect to any Benefit Plan sponsored by any Acquired Company, any Acquired Subsidiary or any of its ERISA Affiliates.

(d) Except as would not, individually or in the aggregate, have a Seller Material Adverse Effect, (i) none of the Sellers, the Acquired Companies or Acquired Subsidiaries nor any ERISA Affiliate or any other Person, has engaged in a non-exempt prohibited transaction, breached any fiduciary duty or violated any Applicable Law relating to the Benefit Plans, (ii) the Benefit Plans have been established and maintained in accordance with their terms and in compliance with all applicable provisions of ERISA, the Code and other Applicable Laws, (iii) any Benefit Plans intended to qualify under Code Section 401(a) are so qualified, and any trusts intended to be exempt from federal income taxation under the Code are so exempt, and (iv) nothing has occurred with respect to the operation of such Benefit Plans that would reasonably be expected to cause the loss of such qualification or exemption.

(e) Except as would not, individually or in the aggregate, have a Seller Material Adverse Effect, (i) there are no pending Proceedings in respect of any Benefit Plans (other than routine benefit claims) and (ii) there are no applications pending with respect to the Benefit Plans with any Governmental Authority.

(f) None of the Benefit Plans provide for post-employment life or health coverage for any participant or any beneficiary of a participant, except as may be required under Applicable Law.

(g) Neither the execution and delivery of this Agreement nor the consummation of the Transaction will result in (i) any payment or benefits becoming due to any employee, consultant or director of any Acquired Company or any Acquired Subsidiary under any Benefit Plan, or (ii) the increase or acceleration of any payments or benefits to any employee, consultant or director of any Acquired Company or any Acquired Subsidiary under any Benefit Plan.

SECTION 3.16 Taxes. Except as set forth on Schedule 3.16(a) of the Seller Parties Disclosure Schedules and Schedule 3.16(a) attached to the Company Information Letter:

(a) (i) Each Acquired Company, Acquired Subsidiary and all of their respective Subsidiaries have timely filed (or have had timely filed on their respective behalf) all material Tax Returns that they were required to file or join in filing (taking into account all extensions). All such Tax Returns were correct, accurate, and complete in all material respects.

(ii) All Taxes required to be paid by or on behalf of each Acquired Company, Acquired Subsidiary and all of their Subsidiaries have been timely paid (taking into account all extensions). Sellers have made available to the Buyer true, correct and complete copies of all income, franchise, or similar Tax Returns filed by or with respect to each Acquired Company, Acquired Subsidiary and all of their Subsidiaries for taxable years or other periods ending on or after December 31, 2008.

(iii) None of the Sellers or any Acquired Company has ever filed a Tax Return with respect to its investment in an Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries, or Bella Lounge, LLC, in a manner inconsistent with Schedules K-1, Form 1065 (or any state or local analogue), filed by any such Acquired Company or Acquired Subsidiary (or any of their respective Subsidiaries, or Bella Lounge, LLC).

(b) Each Acquired Company, Acquired Subsidiary and all of their Subsidiaries have timely withheld and/or paid over all material Taxes required to have been withheld and/or paid over, as the case may be, in connection with any amount accrued, paid, or otherwise required to be withheld with respect to any employee, independent contractor, creditor, or other Person.

(c) There are no ongoing, pending, or, threatened in writing, Tax Disputes with respect to any Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries (or for which any Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries could be liable). No Governmental Authority has made a claim in writing that any Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries should have filed a Tax Return in a jurisdiction and that no such Tax Return was filed.

(d) There are no Liens with respect to Taxes upon any asset of any Acquired Company or any Acquired Subsidiary (including an interest in any Subsidiary), in each case, that are not Permitted Encumbrances.

(e) No Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries has waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency the effect of which is to extend the statute of limitations or time with respect to which a Tax assessment or deficiency may be imposed or asserted to a date after the date hereof.

(f) With respect to state or local Taxes, no Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries is required to include any item of income in, or exclude any item of deduction from, taxable income, or forego any credit, for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i) change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Applicable Laws) executed on or prior to the Closing Date;

(iii) installment sale or open transaction disposition made on or prior to the Closing Date;

(iv) prepaid amount received on or prior to the Closing Date; or

(v) intercompany transaction to which any Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries is a party.

(g) There is no request pending for a private letter ruling or technical advice memorandum from the IRS (or similar rulings from any other Governmental Authority) with respect to any Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries, or any of their respective operations or assets.

(h) No Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries has (i) participated in any “tax shelter” within the meaning of Section 6662 of the Code; (ii) at any time, engaged in or entered into a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b); (iii) been required to file IRS Form 8275 or 8275-R or any predecessor or successor thereof or state, local or foreign analogue; or (iv) been a “material advisor” as defined in Section 6111(b) of the Code.

(i) No Seller is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

(j) Schedule 3.16(j) of the Seller Parties Disclosure Schedules: (i) sets forth a complete list of each Person in which an Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries, taken separately, owns a direct or indirect equity interest which (A) is other than a corporation organized in any state or the District of Columbia for general legal purposes, and (B) is or has been at any time treated as other than a “per se corporation” under Treasury Regulation Section 301.7701-2; (ii) sets forth the federal tax classification of an such entity and the basis for such treatment (pursuant to Treasury Regulation Section 301.7701-2; election on IRS Form 8832; treatment prior to January 1, 1997; default status under Treasury Regulation Section 301.7701-3(b); or otherwise); and (iii) sets forth a complete list of each Acquired Company, Acquired Subsidiary and each of their respective Subsidiaries that is or has been a “controlled foreign corporation” within the meaning of Section 957 of the Code.

(k) No Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries is, or has ever owned a direct or indirect investment in, a Person that is or has been a “passive foreign investment company” (within the meaning of Section 1297 of the Code).

(l) As of the Closing Date, no Person would be required to include any amount in respect of its ownership (whether direct, indirect, or constructive) of the Acquired Companies, Acquired Subsidiaries or any of their respective Subsidiaries under Section 951 or Section 956 of the Code, determined as if each of the Acquired Companies’ or Acquired Subsidiaries’ taxable years ended on the Closing Date.

(m) No Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries has been a member of a Consolidated Tax Group.

(n) No Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries is party to, or is otherwise bound by or could be obligated under, any Tax Sharing Agreement.

(o) No Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries has any liability for Taxes of another Person, by Applicable Law, as a successor, by contract, or otherwise.

(p) No amount is or will be, at any time, required to be withheld by the Buyer or any of its Affiliates in respect of any consideration otherwise payable to any Seller Party pursuant to this Agreement (including any amount due, payable, or accrued with respect to the Promissory Notes).

SECTION 3.17 Intellectual Property Matters.

(a) Schedule 3.17(a) of the Seller Parties Disclosure Schedules sets forth a true, correct and complete list of all Intellectual Property owned by any of the Acquired Companies or Acquired Subsidiaries that is registered, or for which an application to register has been filed and is pending, in any jurisdiction (the “Registered Intellectual Property”). The Acquired Companies and/or the Acquired Subsidiaries own (i) the Intellectual Property listed on Schedule 3.17(a) of the Seller Parties Disclosure Schedules and (ii) all unregistered Intellectual Property that is material to the operation of the business that is owned by any of the Acquired Companies or Acquired Subsidiaries (collectively with the Registered Intellectual Property, the “Owned Intellectual Property”), in each case, free and clear of all Liens, other than Permitted Encumbrances.

(b) Schedule 3.17(b) of the Seller Parties Disclosure Schedules sets forth a true, correct and complete list of all licenses to Intellectual Property granted in favor of the Acquired Companies or the Acquired Subsidiaries (the “Licensed Intellectual Property”) (other than Off-the-shelf Software) that is material to the operation of the business of the Acquired Companies and the Acquired Subsidiaries. To the knowledge of the Seller Parties, the Acquired Companies and the Acquired Subsidiaries possess adequate and valid rights to use all of the Licensed Intellectual Property listed on Schedule 3.17(b).

(c) Except as set forth on Schedule 3.17(c) of the Seller Parties Disclosure Schedules, all Intellectual Property material to the operation of the business of the Acquired Companies and the Acquired Subsidiaries is included within the Owned Intellectual Property or the Licensed Intellectual Property. None of the Owned Intellectual Property or the Licensed Intellectual Property used by any Acquired Company or any Acquired Subsidiary, nor the validity of the Acquired Companies’ or the Acquired Subsidiaries’ rights to use such Intellectual Property is being contested in any litigation to which any Acquired Company or any Acquired Subsidiary is a party, nor, to the Seller Parties’ knowledge, has any such litigation been threatened expressly in writing. None of the Acquired Companies or the Acquired Subsidiaries have given or received any written correspondence with respect to any actual, alleged or potential infringement of any Owned Intellectual Property or Licensed Intellectual Property, in each case, except for such infringement that would not materially interfere with the conduct of the business of the Acquired Companies and the Acquired Subsidiaries, taken as a whole.

(d) The Sellers, the Acquired Companies and the Acquired Subsidiaries have entered into confidentiality agreements with Persons with access to the Owned Intellectual Property and the Licensed Intellectual Property (except for such Owned Intellectual Property and the Licensed Intellectual Property whose value would be unimpaired by disclosure). Such confidentiality agreements are either contained in the employment agreements or independent contractor agreements of such Persons or in separate confidentiality agreements.

(e) For the avoidance of doubt, the Seller Parties make no representations or warranties about the validity or ownership of any Licensed Intellectual Property that is owned by a third party and licensed to the Acquired Companies or the Acquired Subsidiaries or any actual, alleged or potential infringement of any such Intellectual Property.

SECTION 3.18 Insurance. Schedule 3.18 attached to the Company Information Letter sets forth a true, correct and complete list of all material insurance policies and bonds carried by or for the benefit of the Acquired Companies or the Acquired Subsidiaries or with respect to which any Acquired Company or Acquired Subsidiary is a named insured (the “Insurance Policies”), specifying the insurer, amount of and nature of coverage (including a description of whether such policies are “claims made” or “occurrence based” policies) and the date through which coverage will continue by virtue of premiums already paid. The Due Diligence Materials contain true, correct and complete copies of all Insurance Policies. All Insurance Policies listed on Schedule 3.18 attached to the Company Information Letter are in full force and effect and all insurance premiums due thereon have been paid in full when due, except as would not have a Seller Material Adverse Effect. No written notice of cancellation or termination of any Insurance Policy has been issued or received by any Seller, any Acquired Company or any Acquired Subsidiary. Except as set forth on Schedule 3.18 attached to the Company Information Letter, the insurers under the Insurance Policies set forth on Schedule 3.18(a) attached to the Company Information Letter have not issued any written notice expressly denying liability for any Proceeding set forth on Schedule 3.10 of the Seller Parties Disclosure Schedules (or required to be set forth on Schedule 3.10 of the Seller Parties Disclosure Schedules) and there exist no material claims that have not been timely submitted by any Acquired Company or any Acquired Subsidiary to its related insurers. The Acquired Companies and the Acquired Subsidiaries have not reached or exceeded their aggregate policy limit for the insurance policies then in effect at any time during the past five (5) years.

SECTION 3.19 No Brokers. No broker or finder who has acted directly or indirectly for any of the Sellers, the Acquired Companies or the Acquired Subsidiaries in connection with this Agreement or the Transaction will be entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of any of the Acquired Companies or the Acquired Subsidiaries, except for any fees that will be, or will have been paid, in full by the Seller Parties at or prior to the Closing.

SECTION 3.20 Transactions with Affiliates. Except with respect to (a) agreements solely between or among the Acquired Companies and the Acquired Subsidiaries, (b) payments made in the ordinary course of business in connection with a Person’s employment by, or consulting relationship with any Acquired Company, Acquired Subsidiary or Seller, or (c) contracts set forth on Schedule 3.11(a)(i) of the Seller Parties Disclosure Schedules and Schedules 3.11, 3.14(a) or (b) or 3.20 attached to the Company Information Letter, no Affiliate of any of the Acquired Companies, the Acquired Subsidiaries or the Sellers has any direct or indirect interest in (i) any contract, arrangement or understanding with, or relating to, the Acquired Companies, the Acquired Subsidiaries or the properties or assets of the Acquired Companies or the Acquired Subsidiaries involving amounts in excess of $10,000, (ii) any loan, arrangement, understanding, agreement or contract for or relating to the Acquired Companies, the Acquired Subsidiaries or the properties or assets of the Acquired Companies or the Acquired Subsidiaries involving amounts or property with a fair market value in excess of $10,000, (iii) any property (real, personal or mixed), tangible or intangible, used by the Acquired Companies or the Acquired Subsidiaries with a fair market value in excess of $10,000, or (iv) any cause of action or claim whatsoever against any Acquired Company or any Acquired Subsidiary involving amounts in excess of $10,000.

SECTION 3.21 Relationships with Customers, Contractors, Subcontractors and Suppliers. Except as set forth on Schedule 3.21 attached to the Company Information Letter, each Acquired Company and Acquired Subsidiary maintains good relations in all material respects with its respective customers, contractors, subcontractors and suppliers, and no event has occurred that would adversely affect any Acquired Company’s or any Acquired Subsidiary’s relations with any such customer, contractor, subcontractor or supplier under a Material Contract, except for events that would not, individually or in the aggregate, have a Seller Material Adverse

Effect. None of the Sellers, the Acquired Companies or the Acquired Subsidiaries have received any written notice expressly to the effect that any current customer, contractor, subcontractor, or supplier under a Material Contract intends to terminate or alter its business relations with the Acquired Companies or the Acquired Subsidiaries, as a result of this Agreement, the Transaction or otherwise, except where such termination or alteration would not, individually or in the aggregate, have a Seller Material Adverse Effect.

SECTION 3.22 Internal Controls. Each Acquired Company and Acquired Subsidiary maintains accurate books and records (including with respect to any payments made to Related Parties and third parties) reflecting its assets and liabilities in all material respects and maintains internal accounting controls that are proper and adequate for non-public companies in all material respects and that are maintained in such a manner and contain all information necessary to enable the Acquired Companies and the Acquired Subsidiaries to prepare the financial statements in accordance with GAAP in all material respects.

SECTION 3.23 Ethical Practices. None of the Sellers, any of the Acquired Companies or any of the Acquired Subsidiaries, nor, to the knowledge of the Seller Parties, any Representative acting on behalf of any Seller, any Acquired Company, or any Acquired Subsidiary has unlawfully offered or given on its behalf, anything of value to: (a) any official, member, employer or customer of a Governmental Authority, any political party or official thereof, or any candidate for political office; or (b) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer, member of the government or candidate for political office, in each case, for the purpose of the following: (i) influencing any action or decision of such Person, in his or its official capacity, including a decision to fail to perform his or its official function; (ii) inducing such Person to use his or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist any Seller, any Acquired Company or any Acquired Subsidiary in obtaining or retaining business for, or with, or directing business to, any Person; (iii) securing any improper advantage; (iv) where such payment is or was contingent upon the issuance, amendment, renewal or other action with respect to any Permit or Contract or that would otherwise be in violation of any Applicable Law; or (v) where such payment would constitute a bribe, kickback or illegal or improper payment to assist any Seller, any Acquired Company or any Acquired Subsidiary in obtaining or retaining business for, or with, or directing business to, any Person, in each case in violation of applicable Anti-Corruption Laws. Notwithstanding the foregoing, for the purposes of this Section 3.23, Zabeel Investments Inc. and each of its Affiliates (other than the Seller Parties, the Acquired Companies and the Acquired Subsidiaries) shall be deemed not to be Affiliates or Representatives of the Seller Parties.

SECTION 3.24 Securities Act. Each of Sasson and Masi is acquiring his respective portion of the Buyer Equity Interest solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Each of Sasson and Masi acknowledges that his respective portion of the Buyer Equity Interest is not registered under the Securities Act and such portion of the Buyer Equity Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Each of Sasson and Masi is able to bear the economic risk of holding his respective portion of the Buyer Equity Interest for an indefinite period (including total loss of investment), and has sufficient knowledge and experience in financial and business matters so as to be capable for evaluating the merits and risks of its investments.

SECTION 3.25 Bank Accounts. The Due Diligence Materials include a list that accurately sets forth, with respect to each account maintained by or for the benefit of any of the Acquired Companies and the Acquired Subsidiaries at any bank or other financial institution: (a) the name of the institution at which such account is maintained, (b) the name in which such account is maintained, and (c) the account number of such account.

SECTION 3.26 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in the Transaction Documents, the Seller Parties shall not be deemed to have made any other representation or warranty to the Buyer Parties in connection with this Agreement or the Transactions contemplated hereby, and no other Person shall be deemed to have made any representation or warranty to the Buyer Parties in connection with this Agreement or the Transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Except as specifically set forth in the Buyer Parties Disclosure Schedules, which are numbered to correspond to the Section numbers of this Agreement, each of the Buyer Parties hereby represents and warrants to the Seller Parties as of the date hereof and as of the Closing Date, as follows (it being understood that any information set forth in a particular Schedule shall be deemed to be disclosed on each other Schedule to the extent the relevance of such information is reasonably apparent from such disclosure):

SECTION 4.1 Corporate Existence and Power. Each Buyer Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Buyer Party has all requisite corporate or other power and authority necessary to enable it to operate, own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, except as would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

SECTION 4.2 Authorization, Execution and Enforceability of Transactions. Each Buyer Party has the requisite power and authority to enter into the Agreement and any other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. All acts and other proceedings required to be taken by the Buyer Parties to authorize such Buyer Party’s execution and delivery of this Agreement and the other Transaction Documents to which any Buyer Party is a party, the performance of its obligations hereunder and thereunder and the consummation of the Transaction have been, or will be, duly and properly taken. This Agreement has been, and each other Transaction Document will be, duly executed and delivered by each Buyer Party and, assuming due authorization, execution and delivery by the Seller Parties, constitute a legal, valid and binding obligation of each Buyer Party, enforceable in accordance with their respective terms and conditions, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other laws affecting the enforcement of creditors’ rights in general, and except that the enforceability of this Agreement and the other Transaction Documents are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.3 Capitalization.

(a) Schedule 4.3(a) of the Buyer Parties Disclosure Schedules sets forth for each Buyer Party, its jurisdiction of formation, the amount, as of the date of this Agreement and as of the Closing Date, of its outstanding equity interests and the record owner(s) of its outstanding equity interests as of the date of this Agreement and as of the Closing Date. Except as set forth on Schedule 4.3(a) of the Buyer Parties Disclosure Schedules, as of the date of this Agreement and as of the Closing Date, there are no equity interests in the Buyer outstanding. The outstanding equity interests of Buyer have been duly authorized and validly issued, are fully paid and non-assessable, and are owned beneficially and of record by MGLLC, free and clear of any Liens (other than those Liens arising from acts of the Seller Parties or any of their Subsidiaries from and after the Closing), and were not (i) issued in violation of, and are not subject to, the preemptive rights of any Person, (ii) issued in violation of, and are not subject to, any agreement or contract (including any right of first offer or right of first refusal) or (iii) issued in violation of any Applicable Laws, statutes, orders, decrees, rules, regulations or judgments of any Governmental Authority. MGLLC has full voting power over the equity interests in the Buyer, subject to no proxy, shareholders’ or similar agreement, voting trust or other agreement relating to the voting of any of such equity interests, there are no outstanding securities or other instruments of the Buyer giving the owner or holder thereof the right to vote on any matters on which the Buyer’s equity holders may vote. Except as contemplated by the Amended and Restated LLC Agreement, the Buyer does not have outstanding, and is not is bound by, any subscription, option, warrant, or other right, call or commitment to issue, sell, pledge, transfer or otherwise dispose of, or any obligation or commitment to purchase or otherwise acquire, any of its equity interests or any securities convertible into or exchangeable for any of its equity interests.

(b) The Buyer will issue and deliver to each of Sasson and Masi at the Closing good and marketable title to their respective portion of the Buyer Equity Interest free and clear of any Liens (other than those Liens created under any Transaction Documents or arising from the actions of the Seller Parties).

SECTION 4.4 No Violations. Except as set forth on Schedule 4.4 of the Buyer Parties Disclosure Schedules, each Buyer Party’s execution and delivery of this Agreement and the other Transaction Documents to which any Buyer Party is a party and the performance of its obligations hereunder and thereunder will not (a) contravene or violate any Applicable Law or stock exchange regulations to which any Buyer Party is subject, (b) contravene or violate any Order of any Governmental Authority that is applicable to any of the Buyer Parties, (c) contravene, violate or be ineffective under the charter or organizational documents of any of the Buyer Parties, (d) violate, be in conflict with, result in the breach of, or require the consent of any other party to, any contract, lease, license, permit or other agreement or similar instrument to or by which any Buyer Party is a party, or give any party with rights thereunder the right, with or without the giving of notice, the passage of time or both, to terminate, cancel or accelerate the rights or obligations of any Buyer Party, or (e) except as set forth on Schedule 4.4 of the Buyer Parties Disclosure Schedules (the “Buyer Contract Consents”) violate, be in conflict with, result in the breach of, or require the consent of any other party to, any contract material to the business operations of the Buyer Parties or give any party with rights thereunder the right, with or without the giving of notice, the passage of time or both, to terminate, cancel or accelerate the rights or obligations of any Buyer Party thereunder, except, in the case of clauses (a), (b), (d) and (e), where such violation, conflict or breach would not materially interfere with the conduct of the business of the Buyer Parties, taken as a whole.

SECTION 4.5 Government Consents and Approvals. Except as disclosed on Schedule 4.5 of the Buyer Parties Disclosure Schedules, no authorization, approval, or consent of, and no registration or filing with, any Governmental Authority is required to be made or obtained by any Buyer Party or any of their respective Affiliates in connection with the Buyer Parties’ execution and delivery of this Agreement or the other Transaction Documents to which any Buyer Party is a party and the performance of its obligations hereunder and thereunder, except for such authorizations, approvals, consents, registrations or filings that would not materially interfere with the conduct of the business of the Buyer Parties, taken as a whole.

SECTION 4.6 SEC Filings; Financial Statements.

(a) MHGC has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since January 1, 2009 (collectively, the “SEC Reports”). The SEC Reports (i) at the time they were filed and, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act or SOX, as the case may be, and the rules and regulations promulgated thereunder and (ii) did not, at the time they were filed, and, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There are no material unresolved, pending or, to the knowledge of the Buyer Parties, threatened proceedings, requests or inquiries of, or investigations by the SEC with respect to the SEC Reports, except as would not, individually or in the aggregate, have a Buyer Material Adverse Effect. To the knowledge of the Buyer Parties, none of the SEC Reports is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any Governmental Authority or any internal investigations pending or threatened regarding any accounting practices of MHGC or any of its Subsidiaries, except as would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

(b) Each of the consolidated financial statements of MHGC (including, in each case, any notes thereto) contained (or incorporated by reference) in the SEC Reports (collectively, the “Buyer Financial Statements”) was prepared in accordance with GAAP and fairly present in all material respects the financial position of MHGC and its Subsidiaries on a combined and consolidated basis as of the date thereof and the consolidated results of operations and cash flows for the period then ended. The unaudited combined and consolidated statements of income and cash flows as of March 31, 2011, June 30, 2011 and September 30, 2011 were prepared in accordance with GAAP (except that such interim Financial Statements do not contain notes and are subject to normal year-end adjustments, none of which are anticipated to be material) and fairly present in all material respects the financial position of MHGC and its Subsidiaries on a combined and consolidated basis as of the date thereof and the consolidated results of operations and cash flows for the period then ended.

(c) The Buyer is a newly formed entity that has no assets or liabilities, and no operations, in each case other than those relating to the Transaction and de minimis liabilities relating to the formation of the Buyer. Upon consummation of the Transaction, the Buyer will be classified as a partnership for federal income tax purposes and corresponding provisions of state and local law. The Buyer has not made and will not make an election to be treated as other than a partnership for federal income tax purposes (and corresponding provisions of state and local law).

SECTION 4.7 Absence of Certain Changes. Except as set forth on Schedule 4.7 of the Buyer Parties Disclosure Schedules, since the date of MHGC’s most recent unaudited financial statements, there has not been any effect, change, fact, event, occurrence or circumstance that has had, or reasonably could be expected to result in, individually or in the aggregate, a Buyer Material Adverse Effect.

SECTION 4.8 Securities Act. The Buyer is acquiring the Equity Interests solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. The Buyer acknowledges that the Equity Interests are not registered under the Securities Act and the Equity Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. The Buyer is able to bear the economic risk of holding the Equity Interests for an indefinite period (including total loss of investment), and has sufficient knowledge and experience in financial and business matters so as to be capable for evaluating the merits and risks of its investments.

SECTION 4.9 No Brokers. No broker or finder who has acted directly or indirectly for any of the Buyer Parties in connection with this Agreement or the Transaction will be entitled to any brokerage or finder’s fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of any of the Buyer Parties, except for any fees that will be paid, or will have been paid, in full by MGLLC at or prior to the Closing.

SECTION 4.10 Litigation. There is no pending or, to the knowledge of the Buyer Parties, threatened litigation, arbitration, investigation, or other Proceeding involving any Buyer Party or any of their respective Subsidiaries of or before any Governmental Authority that is reasonably likely to prevent or materially delay the consummation by the Buyer Parties of the Transaction, other than any investigation or other proceeding by any Governmental Authority, including any antitrust authority, arising from the Transaction.

SECTION 4.11 Withholding. To the knowledge of the Buyer Parties and provided that Buyer has received certificates required to be provided pursuant to Section 2.4(j) of this Agreement, no payment made by the Buyer or any of its Affiliates of any consideration payable pursuant to this Agreement will be subject to withholding for Taxes under the Code or any other provision of U.S. federal, state, local or foreign Applicable Law; provided, however, that for the sake of clarity, this representation does not apply to any compensation to be paid to any Seller Party or any of their Affiliates under any employment, consulting, or similar arrangement.

SECTION 4.12 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in the Transaction Documents, the Buyer Parties shall not be deemed to have made any other representation or warranty to the Seller Parties in connection with this Agreement or the Transactions contemplated hereby, and no other Person shall be deemed to have made any representation or warranty to the Seller Parties in connection with this Agreement or the Transactions contemplated hereby.

ARTICLE V

COVENANTS AND AGREEMENTS

SECTION 5.1 Conduct of Business.

(a) Each Seller Party covenants and agrees that, except (x) as set forth on Schedule 5.1(a) attached to the Company Information Letter, (y) as expressly contemplated by this Agreement or any Transaction Document, or (z) with the prior written consent of the Buyer, between the date hereof and the Closing, each Seller Party shall, and shall cause each of the Acquired Companies and each of the Acquired Subsidiaries, to:

(i) conduct the business of each of the Acquired Companies and each of the Acquired Subsidiaries in the ordinary course consistent with historical and customary operating practices, and use commercially reasonable efforts to maintain, in all material respects, each Acquired Company’s and Acquired Subsidiary’s relationships with its employees, managers, suppliers, customers, lenders, lessors and other Persons having business dealings with them and to preserve the goodwill and ongoing businesses of the Acquired Companies and the Acquired Subsidiaries;

(ii) continue all Insurance Policies listed on Schedule 3.18(a) attached to the Company Information Letter in full force and effect; and

(iii) comply in all material respects with all Applicable Laws wherever the business of the Acquired Companies and the Acquired Subsidiaries is conducted.

(b) Without limiting the generality of Section 5.1(a), and in furtherance thereof, between the date hereof and the Closing Date, except (u) as set forth on Schedule 5.1(b) attached to the Company Information Letter; (v) as required under Applicable Law, (w) as expressly contemplated by this Agreement or any other Transaction Document; (x) pursuant to existing Contracts or otherwise in the ordinary course of business and consistent with past practice; (y) as expressly provided for in the budget for such Acquired Company or Acquired

Subsidiary previously provided to the Buyer as part of the Due Diligence Materials; or (z) with the prior written consent of the Buyer, between the date hereof and the Closing Date, each Seller Party shall, and shall cause each of the Acquired Companies and the Acquired Subsidiaries to not, directly or indirectly, do any of the following:

(i) sell, transfer, license, pledge, dispose of or subject to Liens (other than Permitted Encumbrances) any material assets of any Acquired Company or any Acquired Subsidiary;

(ii) amend or propose to amend any Acquired Company’s or Acquired Subsidiary’s certificate of formation or limited liability company agreement or comparable organizational documents, other than certain non-material ministerial amendments;

(iii) split, combine or reclassify any outstanding shares of any Acquired Company’s or Acquired Subsidiary’s equity interests, effect a recapitalization or similar event or accelerate the vesting of any options, restricted stock, stock appreciation rights or similar rights;

(iv) issue, sell, pledge, transfer or dispose of, or agree to issue, sell, pledge, or dispose of (A) any of the Equity Interests or other equity interests of any of the Acquired Companies or Acquired Subsidiaries, (B) any bonds, debentures, notes or other material Indebtedness of any Acquired Company or any Acquired Subsidiary, (C) any securities convertible into or exchangeable for, or any options, warrants or rights of any kind to acquire, any of the Equity Interests or other equity interests of any of the Acquired Companies or Acquired Subsidiaries, or (D) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, in each case, in any of the Acquired Companies or the Acquired Subsidiaries;

(v) directly or indirectly acquire (by merger, consolidation, acquisition of stock or assets or otherwise) (A) any Person or any business or division of any Person, (B) any capital stock or other equity interests of any Person, (C) any bonds, debentures, notes or other material Indebtedness of any Person, (D) any securities convertible into or exchangeable for, or any options, warrants, or rights of any kind to acquire, any capital stock or other equity interests of any Person or any voting securities or convertible or exchangeable securities, or (E) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, in each case, in any Person;

(vi) create, incur, assume or guarantee any material Indebtedness to any Person (other than with respect to a wholly owned Subsidiary of the Acquired Companies) or issue any debt securities;

(vii) fail to timely pay any Indebtedness or Taxes when due (other than those disputed in good faith);

(viii) other than with respect to a wholly owned Subsidiary of the Acquired Companies, (A) make or commit to make any investments in or capital contributions to, or loans or advances to, any Person (other than Intercompany Indebtedness or loans or advances made in the ordinary course of business in connection with an employment or consulting relationship with any Acquired Company or Acquired Subsidiaries) or (B) forgive or discharge in whole or in part any outstanding loans or advances to other Persons;

(ix) enter into or propose to enter into any Contract that would constitute a Material Contract;

(x) terminate, modify or amend in any material respect any Material Contract, or assign, waive, release, or relinquish any material rights or benefits under any Material Contract (excluding, for the avoidance of doubt, contracts of the type described in Section 3.11(a)(ii) that do not involve aggregate payments equal to or greater than $50,000);

(xi) enter into any agreement, arrangement or obligation between any Acquired Company or any Acquired Subsidiary, on the one hand, and any Seller Parties or any of their Affiliates (including an Acquired Company), on the other hand;

(xii) purchase or otherwise acquire any assets in excess of $50,000 in the aggregate;

(xiii) dissolve, create any Acquired Company or any Acquired Subsidiary, effect a reorganization or liquidation of any kind or otherwise alter any Acquired Company’s or any Acquired Subsidiary’s existence;

(xiv) other than as required under any Collective Bargaining Agreements, Union Plans or existing contracts: (A) take any action to materially increase the compensation under any Benefit Plan to, any directors, officers, employees or consultants of any Acquired Company or any Acquired Subsidiary; (B) institute, alter or terminate any severance or termination pay practices in any material respect with respect to any directors, officers, employees or consultants of any Acquired Company or any Acquired Subsidiary; (C) alter any material benefits payable under any Acquired Company’s or any Acquired Subsidiary’s severance or termination pay practices in respect of any Benefit Plan; or (D) otherwise amend or create any material obligations under any Benefit Plan with respect to compensation, severance or benefits to any director, officer, employee or consultant of any Acquired Company or any Acquired Subsidiary;

(xv) make or commit to make any capital expenditures or capital commitments in excess of $50,000 in the aggregate ;

(xvi) (A) make or change any Tax election, or change any method of Tax accounting; (B) enter into, or commence negotiations regarding, any material closing, settlement, or other agreement with any Governmental Authority relating to or which could have an effect on Taxes; (C) agree to extend or waive any period of adjustment, assessment, or collection of Taxes, or issue a power of attorney with respect to Taxes; (D) apply for or otherwise request or seek any ruling from or agreement with a Governmental Authority relating to Taxes; or (E) file any Tax Return except in a manner consistent with past practice and Applicable Law; provided, however, that each of the Acquired Companies, Acquired Subsidiaries and their respective Subsidiaries, as the case may be, shall (x) fully and timely pay (or cause to be so paid) all Taxes due and payable by it on or prior to the Closing Date and (y) timely file (or cause to be filed) all Tax Returns required to be filed by it on or prior to the Closing Date in a manner consistent with this Agreement;

(xvii) make any changes to the accounting methods, principles or practices of any Acquired Company or any Acquired Subsidiary, except as required by GAAP;

(xviii) pay, discharge or satisfy any material claims, liabilities or obligations involving amounts in excess of $50,000, or fail to pay or otherwise satisfy any material accounts payable, liabilities or obligations when due and payable involving amounts in excess of $50,000, in each case, other than those disputed in good faith;

(xix) accelerate, beyond the normal collection cycle, collection of any material accounts receivable;

(xx) settle or agree to settle any material litigation, action, suit or Proceeding relating to any Acquired Company or any Acquired Subsidiary;

(xxi) enter into any new line of business;

(xxii) terminate the coverage of any material policies of title, liability, fire, workers’ compensation, property or any other form of insurance maintained by or for the benefit of any of the Acquired Companies or any Acquired Subsidiaries, except where such terminated coverage is replaced by comparable coverage; or

(xxiii) enter into any material agreement with respect to any of the matters set forth in this Section 5.1(b).

(c) Notwithstanding anything herein to the contrary, from the date hereof and prior to the Closing, the Seller Parties may cause the Acquired Companies or the Acquired Subsidiaries to make distributions to the Seller Parties, provided that such distributions are made pursuant to a good faith determination that, as of the Closing Date, the Acquired Companies and the Acquired Subsidiaries, collectively, will have an aggregate Final Working Capital Amount at least in the amount of $500,000.

(d) For the avoidance of doubt, the covenants in this Section 5.1 shall not in any way limit or otherwise restrict the actions of Sasson or Masi between the date hereof and the Closing, other than Sasson in his capacity as a Seller Party with respect to the TLG Nevada Equity Interest.

SECTION 5.2 Notices, Consents and Approvals. The Parties shall cooperate with each other in determining whether any action by or in respect of, or filing with, any Governmental Authority is required in connection with the consummation of the Transaction. Subject to the terms and conditions of this Agreement, the Parties shall use commercially reasonable efforts to take or cause to be taken all action and to do, or cause to be done, all things necessary to consummate and make effective as promptly as practicable the Transaction including using commercially reasonable efforts to (a) promptly prepare and file all necessary documentation, (b) effect all necessary applications, notices, petitions and filings and execute all agreements and documents and (c) obtain all necessary consents, waivers, approvals and authorizations of all Governmental Authorities and other Persons necessary or advisable to consummate the Transaction, including all approvals required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, concession, Contract, lease, warranty or other instrument to which any of the Seller Parties, the Buyer Parties, any Acquired Company or any Acquired Subsidiary is a party or by which any of them is bound.

SECTION 5.3 Investigation and Evaluation. From the date of this Agreement until the Closing Date, the Sellers (and, in the case of TLG Nevada, Sasson) shall, and shall cause the Acquired Companies and the Acquired Subsidiaries to (a) during reasonable hours and under reasonable circumstances, give the Buyer Parties and their employees, accountants and other Representatives access to all premises, properties, books, records, financial information, Contracts, documents, employees, personnel, agents or other Representatives of the Acquired Companies and the Acquired Subsidiaries, (b) furnish to the Buyer Parties and their Representatives such financial, operating, marketing, employee, legal, regulatory and environmental related data and other information relating to the Acquiring Companies and the Acquired Subsidiaries as the Buyer Parties reasonably may request, and (c) promptly following the request thereof by the Buyer Parties, seek to arrange such meetings and telephone conferences with employees or other Representatives of the Acquired Companies and the Acquired Subsidiaries; provided, that such meetings and telephone conferences shall be conducted in a manner that would not be expected to adversely interfere with the operations or business relationships of the Acquired Companies or the Seller Parties with such Persons. Without the prior written consent of the Sellers, none of the Buyer Parties or any of their respective Subsidiaries, Representatives or Affiliates may contact any vendor, suppliers, contractors or customers of the Acquired Companies or the Acquired Subsidiaries in connection with this Transaction (for the avoidance of doubt, the Buyer Parties and their respective Subsidiaries, Representatives and Affiliates may continue to contact such vendors, suppliers, contractors and customers in the ordinary course of business and consistent with past practice). The Seller Parties shall, and shall cause the Acquired Companies and the Acquired Subsidiaries to, fully cooperate with the conduct of due diligence by the Buyer Parties and their Representatives.

SECTION 5.4 Publicity. Neither the Buyer Parties (nor any of their Affiliates), the Seller Parties (nor any of their Affiliates) nor the Acquired Companies and the Acquired Subsidiaries (nor any of their respective Affiliates) shall issue any press release or otherwise make any public statement with respect to the Transaction without first consulting with and obtaining the approval of the Buyer Parties, in the case of the Seller Parties, the Acquired Companies or the Acquired Subsidiaries, or without first consulting with and obtaining the approval of the Sellers, in the case of the Buyer Parties. If either Party needs to make a public statement to comply with any regulatory requirements and the other Party has not yet responded prior to the time required to make such statement, the first Party may make such public statement, but shall continue to consult with the other Party and shall correct any errors in the original statement.

SECTION 5.5 Confidentiality. For a period commencing on the date of this Agreement and continuing for so long as the applicable Acquired Company Proprietary Information constitutes confidential or proprietary information, each of the Seller Parties shall, and shall cause their Affiliates to, treat and hold as confidential all confidential or proprietary information or data retained by the Seller, their respective Affiliates and relating to the Acquired Companies and the Acquired Subsidiaries (the “Acquired Company Proprietary Information”). In the event any Seller or any Affiliate of a Seller is requested or required (by oral or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process or by Applicable Law) to disclose any Acquired Company Proprietary Information, the Sellers shall notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with this Section 5.5. If, in the absence of a protective order or receipt of a waiver hereunder, any Seller or an Affiliate of a Seller is, on the advice of counsel, compelled to disclose such Acquired Company Proprietary Information, such Person may so disclose such Acquired Company Proprietary Information; provided, that the Sellers shall use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such Acquired Company Proprietary Information. From and after the Closing, each of the Sellers and their Affiliates who does not continue as an employee of an Acquired Company or an Acquired Subsidiary following the Closing, shall cease all use of the Acquired Company Proprietary Information. Notwithstanding the foregoing, the provisions of this Section 5.5 shall not apply to information that (i) is or becomes publicly available other than as a result of a disclosure by any Seller or any Affiliate of a Seller, or (ii) is or becomes available to any Seller or any Affiliate of a Seller on a non-confidential basis from a source that, to such Person’s knowledge, is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation.

SECTION 5.6 Notification of Certain Matters. From the date of this Agreement until the Closing Date, the Sellers shall give prompt notice to the Buyer Parties, and the Buyer Parties shall give prompt notice to the Sellers, of any written notice or other written communication received by such Party from any Governmental Authority in connection with the Transaction or from any Person alleging that the consent of such Person is or may be required in connection with the Transaction. In addition, from the date hereof to the Closing, each of the Buyer Parties and the Seller Parties shall give prompt notice to the other Party upon first becoming aware of any event, change, effect or circumstance that is reasonably likely to prevent or delay the satisfaction of the conditions to the Closing under this Agreement.

SECTION 5.7 Disclosure Schedules.

(a) From time to time prior to the Closing, the Seller Parties and the Buyer Parties shall have the right (but not the obligation) to supplement or amend their respective Disclosure Schedules as called for by the representations and warranties set forth in Article III and Article IV, as applicable, to reflect any event, condition or circumstance first existing or arising after the date of this Agreement that, if existing as of the date of this Agreement, would have been required to be described or set forth on such Disclosure Schedule or that is necessary to correct or complete any information in such Disclosure Schedule that has been rendered inaccurate or incomplete by such subsequent event, condition or circumstance.

(b) Any supplement or amendment of any Disclosure Schedules of the Seller Parties or the Buyer Parties, as the case may be, with respect to any New Event that does not constitute a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as the case may be, shall be incorporated into the applicable Disclosure Schedules by reference as if disclosed on the date of this Agreement and the Closing Date and the Party that is receiving such supplement or amendment shall not be entitled to any indemnity with respect to such New Event.

(c) Any supplement or amendment of any Disclosure Schedules of the Seller Parties or the Buyer Parties, as the case may be, with respect to any event, condition or circumstance that occurred or arose prior to the date of the Agreement (excluding any New Events) that does not constitute a Seller Material Adverse Effect or a Buyer Material Adverse Effect, as the case may be, shall be incorporated into the applicable Disclosure Schedules by reference as if disclosed on the date of this Agreement and the Closing Date, but shall not affect the right of the other Parties to seek indemnification from the Party that is supplementing or amending such Disclosure Schedules in accordance with Article VIII.

(d) In the event that the parties agree, prior to the Closing, that an event, condition or circumstance of the Seller Parties which is the subject of the supplement or amendment constitutes or relates to something that has had a Seller Material Adverse Effect, then the Buyer Parties shall have the right to terminate this Agreement for failure to satisfy the conditions to the Closing set forth in Section 7.2; provided, however, that if the Buyer Parties have the right to, but do not elect to terminate this Agreement within ten (10) Business Days of its receipt of such supplement or amendment, then the Buyer Parties shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter under any of the conditions set forth in Section 7.2 and shall have irrevocably waived their right to indemnification under Article VIII with respect to such matter. This Section 5.7(b) will apply to supplements or amendment by the Buyer Parties mutatis mutandis.

SECTION 5.8 Director and Officer Indemnification and Insurance.

(a) The Buyer Parties agree that all rights to indemnification, advancement of expenses and exculpation by the Acquired Companies now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer, director, member, manager or other position of the Acquired Companies, as provided in the certificate of incorporation, by-laws or other governing documents of such Acquired Companies, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof and disclosed in Schedule 5.8 of the Seller Parties Disclosure Schedules, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms.

(b) The Acquired Companies shall, at no cost to Sasson, Masi or any other beneficiary, and the Buyer shall cause the Acquired Companies, to (i) maintain in effect for a period of six (6) years after the Closing Date, the current policies of directors’ and officers’ liability insurance and errors and omissions liability insurance maintained by the Acquired Companies immediately prior to the Closing Date (provided that the Acquired Companies may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to, in the case of the directors’ and officers’ liability insurance, the directors and officers of the Acquired Companies or, in the case of the errors and omissions insurance, the Acquired Companies, in each case, when compared to the insurance maintained by the Acquired Companies as of the date hereof), or (ii) obtain as of the Closing Date “tail” insurance policies with a claims period of six (6) years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to, in the case of the directors’ and officers’ liability insurance, the officer, director, member, manager or other applicable beneficiary of the Acquired Companies or, in the case of the errors and omissions insurance, the Acquired Companies, in each case, with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement).

(c) The obligations of the Buyer Parties and the Acquired Companies under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 5.8 applies without the consent of such affected director or officer (it being expressly agreed that the Persons to whom this Section 5.8 applies shall be third-party beneficiaries of this Section 5.8, each of whom may enforce the provisions of this Section 5.8).

(d) In the event the Buyer Parties, the Acquired Companies or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Buyer Parties or the Acquired Companies, as the case may be, shall assume all of the obligations set forth in this Section 5.8.

SECTION 5.9 Excess Liability Insurance. Buyer shall cause the existing $35 million umbrella/excess liability insurance policy (or a suitable replacement therefor, which provides for substantially similar deductibles and retentions) to be maintained in effect from the Closing Date until the end of the Measurement Period (as defined in the Promissory Notes); provided, that the Buyer may cause such coverage to be reduced if and to the extent, but only to the extent that the premiums for such coverage exceed 115% of premiums currently paid for such coverage by the Acquired Companies and the Acquired Subsidiaries. For the avoidance of doubt, Non-Morgans EBITDA shall include a deduction for the costs of such coverage.

SECTION 5.10 Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, advisable or desirable under any Applicable Law, to consummate or implement the Transaction, including providing information reasonably requested by other Persons necessary for such Persons to evaluate whether to provide any required consent; provided, however, that the foregoing shall not be deemed to require either Party to waive compliance by the other Party and its Affiliates of its respective covenants or obligations under this Agreement or to waive conditions to the Closing required to be satisfied by the other Party. Each of the Seller Parties and the Buyer Parties shall execute and deliver, and shall cause the Acquired Companies and the Acquired Subsidiaries, as appropriate or required and as the case may be, to execute and deliver, such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, proper, advisable or desirable to consummate or implement the Transaction.

ARTICLE VI

ADDITIONAL COVENANTS AND AGREEMENTS

SECTION 6.1 Certain Tax Matters.

(a) Tax Returns. The Sellers shall prepare and file (or cause to be prepared and filed) all Income Tax Returns for all of the Acquired Companies and their respective Subsidiaries for all Pre-Closing Tax Periods, in each case that are required to be filed after the Closing Date (taking into account any extension of a required filing date) in a manner consistent with past practice and consistent with the provisions of Section 2.9; provided, however, that for the sake of clarity, the Sellers (and their Affiliates other than the Acquired Companies or the Acquired Subsidiaries) shall continue to be responsible for the filing of their respective Tax Returns for all Tax periods. The Sellers shall provide to the Buyer drafts (in substantially final form) of all Income Tax Returns for any Acquired Company and for which the Sellers are responsible for the filing pursuant to this Section 6.1 no later than five (5) days prior to the due date for any such Tax Return, and shall consider in good faith any comments to such draft Tax Returns provided by the Buyer, and shall provide copies of all such Tax Returns to the Buyer promptly after filing. The Sellers shall provide to the Buyer copies of any Tax Returns that they are required to prepare and file pursuant to this Section 6.1(a) promptly after filing.

(b) Sellers’ Liability for Taxes.

(i) Except to the extent taken into account in the calculation of Final Net Working Capital Amount under Section 2.6, the Sellers shall be liable for, and shall pay (A) forty percent (40%) of any Taxes of the Acquired Companies, Acquired Subsidiaries and their respective Subsidiaries for any Pre-Closing Tax Period or a Pre-Closing Straddle Period; (B) Taxes of the Sellers, their respective Affiliates, and the direct and indirect investors of each of the foregoing, regardless of when the liability for such Tax arises, but only to the extent liability for such Taxes is asserted by a Governmental Authority against the Buyer Parties or any of their respective Affiliates with respect to Taxes of the Sellers; (C) forty percent (40%) of any Taxes of any member(s) of a Consolidated Tax Group of which any Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries was a member at any time prior to or on the Closing Date, and whether pursuant to Treasury Regulation Section 1.1502-6 (or analogous provision of state, local, or foreign Applicable Law) or otherwise but only to the extent liability for such Taxes is asserted against any of the Acquired Companies, Acquired Subsidiaries and their respective Subsidiaries; (D) forty percent (40%) of any and all Taxes of any Person imposed on the Acquired Companies, Acquired Subsidiaries and their respective Subsidiaries as a transferee or successor, by contract or otherwise, in each case as a result of any relationship or event occurring or relating to a period on or prior to the Closing Date, but regardless of when the liability for such Tax arises; (E) any payments liability under any Tax Sharing Agreement with respect to or involving an Acquired Company, Acquired Subsidiary and or any of their respective Subsidiaries, or to which any Acquired Company, Acquired Subsidiary and their respective Subsidiaries is a party, prior to or on the Closing Date; and (F) any Losses related to the specific matters described in Schedule 3.16 of the Seller Parties Disclosure Schedules.

(ii) For purposes of determining the Taxes for which the Sellers are responsible under Section 6.1(b)(i), Taxes for any Straddle Period will be determined or apportioned between the portion of the Straddle Period that extends before the Closing Date through the Closing Date (a “Pre-Closing Straddle Period”), and the portion of the Straddle Period that extends from the day after the Closing Date in the following manner: (A) For any Taxes for a taxable year of any Acquired Company, Acquired Subsidiary or any of their respective Subsidiaries that is considered under Applicable Law to have terminated, Taxes shall be determined on such basis; (B) except as provided in (A), Taxes that are based upon income or receipts or that are imposed in connection with a particular transaction shall be determined based on a “closing of the books” as of the end of and including the entire Closing Date (and with expenses or items allocable to a period, such as depreciation or amortization deductions, apportioned using the principles of clause (C) below); (C) except as provided in (A),Taxes based upon or measured by capital (including net worth or long term-debt) or intangibles, any amount thereof required to be allocated under this Section 6.1(b)(ii) shall be computed by reference to the level of such items on the Closing Date; and (D) all other Taxes (including real property taxes), shall be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and denominator of which is the total number of days in the Straddle Period; provided, however, that any such determination will take into account revaluations or changes in the basis upon which such Taxes are imposed as a result of the transaction.

(c) Contest Provisions; Cooperation.

(i) Contest Rights. If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 6.1 or Article VIII is asserted in writing against the Buyer, any of its Affiliates (including, effective after the Closing, the Acquired Companies or Acquired Subsidiaries or any of their Subsidiaries), the Buyer shall notify the Sellers of such claim or demand within thirty (30) days of receipt thereof, or such earlier time that would allow the Sellers to timely respond to such claim or demand, but in any event no earlier than such notice could be reasonably provided by the Buyer, and shall give the Sellers such information with respect thereto as the Sellers may reasonably request; provided, however, that for the sake of clarity, any failure by the Buyer to provide such notice shall not relieve the Sellers of any liability under this Agreement unless and to the extent that the Sellers have been materially and adversely been prejudiced thereby. The Sellers may, at their own expense, participate in and, upon reasonable prior notice to the Buyer, assume the defense of any such Tax Dispute. If the Sellers assume such defense, the Sellers shall have the sole discretion as to the conduct of such defense and the Buyer shall have the right to participate (but not the obligation to participate or any obligation if it does not participate) in the defense thereof and to employ separate counsel at its own expense; provided, however, that the Sellers shall (A) keep the Buyer promptly and fully informed of the conduct of any such Tax Dispute, (B) provide promptly to the Buyer any documents, correspondence, or other materials relating to any such

Tax Dispute, and (C) take into account any reasonable suggestions of the Buyer relating to the conduct (including prosecution, compromise, or settlement) of such Tax Dispute. Whether or not the Sellers choose to defend any claim, all of the Parties shall cooperate in the defense or prosecution thereof in accordance with Section 6.1(c)(ii); provided, further that the Sellers may not settle any such Tax Dispute without the prior written consent of the Buyer (which consent shall not be unreasonably withheld, delayed or conditioned) if the execution of such settlement could reasonably be expected to result in a Loss for the Buyer for which the Sellers have not agreed to indemnify the Buyer.

(ii) Cooperation. The Buyer Parties, on the one hand, and the Seller Parties, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the Tax matters relating to the Acquired Companies, Acquired Subsidiaries and their respective Subsidiaries, including the preparation or filing of Tax Returns and any Tax Dispute. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonable relevant to any such Tax Dispute, making employees available on a reasonably and mutually convenient basis to provide additional information and explanation of any material provided hereunder, and, where consistent with the provisions of this Section 6.1 and otherwise appropriate, the execution of powers of attorney.

(iii) Retention of Tax Records. Without limitation of anything else in this Agreement, the Parties agree to retain or cause to be retained all books and records pertinent to the Acquired Companies and the Acquired Subsidiaries and their Subsidiaries until the applicable period for assessment under any Applicable Laws (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Governmental Authority; provided, however, that after the expiration of such period the party in possession of any such materials shall give the other party at least thirty (30) days written notice prior to transferring, discarding, destroying, or otherwise disposing of such materials and, subject to any Applicable Laws, at the option of the other party shall deliver such materials to the other party in lieu of destroying such materials.

(iv) Consultation. If the Sellers disagree as to the amount of Taxes (or Tax-related Losses) for which they are liable under this Agreement, it shall promptly consult with the Buyer in good faith to resolve such dispute following the receipt of written notice from either party to begin such consultation (the “Tax Consultation Notice”). If any such point of disagreement cannot be resolved within thirty (30) days following the date of receipt of the Tax Consultation Notice, the Sellers, on the one hand, and the Buyer, on the other hand, shall jointly select a nationally recognized independent public accounting or law firm (which may be the Accounting Firm) to act as an arbitrator to resolve those points of disagreement. Any such resolution shall be conclusive and binding on the Sellers and the Buyer. The fees of such accounting or law firm shall be borne equally by the Sellers, on the one hand, and the Buyer, on the other hand, and the Sellers and the Buyer shall (and shall cause their respective Affiliates to) provide to such firm all reasonable cooperation.

(d) Tax Refunds. If, following the Closing, a refund of Taxes is recognized by or credited to the account of the Acquired Companies or Acquired Subsidiaries or any of their respective Subsidiaries in respect of any Pre-Closing Tax Period or Pre-Closing Straddle Period

(determined pursuant to the principles set forth in Section 6.1(b)(ii) and this Agreement), and except to the extent that such refund is attributable to a tax item relating either to a taxable period other than a Pre-Closing Tax Period or a Pre-Closing Straddle Period or to the Buyer or any of its Affiliates, the Buyer will pay (or cause to be paid) the amount of such refund to the Seller (except to the extent that the amount of such refund was taken into account in the calculation of Final Net Working Capital Amount under Section 2.6 or otherwise accrued by the Sellers or any of their respective Affiliates).

(e) Termination of Tax Sharing Agreements. Prior to the Closing, the Sellers will cause all Tax Sharing Agreements with respect to or involving any Acquired Company and/or any of their respective Subsidiaries, and to which the Acquired Companies or Acquired Subsidiaries or any of their respective Subsidiaries is a party, to be terminated so that no later than as of the Closing and thereafter, none of the Acquired Companies, Acquired Subsidiaries or any of their respective Subsidiaries can have any liability or obligation under any such Tax Sharing Agreement for any past, present or future period or event (i.e., they would be released from any such liability or obligation). The Sellers shall provide to the Buyer written documentation reflecting compliance (once effective) with this Section 6.1(e) no later than ten (10) days prior to the Closing Date.

(f) Coordination with Generally Applicable Indemnification Provisions. The rights and obligations of the parties with respect to indemnification for Tax-related Losses shall be governed by this Section 6.1, and Article VIII (but in the case of Article VIII, only to the extent not inconsistent with this Section 6.1).

(g) Survival of Tax Covenants. The provisions set forth in Sections 6.1 and 6.2 shall survive until the expiration of the applicable statute of limitations, except for the provisions set forth in Section 6.1(c)(ii), which shall survive the Closing indefinitely.

SECTION 6.2 Transfer Taxes. All transfer, documentary, sales, use, real property transfer, stock transfer, recording, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (together with any interest or penalty, addition to tax or additional amount) (together, “Transfer Taxes”) incurred or payable in connection with the consummation of the Transaction shall be paid one-half by the Sellers, on the one hand, and one-half by the Buyer, on the other hand. The Buyer will prepare and file all necessary Tax Returns (along with any required payment) and other documentation with respect to all such Transfer Taxes and, the Sellers shall cooperate with the Buyer in connection with such filings and, if required by Applicable Law, join in the execution of any such Tax Return and other documentation.

SECTION 6.3 Noncompetition.

(a) Each of the Sellers agrees that for a period of three (3) years following the Closing Date, none of the Sellers nor any of their controlled Affiliates (which, for the avoidance of doubt, excludes Sasson and Masi) will, directly or indirectly, own, manage, control, operate, have any interest in or otherwise be engaged in any business that develops, manages, operates or markets nightclubs, lounges, restaurants, hotels or other entertainment venues anywhere in the United States.

(b) Each of the Sellers acknowledges that the restrictions on their activities under this Agreement are necessary for the reasonable protection of the Buyer and constitute a material inducement to the Buyer Parties’ entering into and performing the Agreement. Each of the Sellers further acknowledges, stipulates and agrees that a breach of any of such obligations and agreements will result in irreparable harm and continuing damage to the Buyer Parties for which there will be no adequate remedy at law, and further agree that in the event of any breach of said obligations and agreements the Buyer Parties and its successors and assigns will be entitled to injunctive relief and to such other relief as is proper under the circumstances.

SECTION 6.4 Non-Solicitation of Employees. For a period of three (3) years from and after the Closing Date, no Seller shall, without the prior written approval of the Buyer, directly or indirectly hire or solicit any individual who is an employee of any Acquired Company or any Acquired Subsidiary to terminate his or her employment relationship with the Buyer, any of its Affiliates, any of the Acquired Companies or any of the Acquired Subsidiaries. The foregoing shall not be violated by (a) general advertising not specifically targeted at the prohibited group, (b) providing upon request of an employee or a former employee a reference to any entity with which the Seller is not affiliated so long as the Seller is not initially identifying the individual to said entity, (c) solicitations conducted by an entity that is acquired by or merged with an Affiliate of the Seller so long as such solicitations were conducted prior to the date of such acquisition or merger, or (d) any direct or indirect hiring or solicitation by any Seller of any individual whose employment with any Acquired Company or any Acquired Subsidiary shall have been terminated at least twelve (12) months prior, so long as such Seller is not otherwise in breach of the terms of this Section 6.4.

SECTION 6.5 Consultant Services Agreement. At the Closing, Sasson and MHGC shall enter into a consultant services agreement, substantially in the form set forth in Attachment II (the “Consultant Services Agreement”).

SECTION 6.6 Masi Employment Agreement. At the Closing, Masi and MHGC shall enter into an employment agreement, substantially in the form set forth in Attachment III (the “Masi Employment Agreement”).

SECTION 6.7 Employee Benefits.

(a) From and after the Effective Time, the Buyer shall provide for a period of one year following the Effective Time, to each Non-Union Employee a total compensation package (including base salary or wages, annual target bonus opportunity, and other employee benefits) that is no less favorable, in the aggregate, than the total compensation package (including base salary or wages, annual target bonus opportunity and other employee benefits) provided to each such employee immediately prior to the Effective Time.

(b) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of the Buyer and its Affiliates providing benefits to any Non-Union Employees after the Effective Time (the “New Plans”), each Non-Union Employee shall, subject to Applicable Law, be credited with his or her years of service with the Acquired Companies and the Acquired Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar Benefit Plan in which such Non-Union Employee participated or was eligible to participate immediately prior to the Effective Time; provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits or the accrual of benefits under a defined benefit pension plan with respect to such Non-Union Employee. In addition, and without limiting the generality of the foregoing, (i) each Non-Union Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to the Benefit Plan in which such Non-Union Employee participated immediately before the consummation of the Transaction (such plans, collectively, the “Old Plans”), and (ii)(A) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Non-Union Employee, the Buyer shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Non-Union Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan of the Acquired Company or Acquired Subsidiaries in which such Non-Union Employee participated immediately prior to the Effective Time and (B) the Buyer shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) With respect to Union Employees, the Buyer agrees to assume and honor all Collective Bargaining Agreements and provide such Union Employees with compensation and benefits as set forth in such Collective Bargaining Agreements.

(d) Nothing in this Agreement, express or implied, shall: (a) be treated as an amendment or other modification of any Benefit Plan or any employee benefit plan, program, agreement or arrangement of the Buyer Parties or any of their respective Affiliates, (b) confer upon any employee of the Acquired Companies, the Acquired Subsidiary, or any representative of any such employee, any rights or remedies, including any right to employment or continued employment for any period or terms of employment, for any nature whatsoever, or (c) be interpreted to prevent or restrict the Buyer Parties or any of their respective from modifying or terminating the employment or terms of employment of any employee (subject to any applicable Collective Bargaining Agreement), including the amendment or termination of any employee benefit or compensation plan, program or arrangement, after the Closing Date.

SECTION 6.8 WARN Act. The Buyer and its Affiliates shall be responsible, with respect to the transactions contemplated by this Agreement, for satisfying all requirements of the WARN Act for any “employment loss” within the meaning of the WARN Act that occurs following the Closing Date.

SECTION 6.9 Distributions. In addition to any distributions made by the Buyer to its members under the Amended and Restated LLC Agreement, so long as either (a) any portion of the Promissory Notes is outstanding or (b) Masi or Sasson is an employee of or consultant to MHGC or any of its Affiliates or successors or assigns, the Buyer shall make distributions to (x) Galts Gulch Holding Company LLC, in an amount equal to (1) the “Profit Participations” (as defined in the Massie Employment Agreement) to the extent such amounts are required to be paid to Brian Massie under the Massie Employment Agreement and (2) “Profit Participations” (as defined in the Back Employment Agreement) to the extent such amounts are required to be paid to Sung “Akira” Back under the Back Employment Agreement and (y) to TEJ Management, LLC, quarterly distributions to the extent required to be paid to Jodi Myers under the Myers Employment Agreement.

SECTION 6.10 Termination of Bank Account Authorizations. The Seller Parties agree to cooperate with the Buyer to terminate the authorization of each Person, as may be requested by the Buyer, listed as an authorized signatory to or authorized to draw on or make withdrawals from any bank account of any of the Acquired Companies or the Acquired Subsidiaries, as of the Effective Time.

ARTICLE VII

CONDITIONS TO CLOSING

SECTION 7.1 Conditions Precedent to the Parties’ Obligations. The obligations of the Buyer Parties and the Seller Parties to consummate the Closing are subject to the fulfillment or satisfaction (or waiver by the applicable Party), prior to or at the Closing, of each of the following conditions precedent:

(a) no effective injunction, writ, temporary restraining order, or other order issued by a Governmental Authority, shall be in effect which restrains or prohibits the consummation of the Closing in accordance with this Agreement, and no lawsuit or other Proceeding shall have been commenced by any Governmental Authority for the purpose of obtaining any such injunction, writ, temporary restraining order or other order, and no notice shall have been received by the Buyer Parties, the Seller Parties or any of the Acquired Companies or Acquired Subsidiaries from any Governmental Authority indicating an intent to restrain, prevent, materially delay or restructure the Transaction; and

(b) the Seller Parties shall have received all authorizations, approvals, or consents of, and registrations or filings with, any Governmental Authority listed on Schedule 3.5 of the Seller Parties Disclosure Schedules and the Buyer Parties shall have received all authorizations, approvals, or consents of, and registrations or filings with, any Governmental Authority set forth on Schedule 4.5 of the Buyer Parties Disclosure Schedules.

SECTION 7.2 Conditions to Obligation of the Buyer Parties. The obligations of the Buyer Parties to consummate the Closing are subject to the fulfillment or satisfaction (or waiver by the Buyer Parties), prior to or at the Closing, of each of the following additional conditions precedent:

(a) (i) the representations and warranties of the Seller Parties contained in this Agreement shall be true and correct in all respects as of the Closing, as if made at and as of each such date (except that those representations and warranties which by their terms are made as of a specific date shall be required to be true and correct only as of such date), except where the failure of such representations and warranties to be true and correct would not have a Seller Material Adverse Effect (without giving effect to any limitation included by the words “Seller Material Adverse Effect,” “in all material respects,” “material” or “materiality”); (ii) each of the Seller Parties shall have complied with and performed in all material respects its obligations hereunder required to be complied with or performed by it on or prior to the Closing Date; and (iii) the Buyer shall have received a certificate to the foregoing effect from an authorized officer of each Seller;

(b) the Buyer shall have completed the acquisition of the equity interests in DDD and HHH held by Zabeel Investments Inc. and TLG-H Acquisition LLC shall have completed the acquisition of the equity interests in The Harmon Hotel, LLC, Hospitality IP, Ltd. and Hotel IP, Ltd. held by Zabeel Investments Inc. and Zabeel Investments (L.L.C.);

(c) the Buyer shall have received the deliverables set forth in Section 2.4;

(d) between the date of this Agreement and the Closing Date, there shall not have occurred (nor shall the Buyer have become aware of) any Seller Material Adverse Effect or any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with all other changes, effects, events, occurrences, states of facts or developments, would reasonably be likely to result in a Seller Material Adverse Effect;

(e) each member of (i) the Management Committees of each of the Acquired Companies and (ii) the Board of Managers of each of the Acquired Subsidiaries, in each case, who are designees or Affiliates of the Seller Parties (excluding Zabeel Investments Inc. and its Affiliates), shall have tendered a resignation letter in a form reasonably satisfactory to the Buyer on or prior to the Closing, which resignations shall become effective at the Effective Time; and

(f) the Sellers shall have produced a written document showing compliance with Section 6.1(e) (as described in the last sentence of Section 6.1(e)).

SECTION 7.3 Conditions to Obligation of the Seller Parties. The obligations of the Seller Parties to consummate the Closing are subject to the fulfillment or satisfaction (or waiver by the Seller Parties), prior to or at the Closing, of the following additional conditions precedent:

(a) (i) the representations and warranties of the Buyer Parties contained in this Agreement shall be true and correct in all respects as of the Closing, as if made at and as of each such date (except that those representations and warranties which by their terms are made as of a specific date shall be required to be true and correct only as of such date), except where the failure of such representations and warranties to be true and correct would not have a Buyer Material Adverse Effect (without giving effect to any limitation included by the words “Buyer Material Adverse Effect,” “in all material respects,” “material” or “materiality”); (ii) each of the

Buyer Parties shall have complied with and performed in all material respects its obligations hereunder required to be complied with or performed by it on or prior to the Closing Date; and (iii) the Seller Parties shall have received a certificate to the foregoing effect from an authorized officer of each Buyer Party; and

(b) prior to the Closing, the Buyer shall have executed and delivered the Contract Rights Agreement, which shall be in form and substance reasonably satisfactory to the Seller Parties;

(c) the Buyer shall have completed the acquisition of the equity interests in DDD and HHH held by Zabeel Investments Inc., and TLG-H Acquisition LLC shall have completed the acquisition of the equity interests in The Harmon Hotel, LLC, Hospitality IP, Ltd. and Hotel IP, Ltd. held by Zabeel Investments Inc. and Zabeel Investments (L.L.C.);

(d) the Seller Parties shall have received the deliverables set forth in Section 2.5; and

(e) between the date of this Agreement and the Closing Date, there shall not have occurred (nor shall the Sellers have become aware of) any Buyer Material Adverse Effect or any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with all other changes, effects, events, occurrences, states of facts or developments, would reasonably be likely to result in a Buyer Material Adverse Effect.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1 Survival.

(a) The right to make a claim for indemnification with respect to representations and warranties contained herein shall survive the Closing and shall continue in full force and effect until the date that is eighteen (18) months after the Closing Date, at which time such rights to make claims shall terminate; provided, however, that:

(i) the right to make a claim for indemnification with respect to (A) representations and warranties made by (1) the Seller Parties, in Sections 3.1(a) and (b), 3.2 and 3.3 (the “Seller Fundamental Representations”) and (2) the Buyer Parties, in Sections 4.1, 4.2 and 4.3 shall survive the Closing indefinitely and (B) covenants set forth in Sections 6.1 and 6.2 shall survive until the expiration of the applicable statute of limitations, except for Section 6.1(c)(ii), which shall survive the Closing indefinitely; and

(ii) the right to make a claim for indemnification with respect to representations and warranties made by the Seller Parties in Sections 3.15 and 3.16 shall survive the Closing until ninety (90) days after the expiration of the applicable statute of limitations, except for Section 3.16(p), which shall survive the Closing indefinitely;

provided, however, that, notwithstanding anything to the contrary herein, any right to make a claim for indemnification with respect to any representation or warranty that would otherwise terminate in accordance with this sentence will continue to survive if a written notice in accordance with the applicable provision of Section 8.3 is delivered by the Indemnified Party to the Indemnifying Party on or prior to such termination date until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VIII but only with respect to the matters described in such notice.

(b) The right to make a claim for indemnification with respect to all covenants and agreements contained in this Agreement shall survive the Closing indefinitely in accordance with their terms until fully performed.

SECTION 8.2 Indemnification.

(a) From and after the Closing and subject to the limitations set forth in this Agreement, the Seller Parties, jointly and severally, hereby agree to indemnify the Buyer Parties and each of its Affiliates and Representatives (together, in each case, with their respective successors and permitted assigns, the “Buyer Indemnified Parties”) against, and agree to hold them harmless from any and all Losses arising out of, resulting from or related to:

(i) any inaccuracy of any representation or any breach of any warranty made by the Seller Parties in this Agreement (disregarding for this purpose any materiality or Seller Material Adverse Effect qualification or exception contained in any such representations and warranties);

(ii) any breach, nonfulfillment or nonperformance of any of the covenants, agreements or obligations of the Sellers contained in this Agreement;

(iii) any liability of Sellers under Section 6.1 or Section 6.2 or any breach of the covenants set forth in Section 6.1 or Section 6.2;

(iv) any expenses of the Seller Parties incidental to the preparation of this Agreement, and the consummation of the Agreement (to the extent actually paid by the Buyer Parties or any Acquired Subsidiary or Acquired Subsidiary), except to the extent such expenses constitute Seller Expenses;

(v) any claims of brokers or finders engaged by the Sellers; or

(vi) the matters contemplated on Schedule 8.2(a) attached to the Company Information Letter.

(b) From and after the Closing and subject to the limitations set forth in this Agreement, the Buyer Parties, jointly and severally, hereby agree to indemnify the Sellers and each of their Affiliates and Representatives (together, in each case, with their respective successors and permitted assigns, the “Seller Indemnified Parties”) against, and agree to hold them harmless from, any and all Losses arising out of, resulting from or related to

(i) any inaccuracy of any representation or any breach of any warranty made by the Buyer Parties in this Agreement (disregarding for this purpose any materiality or Buyer Material Adverse Effect qualification or exception contained in any such representations and warranties);

(ii) any breach, nonfulfillment or nonperformance of any of the covenants, agreements or obligations of the Buyer Parties contained in this Agreement;

(iii) any claims of brokers or finders engaged by the Buyer Parties.

(c) Each Indemnified Party shall, and shall cause its Affiliates to, take all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstances that would be reasonably expected to, or does, give rise thereto, including costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(d) Payments by an Indemnifying Party pursuant to Section 8.2(a) or 8.2(b) in respect of any Loss shall be limited to the amount of any assessments, losses, damages, costs, expenses, liabilities, judgments, awards, charges and other amounts that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expect to be received by the applicable Indemnifying Party in respect of such Loss. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(e) Neither Party shall be liable under this Article VIII for: (i) subject to Section 5.7, any Losses based upon or arising out of any inaccuracy or breach of any of the representations and warranties of the other Party contained in this Agreement, if such first Party has knowledge of such inaccuracy or breach prior to the date hereof; (ii) any individual or series of related Losses which do not exceed $25,000 (which Losses shall not be included for the purposes of determining whether the applicable Threshold Amount has been exceeded); provided, however, that this Section 8.2(e)(ii) shall not apply to Losses resulting from breach of (A) the Seller Parties’ representations in Section 3.16 (only with respect to Income Taxes, employment taxes, withholding taxes, or any breach of Section 3.16(b) or Section 3.16(p), or the specific matters described in Schedule 3.16 of the Seller Parties Disclosure Schedules), or (B) the Seller Parties’ obligations under Section 6.1 (only with respect to Income Taxes, employment taxes, withholding taxes, or any breach of Section 3.16(b) or Section 3.16(p), or the specific matters described in Schedule 3.16 of the Seller Parties Disclosure Schedules); (iii) any Losses excluded by Sections 5.8(b) or 9.16; or (iv) any Losses to the extent incurred by reason of the failure of the Buyer Parties, in the case of indemnification obligations under Section 8.2(a), or the Seller Parties, in the case of indemnification obligations under Section 8.2(b), to perform in any material respects any of the covenants or agreements contained in this Agreement.

SECTION 8.3 Indemnification Procedures; Arbitration.

(a) Promptly after receipt by a Buyer Indemnified Party or a Seller Indemnified Party (hereinafter collectively referred to as an “Indemnified Party”) of notice by a third party (including any Governmental Authority) of any complaint or the commencement of any audit, investigation, action or proceeding initiated by such third party with respect to which such Indemnified Party is entitled to receive payment from the Buyer Parties or the Seller Parties for any Losses hereunder (a “Third Party Claim”), such Indemnified Party shall notify in writing the Buyer or the Sellers, as the case may be (the “Indemnifying Party”); provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Article VIII with respect to such Third Party Claim only if, and only to the extent that, such failure to notify the Indemnifying Party adversely affects the Indemnifying Party’s rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within thirty (30) days thereafter, to assume the defense of such Third Party Claim, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel; provided, however, that the Indemnified Party shall have the right to defend such claim prior to any assumption of the defense by the Indemnifying Party, but only to the extent any action taken does not prejudice the Indemnified Party’s defense of such Third Party Claim. The assumption of the defense of any such Third Party Claim by the Indemnifying Party shall constitute assumption by the Indemnifying Party of full responsibility for all Losses resulting from any such Third Party Claim. In the event that the Indemnifying Party declines or fails to assume the defense of any Third Party Claim on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 30-day period, then the Indemnified Party may employ counsel to represent or defend it in any such Third Party Claim and the Indemnifying Party shall pay the reasonable out-of-pocket fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any jurisdiction in any single (or substantially related) audit, investigation, action or proceeding. In any Third Party Claim with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such matter and to retain its own counsel at such Party’s own expense. The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use commercially reasonable efforts to keep the other reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with the other with respect to the defense of any such matter.

(b) No Indemnified Party may settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim (including liability for indemnification hereunder) and imposes no restrictions on the Indemnifying Party’s conduct, in which case, the Indemnifying Party’s consent will not be required. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (i) includes an unconditional release of the Indemnified Party from all liability arising out of such claim, (ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (ii) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party’s Affiliates.

(c) In the event an Indemnified Party claims a right to Losses pursuant to this Agreement in any circumstance or manner other than in connection with a Third Party Claim (a “Direct Claim”), such Indemnified Party shall, promptly following the incurrence of such Losses (or the Indemnified Party becoming aware of such Losses), send written notice of such Direct Claim to the appropriate Indemnifying Party, which notice shall specify in reasonable detail the basis and estimated amount for such Direct Claim, and shall include copies of all material written evidence thereof. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstances alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including reasonable access to the Acquired Companies or the Acquired Subsidiaries’ premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party and its professional advisors may reasonably request. If the Indemnifying Party does not respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, which case, the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d) The Sellers and the Buyer shall endeavor in good faith to resolve any potential Direct Claims under this Section 8.3 (which shall include at least one face-to-face meeting between Sasson and Michael Gross or his successor as chief executive officer of MHGC) within thirty (30) days after end of the investigatory period described in Section 8.3(c). If the Sellers and the Buyer are unable to resolve such potential Direct Claims within the 30-day period described in the preceding sentence, any potential Direct Claim shall be settled by arbitration administered by the Commercial Arbitration Rules of the American Arbitration Association under its Expedited Procedures. The place of arbitration shall be New York, New York. The number of arbitrators shall be one, and judgment on the award rendered by such arbitrator may be entered in any court having jurisdiction thereof. Within five (5) Business Days of the final determination of the merits and amount of each Direct Claim, the Indemnifying Party will pay to the Indemnified Party in immediately available funds an amount equal to such Direct Claim as determined hereunder to the extent such claims are indemnifiable under this Article VIII.

(e) In the event an Indemnified Party shall be entitled to indemnification under more than one provision of Section 8.2(a) or Section 8.2(b), as the case may be, such Indemnified Party may, in its discretion, choose the provision or provisions pursuant to which indemnification is claimed. For the avoidance of doubt, no amount of Loss for which the Buyer Parties shall have received a payment of indemnification shall be deducted in the determination of Non-Morgans EBITDA with respect to the Measurement Period (as defined in the Promissory Notes).

(f) No Indemnified Party may recover more than once for the same indemnifiable Loss and, for the avoidance of doubt, any recovery for an indemnifiable Loss, whether by seeking payment from an Indemnifying Party or reducing the principal amount of, or withholding payment under, the Promissory Notes (subject to compliance with the provisions of Section 2.8), shall be subject to the applicable limitations on indemnification set forth in this Article VIII.

SECTION 8.4 Limitations.

(a) The Buyer Parties shall not be entitled to indemnification with respect to any Loss under Section 8.2(a), (i) unless such matter was the subject of a written notice given by a Buyer Indemnified Party pursuant to Section 8.3(a) within the survival period following the Closing Date specified for each respective matter in Section 8.1, and (ii) (A) with respect to any Loss under Section 8.2(a), other than the matters set forth in Section 3.13(a) and the last sentence of Section 3.14(b), unless and until the aggregate Losses of all Buyer Indemnified Parties (taken as a whole) shall exceed $400,000 (the “General Threshold Amount”) or (B) with respect to the matters set forth in Section 3.13(a) and the last sentence of Section 3.14(b), unless and until the aggregate Losses of all Buyer Indemnified Parties (taken as a whole) shall exceed $200,000 (the “Specified Threshold Amount”), in each of such cases (i.e., in clauses (A) and (B)), the Buyer Indemnified Parties may claim indemnification for the amount of all such Losses, including the applicable Threshold Amount. The maximum amount that the Buyer Indemnified Parties shall be entitled to recover from the Seller Parties with respect to all indemnifiable Losses pursuant to Section 8.2(a) is $5,000,000 (the “Indemnification Cap”). Notwithstanding the foregoing, the limitations set forth in this Section 8.4(a) shall not apply to: (w) any claims or Losses with respect to breaches or inaccuracies of any Seller Fundamental Representation, (x) any claims or Losses with respect to breaches or inaccuracies of the Seller Parties’ representations in Section 3.16 (only with respect to Income Taxes, employment taxes, withholding taxes, or any breach of Section 3.16(b) or Section 3.16(p), or the specific matters described in Schedule 3.16 of the Seller Parties Disclosure Schedules), (y) any claims or Losses with respect to breaches of the Seller Parties’ covenants in Section 6.1 (only with respect to Income Taxes, employment taxes, withholding taxes, or any breach of Section 3.16(b) or Section 3.16(p), or the specific matters described in Schedule 3.16 of the Seller Parties Disclosure Schedules) or (z) any claims or Losses with respect to fraud or criminal acts or omissions.

(b) The Seller Parties shall not be entitled to indemnification with respect to any Loss under Section 8.2(b), (i) unless such matter was the subject of a written notice given by a Seller Indemnified Party pursuant to Section 8.3(a) within the survival period following the Closing Date specified for each respective matter in Section 8.1, and (ii) unless and until the aggregate Losses of all Seller Indemnified Parties (taken as a whole) shall exceed the applicable Threshold Amount, in which event the Seller Indemnified Parties may claim indemnification for the amount of all such Losses, including the applicable Threshold Amount. The maximum amount that the Seller Indemnified Parties shall be entitled to recover from the Buyer Parties with respect to all indemnifiable Losses under Section 8.2(b) is the Indemnification Cap. Notwithstanding the foregoing, the limitations set forth in this Section 8.4(b) shall not apply to: (x) any claims or Losses with respect to breaches or inaccuracies of any representations and warranties in Section 4.3 or (y) any claims or Losses with respect to fraud or criminal acts or omissions.

SECTION 8.5 Exclusivity of Remedies.

(a) The Parties acknowledge and agree that (i) after the Closing, the sole and exclusive remedy with respect to any breach of this Agreement shall be a claim for Losses (whether by contract, in tort or otherwise, and whether in law, in equity or both) made pursuant to (and subject to the limitations of) this Article VIII; provided, however, that notwithstanding the foregoing, nothing in this Article VIII shall limit the right of any Party to seek specific performance or other equitable relief as provided in Section 9.3. Before the Closing, the Parties shall be entitled only to the termination and other remedies set forth in Sections 9.1 and 9.2 and the other remedies described in Section 8.5(b), and indemnification under this Article VIII shall not apply.

(b) Each Party expressly acknowledges and agrees that prior to the Closing it shall have all remedies available at law or in equity, including the remedy of specific performance, in the event of a breach of any representation, warranty, covenant or agreement made by any other Party in this Agreement.

SECTION 8.6 Joint and Several Liability. The Seller Parties shall be jointly and severally liable for the representations, warranties, covenants and agreements of the Seller Parties set forth in this Agreement and shall be jointly and severally liable for any payments with respect to indemnification due to the Buyer Parties under this Article VIII.

SECTION 8.7 Tax Treatment of Payments. To the extent permitted by Applicable Law, the Parties agree to treat any indemnity payments under this Article VIII as an adjustment to the Purchase Price for all Tax purposes and agree not to take any position on any Tax Return or in any Tax Dispute that is inconsistent with such treatment.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Termination. This Agreement may be terminated prior to the Closing as follows:

(a) by mutual written consent of the Buyer and the Sellers;

(b) by either the Buyer or the Sellers, if the Closing has not occurred on or before December 15, 2011 (the “Outside Date”); provided, however, that neither the Buyer Parties nor the Seller Parties may terminate this Agreement pursuant to this Section 9.1(b) if the Closing shall not have been consummated by such date by reason of the failure of such Party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement;

(c) by either the Buyer or the Sellers if any event or circumstance shall occur, or the other Party shall materially breach any of its representations, warranties, covenants or agreements contained in this Agreement, where the effect of such event, circumstance or breach would be to cause the conditions to the obligation to consummate the Closing of the terminating Party not to be capable of being satisfied prior to the Outside Date; provided, that prior to any such termination, the non-breaching Party shall provide notice to the breaching Party specifying the breach and if such breach is capable of cure by the Outside Date (it being understood that in the event such breach is cured prior to the Outside Date, the non-breaching Party shall not have the right to terminate this Agreement); or

(d) by either the Buyer or the Sellers if a Governmental Authority shall have issued an order or decree or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transaction and such order, decree or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any Party that has initiated such Proceeding, or that has not taken any and all actions required by this Agreement necessary to oppose, contest and resist, and to have lifted, rescinded or vacated, such order, decree or judgment before it became final and nonappealable.

Any Party desiring to terminate this Agreement pursuant to this Section 9.1 shall give written notice of such termination to the other Party to this Agreement.

SECTION 9.2 Effect of Termination. In the event of the termination of this Agreement under Section 9.1, but without limiting the rights of the Seller Parties under Section 9.5 below:

(a) this Agreement shall forthwith become null and void and have no further force or effect (except for this Section 9.2 and Sections 5.5 (Confidentiality), 9.5 (Expenses), 9.15 (Consent to Jurisdiction, etc.) and 9.16 (Waiver of Punitive, Incidental and Other Special Damages and Jury Trial), which shall remain in full force and effect following such termination); and

(b) neither Party shall have any liability or obligation to the other in respect of this Agreement, provided that:

(i) if the Transaction fails to close as a result of a breach of this Agreement by either Party, the breaching Party shall be fully liable to the other Party for all reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) actually incurred by such other Party in connection with the preparation of this Agreement and the carrying out of the provisions of this Agreement, so long as the Party seeking such costs and expenses is not itself in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement and is ready, willing and able to close the Transaction; and

(ii) each Party shall by fully liable to the other Party for any breach of any provisions of this Agreement that survive the termination hereof.

SECTION 9.3 Enforcement of Agreement. The Parties acknowledge and agree that each Party would be irreparably harmed if any of the provisions of this Agreement required to be performed after the Closing are not performed in accordance with their specific terms and that any breach of this Agreement by the Parties could not be adequately compensated in all cases by monetary damages alone. Accordingly, the Parties agree that, in addition to any other right or remedy to which the Parties may be entitled at law or in equity, the Parties shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to obtain temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches, without posting any bond or giving any undertaking.

SECTION 9.4 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, (d) sent by fax, or (e) delivered by email as follows:

If to the Buyer Parties, or any Buyer Party, to:

Morgans Hotel Group

475 Tenth Avenue

11th Floor

New York, NY 10018

Attention: David Smail

Fax No.: (212) 277-4172

Email: david.smail@morganshotelgroup.com

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004 USA

Attention: Bruce W. Gilchrist, Esq.

Fax No.: (202) 637-5910

Email: bruce.gilchrist@hoganlovells.com

If to the Seller Parties, or any Seller Party, to it at:

6276 S. Rainbow Road

Suite 120

Las Vegas, NV 89118

Attention: Andrew Sasson, Andy Masi, and Michael Rea

Fax No.: (702) 588-5614

Email: 25@lightlv.com

with a copy to:

Proskauer Rose LLP

11 Times Square

New York, NY 10036

Attention: Jeffrey A. Horwitz

Fax No.: (212) 969-2900

Email: jhorwitz@proskauer.com

All such notices, requests, demands, waivers and other communications shall be deemed to have been given when received (w) by personal delivery, on the day of such delivery if prior to 5:00 p.m., (x) by next-day or overnight mail or delivery, on the day delivered (y) by fax, on the Business Day on which such fax was received, and (z) by email, on the Business Day on which such email was delivered as evidenced by electronic record; provided, however, that the subject line must contain readily identifiable notice that the email is being delivered as an official notice pursuant to this Agreement.

SECTION 9.5 Expenses. Except as otherwise provided in this Agreement, the Buyer Parties shall be responsible for and pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the Transaction. The Buyer Parties shall be responsible for and pay $350,000 of the expenses of the Seller Parties incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement, and the consummation of the Transaction (the “Seller Expenses”).

SECTION 9.6 Amendments; Waivers.

(a) This Agreement shall not be amended or modified except by written instrument duly executed by each of the Parties. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party.

(b) No waiver by any Party, whether express or implied, of any right under any provision of this Agreement shall constitute a waiver of such Party’s rights under any other provision of this Agreement, nor shall any such waiver constitute a waiver of such Party’s right at any other time. No failure by any Party to take any action with respect to any breach of this Agreement or default by the other Party shall constitute a waiver of such Party’s right to enforce any provision of this Agreement against such other Party or to take action with respect to such breach or default or of any subsequent breach or default by such other Party.

SECTION 9.7 Assignment. This Agreement may not be assigned by the Buyer Parties, (except for the assignment to its Affiliates with respect to any rights under this Agreement, but not any obligations hereunder) on the one hand, or the Seller Parties (except for the assignment to its Affiliates with respect to any rights under this Agreement, but not any obligations hereunder), on the other hand, without the prior written consent of the other Party, and any attempted assignment in violation of the foregoing shall be null and void. This Agreement and the rights of the Parties shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

SECTION 9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

SECTION 9.9 Counterparts. This Agreement may be executed in any number of counterparts and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the Parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

SECTION 9.10 Entire Agreement. This Agreement, the other Transaction Documents and any other agreements contemplated hereby or thereby constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the Parties with respect to the subject matter of this Agreement.

SECTION 9.11 Headings; Knowledge. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of Article III and, to the extent applicable, any other portion of this Agreement, “knowledge of the Seller Parties” or “known by the Seller Parties” and each phrase having equivalent meaning (e.g., “to the Seller Parties’ knowledge” or “such party has knowledge”) shall mean the actual knowledge of Masi, Sasson, Michael Rea or Michael Brunet. For purposes of Article IV and, to the extent applicable, any other portion of this Agreement, “knowledge of the Buyer Parties or “known by the Buyer Parties” and each phrase having equivalent meaning (e.g., “to the Buyer Parties’ knowledge” or “such party has knowledge”) shall mean the actual knowledge of Michael Gross, Yoav Gery or David Smail.

SECTION 9.12 Third Party Beneficiaries. Except as provided for in Section 5.8, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that that each Indemnified Party shall have the right to enforce the obligations of the applicable Indemnifying Party with respect to Article VIII.

SECTION 9.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 9.14 Construction. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “include,” “includes” and “including” shall be deemed to be followed by the words “but not limited to,” (e) references to “hereof,” “hereunder” or “herein” relate to this Agreement in its entirety and not to any particular Article, Section or provision hereof, and (f) section, subsection, paragraph, schedule and exhibit references are to this Agreement unless otherwise specified. Unless the context otherwise requires, the term “party” when used in this Agreement means a party to this Agreement. References in this Agreement to a Party or other Person include their respective successors and assigns. Unless the context otherwise requires, any reference to this Agreement, any Transaction Document or any other agreement shall be deemed to refer to such agreement, as may be amended, restated supplemented or otherwise modified from time to time. With regard to each and every term and condition of this Agreement, the Parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the Parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which Party actually prepared, drafted or requested any term or condition of this Agreement. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. All references in this Agreement to “dollars” or “$” shall mean United States dollars.

SECTION 9.15 Consent to Jurisdiction, etc.

(a) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York or any Federal court of the United States of America sitting in the State of New York and any appellate court thereof, in any action or proceeding arising out of, or relating to, this Agreement or Transaction or for recognition or enforcement of any judgment relating to the Transaction, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court of the State of New York or, to the extent permitted by law, in such Federal court. Subject to rights of appeal, each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in any court of the State of New York or any Federal court of the United States of America sitting in the State of New York. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Parties hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.

SECTION 9.16 Waiver of Punitive, Incidental and Other Special Damages and Jury Trial.

(a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING LOSS OF FUTURE REVENUE OR INCOME, LOSS OF BUSINESS REPUTATION OR OPPORTUNITY RELATING TO THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT, OR DIMINUTION OF VALUE OR ANY DAMAGES BASED ON ANY TIME OF MULTIPLE, IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION, EXCEPT IN THE EVENT OF FRAUD.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(c) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16.

SECTION 9.17 Disclosure Schedule, Schedules, Exhibits and Attachments. The Disclosure Schedules and all Exhibits and Attachments referred to herein are intended to be and hereby are specifically made a part of this Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have duly executed this Master Purchase Agreement or have caused this Master Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BUYER PARTIES: TLG ACQUISITION LLC

By:	/s/ Michael Gross
Name: Title:	Michael Gross Chief Executive Officer

MORGANS GROUP LLC

By:	/s/ Michael Gross
Name:	Michael Gross
Title:	Chief Executive Officer

[Signature page 1 to Master Purchase Agreement]

SELLER PARTIES: SASSON MASI F&B HOLDINGS, LLC

By:	/s/ Andrew Sasson
Name: Title:	Andrew Sasson Member of the Management Committee

SASSON MASI NIGHTLIFE HOLDINGS, LLC

By:	/s/ Andrew Sasson
Name: Title:	Andrew Sasson Member of the Management Committee

/s/ Andrew Sasson
Andrew Sasson

/s/ Andy Masi
Andy Masi

[Signature page 2 to Master Purchase Agreement]

Exhibit A-1

DDD Holdings, LLC Acquired Subsidiaries

	September 30,	September 30,
Name	Jurisdiction	DDD Holdings, LLC Ownership Percentage
CBL Management LLC	Nevada	100%
BNC Entertainment, LLC	Nevada	100%
Bella Lounge, LLC[1]	Nevada	47%

1	53% held by Bellagio, LLC, a subsidiary of MGM Mirage

A-1

Exhibit A-2

HHH Holdings, LLC Acquired Subsidiaries

	September 30,	September 30,
Name	Jurisdiction	HHH Holdings, LLC Ownership Percentage
Ink & Drink, LLC	Nevada	100%
City Bar, LLC	Nevada	100%
Dancing Monkey, LLC	Nevada	100%
Yellowtail Restaurant LLC	Nevada	100%
Diablo’s Cantina, LLC	Nevada	100%
Cranberry Restaurants, LLC	Nevada	100%
REV Management, LLC	Nevada	100%
Fix Management, LLC	Nevada	100%
City Club LLC	Nevada	100%
City Restaurant LLC	Nevada	100%
City Lounge LLC	Nevada	100%
MC Steak LLC	Nevada	100%
City Entertainment, LLC	Nevada	100%
LGD Management LLC	Nevada	100%
Bare Pool Management LLC	Nevada	100%
Club Jungle Management LLC	Nevada	100%

A-2

Exhibit B

Model Balance Sheet

As of September 30, 2011

September 30,
9/30/11
Current Assets
Cash	$(92,141)
Accounts Receivable	$4,236,458
Inventory	$9,459
Prepaid Expenses	$144,227

Total Current Assets	$4,298,003

Current Liabilities
Accounts Payable	$661,804
Advanced Deposits	$7,596
Payroll Liability	$1,060,343
Other Liabilities	$631,357
Quarterly Distributions Payable (Note A)	$1,285,879

Total Current Liabilities	$3,646,979

Working Capital	$651,024

Required Closing Working Capital	$500,000

Excess Working Capital to be distributed to Members	$151,024

Note A – The Quarterly Distributions Payable will be distributed to the members of DDD and HHH and to Bellagio, LLC approximately 45 days after the end of the applicable fiscal quarter. Bellagio, LLC and each member of DDD and HHH will receive a portion of the Quarterly Distributions Payable equal to its pro rata portion of the Net Earnings of the Acquired Companies and Acquired Subsidiaries (collectively, the “Companies”) for the applicable fiscal quarter (it being understood that the Net Earnings of Bella Lounge, LLC will be allocated fifty-three (53%) percent to Bellagio, LLC and forty-seven (47%) percent to the members of DDD). Incentive Fees are calculated pursuant to each applicable Management Agreement and are paid by the applicable Venues to the Companies approximately 45 days after the end of each fiscal quarter and are distributed to the members of DDD and HHH promptly upon receipt of such fees.

B-1

Note B – The Net Earnings of the Companies for the portion of the fourth quarter ending on (and including) the Closing Date (the “Stub Period”) shall be calculated as follows:

For each full fiscal month during the Stub Period: (a) the Base Fees and Corporate Operating Expenses will be based on actual monthly income statements of the Companies and each venue managed by the Companies for each such fiscal month during the Stub Period and (b) the Incentive Fees for each such fiscal month will calculated pro rata based on the amount of Incentive Fees attributable to each such fiscal month and the aggregate amount of Incentive Fees attributable to the entire fourth fiscal quarter, in each case, as reflected on the income statements of each Venue.

For each partial month during the Stub Period, the Base Fees, Incentive Fees and Corporate Operating Expenses for such partial month will be calculated pro rata based on the number of days between (and including) the first of such month through (and including) the Closing Date and the total number of days in such month. For the purposes of calculating the number of days in such partial month, each day shall begin at 4:01 a.m. (PST) and end at 4.01 a.m. (PST) the following day.

Note C – Capitalized terms used but not defined in this Model Balance Sheet shall have the meanings assigned to such terms in the Agreement.

B-2

Exhibit C

Form of Certificate of Non-Foreign Status

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For United States tax purposes (including Section 1445 of the Code), the owner of a disregarded entity which has legal title to a United States real property interest under local law, and not the disregarded entity, is the transferor of the property.

In order to inform TLG Acquisition LLC (the “Transferee”), that withholding of tax is not required in connection with the transfer of             (the “Company), pursuant to the Master Purchase Agreement, dated as of November     , 2011, by and among the Transferee, [            (the “Transferor”)1], the Transferor hereby certifies and declares the following:

1. The Transferor [CIRCLE ONE] is / is not a disregarded entity within the meaning of Treasury Regulation Section 1.1445-2(b)(2)(iii).

2. If the Transferor is a disregarded entity within the meaning of Treasury Regulation Section 1.1445-2(b)(2)(iii) (i.e., “is” is circled in paragraph 1 above), the owner of the assets of the Transferor for U.S. federal income tax purposes is             . This person is the “Tax Signatory.”

Note: if the Transferor is not a disregarded entity (as indicated in paragraph 1 above), the Transferor is the “Tax Signatory.”

3. The Tax Signatory is a             for federal income tax purposes and is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii).

4. The Tax Signatory is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as such terms are defined in the Code and the Treasury Regulations promulgated thereunder).

5. The Federal Taxpayer Identification Number of the Transferor is             .

6. The Federal Taxpayer Identification Number of the Tax Signatory (if different from the Transferor) is             .

7. The address for the Transferor is:

[1]	Identify parties to the relevant agreement.

C-1

8.	The address for the Tax Signatory (if different from the Transferor) is:

The undersigned understands that this certification may be disclosed to the Internal Revenue Service and that any false statement contained in this certification may be punished by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete and I further declare that I have the authority to sign this document on behalf of the Tax Signatory (and, if different, the Transferor).

[TRANSFEROR]

By:
Name: Title:

C-2

ATTACHMENT I

FORM OF SASSON PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO THAT CERTAIN MASTER PURCHASE AGREEMENT, DATED AS OF NOVEMBER 17, 2011. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY THE HOLDER NAMED HEREIN. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE TERMS OF THIS INSTRUMENT WILL BE VOID.

November [            ], 2011

FOR VALUE RECEIVED, TLG Acquisition LLC, a Delaware limited liability company (“Buyer”), hereby promises to pay to Andrew Sasson, an individual (“Sasson” or “Holder”), the aggregate principal of $16,000,000, subject to adjustment as set forth below, together with interest accrued thereon, calculated and payable as set forth below in this Promissory Note (this “Note”).

This Note is being issued pursuant to Section 2.2(c) of the Master Purchase Agreement dated as of November 17, 2011 (the “Master Purchase Agreement”), by and among Holder, Buyer, Sasson Masi F&B Holdings, LLC, a Delaware limited liability company (“Sasson Masi F&B”), Sasson Masi Nightlife Holdings, LLC, a Delaware limited liability company (“Sasson Masi Nightlife”), Andy Masi, an individual (“Masi”), and Morgans Group LLC (“MGLLC”), a Delaware limited liability company.

This Note is convertible into shares of common stock, par value $0.01 per share, or any successor common stock thereto, of MHGC (as defined below) (such stock, the “MHGC Common Stock”) in the circumstances described herein. Accordingly, MHGC makes the representations, warranties, covenants and agreements contained in this Section 12 of this Note.

SECTION 1. Definitions. All capitalized terms used in this Note but not defined herein shall have the meanings given to them in the Master Purchase Agreement. Certain terms used in this Note are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Note shall be equally applicable to both the singular and plural forms of the terms defined).

“Business Combination” has the meaning set forth in Section 8(k).

“Buyer” has the meaning set forth in the Preamble.

“Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Change of Control” means

(i)	in the case of MHGC:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder), of voting stock of MHGC representing more than 50% of the aggregate total voting power represented by the issued and outstanding voting stock of MHGC, or

(b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of MHGC by individuals who were neither (i) nominated by the board of directors of MHGC or the Permitted Investors nor (ii) appointed by directors so nominated.

(ii)	in the case of MGLLC:

(a) MHGC shall cease to be the sole managing member of MGLLC; or

(b) any member of MGLLC other than MHGC gains the right to exercise control or management power over MGLLC, except as otherwise expressly permitted in the Amended and Restated Limited Liability Company Agreement of MGLLC and as required by Applicable Law.

(iii)	in the case of the Buyer:

(a) MGLLC shall cease to be the sole managing member of the Buyer;

(b) any member of the Buyer (other than MGLLC) gains the right to exercise control or management power over the Buyer, except as otherwise expressly permitted in the Amended and Restated Limited Liability Company Agreement of the Buyer and as required by Applicable Law.

“Change of Control Conversion Consideration” means, with respect to any Change of Control, the consideration that would have been received by Holder in connection with the occurrence of such Change of Control on an as-converted basis, assuming Holder had exercised the Conversion Right immediately prior to the consummation of such Change of Control. If such Change of Control occurs on or after the last day of the Measurement Period, the principal amount of this Note, for purposes of calculating the Change of Control Conversion Consideration, shall be adjusted in accordance with Section 4(a).

“Change of Control Payment Date” has the meaning set forth in Section 3(d).

2

“Closing Date” means the date of closing of the Master Purchase Agreement.

“Closing Price” means, with respect to the MHGC’s Common Stock or any other securities on any Trading Day, the reported last sale price per share (or, if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the NASDAQ Global Market, or, if the MHGC’s Common Stock or such securities are not listed on the NASDAQ Global Market, as reported by the principal national securities exchange or automated quotation system on which the MHGC’s Common Stock or such securities are listed, or if no such prices are available, the Closing Price per share shall be the fair market value of a share of Common Stock or other security as reasonably determined in good faith by the board of directors of MHGC.

“Common Stock” has the meaning set forth in the Preamble.

“Consultant Services Agreement” means the Consultant Services Agreement, dated, as of the date hereof, by and between MHGC and Sasson

“Conversion Exercise Period” has the meaning set forth in Section 6(a).

“Conversion Price” means $9.50 per share of Common Stock, as may be adjusted as set forth in Section 8.

“Conversion Right” has the meaning set forth in Section 6(a).

“Event of Default” has the meaning set forth in Section 13.

“Final Non-Morgans EBITDA” has the meaning set forth in Section 4(c).

“Final Non-Morgans EBITDA Determination Date” means the date on which the Final Non-Morgans EBITDA is finally determined pursuant to Section 4(b).

“Final Non-Morgans EBITDA Statement” has the meaning set forth in Section 4(c).

“Holder” has the meaning set forth in the Preamble.

“Indebtedness” means, as to any Person: (i) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or otherwise); (ii) indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (iii) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (iv) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of any Person; (v) capital lease obligations of such Person; and (vi) Indebtedness of others guaranteed by such Person

3

“Intercompany Indebtedness” means all Indebtedness owed by the Buyer or any of its Subsidiaries, on the one hand, to MHGC, MGLLC or any of their Subsidiaries, on the other hand, the payment of which shall be subordinated in the manner and to the extent set forth on Attachment II, to the prior payment in full of this Note.

“Interest Payment Date” means each February     , May     , August     , and November     , beginning on February         , 2012.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Buyer dated November [    ], 2011, as it may be amended from time to time.

“Masi” has the meaning set forth in the Preamble.

“Masi Employment Agreement” means the Employment Agreement, dated as of the date hereof, by and between MHGC and Masi.

“Masi Note” means that certain Promissory Note, dated as of the date hereof, executed by Buyer in favor of Masi.

“Master Purchase Agreement” has the meaning set forth in the Preamble.

“Maturity Date” has the meaning set forth in Section 3(a).

“MGLLC” means Morgans Group LLC, a Delaware limited liability company, or any successor to all or substantially all of the assets of Morgans Group LLC.

“MGLLC Guaranty” means that certain guaranty in substantially the form of Attachment III by MGLLC in favor of Holder.

“MHGC” means Morgans Hotel Group Co., a Delaware corporation, or any successor to all or substantially all of the assets of Morgans Hotel Group Co.

“Measurement Period” has the meaning set forth in Section 4(a).

“Morgans Credit Agreement” means that certain Credit Agreement, dated as of July 28, 2011, by and among MGLLC, as borrower, MHGC, as guarantor, Deutsche Bank Securities Inc. as sole lead arranger, and the other borrowers, agent, and the lenders party thereto.

“Non-Morgans EBITDA Statement of Objections” has the meaning set forth in Section 4(b).

“Note” has the meaning set forth in the Preamble.

“Note Acceleration Event” means (i) the acceleration of the maturity of the indebtedness owing under the Morgans Credit Agreement for any reason, (ii) the termination of the Consultant Services Agreement prior to the one (1) year anniversary of the Closing Date, other than as a result of Sasson’s willful misconduct, or (iii) the termination of the Masi Employment Agreement for any reason, other than by the Company for Cause (as defined in the Masi Employment Agreement) or by Masi without Good Reason (as defined in the Masi Employment Agreement) prior to March 30, 2014.

4

“Notice of Conversion” has the meaning set forth in Section 7(a)(ii).

“Permitted Encumbrances” means (a) statutory Liens for Taxes or other charges or assessments by any Governmental Authority, not yet due and payable; (b) statutory Liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law Liens to secure claims for labor, materials or supplies and other like Liens, arising in the ordinary course of business consistent with past practice and that secure obligations that are not yet delinquent or that are not material to the business of the Buyer; (c) easements or restrictions, rights of way, zoning ordinances and other similar encumbrances affecting real property that do not materially impair the value of such property or the use of such property in the business of the Buyer; (d) Liens arising under equipment leases with third parties or other similar agreements entered into in the ordinary course of business consistent with past practice; (e) Liens securing Closing Date Indebtedness that are specified on Schedule 1.1(b) to the Master Purchase Agreement; or (f) Liens created in connection with the Transaction pursuant to the terms of any Transaction Document.

“Prepayment Notice” has the meaning set forth in Section 3.

“Proposed Non-Morgans EBITDA Statement” has the meaning set forth in Section 4(b).

“Sasson” has the meaning set forth in the Preamble.

“Sasson Masi F&B” has the meaning set forth in the Preamble.

“Sasson Masi Nightlife” has the meaning set forth in the Preamble.

“Shares” means shares of Common Stock and any Capital Stock (or other property) for or into which Common Stock hereafter is exchanged, converted, reclassified or recapitalized by MHGC or pursuant to a Fundamental Change to which MHGC is a party.

“Spin-Off” has the meaning set forth in Section 8(c).

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the NASDAQ Global Market or, if the Common Stock is not then listed on the NASDAQ Global Market, on the principal other U.S. national or regional securities exchange or automated quotation system on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange or automated quotation system, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or quoted, a Trading Day means a Business Day.

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SECTION 2. Interest.

(a) From and after (but excluding) the date of this Note and continuing through and including the third (3rd) anniversary of the Closing Date, interest on the unpaid principal balance of this Note (as such balance may have been increased as the result of the accrual of interest pursuant to Section 2(b)(ii) or reduced pursuant to Section 4) outstanding from time to time shall accrue at a rate per annum equal to eight percent (8%). From and after (but excluding) the third (3rd) anniversary of the Closing Date, interest on the unpaid principal balance of this Note outstanding from time to time shall accrue at a rate per annum equal to eighteen percent (18%); provided, however, that if this Note shall have been prepaid on or prior to the date that is the earlier of (x) five (5) Business Days after the receipt by Buyer of Holder’s notice that he is declining to exercise his Conversion Right and (y) thirty-five (35) days after the Final Non-Morgans EBITDA Determination Date, from and after (but excluding) the third (3rd) anniversary of the Closing Date until such date when this Note is fully prepaid, interest shall accrue at a rate per annum equal to eight percent (8%). The amount of interest payable on this Note on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and the amount of interest payable on this Note on any date other than an Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

(b) On each Interest Payment Date:

(i) an amount equal to seventy-five percent (75%) of the interest that shall have accrued on the outstanding principal balance of this Note since the preceding Interest Payment Date (or the date of this Note, in the case of the initial Interest Payment Date) shall be payable, in cash; and

(ii) an amount equal to twenty-five percent (25%) of the interest that shall have accrued on the outstanding principal balance of this Note since the preceding Interest Payment Date (or the date of this Note, in the case of the initial Interest Payment Date) shall be added to the principal amount of the Note as of such Interest Payment Date, which shall have the effect of interest compounding quarterly.

(c) Upon the occurrence, and during the continuation of an Event of Default, interest shall accrue on the outstanding principal of this Note at a rate per annum equal to (i) at any time from and after (but excluding) the date of this Note and continuing through and including the third (3rd) anniversary of the Closing Date, sixteen percent (16%) and (ii) at any time from and after (but excluding) the third (3rd) anniversary of the Closing Date, twenty percent (20%).

SECTION 3. Payment of Principal; Prepayment; Mandatory Prepayment.

(a) The principal balance outstanding on this Note (as such balance may have been increased as the result of the accrual of interest pursuant to Section 2(b)(ii) or reduced pursuant to Section 4) and all accrued and unpaid interest thereon shall be due and payable to Holder on the later of (x) November     , 2015, or (y) the date five (5) days after the Final Non-Morgans EBITDA Determination Date (such later date, the “Maturity Date”).

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(b) Except as otherwise provided herein, this Note may be prepaid in whole or in part on or at any time; provided that (i) prepayments of this Note and the Masi Note shall be made on a pro rata basis and (ii) Buyer shall have provided notice to Holder of its intention to prepay this Note at least thirty (30) days prior to the date of prepayment, which notice (a “Prepayment Notice”) shall set forth the date on which the prepayment will be made (such date a “Prepayment Date”) and the amount of principal (and accrued interest on such principal amount to the Prepayment Date) to be prepaid on such date and informing the Holder that the Holder has the right to elect to receive the prepayment of this Note in cash or to exercise the Conversion Right by delivering a notice to Buyer that is received by Buyer on or before 5:00 p.m., New York time, on the date five (5) Business Days before the Prepayment Date. If such election notice is not received by Buyer on or before 5:00 p.m., New York time, on the date five (5) Business Days before the Prepayment Date, the Buyer shall be entitled to elect to prepay the amount set forth in the Prepayment Notice in cash or in shares of common stock of MHCG based on the Conversion Price then in effect.

(c) In the event a Note Acceleration Event occurs, Buyer shall be required to prepay in full the outstanding principal balance of this Note together with accrued and unpaid interest in cash no later than later than (i) immediately upon occurrence of (1) the events set forth in clause (i) of the definition of the “Note Acceleration Event,” (2) the events set forth in clause (ii) of the definition of the “Note Acceleration Event,” or (3) termination of the Masi Employment Agreement by the Company without Cause, or (ii) five (5) Business Days after Masi Employment Agreement is terminated by Masi for Good Reason, Death or Disability. If such Note Acceleration Event occurs on or after the last day of the Measurement Period, Buyer shall be required to prepay in full the outstanding principal balance of this Note (as such balance may be adjusted pursuant to Section 4(a)) together with accrued and unpaid interest in cash no later than later than five (5) Business Days after the Final Non-Morgans EBITDA Determination Date.

(d) In the event a Change of Control of any of MHGC, MGLLC or Buyer occurs, (i) Buyer shall provide Holder with notice of the occurrence of such Change of Control no later than ten (10) days after occurrence of such Change of Control and, in any event, no later than twenty (20) days prior to the Change of Control Payment Date, which notice shall describe the nature of the Change of Control and inform the Holder that the Holder has the right to elect to receive the prepayment of this Note in cash or to receive the Change of Control Conversion Consideration (in which case, Holder shall be deemed to have exercised the Conversion Right immediately prior to the consummation of such Change of Control (or the record date with respect to such Change of Control, if a record date is set therefor)) on the Change of Control Payment Date by delivering a notice to Buyer that is received by Buyer on or before 5:00 p.m., New York time, on the date five (5) Business Days before the Change of Control Payment Date and (ii) Buyer shall be required to prepay in full the outstanding principal balance of this Note together with accrued and unpaid interest or deliver the Change of Control Conversion Consideration, as applicable, on or before the Change of Control Payment Date. If such Change of Control occurs on or after the last day of the Measurement Period, the principal amount of this Note and the Change of Control Conversion Consideration shall be adjusted in accordance with Section 4(a).

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(e) As used herein the “Change of Control Payment Date” shall mean (x) with respect to a Change of Control that occurs before the last day of the Measurement Period, the date forty (40) days after the occurrence of such Change of Control, and (y) with respect to a Change of Control that occurs on or after the last day of the Measurement Period, the date forty (40) days after the Final Non-Morgans EBITDA Determination Date.

SECTION 4. Adjustment of Principal Amount.

(a) The principal amount of the Note shall be subject to adjustment based on the aggregate amount of Non-Morgans EBITDA during the period commencing on January 1, 2012 through and including March 31, 2014 (the “Measurement Period”). If Non-Morgans EBITDA during the Measurement Period is less than $18,000,000, then the principal amount of this Note shall be reduced effective March 31, 2014 by an amount equal to the product of (x) a fraction equal to (i) $18,000,000 minus the amount of Non-Morgans EBITDA during the Measurement Period divided by (ii) $18,000,000 times (y) $16,000,000; provided, that in no event shall the principal amount of this Note be reduced below zero.

(b) Promptly following the Measurement Period, but in no event later than sixty (60) days after the conclusion of the Measurement Period, the Buyer shall deliver or cause to be delivered to Holder a statement setting forth, in reasonable detail, the Buyer’s calculations of aggregate Non-Morgans EBITDA, together with detailed support for such calculations (the “Proposed Non-Morgans EBITDA Statement”). To the extent reasonably required to complete their review of the Buyer’s Proposed Non-Morgans EBITDA Statement, Holder and his Representatives shall have full and timely access to all supporting work papers and other documentation used in, and the personnel responsible for preparation of, the Buyer’s Proposed Non-Morgans EBITDA Statement. In the event Holder disputes the correctness of any portion of the Proposed Non-Morgans EBITDA Statement, Holder, in coordination with Masi, shall notify the Buyer in writing of the joint objections of Holder and Masi, within thirty (30) days after receipt of the Buyer’s Proposed Non-Morgans EBITDA Statement and shall set forth, in writing and in reasonable detail, the reasons for Holder’s and Masi’s objections (including the amount in dispute and the basis for such dispute) (the “Non-Morgans EBITDA Statement of Objections”). If Holder fails to deliver such Non-Morgans EBITDA Statement of Objections within the time period required by the preceding sentence, Holder shall be deemed to have accepted the Buyer’s calculations and such calculations, the Proposed Non-Morgans EBITDA Statement and the amount set forth on the Proposed Non-Morgans EBITDA Statement shall be final, conclusive and binding on the Parties. To the extent Holder objects within the time period contemplated by this Section 4(b), the specific items on the Buyer’s Proposed Non-Morgans EBITDA Statement to which Holder objects shall be considered to be in dispute, and Holder shall be deemed to have accepted the Buyer’s calculation in respect of all other matters and such other matters shall not be considered to be in dispute. Holder, in coordination with Masi, and the Buyer shall endeavor in good faith to resolve any disputed matters (which shall include at least one face-to-face meeting between Holder and Michael Gross or his successor as chief executive officer of Morgans Hotel Group Co.) within thirty (30) days after the Buyer’s receipt of the Non-Morgans EBITDA Statement of Objections. If Holder, in coordination with Masi, and the Buyer are unable to resolve the disputed matters within the 30-day period described in the preceding sentence, Holder and the Buyer shall engage the Accounting Firm for binding arbitration of the disputed matters only and to make any adjustments to the Proposed Non-Morgans EBITDA Statement, as the case may be. In performing its review, the Accounting Firm (i) shall, before reaching its decision, review any written presentations made by the parties and, if either party

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requests, their respective Representatives, and thereafter, have at least one meeting with the parties and, if either party requests, their respective Representatives and (ii) shall resolve all issues of interpretation, including legal and accounting issues. The parties hereto agree that all adjustments shall be made without regard to materiality. The Accounting Firm shall only decide the specific items under dispute by the parties and its decision for each disputed matter must be within the range of values assigned to each such item in the Proposed Non-Morgans EBITDA Statement and the Non-Morgans EBITDA Statement of Objections (to the extent such amounts are determinable by Holder, in coordination with Masi), respectively. The parties shall promptly comply with all reasonable requests by the Accounting Firm for information, books, records and similar items.

(c) As finally determined pursuant to Section 4(b) (whether by failure of Holder to deliver notice of objection, by agreement of Holder and the Buyer or by determination of the Accounting Firm), the Non-Morgans EBITDA during the Measurement Period is referred to herein as the “Final Non-Morgans EBITDA” and the final statement thereof is referred to herein as the “Final Non-Morgans EBITDA Statement.”

(d) The Accounting Firm shall be required to deliver to the Buyer and Holder, as promptly as practicable, but no later than thirty (30) calendar days after the Accounting Firm is engaged, a written report setting forth its resolution and, if applicable, its calculation of the disputed items or amounts. Upon delivery of the Accounting Firm’s report, such report and the calculations set forth therein shall be final, conclusive and binding upon the Buyer and Holder absent manifest error.

(e) All fees and expenses of the Accounting Firm shall be paid one-half by the Buyer and one-half by Holder and Masi.

SECTION 5. Payments Generally; Holdback.

(a) All payments of principal and interest hereunder to Holder shall be made by the Buyer in immediately available funds by wire transfer to the bank account set forth on Attachment I hereto or such other account as may be designated in writing by Holder at least three (3) Business Days prior to the date on which such payment is due. Payments under this Note will be applied (i) first, to the payment of charges payable hereunder, (ii) second, to reduce the amount of interest payable hereunder and (iii) third, to reduce the principal balance of the Note.

(b) Notwithstanding the foregoing, payment of principal and interest shall be subject to holdback and adjustments in accordance with Section 2.7 of the Master Purchase Agreement. In the event of any such holdback or adjustment, the amount of such holdback or adjustment shall be applied in accordance with clause (a) above.

(c) In any case where an Interest Payment Date or other day on which a payment of principal or interest hereunder shall be due shall not be a Business Day, then (notwithstanding any other provision of Note) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or other day, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or other day, as the case may be, to the next succeeding Business Day.

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SECTION 6. Conversion.

(a) Subject to the terms and upon compliance with the conditions hereinafter set forth in this Note, the Holder shall be entitled to convert all or any portion of the principal balance then outstanding under this Note into that number of fully paid and nonassessable Shares determined by dividing (i) the amount of such principal balance to be converted by (ii) the Conversion Price (the “Conversion Right”). The Holder shall be entitled to exercise the Conversion Right, in the manner provided in Section 7 at any time during the following periods (each a “Conversion Exercise Period”):

(i) the period commencing on the first Business Day after November     , 2014 and ending five (5) Business Days prior to the Maturity Date;

(ii) the period commencing on the date a Prepayment Notice is provided to Holder and ending five (5) Business Days prior to the Prepayment Date set forth in such notice; and

(iii) the period commencing on the date when a Buyer provides Holder notice of a Change of Control pursuant to Section 3(d) and ending five (5) days prior to the Change of Control Payment Date.

(b) The number of Shares issuable under this Note and the Conversion Price are subject to adjustments as provided herein, and all references to “Common Stock,” “Shares,” and “Conversion Price” herein shall be deemed to include any such adjustment or series of adjustments.

SECTION 7. Conversion Mechanics; Terms of Conversion.

(a) Conversion Procedures.

(i) The Conversion Right may be exercised, in whole or in part, by the Holder at any time or from time to time during a Conversion Exercise Period.

(ii) Any conversion of this Note shall be effected by the surrender of this Note by the Holder and the delivery of a notice of conversion substantially in the form attached as Exhibit A hereto (the “Notice of Conversion”), duly completed and executed on behalf of the Holder, prior to 5:00 p.m. New York time on a Business Day during a Conversion Exercise Period at the principal executive offices of MHGC located at 475 Tenth Avenue, 11th Floor New York, NY 10018 (or such other office or agency of MHGC in the United States as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of MHGC). Any exercise of the Conversion Right will be effective when the Holder satisfies all of the foregoing requirements. Any deliveries received after 5:00 p.m. New York time shall be deemed to have been received on the next succeeding Business Day.

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(iii) Within ten (10) days after its receipt of the Notice of Conversion, MHGC shall deliver to or upon the written order of the Holder, a certificate or certificates for the number of Shares issuable upon such conversion. MHGC shall use best efforts to deliver any certificate or certificates required to be delivered by MHGC electronically through the Depositary Trust Company or another established clearing corporation performing similar functions.

(b) Effect of Conversion. Upon any conversion of this Note, the rights of the Holder with respect to the unpaid principal amount hereunder converted into Shares shall cease and the Holder shall be deemed to have become the owner of the Shares into which such principal amount shall have been converted and such converted principal amount shall be extinguished and deemed to have been forgiven or repaid and shall no longer be outstanding and no future interest shall accrue on any such amount. In the case of a partial conversion of this Note, Buyer shall deliver to Holder, together with the certificates delivered pursuant to Section 7(a)(iii), a substitute promissory note evidencing the remaining principal amount of this Note, which shall be payable solely in cash and with respect to which the Holder shall have no Conversion Right. For the avoidance of doubt, the Conversion Right may only be exercised once.

SECTION 8. Adjustments and Other Rights. The Conversion Price and the number of Shares issuable upon conversion of this Note shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 8 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 8, so as to result in any duplication (it being understood that any series of events will not be deemed to be a single event, even if such events occur simultaneously):

(a) Stock Dividends, Stock Splits, Subdivisions, Reclassifications or Combinations. If MHGC issues Common Stock as a dividend or distribution on Common Stock to all holders of Common Stock, or if MHGC effects a share split or share combination, the Conversion Price will be adjusted based on the following formula:

CP1	=	CP0 x OS0/OS1

where

CP0	=	the Conversion Price in effect immediately prior to the adjustment relating to such event

CP1	=	the new Conversion Price in effect taking such event into account

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

OS1	=	the number of shares of Common Stock outstanding immediately after such event.

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Any adjustment made pursuant to this Section 8(a) shall become effective on the date that is immediately after (x) the ex-dividend date for such distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this Section 8(a) is declared but not so paid or made, the new Conversion Price shall be readjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(b) Distributions of Rights, Options, Etc. If MHGC issues to all holders of Common Stock any rights, warrants, options or other securities entitling them after the date of issuance thereof to subscribe for or purchase Common Stock, or if MHGC issues to all holders of Common Stock securities convertible into Common Stock after the date of issuance thereof, in either case at an exercise or a conversion price per share of Common Stock less than the Closing Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Price will be adjusted based on the following formula:

CP1	=	CP0 x (OS0+Y)/(OS0+X)

where

CP0	=	the Conversion Price in effect immediately prior to the adjustment relating to such event

CP1	=	the new Conversion Price taking such event into account

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

X	=	the total number of shares of Common Stock issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y	=	the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities divided by (B) the average of the Closing Prices of the Common Stock for the ten (10) consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

For purposes of this Section 8(b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Common Stock at less than the applicable Closing Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by MHGC for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of MHGC. Any adjustment made pursuant to this Section 8(b) shall become effective on the ex-dividend date for the distribution. If any right, warrant, option, other security or convertible security described in this Section 8(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Price shall be readjusted to the Conversion Price that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

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(c) Other Distributions. If MHGC distributes capital stock, evidences of indebtedness or other assets or property of MHGC to all holders of Common Stock, excluding:

(i)	dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in Section 8(a) or (b) above,

(ii)	dividends or distributions paid exclusively in cash, and

(iii)	Spin-Offs described below in this Section 8(c),

then the Conversion Price will be adjusted based on the following formula:

CP1	=	CP0 x (SP0-FMV)/SP0

where

CP0	=	the Conversion Price in effect immediately prior to the adjustment relating to such event

CP1	=	the new Conversion Price taking such event into account

SP0	=	the Closing Price of the Common Stock on the Trading Day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

FMV	=	the fair market value (as determined in good faith by the Board of Directors of MHGC) of the capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the Conversion Price made pursuant to this paragraph shall be made successively whenever any such distribution is made and shall become effective on the ex-dividend date for such distribution.

If MHGC distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to any Subsidiaries or any other business units of MHGC (a “Spin-Off”), the Conversion Price in effect immediately before the close of business on the date fixed for determination of holders of Common Stock entitled to receive such distribution will be adjusted based on the following formula:

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CP1	=	CP0 x MP0/(FMV0+MP0)

where

CP0	=	the Conversion Price in effect immediately prior to the adjustment relating to such event

CP1	=	the new Conversion Price taking such event into account

FMV0	=	the average of the Closing Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading Days after the effective date of the Spin-Off.

MP0	=	the average of the Closing Prices of the Common Stock over the first ten (10) consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Conversion Price made pursuant to this paragraph will occur after the close of business on the tenth (10th) consecutive Trading Day after the effective date of the Spin-Off; provided that in respect of any conversion within the ten (10) consecutive Trading Days immediately following the effective date of any Spin-Off, references in this Section 8(c) with respect to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed.

If any such dividend or distribution described in this Section 8(c) is declared but not paid or made, the new Conversion Price shall be readjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(d) Certain Repurchases of Shares. If MHGC or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Price will be adjusted based on the following formula:

CP1	=	CP0 x (SP1 x OS0)/(AC + (SP1 x OS1))

where

CP0	=	the Conversion Price in effect immediately prior to the adjustment relating to such event

CP1	=	the new Conversion Price taking such event into account

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors of MHGC) paid or payable for Common Stock purchased in such tender or exchange offer

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS1	=	the number of shares of Common Stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1	=	the average of the Closing Prices of Common Stock for the ten (10) consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

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If the application of the foregoing formula would result in an increase in the Conversion Price, no adjustment to the Conversion Price will be made.

Any adjustment to the Conversion Price made pursuant to this Section 8(d) shall become effective on the date immediately following the determination of the average of the Closing Prices of Common Stock for purposes of SP1 above. If MHGC or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Price shall be readjusted to be the Conversion Price that would be in effect if such tender or exchange offer had not been made.

(e) In addition to the adjustments pursuant to clauses (a) through (d) above, MHGC may, in its sole discretion, decrease the Conversion Price in order to avoid or diminish any U.S. federal income tax to holders of Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire Common Stock) or from any event treated as such for U.S. federal income tax purposes. MHGC may also, from time to time, to the extent permitted by applicable law, decrease the Conversion Price by any amount for any period if MHGC has determined that such decrease would be in the best interests of MHGC. If MHGC makes such determination, it will be conclusive and MHGC will mail to the Holder a notice of the decreased Conversion Price and the period during which it will be in effect at least fifteen (15) days prior to the date the decreased Conversion Price takes effect in accordance with applicable law.

(f) If MHGC has in effect a rights plan while this Note remains outstanding, the Holder will receive, upon a conversion of this Note in respect of which MHGC is required to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under MHGC’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the rights plan adopted by MHGC have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders would not be entitled to receive any rights in respect of Common Stock, if any, that MHGC is required to deliver upon conversion of this Note, the Conversion Price will be adjusted at the time of separation as if MHGC had distributed to all holders of Common Stock capital stock, evidences of indebtedness or other assets or property pursuant to Section 8(c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(g) For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of MHGC but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

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(h) No Adjustment.

(i) MHGC shall not be required to make any adjustment to the Conversion Price in accordance with the provisions of this Section 8 if the Holder is permitted and elects to participate, on an as-converted basis, in the transactions described in Section 8 (assuming for this purpose that the principal amount of the Note were convertible solely into a number of shares of Common Stock equal to the outstanding principal amount divided by the Conversion Price).

(ii) Any provision of this Section 8 to the contrary notwithstanding, no adjustment in the Conversion Price or the number of Shares into which this Note is convertible shall be made if the amount of such adjustment would be less than one cent ($0.01) or one-tenth (1/10th) of a Share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one cent ($0.01) or 1/10th of a Share, or more.

(iii) Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Conversion Price shall be made, the applicable Conversion Price shall not be adjusted for: (i) the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of MHGC and the investment of additional optional amounts in Common Stock under any plan; (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of MHGC; (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Note was first issued; (iv) a change in the par value of the Common Stock; and (v) accumulated and unpaid dividends or distributions.

(i) Notice of Adjustment. Whenever the Conversion Price is adjusted as herein provided, MHGC shall promptly prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the Holder within twenty (20) Business Days after the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) Notice of Adjustment Event and Certain Other Events. In the event that MHGC shall propose to take any action of the type described in this Section 8 (but only if the action of the type described in this Section 8 would result in an adjustment in the Conversion Price or the number of Shares into which this Note is convertible or a change in the type of securities or property to be delivered upon conversion of this Note), MHGC shall give notice to the Holder, in the manner set forth in this Section 8(j), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion of this Note. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be

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given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. In the event there is a dissolution or liquidation of MHGC, MHGC shall mail to the Holder a notice stating the effective date. MHGC shall mail such notice at least fifteen (15) days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 8(j).

(k) Effect of Reclassification, Consolidation, Merger or Sale on Conversion Right. If any of the following events occur (each, a “Business Combination”), namely:

(i) any recapitalization, reclassification or change of the Common Stock, other than (A) a change in par value, or from par value to no par value, or from no par value to par value, or (B) as a result of a subdivision or combination; or

(ii) a consolidation, merger or combination of MHGC with another Person; or

(iii) a sale, lease or other transfer to another Person of all or substantially all of the consolidated assets of MHGC and its Subsidiaries. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the assets of one or more of MHGC’s Subsidiaries, the capital stock of which constitute all or substantially all the assets of MHGC to a Person other than MHGC or any Subsidiary of MHGC, shall be deemed to be the transfer of all or substantially all the assets of MHGC; or

(iv) any statutory share exchange of MHGC with another Person,

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, from and after the effective date of such Business Combination, upon conversion of this Note, each share of Common Stock deliverable in respect of any such settlement shall consist of, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which holders of Common Stock are entitled to receive in respect of each share of Common Stock upon such Business Combination. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, MHGC shall make adequate provision whereby the Holder shall have a reasonable opportunity to determine the form of consideration into which the Note shall be convertible from and after the effective date of such Business Combination. Such determination shall be subject to any limitations to which all of the holders of the Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination. In any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to convert this Note in exchange for any shares of stock or other securities or property pursuant to this Section 8(k). The above provisions of this Section 8(k) shall similarly apply to successive Business Combinations. None of the provisions of this Section 8(k) shall affect the right of the Holder to convert the Note in accordance with the provisions of this Section 8 prior to the effective date of a Business Combination.

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If this Section 8(k) applies to any event or occurrence, Sections 8(a) through 8(d) hereof shall not apply.

(l) Timing of Issuance of Additional Shares Upon Certain Adjustments. In any case in which the provisions of this Section 8 shall require that an adjustment shall become effective immediately after a record date for an event, MHGC may defer until the occurrence of such event (i) issuing to the Holder of this Note with respect to the portion so converted after such record date and before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional Share unless prohibited by the Note; provided, that MHGC upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Shares, and such cash, upon the occurrence of the event requiring such adjustment.

(m) Adjustment Rules. Any adjustments pursuant to this Section 8 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Conversion Price made hereunder would reduce the Conversion Price to an amount below the par value of the Shares, then such adjustment in Conversion Price made hereunder shall reduce the Conversion Price to the par value of the Shares; provided, that the par value of the Shares shall not increase while this Note is outstanding.

SECTION 9. Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, MHGC shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to MHGC.

SECTION 10. Guaranty. The obligations of the Buyer under this Note are guaranteed by MGLLC on the terms and subject to the conditions set forth in the MGLLC Guaranty.

SECTION 11. Covenants of Buyer. Until the payment in full of the Buyer’s obligations hereunder, the Buyer agrees that it:

(a) will comply in all material respects with all covenants set forth in the LLC Agreement, except with respect to covenants requiring consent of Holder or Masi, Buyer will comply in all respects; and

(b) will not:

(i) incur or assume any Indebtedness other than Intercompany Indebtedness; or

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(ii) create or suffer to exist any Liens, other than Permitted Encumbrances, upon any of its properties, whether now owned or hereafter acquired.

SECTION 12. Representations, Warranties and Covenants of MHGC. MHGC represents, warrants and covenants as follows:

(a) MHGC is duly organized, validly existing and in good standing under the laws of Delaware.

(b) With respect to Section 12 of this Note, (i) MHGC has the requisite power and authority to execute this Note, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (ii) all corporate of similar acts and other proceedings required to be taken by MHGC to authorize the execution and delivery of this Note, the performance by MHGC of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and properly taken; this Note has been duly executed and delivered by MHGC and constitutes a legal, valid and binding obligation of MHGC, enforceable in accordance with its terms and conditions.

(c) With respect to Section 12 of this Note, neither the execution and delivery of this Note by MHGC nor the consummation of the transactions contemplated hereby will (i) require notice to or the consent of any Person, (ii) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which MHGC or any of its affiliates is subject, or (iii) result in any breach under or otherwise violate or conflict with any provision of MHGC’s or any of its affiliates’ organizational documents.

(d) Upon Holder’s exercise of his Conversion Right, MHGC shall immediately provide, free from preemptive rights, out of its authorized but unissued shares or shares, sufficient shares of Common Stock to provide for conversion of this Note as required by its terms. All Common Stock issued upon the conversion of this Note will be duly authorized, validly issued, fully paid and non-assessable by MHGC and free from preemptive rights and free from all taxes, Liens and charges (other than those created by Holder).

(e) If any Common Stock to be provided for the purpose of the conversion of this Note requires the registration with or approval of any Governmental Authority before such shares may be validly issued upon conversion, MHGC shall, in good faith and as expeditiously as possible, secure such registration or approval, as the case may be.

(f) If at any time the Common Stock shall be listed on NASDAQ or any other national securities exchange or automated quotation system, MHGC will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of this Note.

SECTION 13. Events of Default. Each of the following events shall constitute an event of default (an “Event of Default”) hereunder:

(a) a default by the Buyer in the payment of the principal amount of this Note when the same becomes due and payable whether at the Maturity Date, upon acceleration or otherwise; or

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(b) a default by the Buyer in the payment of interest under this Note, which default continues for five (5) days after the date when due; or

(c) a default by the Buyer or MHGC in the delivery when due of Shares of Common Stock deliverable upon exercise of the Conversion Right, which default continues for ten (10) days; or

(d) a Note Acceleration Event, unless with respect to the occurrence set forth in clauses (ii) and (iii) of the definition thereof Buyer prepays in full all amounts outstanding under the Note in accordance with Section 3(c) hereof; or

(e) the failure by the Buyer to perform or observe any term, covenant or agreement contained in Section 11 of this Note and the failure to cure such default (if curable) within thirty (30) days after receipt by the Buyer of a notice of default specifying such failure; or

(f) the failure by the Buyer to perform or observe any other term, covenant or agreement contained this Note and the failure to cure such default (if curable) within sixty (60) days after receipt by the Buyer of a notice of default specifying such failure; or

(g) the MGLLC Guaranty for any reason ceases to be, or for any reason is asserted in writing by MGLLC or the Buyer not to be, in full force and effect and enforceable in accordance with its terms; or

(h) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of the Buyer, MGLLC, or MHGC in an involuntary case or proceeding under any applicable bankruptcy law or (y) a decree or order adjudging the Buyer, MGLLC, or MHGC a bankrupt or insolvent, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(i) the Buyer, MGLLC, or MHGC consents to the entry of a decree or order for relief in respect of the Buyer, MGLLC, or MHGC in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against the Buyer, MGLLC, or MHGC; or

(j) the Buyer, MGLLC, or MHGC commences a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

(k) the Buyer, MGLLC, or MHGC files a petition seeking reorganization or relief under any applicable bankruptcy law.

Buyer shall, within five (5) days after becoming aware thereof, notify Holder of the occurrence of any Event of Default.

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SECTION 14. Remedies on Default. If an Event of Default shall occur and be continuing, all obligations under this Note shall bear interest at the applicable default interest rate set forth in Section 2(c). If an Event of Default (other than an Event of Default specified in clauses (h), (i), (j) or (k) of Section 13) shall occur and be continuing, the Holder shall be entitled to declare all unpaid principal of and accrued and unpaid interest through the date of such declaration to be immediately due and payable, by a notice in writing to the Buyer. Upon any such declaration, such principal and interest shall become due and payable immediately. If an Event of Default specified in clauses (h), (i), (j) or (k) of Section 13 occurs and is continuing, then this Note shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Note, together with accrued and unpaid interest, if any, to the date this Note becomes due and payable, without any declaration or other act on the part of the Holder.

SECTION 15. Costs of Enforcement. In the event of the breach by the Buyer of any provision of this Note or the occurrence of an Event of Default, the Holder shall be entitled to proceed to protect and enforce its rights hereunder by appropriate judicial proceedings and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. The Buyer shall reimburse the Holder for all reasonable costs and expenses incurred in connection with the protection and enforcement of its rights hereunder and collection of all amounts owing hereunder plus reasonable attorneys’ fees and expenses.

SECTION 16. Miscellaneous.

(a) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, (iv) sent by fax, or (v) delivered by email as follows:

If to the Buyer and MHGC:

Morgans Hotel Group

475 Tenth Avenue

11th Floor

New York, NY 10018

Attention: David Smail

Fax No.: (212) 277-4172

Email: david.smail@morganshotelgroup.com

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004 USA

Attention: Bruce W. Gilchrist, Esq.

Fax No.: (202) 637-5686

Email: bruce.gilchrist@hoganlovells.com

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If to Holder, to him at:

6276 S. Rainbow Road

Suite 120

Las Vegas, NV 89118

Attention: Andrew Sasson, Andy Masi, and Michael Rea

Fax No.: (702) 588-5614

Email: 25@lightlv.com

with a copy to:

Proskauer Rose LLP

11 Times Square

New York, NY 10036

Attention: Jeffrey A. Horwitz

Fax No.: (212) 969-2900

Email: jhorwitz@proskauer.com

All such notices, requests, demands, waivers and other communications shall be deemed to have been given when received (w) by personal delivery, on the day of such delivery if prior to 5:00 p.m., (x) by next-day or overnight mail or delivery, on the day delivered (y) by fax, on the Business Day on which such fax was received, and (z) by email, on the Business Day on which such email was delivered as evidenced by electronic record; provided, however, that the subject line must contain readily identifiable notice that the email is being delivered as an official notice pursuant to this Note.

(b) Amendments; Waivers.

(i) Any provision of this Note may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of Buyer and the Holder and, in the case of Section 12, MHGC, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii) No failure or delay by either party in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, no action taken pursuant to this Note, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Note. Any term, covenant or condition of this Note may be waived at any time by the party that is entitled to the benefit thereof, but only by a written notice signed by such party expressly waiving such term or condition. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

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(c) Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of Buyer and Holder and their respective successors and permitted assigns. Neither Buyer nor Holder may assign or otherwise transfer, directly or indirectly, in whole or in part, any of his or its rights or obligations under this Note without the prior written consent of the other party, except that Holder may assign, without the prior written consent of the other party, his rights hereunder. Any attempted assignment or other transfer in violation of this Section 16 (c) shall be void and of no effect.

(d) Construction. As used in this Note, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. References in this Note to a party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used in this Note shall be deemed to be followed by the phrase “but not limited to” unless such phrase otherwise appears. Unless the context otherwise requires, references in this Note to Sections and Attachments shall be deemed references to Sections of, and Attachments to, this Note. Unless the context otherwise requires, any reference to this Note or any other agreement shall be deemed to refer to such agreement, as may be amended, restated supplemented or otherwise modified from time to time. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Note refer to this Note in its entirety and not to any particular Section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. With regard to each and every term and condition of this Note, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Note. All references in this Note to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(e) Entire Agreement. This Note and the Master Purchase Agreement and the other agreements and instruments referred to therein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto with respect to the subject matter hereof.

(f) Governing Law. This Note shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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(g) Jurisdiction.

(i) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York or any Federal court of the United States of America sitting in the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or for recognition or enforcement of any judgment relating this Note, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court of the State of New York or, to the extent permitted by law, in such Federal court. Subject to rights of appeal, each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(ii) Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court of the State of New York or any Federal court of the United States of America sitting in the State of New York. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii) Without limiting the foregoing, Buyer and Holder agree that service of process upon such party at the address referred to in Section 16(a), together with written notice of such service to such party, shall be deemed effective service of process upon such party.

(iv) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) ARISING OUT OF OR BASED UPON THIS NOTE.

(h) Severability. Any provision of this Note that is prohibited or unenforceable shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction. The application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by applicable law. To the extent any provision of this Note is determined to be prohibited or unenforceable in any jurisdiction, Buyer and Holder agree to use commercially reasonable efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited or unenforceable provision.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

TLG ACQUISITION LLC

Morgans Group LLC

By Morgans Hotel Group Co., its managing member

By:
Name:
Title:

MORGANS HOTEL GROUP CO.
(only with respect to Section 12 hereof)

By:
Name:
Title:

[Signature page to Sasson Promissory Note]

ATTACHMENT I

HOLDER WIRE INSTRUCTIONS

[provided separately]

ATTACHMENT II

SUBORDINATION TERMS

1. Subordination. The payment of any Intercompany Indebtedness shall be subordinate and subject in right of payment, to the extent set forth below, to the prior payment in full of the Note.

2. Priority and Payment Over. For so long as any amounts remain outstanding under the Note:

(a) the Holder will be entitled to receive payment in full of all amounts due or to become due on or in respect of the Note before any Intercompany Indebtedness is paid;

(b) any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of any Intercompany Indebtedness in any such case, proceeding, dissolution, liquidation or other winding up or event will be paid by the Buyer or by the trustee in bankruptcy, debtor-in-possession, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Buyer directly to the Holder to the extent necessary to pay the Note in full after giving effect to any concurrent payment or distribution to or for the benefit of the Holder;

(c) no holder of Intercompany Indebtedness will (i) commence (unless the Holder has commenced) any action or proceeding against the Buyer to recover all or any part of the Intercompany Indebtedness or (ii) join with any creditor (unless the Holder also joins) in bringing any proceeding against the Buyer under the United States Bankruptcy Code or any other state, federal or foreign insolvency statute;

(d) no Holder of Intercompany Indebtedness will ask, demand, sue for, take or receive from the Buyer, directly or indirectly, in cash, property or securities or by set off or in any other manner payment of all or any part of the Intercompany Indebtedness; and

(e) if any holder of Intercompany Indebtedness receives, while the Note remains outstanding, any payment or distribution of assets of the Buyer of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Buyer which is subordinated to the payment of the Intercompany Indebtedness, other than in respect of interest that is due and payable under any Intercompany Indebtedness before all amounts due or to become due on or in respect of the Note have been irrevocably paid in full in cash, then and in such event such payment or distribution will be received in trust for the Holder and will be paid over or delivered by the holder of Intercompany Indebtedness receiving the same directly to the Holder or, to the extent legally required, to the trustee in bankruptcy, debtor-in-possession, receiver, liquidating trustee, custodian, assignee, agent or other Person making such payment or distribution of assets of the Buyer, for application to the payment of the Note to the extent necessary to pay the Note in full after giving effect to any concurrent payment or distribution to or for the benefit of the Holder.

ATTACHMENT III

FORM OF MGLLC GUARANTY

THIS GUARANTY (this “Guaranty”) is made and delivered as of this             day of November, 2011, by MORGANS GROUP LLC, a Delaware limited liability company (“Guarantor”), in favor of ANDREW SASSON, an individual (“Holder”).

WHEREAS, TLG Acquisition LLC, a Delaware limited liability company (“Buyer”), has issued that certain Promissory Note in the favor of Holder dated as of the date hereof (the “Note”), pursuant to a Master Purchase Agreement, dated November 17, 2011 by and among Sasson Masi F&B Holdings, LLC, a Delaware limited liability company, Sasson Masi Nightlife Holdings, LLC, a Delaware limited liability company, Sasson, Andy Masi, an individual, Buyer, and Guarantor (the “Master Purchase Agreement”);

WHEREAS, as a condition to the Holder entering into the Master Purchase Agreement, Holder has required that Guarantor execute and deliver this Guaranty in order to guaranty Buyer’s obligations under the Note; and

WHEREAS, Guarantor is the Managing Member and owner of a majority of the membership interests in Buyer, and Guarantor will derive substantial benefits from the transactions contemplated by the Master Purchase Agreement and is, therefore, willing to enter into this Guaranty.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees as follows:

SECTION 1. Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guaranties as primary obligor and not merely as surety, the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by Buyer to Holder under or in connection with the Note, including the repayment of all principal, interest, and other amounts payable to Holder thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Holder in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

SECTION 2. Guaranty of Payment and Not of Collection. This Guaranty is an absolute and unconditional continuing guaranty of payment, and not of collection, and a debt of Guarantor for its own account. Accordingly, Holder shall in no event be obligated or required before enforcing this Guaranty against Guarantor: (a) to pursue any right or remedy he may have against Buyer or any other Person or commence any suit or other proceeding against Buyer or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of Buyer or any other Person; or (c) to make demand of Buyer.

SECTION 3. Guaranty Absolute. Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same. The liability of Guarantor under this Guaranty shall be primary, absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Note, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Note or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Note or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of Buyer;

(d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, Buyer or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(e) any act or failure to act by Buyer or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against Buyer to recover payments made under this Guaranty;

(f) any application of sums paid by Buyer or any other Person with respect to the liabilities of Buyer to the Holder, regardless of what liabilities of Buyer remain unpaid;

(g) any defect, limitation or insufficiency in the borrowing powers of either of the Borrowers or in the exercise thereof;

(h) any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by Buyer or any other Person against the Holder;

(i) any change in the corporate existence, structure or ownership of Buyer;

Attachment III - 2

(j) any statement, representation or warranty made or deemed made by or on behalf of Buyer under the Note or any document related thereto, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(k) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor hereunder (other than indefeasible payment and performance in full).

SECTION 4. Action with Respect to Guarantied Obligations. The Holder may, at any time and from time to time, without the consent of, or notice to, Guarantor, and without discharging Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Note; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against Buyer or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Holder shall elect.

SECTION 5. Waiver. Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of Guarantor or which otherwise might operate to discharge Guarantor from its obligations hereunder.

SECTION 6. Inability to Accelerate Loan. If the Holder is prevented under applicable law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Holder shall be entitled to receive from Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

SECTION 7. Reinstatement of Guarantied Obligations. If a claim is ever made on the Holder for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Holder repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Holder with any such claimant (including Buyer or a trustee in bankruptcy for Buyer), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Note or any other instrument evidencing any liability of Buyer, and Guarantor shall be and remain liable to the Holder for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Holder.

Attachment III - 3

SECTION 8. Subrogation. Upon the making by Guarantor of any payment hereunder for the account of Buyer, Guarantor shall be subrogated to the rights of the payee against the Buyer; provided, however, that Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action Guarantor may have against Buyer arising by reason of any payment or performance by Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, Guarantor shall hold such amount in trust for the benefit of the Holder and shall forthwith pay such amount to the Holder to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Note.

SECTION 9. Miscellaneous.

(a) Costs of Enforcement. In the event of the breach by Guarantor of any provision of this Guaranty, Holder shall be entitled to proceed to protect and enforce its rights hereunder by appropriate judicial proceedings and Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Guarantor shall reimburse Holder for all reasonable costs and expenses incurred in connection with the protection and enforcement of its rights hereunder and collection of all amounts owing hereunder plus reasonable attorneys’ fees and expenses

(b) Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of Guarantor and Holder and their respective successors and permitted assigns. Neither Guarantor nor Holder may assign or otherwise transfer, directly or indirectly, in whole or in part, any of his or its rights or obligations under this without the prior written consent of the other party, except that Holder may assign, without the prior written consent of the other party, his rights hereunder, it being understood that Holder’s rights under this Guaranty may only to assigned to the same assignee, if any, of the Note. Any attempted assignment or other transfer in violation of this Section 9(b) shall be void and of no effect.

(c) Governing Law. This Guaranty shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(d) Jurisdiction.

(i) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York or any Federal court of the United States of America sitting in the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or for recognition or enforcement of any judgment relating this Guaranty, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court of the State of New York or, to the extent permitted by law, in such Federal court. Subject to rights of appeal, each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Attachment III - 4

(ii) Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court of the State of New York or any Federal court of the United States of America sitting in the State of New York. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii) Without limiting the foregoing, Guarantor and Holder agree that service of process upon such party at the address referred to in Section 9(i), together with written notice of such service to such party, shall be deemed effective service of process upon such party.

(iv) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) ARISING OUT OF OR BASED UPON THIS GUARANTY.

(e) Severability. Any provision of this Guaranty that is prohibited or unenforceable shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provision in any other jurisdiction. The application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by applicable law. To the extent any provision of this Guaranty is determined to be prohibited or unenforceable in any jurisdiction, Guarantor and Holder agree to use commercially reasonable efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited or unenforceable provision.

(f) Amendments; Waivers.

(i) Any provision of this Guaranty may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of Guarantor and Holder, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii) No failure or delay by either party in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, no action taken pursuant to this Guaranty, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Guaranty. Any term, covenant or condition of this Guaranty may be waived at any time by the party that is entitled to the benefit thereof, but only by a written notice signed by such party expressly waiving such term or condition. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

Attachment III - 5

(g) Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations and the termination or cancellation of the Guaranty in accordance with its terms.

(h) Payments. All payments to be made by Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Holder in accordance with Section 5(a) of the Note not later than 2:00 p.m. New York time on the date of demand therefor.

(i) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, (iv) sent by fax, or (v) delivered by email as follows:

If to the Guarantor:

Morgans Hotel Group

475 Tenth Avenue

11th Floor

New York, NY 10018

Attention: David Smail

Fax No.: (212) 277-4172

Email: david.smail@morganshotelgroup.com

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004 USA

Attention: Bruce W. Gilchrist, Esq.

Fax No.: (202) 637-5686

Email: bruce.gilchrist@hoganlovells.com

If to Holder, to him at:

6276 S. Rainbow Road

Suite 120

Las Vegas, NV 89118

Attention: Andrew Sasson, Andy Masi, and Michael Rea

Fax No.: (702) 588-5614

Email: 25@lightlv.com

Attachment III - 6

with a copy to:

Proskauer Rose LLP

11 Times Square

New York, NY 10036

Attention: Jeffrey A. Horwitz

Fax No.: (212) 969-2900

Email: jhorwitz@proskauer.com

All such notices, requests, demands, waivers and other communications shall be deemed to have been given when received (w) by personal delivery, on the day of such delivery if prior to 5:00 p.m., (x) by next-day or overnight mail or delivery, on the day delivered (y) by fax, on the business day on which such fax was received, and (z) by email, on the business day on which such email was delivered as evidenced by electronic record; provided, however, that the subject line must contain readily identifiable notice that the email is being delivered as an official notice pursuant to this Guaranty.

(j) Construction. As used in this Guaranty, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. References in this Guaranty to a party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used in this Guaranty shall be deemed to be followed by the phrase “but not limited to” unless such phrase otherwise appears. Unless the context otherwise requires, references in this Guaranty to Sections and Attachments shall be deemed references to Sections of, and Attachments to, this Guaranty. Unless the context otherwise requires, any reference to this Guaranty or any other agreement shall be deemed to refer to such agreement, as may be amended, restated supplemented or otherwise modified from time to time. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Guaranty refer to this Guaranty in its entirety and not to any particular Section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. With regard to each and every term and condition of this Guaranty, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Guaranty. All references in this Guaranty to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(k) Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Note.

[Signature page follows]

Attachment III - 7

Executed as of the date first written above.

MORGANS GROUP LLC

By Morgans Hotel Group Co., its managing member

By:
Name:
Title:

Accepted:
Andrew Sasson

[Signature page to Sasson Guaranty]

ATTACHMENT IV

NOTICE OF CONVERSION

The undersigned hereby elects to convert $            principal amount of the Note (defined below) into that number of shares of Common Stock of MORGANS HOTEL GROUP CO., a Delaware corporation (“MHGC”) (or other securities or property to be issued pursuant to the conversion of the Note) as set forth below according to the terms and conditions of the Promissory Note of TLG Acquisition LLC dated as of November [__], 2011 (the “Note”), as of the date written below.

Box Checked as to applicable instructions:

☐

The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

☐

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto (include social security or tax identification number of such person(s):

_______________________________________________________________________________________________

Date of Conversion:

Applicable Conversion Price: $

Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Notes:

Amount of Principal Balance Due remaining
Under the Note after this conversion: $

Type Name of Holder

Signature of Holder

Date:

Attachment IV - 1

ATTACHMENT II

FORM OF CONSULTANT SERVICES AGREEMENT

This CONSULTANT SERVICES AGREEMENT (the “Agreement”), made as of November [            ], 2011 by and between Morgans Hotel Group Co., having a principal place of business at 475 Tenth Avenue, New York, New York 10018 (the “Company”) and Andrew Sasson (the “Consultant”).

W I T N E S S E T H :

WHEREAS, pursuant to the Master Purchase Agreement dated as of November 17, 2011 (the “Master Purchase Agreement”), by and among the Consultant, TLG Acquisition LLC, a Delaware limited liability company, Sasson Masi F&B Holdings, LLC, a Delaware limited liability company, Sasson Masi Nightlife Holdings, LLC, a Delaware limited liability company, Morgans Group LLC, a Delaware limited liability company, and Andy Masi, an individual, the Consultant has agreed to provide consulting services to the Company. All capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in the Master Purchase Agreement;

WHEREAS, the Company desires to retain the services of the Consultant to provide certain consulting services as set forth in more detail in this Agreement; and

WHEREAS, the Consultant has agreed to provide such consulting services, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, and in consideration of the mutual agreements and covenants herein contained, the parties do hereby covenant and agree as follows:

1. Services and Other Arrangements.

1.1 Services. The Company hereby engages the Consultant, and the Consultant hereby accepts such engagement, to act as an independent contractor to provide consulting services, from time to time, relating to the design, development, concepting, operations, sales, and marketing of food and beverage and nightclub operations, and related activities, conducted by the Company and its Subsidiaries, both in venues that are located in hotels owned or managed by the Company and its affiliates and in other properties (the “Services”).

1.2 Devotion of Time. During the term hereof, the Consultant agrees to devote a sufficient portion of his business time as is reasonably required to perform the Services hereunder. The Services shall be performed in a manner and at a location of the Consultant’s choosing or in such other manner or at such other time or place as may reasonably be requested by the Company. The Consultant shall report directly to the Chief Executive Officer of the Company for all matters related to the Services unless otherwise notified in writing.

1.3 Right of First Offer.

(a) Subject to the terms and conditions set forth in Sections 3.3 and 10.1, the Consultant hereby grants to the Company, for a period of six (6) months from and after the first (1st) anniversary of the date hereof (the “ROFO Period”), a right of first offer to participate in, or pursue in its entirety, any deal or transaction sourced by the Consultant relating to the ownership, operation or management of any Venue. The Consultant shall provide to the Company a written notice (the “Transaction Notice”) describing in reasonable detail the terms and conditions of such proposed transaction. The Company shall have the right to exercise its right of first offer with respect to such transaction by giving written notice of its election to participate in, or pursue in its entirety, such transaction, on the terms and conditions set forth in the applicable Transaction Notice, to the Consultant within ten (10) business days after receipt of such Transaction Notice.

(b) In the event the Company provides written notice of its election to exercise its right of first offer and the Company, the third party owner(s) of the relevant Venue and/or the Consultant, as the case may be, are unable, following a ninety (90) day period of good faith negotiations, to reach an agreement reasonably acceptable to the Company, then the Consultant may elect to offer the transaction to, and consummate the transaction with, any Person; provided, that in connection with such transaction such other Person, or the Consultant if he pursues such transaction on his own, or such other Person and the Consultant combined if the Consultant pursues the transaction with such other Person would, at the closing of such transaction, (i) pay not less than ninety-five percent (95%) of the amount that Company would have been required to pay in connection with such transaction as specified in the Transaction Notice or (ii) receive fees and other consideration with a value not more than one hundred and five percent (105%) of the value that that the Company would have received in connection with such transaction as specified in the Transaction Notice. If the terms and conditions of such transaction are not within the parameters set forth in (i) or (ii) above, the Consultant shall be required to reoffer such transaction to the Company on the same more favorable terms and conditions, which shall restart the right of first offer process set forth in this Section 1.3.

(c) In the event the Company elects, pursuant to a written notice of election as provided herein, not to exercise its right of first offer or does not respond to the Consultant within ten (10) business days after receipt of the Transaction Notice with written notice of its election as provided herein, the Consultant may elect to offer the transaction to, and consummate the transaction with, any Person on any terms and conditions (including, for the avoidance of doubt, on terms and conditions that are not within the parameters set forth in clauses (i) or (ii) of Section 1.3(b)).

1.4 Board Election. Prior to the Closing Date, the board of directors of the Company shall call a special meeting to appoint, and shall appoint, the Consultant as a member of the board of directors of the Company. The board of directors of the Company shall continue to nominate the Consultant at each subsequent election of the board of directors of the Company until this Agreement has expired or is terminated by its terms. If Consultant is not elected to the board of directors of the Company, this Agreement shall terminate and be of no further force or effect and the Consultant shall have no obligations or liabilities hereunder of any kind, including, without limitation, under Sections 1.3, 4, 7, 8 or 10; provided, that the Consultant shall be entitled to retain all compensation paid to the Consultant as of such termination date.

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2. Compensation and Payment.

2.1 (a) The Consultant’s compensation for Services performed pursuant to this Agreement shall consist of a grant of fully vested shares of the Company’s common stock with an aggregate value of $300,000 on the Closing Date (it being understood that the share price used to determine the number of shares granted to the Consultant shall be the closing share price of the Company’s common stock on the New York Stock Exchange on the business day prior to the Closing Date). No fractional shares shall be issued to the Consultant; instead, any fractional share amount resulting from the foregoing calculation shall be rounded up to the next whole share amount. For the avoidance of doubt, the shares granted hereunder to the Consultant shall be deemed vested on the Closing Date, without any restrictions thereon whatsoever.

(b) As additional compensation for the Services and in consideration of the right of first offer granted by the Consultant to the Company as set forth in Section 1.3, if the Consultant presents an opportunity to enter into a proposed transaction at any time from and after the date hereof until the end of the ROFO Period, and Company (i) elects to pursue such transaction, and executes a term sheet or a letter of intent containing all of the material terms of such proposed transaction prior to the end of the ROFO Period, and (ii) thereafter consummates such transaction on such material terms, then the Consultant shall receive a one-time fee equal to sixty percent (60%) of the Company’s base fees for the fourth (4th) year after the closing of such transaction as set forth in the Company’s pro forma calculation for such transaction provided to the Company’s Investment Committee. In the event the Company executes, amends, extends or makes any other changes to any such term sheet or letter of intent or other agreement relating to such proposed transaction, or closes such transaction, the Company shall immediately notify the Consultant in writing of such action.

(c) Any payments or amounts due to the Consultant pursuant to this Section 2.1 shall survive any suspension and/or termination of this Agreement, notwithstanding anything herein to the contrary, including, without limitation, Section 3 hereof.

2.2 In addition to the compensation provided under Section 2.1, so long as any sums are due to the Consultant under the Promissory Note dated as of November [•], 2011, made by the Buyer in favor of the Consultant, in an initial face amount equal to $16,000,000, and the Consultant is providing operational support to the Company or any of its subsidiaries or affiliates as provided hereunder, the Company shall reimburse the Consultant for all business expenses, including, without limitation, travel expenses, incurred in connection with the provision of the Services that Consultant reasonably believes are necessary and appropriate for the provision of the Services, as stated in the Consultant’s request for reimbursement; provided, however, that the maximum aggregate amount of such expenses to be reimbursed by the Company shall not exceed $200,000 annually.

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2.3 All requests for reimbursement of business expenses shall be submitted to the Company at the following address:

Morgans Hotel Group

475 Tenth Avenue, 11th Floor

New York, New York 10018

Attention: [            ]

The Company shall reimburse the Consultant’s business expenses promptly after submission by the Consultant of a request covering such expenses, accompanied by the Consultant’s statement that he reasonably believes that such expenses are necessary and appropriate for the provision of the Services, but in no event later than fifteen (15) days from receipt of such request.

2.4 The Consultant agrees to provide all Services under this Agreement as an independent contractor and to pay all costs, taxes and expenses incurred in the performance of this Agreement unless otherwise provided herein. The Consultant acknowledges that as a consultant, he is not able to participate in the Company’s employee benefit plans and programs. Nothing in this Agreement shall be deemed to be construed as creating any association, partnership, joint venture, or relationship of principal/agent or master/servant between the parties hereto or any affiliates or subsidiaries thereof, or to provide either party with the right, power, or authority, whether express or implied, to create any such duty or obligation on behalf of the other party.

3. Term and Termination.

3.1 The term of engagement under this Agreement shall be for one (1) year, beginning on the Closing Date, unless terminated earlier pursuant to Section 1.4 or this Section 3.

3.2 The Company may terminate this Agreement with or without cause, at any time upon ten (10) days written notice to the Consultant. If this Agreement is so terminated, the Company shall pay to the Consultant all unpaid amounts due to the Consultant under this Agreement prior to the effective date of termination. The Company shall not be liable for any costs incurred by the Consultant subsequent to the effective date of termination. In the event of such termination, the Company shall be entitled to retain all data therefore received or developed pursuant to this Agreement as set forth in Section 8.

3.3 If the Company fails to make any payments to the Consultant in accordance with this Agreement and if the Company does not cure such failure within ten (10) business days of notice thereof provided by Consultant to the Company, such failure shall be considered substantial nonperformance and cause for termination of this Agreement or, at the Consultant’s option, cause for suspension of performance of the Services under this Agreement (including, without limitation, in either event, the right of first offer set forth in Section 1.3, the Consultant’s indemnification obligations pursuant to Section 4.1, and Section 10 hereof). In the event of a suspension of the Services, the Consultant shall have no liability to the Company for any delay or damage related to such suspension of the Services. Before resuming the Services, the Consultant shall be paid all sums due prior to such suspension and any expenses incurred in the interruption and resumption of the Consultant’s Services.

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3.4 Termination by the Company shall not give rise to any cause of action or claim against the Company for any damages of any nature whatsoever, or for extra compensation or loss of anticipated profits. The Consultant shall only be paid for sums due to him in accordance with Sections 2.1 and 2.2. Termination of this Agreement due to the Consultant’s willful misconduct shall not release the Consultant from any of his obligations under Section 4.1 and Section 10 hereof.

4. Indemnification.

4.1 By the Consultant. The Consultant hereby indemnifies and holds harmless the Company, its subsidiaries, affiliates, officers, members, directors, agents, employees and lenders (the “Company Indemnitees”), from and against any and all claims, costs (including, without limitation, attorney’s fees), demands, suits, damages, expenses, liabilities, obligations, losses, penalties or judgments of any kind (collectively, “Indemnified Losses”) incurred by, or assessed against, the Company caused by, arising from, as a result of, or related to the Consultant’s gross negligence, fraud or willful misconduct.

4.2 By the Company.

(a) The Company hereby indemnifies and holds harmless the Consultant, his affiliates or any of their officers, members, directors, agents, employees and lenders, against any and all Indemnified Losses incurred by, or assessed against, the Consultant caused by, arising from, as a result of, or related to the Consultant’s performance of the Services, the Company’s failure to pay any compensation due to the Consultant hereunder, or the consummation by the Company of any transaction for which the Company exercised its right of first offer under Section 1.3 or the ownership, operation, management or sale of any asset, business or Venue in connection with such transaction; provided, that such Indemnified Losses are not caused by the Consultant’s gross negligence, fraud or willful misconduct.

(b) During the Consultant’s service as a director of the Company pursuant to Section 1.4, the Company shall indemnify and hold the Consultant harmless to the maximum extent provided under the Company’s Articles of Incorporation and by-laws, or if greater, by applicable law, against any and all Indemnified Losses incurred or suffered by the Consultant in his capacity as a director of the Company. The Consultant in his capacity as a director of the Company shall be entitled to prompt advancement of any and all costs and expenses (including, without limitation, attorneys’ and other professional fees and other charges) incurred by him in connection with any such proceeding or claim, or in connection with seeking to enforce his rights under this Section 4.2(b), any such advancement to be made within fifteen (15) days after he gives written notice, supported by reasonable documentation, requesting such advancement. Such notice shall include, to the extent required by applicable law, an undertaking by the Consultant to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses. The Company shall, at its expense, purchase and maintain directors’ and officers’ insurance in amounts and on terms no less favorable to the Consultant than as are accorded to the most favorably insured of the Company’s directors or officers.

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4.3 Notice of Indemnification Obligations. Each party shall promptly notify the other in the event of the threat or initiation of any claim, demand, action or proceeding to which the indemnification obligation set forth herein may apply; provided, however, that the failure by a party seeking indemnity shall relieve the indemnifying party from liability under this Section 4 with respect to such a claim only if, and only to the extent that, such failure to notify the indemnifying party actually adversely affects the indemnifying party’s rights and defenses otherwise available to the indemnifying party with respect to such claim. The indemnified party shall assist the indemnifying party, at the indemnifying party’s request and expense, in the defense or settlement of the matter; provided, however, that no such matter shall be settled without the indemnified party’s consent to the terms of settlement, which consent shall not be unreasonably withheld, conditioned or delayed.

5. Assignment. The Consultant shall not assign nor sublet the Agreement or any of his obligations hereunder without the prior written consent of the Company, except that the Consultant may assign, without the prior written consent of the Company, the right to receive payments the Consultant is entitled to receive pursuant to this Agreement. Any assignment or subletting of the Agreement without the prior written consent of the Company, if required, shall be void, and the purported assignee shall acquire no rights in, under or to the Agreement.

6. Representations.

(a) The Consultant represents and warrants to the Company that: (i) this Agreement is a legal and valid obligation binding upon him and enforceable in accordance with its terms; (ii) the execution, delivery and performance of this Agreement by the Consultant does not conflict with any agreement, instrument or understanding, oral or written, to which the Consultant is a party or by which the Consultant may be bound; (iii) the Services provided herein do not and will not infringe upon any patent, trademark, copyright, trade secret or any other proprietary right of any third party and are free from any claim by any third party of infringement thereon; and (iv) the Consultant shall perform, and shall cause his associates, agents, representatives and subcontractors to perform, his and their obligations and Services under this Agreement in accordance with all applicable laws, rules or regulations.

(b) The Company represents and warrants to the Consultant that: (i) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; (ii) the execution, delivery and performance of this Agreement by the Company does not conflict with any agreement, instrument or understanding, oral or written, to which the Company is a party or by which the Company may be bound; and (iii) the Company shall perform, and shall cause its associates, agents, representatives and affiliates to perform, its and their obligations under this Agreement in accordance with all applicable laws, rules or regulations.

7. Confidentiality.

7.1 The Consultant may not use the name of the Company in any advertising, publicity and/or press releases or otherwise without the prior written consent of the Company.

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7.2 As a result of providing the Services to the Company under this Agreement, the Consultant will acquire Confidential Information (as defined below). The Consultant agrees that, in consideration of this Agreement with the Company, the Consultant will treat such Confidential Information as strictly confidential. The Consultant will not, directly or indirectly, at any time during the term of this Agreement or any time thereafter, and without regard to when or for what reason, if any, this Agreement shall terminate, use or cause to be used any such Confidential Information, in connection with any activity or business except in the normal course of performing the Services for the Company. The Consultant shall not disclose or cause to be disclosed any such Confidential Information to any third parties unless such disclosure is in accordance with the disclosure policies adopted by the board of directors of the Company or has been authorized in writing by the board of directors of the Company or except as may be required by law or legal process after providing the Company with prior written notice and an opportunity to respond to such disclosure (unless such notice is prohibited by law). For purposes of this Agreement, “Confidential Information” shall mean any information, in whatever form, not generally known or readily available to the public, and proprietary and confidential to the Company, including but not limited to information regarding: (a) the Company’s past, present, or prospective guests, customers, and/or vendors; (b) the Company’s business, including but not limited to methods of operations; product/service development; business methods and techniques; trade secrets; records; data; specifications; developments; inventions; innovations; know-how; engineering; research activity; processes; designs; sketches; drawings; research and development plans; bills of material; supplier lists; mailing lists; methods and equipment; business plans and/or policies; marketing and sales plans and strategies, information and techniques; long and short term market and sales plans; strategic plans; current and prospective dealer, customer/guest, vendor, procurer and distributor lists, contacts, and information; accounting information; financial information; employee and personnel information; computer and information systems information; and any other information concerning the business of the Company, its manner of operation, its plans or other information not disclosed to the general public or known in the industry, except for disclosure necessary in the course of the Consultant’s duties or as otherwise required by law; (c) advertising and marketing lists, plans, strategies, techniques, programs, databases and methodologies; advertisements and advertising lists; (d) rates, price lists, service charges, price quotes, bids and schedules; (e) sales, purchase, billing, pricing and bidding techniques, programs, databases, methodologies and procedures; (f) cost structures; (g) the Company’s past, present, and prospective vendors; (h) computer programming, software development and website design techniques, programs, databases, methodologies and procedures; (i) trade secrets, inventions and works made for hire; (j) the Company’s employees, agents, employees and owners; (k) manuals; (l) service, sales, business, and commercial contracts, and the negotiations leading up to the culmination of those contracts; (m) research and research-related materials; (n) computer programs, systems or modes; (o) confidential memoranda and correspondence; (p) business, financial and tax records and reports; and (q) any other information Consultant acquired in the course of his engagement by the Company under this Agreement. Confidential Information, as defined in this Agreement, includes a customer’s or guest’s confidential and proprietary information, including but not limited to information regarding a customer or a guest which falls into the same or similar category as those described in sub-sections (a) through (q) of this paragraph, but does not include information, including, without limitation, information regarding guests, customers and/or vendors or prospective guests, customers and/or vendors, which (x) is or becomes generally available to the public or is, at the time in question, in the public domain other than as a result of

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a disclosure by the Consultant not permitted hereunder, (y) was available to the Consultant without an obligation of confidentiality to the Company prior to the date hereof, or (z) becomes available to the Consultant from a source other than the Company, its agents or representatives (or former agents or representatives).

7.3 The Consultant agrees not to disclose, either directly or indirectly, any information whatsoever regarding the terms of this Agreement to any Person, except to his spouse, legal and financial advisor(s) or as may be required by applicable legal requirements or for purposes of enforcing the terms of this Agreement or informing any future employer or partner of the restrictions imposed on Consultant’s conduct hereunder. The Consultant agrees that the Consultant will cause the Consultant’s spouse, legal and financial advisor(s) to abide by the terms of this provision.

8. Ownership of Documents

8.1 The Consultant agrees that all materials, designs, marketing ideas, slogans, advertising campaigns, processes and procedures, artwork, images, reports, documentation, databases, computer programs, charts, notes, and outlines and all derivatives, in any and all media (collectively, the “Work Product”) developed or created by the Consultant (a) during the term of this Agreement in connection with the Consultant’s provision of the Services, or (b) in connection with a transaction for which Company has exercised its right of first offer, and subsequently consummated, in accordance with Section 1.3 are works-made-for-hire owned by the Company. In the event the Work Product or any portion thereof is found by a court of competent jurisdiction not to be a “work-made-for-hire” within the meaning of the Copyright Act of 1976, as amended, the Consultant hereby expressly assigns to the Company all exclusive right, title and interest in and to the Work Product without further consideration, and free from any claim or rights of retention by the Consultant. The Consultant agrees to execute all documents that may, in the Company’s sole discretion, be required to perfect such assignment. The Consultant further agrees that all patent, trade secret or trademark rights in any Work Product shall be the sole and exclusive property of the Company as of the date of creation or conception.

8.2 The Consultant shall not use the Work Product for any other project except for the Services.

9. Notices. Any notice, approval, consent, acceptance, request, demand or statement hereunder from either party to the other shall be in writing and shall be deemed given when delivered by hand or overnight express mail service to the other party with an appropriate receipt obtained, addressed to the parties as follows:

To the Company:	Morgans Hotel Group Co.
475 Tenth Avenue
New York, NY 10018
Attention: David Smail
Fax No.: (212) 277-4172
Email: david.smail@morganshotelgroup.com

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To the Consultant:	Andrew Sasson
6276 S. Rainbow Road
Suite 120
Las Vegas, NV 89118
Fax No.: (702) 588-5614
Email: 25@lightlv.com

with a copy to:

Proskauer Rose LLP
11 Times Square
New York, NY 10036
Attention: Jeffrey A. Horwitz
Fax No.: (212) 969-2900
Email: jhorwitz@proskauer.com

10. Exclusivity; Non-Competition; Non-Solicitation.

10.1 The Consultant acknowledges that the Services to be rendered by him to the Company are of a special and unique character. In consideration of the benefits the Consultant will derive from this Agreement, the Consultant agrees that until the first anniversary of the date of this Agreement (the “Non-Compete Period”), the Consultant shall not (without the prior written consent of the Company) engage, directly or indirectly, whether as principal, agent, representative, consultant, employee, partner, stockholder, limited partner, other investor or otherwise in any business entity primarily engaged, directly or indirectly through subsidiaries, and the Consultant shall not be personally engaged, directly or indirectly, in the business of food and beverage management, nightclub or lounge venue management, hotel management or the management of any other lodging operation or venue (each, a “Venue”); provided, however, that the foregoing restriction shall not apply to (a) any Venue owned (in whole or in part) by the Consultant (or any entity owned or controlled, directly or indirectly, in whole or in part, by the Consultant) that is managed by the Company or one of its directly or indirectly owned subsidiaries; (b) a passive investment of less than five percent (5.0%) of the stock, equity or other ownership interest of any corporation, partnership or other entity; (c) an investment in any property managed by the Company or any of its affiliates; (d) any assets owned or managed by the Consultant as of the date hereof, including, without limitation, projects under development by The Harmon Hotel, LLC or its affiliates, the project in Belize under development by the Consultant or its affiliates and the assets owned by Cimarron Properties, LLC; or (e) service providers owned by the Consultant or any of its affiliates, including, without limitation, Shotkeeper LLC and Cruisin Caddy LLC.

10.2 During the term of this Agreement and for a period of one (1) year thereafter (the “Non-Solicitation Period”), the Consultant shall not, in any manner, directly or indirectly (without the prior written consent of the Company), solicit, induce, or encourage any employee, consultant or agent of the Company, any of its subsidiaries or any of its affiliates to terminate their employment, agency, or other such business relationship with the Company, its subsidiaries and affiliates or to cease to render services to the Company, its subsidiaries and affiliates, and the

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Consultant shall not initiate discussions with any such Person for any such purpose or authorize or knowingly cooperate with or encourage the taking of any such actions by any other individual or entity; provided, however, that this paragraph shall not preclude the hiring or retention of any such Person by any other individual or entity who (a) responds to a general employment advertisement by newspaper or similar advertisement, or (b) is referred to another individual or entity by an employment agency or other similar entity; provided, that the Consultant did not identify the Person or the Company as a potential source of employees to such agency or similar entity; provided further, that the Consultant may hire any individual whose employment with the Company or any of its subsidiaries or affiliates shall have terminated at least twelve (12) months prior to the date of hiring, so long as the Consultant is not otherwise in breach of the terms of this Section 10.2. During the term of this Agreement and for a one (1) year period thereafter, the Consultant shall not, in any manner (without the prior written consent of the Company), solicit, induce or encourage any customer, vendor, or other party doing business with the Company to terminate their business relationship with the Company, its subsidiaries and affiliates or to transfer their business from the Company, any of its subsidiaries or any of its affiliates, and the Consultant shall not initiate discussions with any such Person for any such purpose or authorize or knowingly cooperate with or encourage the taking of any such actions by any other individual or entity.

11. Miscellaneous

11.1 Amendment; Waiver. This Agreement constitutes the entire agreement and understanding of the parties, superseding all prior communications, whether written or oral. This Agreement may not be amended or modified, or any provision hereof waived, other than by a written agreement executed by the parties hereto or any of their respective successors and permitted assigns. This Agreement shall bind any successors and permitted assigns of the respective parties.

11.2 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

11.3 Mutual Waiver of Jury Trial. To the extent permitted by law, the Consultant and the Company waive any and all rights to a jury trial with respect to any matter arising out of or relating to or concerning this Agreement or the termination of this Agreement.

11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws principles.

11.5 Jurisdiction; Venue; Injunctions; Costs.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any state or federal court located in the County of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any New

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York State court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent that it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any state or federal court located in the County of New York. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) The parties hereto agree that the Company may bring an action or proceeding to temporarily, preliminarily or permanently enforce any part of Section 7 or Section 10. The Consultant agrees that (i) violating any part of Section 7 or Section 10 would cause damage to the Company that cannot be measured or repaired, (ii) the Company therefore is entitled to seek an injunction, restraining order or other equitable relief restraining any actual or threatened violation of Section 7 or Section 10, (iii) no bond will need to be posted for the Company to receive such an injunction, order or other relief and (iv) no proof will be required that monetary damages for violations of Section 7 or Section 10 would be difficult to calculate and that remedies at law would be inadequate.

(d) The prevailing party in any litigation with respect to any matter arising out of, or relating to, or concerning, this Agreement or the termination of this Agreement shall be entitled, in addition to any other relief granted in such proceedings, to recover reasonable attorneys’ fees, experts’ fees and court costs from the non-prevailing party.

11.6 No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to create a contractual relationship with, or a cause of action in favor of, any third party against the Company or the Consultant.

11.7 Entire Agreement; Conflict. This Agreement constitutes the final, complete and exclusive agreement between the Consultant and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, between the parties concerning the subject matter hereof.

11.8 Section References. Any reference to a Section herein is a reference to a section of this Agreement unless otherwise stated.

11.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

11.10 Enforcement of Agreement. The Consultant acknowledges and agrees that the breach or threatened breach of this Agreement will cause the Company and/or its subsidiaries or affiliates irreparable harm to their good will for which there may be no adequate remedy at law. Consequently, in such circumstances, the Company and/or its subsidiaries or affiliates will be entitled to both: (a) the issuance of an injunction, restraining order, or other equitable relief,

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without posting a bond, restraining the Consultant from committing or continuing to commit a violation; and (b) monetary damages. Any right to obtain an injunction is not and shall not be deemed a waiver of any right to assert any other remedy the Company and/or its subsidiaries or affiliates may have at law or in equity.

11.11 Code Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith or exempt therefrom. Notwithstanding anything herein to the contrary, any expense reimbursement hereunder shall be made on or before the last day of the taxable year following the taxable year in which such expense was incurred by the Consultant, and no such reimbursement or the amount of expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year. For purposes of Code Section 409A, Consultant’s right to receive any payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. In no event may Consultant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement that is considered non-qualified deferred compensation.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Consultant		MORGANS HOTEL GROUP CO.

By:
Andrew Sasson	Name:
Title:

[Signature page to Consultant Services Agreement]

ATTACHMENT III

FORM OF EMPLOYMENT AGREEMENT

(ANDY MASI)

This EMPLOYMENT AGREEMENT (this “Agreement”), dated on [            ], 2011, between Morgans Hotel Group Co., a Delaware corporation (the “Company”), and Andy Masi (the “Executive”) shall become effective as of [            ], 2011 (the “Effective Date”).

1.	Employment Period

The Company (on behalf of itself and its subsidiaries) hereby employs the Executive, and the Executive hereby accepts employment with the Company (and the deemed employment by the Company’s subsidiaries), on the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on March 20, 2014 (the “Employment Period”), subject to the provisions for early termination or extension as hereinafter provided. The Company (but not the Executive) will have the right to offer (the “Extension Offer”) to extend the Employment Period by six (6) months (the “Extension Period”) by giving notice to the Executive of such offer no less than seventy-five (75) days prior to the end of the initial Employment Period. During the Extension Period, the Executive shall receive compensation on substantially the same terms as being provided at the end of the initial Employment Period and will receive a cash bonus, payable on the last day of the Extension Period, in an amount equal to one-half of the Annual Bonus paid to the Executive with respect to the 2013 fiscal year. In the event that the parties hereafter agree to extend the Executive’s employment beyond the end of the Extension Period, the amount of the pro-rated cash bonuses paid by the Company with respect to the Extension Period and the period from January 1, 2014 to March 20, 2014 will be taken into account and be credited against any cash bonus that may become payable to the Executive for fiscal 2014. The Executive shall have the right to accept or reject the Extension Offer; if the Executive rejects the Extension Offer and terminates employment, such termination will be deemed to be a termination due to non-renewal of the Agreement by the Company for purposes of Section 4(d) below and shall not be considered a termination under Section 4(c) below.

2.	Terms of Employment

(a)	Position and Duties

(i) During the Employment Period, the Executive shall serve as Chief Executive Officer—The Light Group, with the authority, duties and responsibilities assigned by the Company’s Chief Executive Officer or the Chief Operating Officer consistent with his position as Chief Executive Officer—The Light Group. In such capacity, it is understood that the Executive shall perform services for Morgans Group LLC (the “Operating Company”) and TLG Acquisition LLC (“TLG”) as well as the Company. The Executive shall report to the Chief Operating Officer of the Company. A termination of the Executive’s employment shall mean a termination of services to the Company, the Operating Company and TLG.

(ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of the Executive’s business time, attention and energies to the performance of the duties assigned to the Executive so that Executive can fulfill those duties, and to perform such duties faithfully, diligently and to the best of the Executive’s abilities and subject to such laws, rules, regulations and policies from time to time applicable to the Company’s executives. Notwithstanding the above, the Executive shall be entitled to attend to personal and family affairs and investments, be involved in not for profit, charitable and professional activities and, with the prior consent of the Company’s Board of Directors (the “Board”), serve on boards of other organizations; provided, that all of the foregoing does not, in the aggregate, materially interfere with the Executive’s responsibilities hereunder.

(b)	Compensation

(i)	Base Salary.

(A) During the Employment Period, the Executive shall receive from the Company an annual base salary (the “Company Base Salary”) of $285,000, subject to adjustment as provided below. The amount of the Executive’s “Annual Base Salary” with respect to any year shall be equal to the sum of the Company Base Salary for such year plus the lower of (i) the aggregate amount actually received by the Executive (or his affiliate Galts Gulch Holding Company LLC) pursuant to that certain Consulting Agreement by and between BNC Entertainment, LLC and Galts Gulch Holding Company LLC, dated as of                     (“Consulting Agreement”) with respect to such year and (ii) $215,000. The Company Base Salary shall be subject to annual performance reviews and may be increased at the discretion of the Board or the Compensation Committee of the Board (the “Compensation Committee”), in accordance with the standard practice of the Company. The term “Company Base Salary” as utilized in this Agreement shall refer to the Company Base Salary as so increased. The Company Base Salary shall not be less than $285,000 without the prior written consent of the Executive.

(B) Payment of the Company Base Salary shall be made semi-monthly in equal installments on such dates as the other senior executives of the Company are paid (each such date, a “Payroll Payment Date”).

(ii) Annual Bonus. The Executive will be eligible for an annual cash bonus for each of the Company’s 2011, 2012, and 2013 fiscal years (“Annual Bonus”) with a target payout of 50% of the Annual Base Salary for the applicable fiscal year (with the target amount for the 2011 fiscal year to be pro rated, based on the number of days in the fiscal year from and including the Effective Date to and including December 31, 2011). In no event will the Annual Bonus payout exceed 100% of the Annual Base Salary for the applicable fiscal year. The potential 2011 Annual Bonus shall depend on following performance metrics: 40% on EBITDA and 10% on the RevPAR Index, both as established by the Compensation Committee of the Board of Directors. The applicable corporate and individual performance metrics and maximum bonus opportunity for the 2012 and 2013 fiscal years shall be established by the Compensation Committee. The actual Annual Bonus for each fiscal year, if any, shall be determined after consultation with the Executive in good faith by the Compensation Committee based upon actual corporate and individual performance for such year and shall be payable in accordance with the

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procedures specified by the Compensation Committee. The Executive’s Annual Bonus, if any, will be paid no later than seventy-five (75) days after the end of the applicable bonus period (or, if earlier, as provided in Section 4 below). Except as provided in Section 4 of this Agreement, the Executive must be employed by the Company on the date the bonuses are paid to the Company’s employees in order to be entitled to receive a bonus. The Compensation Committee may in its discretion, and subject to applicable law, cause the Company to pay all or a portion of the Annual Bonus in the form of fully vested equity compensation awards under one of the Company’s equity compensation plans (which award may be subject to other conditions that the Compensation Committee may determine).

(c) Benefits

(i) Employee Benefits. During the Employment Period, the Executive shall be entitled to participate in such life, health, and disability insurance and other fringe benefits on a basis no less favorable than that provided to other senior executives of the Company. The Executive’s eligibility to participate in any of the Company’s equity incentive plans or other performance incentive awards shall be at the sole discretion of the Company.

(ii) Vacations. The Executive shall be eligible for up to five (5) weeks of annual vacation to be accrued in accordance with the Company’s policy for its other senior executives.

3.	Termination of Employment

(a) Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. If the Executive becomes Disabled during the Employment Period, upon such event the Company shall give to the Executive written notice of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the “Disability Effective Date”), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties. For purposes of this Agreement, “Disability” or becoming “Disabled” shall mean the inability of the Executive to perform the Executive’s duties with the Company on a full-time basis for one hundred eighty (180) business days during any consecutive twelve (12) month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the Executive or the Executive’s legal representative.

(b) Cause. The Company may terminate the Executive’s employment during the Employment Period with or without Cause. For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following events unless the Executive has commenced and is diligently pursuing steps to correct the circumstances constituting Cause (in those instances where such circumstances can be corrected) within fifteen (15) business days after receipt of the Notice of Termination and cures in all material respects such circumstances within forty-five (45) business days after receipt of the Notice of Termination (as defined below):

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(i) the Executive’s willful and continued failure to substantially perform his duties with the Company as contemplated by Section 2(a)(i) (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such failure after his issuance of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;

(ii) a material breach by Executive of his obligations under this Agreement resulting in substantial economic or financial injury to the Company;

(iii) the Executive’s willful commission of an act of fraud, theft or dishonesty resulting in substantial economic or financial injury to the Company;

(iv) the Executive’s conviction of, or entry by the Executive of a guilty or no contest plea to, the commission of a felony; or

(v) the Executive willfully engages in misconduct that is materially injurious to the Company.

For purposes of this provision, no act or omission on the part of the Executive shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the act or omission was in the best interests of the Company. Any act or omission that was directed or authorized by the Board, or approved, consented to, or acquiesced to by the Board, or based on advice of counsel for the Company shall be conclusively presumed to have been done or omitted in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by at least 66 2/3% of the members of the Board (excluding the Executive and the Executive Chairman, to the extent either of them are members of the Board) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct giving rise to Cause for termination, and specifying the particulars thereof in detail.

(c) Good Reason. The Executive’s employment may be terminated by the Executive with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without the written consent of the Executive:

(i) any change in the Executive’s title or the assignment to the Executive of duties materially inconsistent with the Executive’s title, position, status, reporting relationships, authority, duties or responsibilities as contemplated by Section 2(a)(i), or any other action by the Company which results in a material diminution or material adverse change in the Executive’s title, position, status, reporting relationships, authority, duties or responsibilities, other than insubstantial or inadvertent actions not taken in bad faith which are remedied by the Company within fifteen (15) business days after receipt of notice thereof given by the Executive;

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(ii) any material failure by the Company (or its affiliates) to comply with any of the provisions of this Agreement, the Promissory Note, the Consulting Agreement or any other agreement between Executive, Company or their affiliates), other than insubstantial or inadvertent failures not in bad faith which are remedied by the Company promptly after receipt of notice thereof given by the Executive;

(iii) any failure by the Company to comply with and satisfy Section 9(c); or

(iv) any requirement that the Executive’s principal place of employment be at a location more than fifty (50) miles from his principal place of employment on the date of this Agreement, resulting in a material increase in distance from the Executive’s residence to his new place of employment;

provided, that the Executive’s resignation shall only constitute a resignation for Good Reason hereunder if (x) the Executive provides the Company with a Notice of Termination (as defined below) within ninety (90) days after the initial existence of the facts or circumstances constituting Good Reason, (y) the Company has failed to cure such facts or circumstances within thirty (30) days after receipt of the Notice of Termination, and (z) subject to the last sentence of Section 4(e), the Date of Termination (as defined below) occurs no later than one hundred twenty (120) days after the initial occurrence of the facts or circumstances constituting Good Reason.

(d) Notice of Termination. Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(e) Date of Termination. “Date of Termination” means (i) if the Executive’s employment is terminated by the Company other than for Disability, the date of receipt of the Notice of Termination or any later date specified therein within thirty (30) days of such notice, (ii) if the Executive’s employment is terminated by the Executive, thirty (30) days after receipt of the Notice of Termination (provided, that, the Company may accelerate the Date of Termination to an earlier date by providing the Executive with notice of such action, or, alternatively, the Company may place the Executive on paid leave during such period), (iii) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, and (iv) if the Executive’s employment is terminated due to the non-renewal of the Agreement at the end of the Employment Period, the Date of Termination shall be the last day of the Employment Period. Notwithstanding the foregoing, if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

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(f) Resignation from Certain Offices and Directorships. Unless the Company agrees in writing to waive this requirement, upon the termination of the Executive’s employment for Cause, the Executive shall be deemed to have resigned from (i) office as a director of the Company, any subsidiary or affiliate of the Company or any other entity to which the Company appoints the Executive to serve as a director, (ii) from all offices held by the Executive in any or all of such entities in clause (i) above, and (iii) all fiduciary positions (including as trustee) held by the Executive with respect to any pension plans or trusts established by any such entities in clause (i) above. The Executive shall take all actions reasonably requested by the Company to effectuate the foregoing.

4.	Obligations of the Company upon Termination

(a) Other Than for Cause or For Good Reason. If, during the Employment Period, the Company terminates the Executive’s employment other than for Cause or Disability or the Executive terminates his employment for Good Reason (each, a “Qualifying Termination”):

(i) The Company shall pay to the Executive an amount in a single lump sum within ten (10) days after the end of the revocation period for the Release Agreement provided in Section 4(e) below, (provided, however, that the amounts payable pursuant to subparagraph (C) below, if any, will be paid at the same time as the bonuses for the year in which the Date of Termination occurs are paid), equal to the sum of

(A) an amount equal to the Executive’s Company Base Salary (at the rate then being paid to the Executive) accruing through the Date of Termination to the extent theretofore unpaid (the “Accrued Base Salary”) plus

(B) the amount of any Annual Bonus that, had he remained employed, would otherwise have been paid to the Executive pursuant to Section 2(b)(ii) above for any fiscal year of the Company that ends on or before the Date of Termination to the extent not previously paid (the “Prior Year Bonus”), plus

(C) (without duplication of the amount in clause (B)) a pro rata portion of the Annual Bonus for the partial fiscal year in which the Date of Termination occurs in an amount equal to the product of (A) the Annual Bonus calculated as of the Date of Termination based on the extent to which the financial performance targets applicable to such Annual Bonus (pro rated based on the number of days in such fiscal year through the Date of Termination) are actually achieved for the year, and (B) a fraction, the numerator of which is the number of days in the year of termination through the Date of Termination and the denominator of which is 365 (the “Pro-Rated Annual Bonus”) plus

(D) an amount equal to two (2) times the Company Base Salary.

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(ii) During the period commencing on the Date of Termination and ending on the date twelve (12) months after the Date of Termination (the “COBRA Period”), provided that the Executive properly elects to receive group health insurance continuation coverage under Section 4980B of the Internal Revenue Code, as amended (the “Code”) and the regulations thereunder (“COBRA”), the Company shall pay directly or reimburse the Executive for premiums for such coverage; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, the Company’s obligations under this Section 4(a)(ii) shall be reduced to the extent comparable coverage is actually provided to the Executive and the Executive’s eligible family members, and any such coverage shall be reported by the Executive to the Company. Notwithstanding the foregoing, (A) if any plan pursuant to which the Company is providing such coverage is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the Executive under its group health plans, then, in either case, an amount equal to the monthly plan premium payment shall thereafter be paid to the Executive as currently taxable compensation in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof).

Any Company equity awards and other performance incentive awards hereafter granted to Executive shall fully vest on the Date of Termination to the extent not vested. The Executive shall retain any vested equity awards, which may not be revoked or annulled by the Company. Each vested award (to the extent subject to exercise) shall be exercisable until the later of (A) the twelve (12) month anniversary of the Date of Termination and (B) the four (4) year anniversary of the date such award was granted. Notwithstanding this Section 4(a), in the event that the Executive is terminated other than for Cause or the Executive terminates employment for Good Reason following a change in control of the Company and where the share price of the Company’s common stock does not represent at least a 4.5% compound annual growth rate since the Effective Date (based on a baseline value of $8.87 per share), the amount payable by the Company pursuant to Section 4(a)(i)(D) shall equal one (1) times the Company Base Salary.

(b) Death; Disability. If, during the Employment Period, the Executive’s employment shall terminate on account of death (other than via death after delivery of a valid Notice of Termination for Good Reason or without Cause) or Disability, the Company shall have no further obligations to the Executive other than to pay to or provide the Executive (or his estate) the following:

(i) The Company shall pay to or provide the Executive (or his estate) the following within ten (10) business days after the Executive’s death or the date on which the Executive becomes Disabled: (A) the Accrued Base Salary through the Date of Termination to the extent theretofore unpaid, (B) the Prior Year Bonus to the extent theretofore unpaid, (C) the Pro Rated Annual Bonus (if any), and (D) an amount equal to one (1) times the Company Base Salary, within ten (10) days after the Date of Termination.

(ii) During the COBRA Period, provided that the Executive’s estate or beneficiaries or the Executive, as applicable, properly elects to receive group health insurance continuation coverage under COBRA, the Company shall pay directly or reimburse the Executive’s estate or beneficiaries or the Executive, as applicable, for premiums for such coverage; provided, however, that if the Executive becomes re-employed with another employer

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and is eligible to receive group health insurance coverage under another employer’s plans, the Company’s obligations under this Section 4(b)(ii) shall be reduced to the extent comparable coverage is actually provided to the Executive and the Executive’s eligible family members, and any such coverage shall be reported by the Executive to the Company. Notwithstanding the foregoing, (A) if any plan pursuant to which the Company is providing such coverage is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of the Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the Executive under its group health plans, then, in either case, an amount equal to the monthly plan premium payment shall thereafter be paid to the Executive as currently taxable compensation in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof).

Any Company equity awards and other performance incentive awards hereafter granted to the Executive shall fully vest on the Date of Termination to the extent not vested. The Executive shall retain any vested equity awards, which may not be revoked or annulled by the Company. Each vested award (to the extent subject to exercise) shall be exercisable until the later of (A) the twelve (12) month anniversary of the Date of Termination and (B) the four (4) year anniversary of the date such award was granted.

(c) For Cause; Other than For Good Reason. If, during the Employment Period, the Company shall terminate the Executive’s employment for Cause or the Executive terminates his employment without Good Reason (including the failure by the Executive to renew the Agreement at the end of the Employment Period after the Company offers to do so no less than seventy-five (75) days prior to the end of the Employment Period, as it may be extended pursuant to an employment agreement with at least a three (3) year term, aggregate cash and equity-and performance-based compensation at least as favorable as the same provided for hereunder and otherwise on terms no less favorable to the Executive as those set forth herein) (any such non-renewal, an “Executive Non-Renewal”):

(d) The Company shall pay to or provide the Executive (or his estate) the following within ten (10) business days after the Date of Termination: (A) the Accrued Base Salary through the Date of Termination to the extent theretofore unpaid, and (B) in the event of an Executive Non-Renewal, the Prior Year Bonus, to the extent theretofore unpaid. The Executive shall retain any vested equity awards, if any, which may not be revoked or annulled by the Company. Each vested award (to the extent subject to exercise) shall be exercisable (i) in the event of an Executive Non-Renewal, until the later of (A) the twelve (12) month anniversary of the Date of Termination and (B) the four (4) year anniversary of the date such award was granted, or (ii) in the event of the termination of the Executive’s employment for Cause or without Good Reason other than an Executive Non-Renewal), within ninety (90) days after the Date of Termination.

(e) Expiration of Employment Period due to the Company’s Non-renewal of the Agreement. If the Executive’s employment with the Company terminates by reason of the expiration of the Employment Period other than due to an Executive Non-Renewal, the Company shall pay to or provide the Executive (or his estate) the following within ten (10) business days after the Date of Termination:

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(i) the Accrued Base Salary through the Date of Termination to the extent theretofore unpaid;

(ii) the Prior Year Bonus to the extent theretofore unpaid;

(iii) subject to execution of the Release Agreement provided in Section 4(e) below, the Company shall pay to the Executive an amount equal to one (1) times the Company Base Salary in a single lump sum within ten (10) days after the end of the revocation period for the Release Agreement;

(iv) During the COBRA Period, provided that the Executive’s estate or beneficiaries or the Executive, as applicable, properly elects to receive group health insurance continuation coverage under COBRA, the Company shall pay directly or reimburse the Executive’s estate or beneficiaries or the Executive, as applicable, for premiums for such coverage; provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive group health insurance coverage under another employer’s plans, the Company’s obligations under this Section 4(d)(iv) shall be reduced to the extent comparable coverage is actually provided to the Executive and the Executive’s eligible family members, and any such coverage shall be reported by the Executive to the Company. Notwithstanding the foregoing, (A) if any plan pursuant to which the Company is providing such coverage is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of the Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the Executive under its group health plans, then, in either case, an amount equal to the monthly plan premium payment shall thereafter be paid to the Executive as currently taxable compensation in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof).

Any Company equity awards and other performance incentive awards hereafter granted to Executive shall fully vest on the Date of Termination to the extent not vested. The Executive shall retain any vested equity awards, which may not be revoked or annulled by the Company. Each vested award (to the extent subject to exercise) shall be exercisable until the later of (A) the twelve (12) month anniversary of the Date of Termination and (B) the four (4) year anniversary of the date such award was granted.

(f) Release Agreement. The Company shall not be required to make the payments and provide the benefits specified in this Section 4 (other than the payment of any Accrued Base Salary) unless the Executive (or his estate, as applicable) executes and delivers to the Company an agreement releasing the Company, its affiliates and its officers, directors and employees from all liability (other than the payments and benefits under this Agreement) in the form attached hereto as Exhibit A (the “Release Agreement”) within thirty (30) days after the Date of Termination and the period for revocation of such Release Agreement shall have lapsed, which Release Agreement shall also provide that the Company shall release the Executive from all liability; provided, that in all events, subject to the Executive’s execution and delivery of the Release Agreement, the payments and benefits specified in this Section 4 will be made or provided before March 15 following the end of the Executive’s first taxable year in which his right to such payment is no longer subject to a substantial risk of forfeiture.

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5.	Application of Section 409A

(a) If any compensation or benefits provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Executive, modify the Agreement in the least restrictive manner necessary in order to, where applicable, (i) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (ii) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the payments to the Executive.

(b) Anything in this Agreement to the contrary notwithstanding, if (A) on the date of termination of the Executive’s employment with the Company or a subsidiary, any of the Company’s stock is publicly traded on an established securities market or otherwise (within the meaning of Section 409A(a)(2)(B)(i) of the Code), (B) the Executive is determined to be a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code, (C) the payments exceed the amounts permitted to be paid pursuant to Treasury Regulations Section 1.409A-1(b)(9)(iii), and (D) such delay is required to avoid the imposition of the tax set forth in Section 409A(a)(1) of the Code, as a result of such termination, the Executive would receive any payment that, absent the application of this Section 5(b), would be subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earliest of (1) six (6) months and one day after the Executive’s termination date, (2) the Executive’s death or (3) such other date (the “Delay Period”) as will cause such payment not to be subject to such interest and additional tax (with a catch-up payment equal to the sum of all amounts that have been delayed to be made as of the date of the initial payment). In particular, with respect to any lump sum payment otherwise required hereunder, in the event of any delay in the payment date as a result of Sections 409A(a)(2)(A)(i) and (B)(i) of the Code, the Company will adjust the payments to reflect the deferred payment date by crediting interest thereon at the prime rate in effect at the time such amount first becomes payable, as quoted by the Company’s principal bank.

(c) To the extent that the provision of health insurance following the Date of Termination is so delayed, the Executive shall be entitled to COBRA continuation coverage under Section 4980B of the Code (“COBRA Coverage”) during such period of delay, and the Company shall reimburse the Executive for any Company portions of such COBRA Coverage in the seventh month following the Date of Termination.

(d) To the extent that any benefits to be provided during the Delay Period are considered deferred compensation under the Code Section 409A provided on account of a “separation from service,” and such benefits are not otherwise exempt from Section 409A, the Executive shall pay the cost of such benefits during the Delay Period, and the Company shall reimburse the Executive, to the extent that such costs would otherwise have been paid by the Company or to the extent that such benefits would otherwise have been provided by the Company at no cost to the Executive, the Company’s share of the cost of such benefits upon expiration of the Delay Period, and any remaining benefits shall be reimbursed or provided by the Company in accordance with the procedures specified herein.

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(e) Any provisions of this Agreement or any other compensation plan notwithstanding, the Company shall have no right to accelerate any such payment hereunder or thereunder except to the extent permitted under Section 409A.

(f) For purposes of Section 409A, each payment made after termination of employment, including COBRA continuation reimbursement payments, will be considered one of a series of separate payments.

(g) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(h) Any amount that the Executive is entitled to be reimbursed under this Agreement that may be treated as taxable compensation, will be reimbursed to the Executive as promptly as practical and in any event not later than sixty (60) days after the end of the calendar year in which the expenses are incurred; provided that the Executive shall have provided a reimbursement request to the Company no later than thirty (30) days prior to the date the reimbursement is due. The amount of the expenses eligible for reimbursement during any calendar year will not affect the amount of expenses for reimbursement in any other calendar year, except as may be required pursuant to an arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code.

(i) The Company shall not be obligated to reimburse the Executive for any tax penalty or interest or provide a gross-up in connection with any tax liability of the Executive under Section 409A.

6.	Parachute Payment Limitations

Notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Executive and the Company or any of the Company’s affiliates, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 6 (the “Other Agreements”), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company or any of the Company’s affiliates for the direct or indirect compensation of the Executive (including groups or classes of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Executive (a “Benefit Arrangement”), if the Executive is a “disqualified individual,” as defined in Section 280G(c) of the Code, any right to receive any payment or other benefit under this Agreement shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Executive under the Agreement, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Executive under this Agreement to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a

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Parachute Payment, the aggregate after-tax amounts received by the Executive from the Company or any of the Company’s affiliates under this Agreement, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Executive without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Agreement, in conjunction with all other rights, payments, or benefits to or for the Executive under the Agreement, any Other Agreement or any Benefit Arrangement would cause the Executive to be considered to have received a Parachute Payment under this Agreement that would have the effect of decreasing the after-tax amount received by the Executive as described in clause (ii) of the preceding sentence, then the Executive shall have the right, in the Executive’s sole discretion, to designate those rights, payments, or benefits under this Agreement, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment; provided, however, that, to the extent any payment or benefit constitutes deferred compensation under Section 409A, in order to comply with Section 409A, the reduction or elimination will be performed in the following order: (A) reduction of cash payments; (B) reduction of COBRA benefits; (C) cancellation of acceleration of vesting on any equity awards, if any, for which the exercise price exceeds the then fair market value of the underlying equity; and (D) cancellation of acceleration of vesting of equity awards not covered under (C) above; provided, however, that in the event that acceleration of vesting of equity awards is to be cancelled, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such equity awards, that is, later granted equity awards shall be canceled before earlier granted equity awards.

7.	Non-Competition; Non-Solicitation; Confidential Information; Standstill

(a) Non-Competition. The Executive acknowledges that the services to be rendered by him to the Company are of a special and unique character. In consideration of his employment hereunder, the Executive agrees that, (A) during the term of the Executive’s employment with the Company and for the period of six (6) months after the date the Executive’s employment is terminated for any reason (except as set forth in (B) below), provided in connection with a termination of employment pursuant to Sections 4 (d), the Company is not in material breach in the performance of its obligations to the Executive pursuant thereto, or (B) if the Executive’s employment is terminated by the Company for Cause or by the Executive without Good Reason, during the term of the Executive’s employment with the Company and for the period ending on the later of (i) the date that is six (6) months after the date the Executive’s employment is terminated by the Company for Cause or by the Executive without Good Reason and (ii) March 20, 2014, provided in connection with a termination of employment pursuant to Sections 4(a), the Company is not in material breach in the performance of its obligations to the Executive pursuant thereto, the Executive shall not (without the prior written consent of the Company) engage, directly or indirectly, whether as principal, agent, representative, consultant, employee, partner, stockholder, limited partner, other investor or otherwise (other than a passive investment of not more than two and one-half percent (2.5%) of the stock, equity or other ownership interest of any corporation, partnership or other entity) in any business entity primarily engaged, directly or indirectly through subsidiaries, and the Executive shall not be personally engaged, directly or indirectly, in the business of food and beverage management or nightclub management (each an “Entertainment Venue”) within the United States of America

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or Western Europe; provided, however, that the foregoing restrictions shall not apply to any Entertainment Venue owned (in whole or in part) or consulted by the Executive (or any entity owned or controlled, directly or indirectly, in whole or in part, by the Executive) that is managed by the Company or one of its subsidiaries; provided further, that if the Executive terminates his employment in connection with the Company’s default under the terms of that certain Promissory Note, dated November [__], 2011, executed by TLG Acquisition LLC in favor of the Executive (the “Promissory Note”), the non-compete restrictions set forth in this Section 7(a) shall terminate as of the date of such termination by the Executive. The Executive shall not pursue any prospects listed on a deal pipeline list prepared by the Company and the Executive for a one-year period following the Date of Termination.

(b) Non-Solicitation. During the term of his employment with the Company pursuant to this Agreement and for a one-year period after the Executive’s employment is terminated pursuant to this Agreement for any reason; provided, the Company is not in material breach in the performance of its obligations to the Executive as of the Date of Termination and is performing all of its obligations under Section 4 of this Agreement upon and following the Date of Termination, the Executive shall not, in any manner, directly or indirectly (without the prior written consent of the Company), solicit, induce, or encourage any employee, consultant or agent of the Company, any of its subsidiaries or any of its affiliates to terminate their employment, agency, or other such business relationship with the Company, its subsidiaries and affiliates or to cease to render services to the Company, its subsidiaries and affiliates, and the Executive shall not initiate discussions with any such person for any such purpose or authorize or knowingly cooperate with or encourage the taking of any such actions by any other individual or entity; provided, however, that this paragraph shall not preclude the hiring or retention of any such person by any other individual or entity who (i) responds to a general employment advertisement by newspaper or similar advertisement, or (ii) is referred to another individual or entity by an employment agency or other similar entity; provided, that the Executive did not identify the person or the Company as a potential source of employees to such agency or similar entity. During the term of the Executive’s employment pursuant to this Agreement and for a six (6) month period after the Executive’s employment is terminated pursuant to this Agreement for any reason, provided the Company is not in material breach in the performance of its obligations to the Executive as of the Date of Termination and is performing all of its obligations under Section 4 of this Agreement upon and following the Date of Termination, the Executive shall not, in any manner (without the prior written consent of the Company), solicit, induce or encourage any customer, vendor, or other party doing business with the Company to terminate their business relationship with the Company, its subsidiaries and affiliates or to transfer their business from the Company, any of its subsidiaries or any of its affiliates, and the Executive shall not initiate discussions with any such person for any such purpose or authorize or knowingly cooperate with or encourage the taking of any such actions by any other individual or entity.

(c) Treatment of Confidential Information. As a Company executive, the Executive will acquire Confidential Information (as defined below) in the course of the Executive’s employment. The Executive agrees that, in consideration of employment with the Company, the Executive will treat such Confidential Information as strictly confidential. The Executive will not, directly or indirectly, at any time during employment with the Company or any time thereafter, and without regard to when or for what reason, if any, such employment shall terminate, use or cause to be used any such Confidential Information, in connection with any

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activity or business except in the normal course of performing his designated duties for the Company. The Executive shall not disclose or cause to be disclosed any such Confidential Information to any third parties unless such disclosure is in accordance with the disclosure policies adopted by the Board or has been authorized in writing by the Board or except as may be required by law or legal process after providing the Company with prior written notice and an opportunity to respond to such disclosure (unless such notice is prohibited by law). For purposes of this Agreement, “Confidential Information” shall mean confidential or proprietary information, knowledge or data concerning the Company and its subsidiary companies’ businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how. Notwithstanding the foregoing, Confidential Information shall not include information which (i) is or becomes generally available to the public or is, at the time in question, in the public domain other than as a result of a disclosure by the Executive not permitted hereunder, (ii) was available to the Executive on a non-confidential basis prior to the date of this Agreement, or (iii) becomes available to the Executive from a source other than the Company, its agents or representatives (or former agents or representatives).

(d) Standstill. During his term of employment and for a period of six (6) months after the date the Executive’s employment is terminated, the Executive shall not, directly or indirectly or in concert with any other person, engage in any of the following:

(iv) purchase, offer to purchase, or agree to purchase or otherwise acquire, by means of a purchase, tender or exchange offer, business combination or in any other manner (including rights or options to acquire such ownership), (x) beneficial ownership of any common stock of the Company (“Common Stock”), or securities convertible into or exchangeable for Common Stock of the Company, that would result in the Executive, the Executive’s affiliates, and the members of any “group” of persons with which the Executive or his affiliates are acting in concert beneficially owning, in the aggregate (taking into account shares of Common Stock issuable upon conversion or exchange of any securities held by the Executive and such other persons), more than 14.9% of the voting power of the outstanding Common Stock, or (y) material beneficial ownership of any debt obligations on hotel properties owned by the Company or any of its consolidated subsidiaries or any material assets owned by the Company or any of its consolidated subsidiaries;

(v) seek or propose to influence, advise, change or control the management, Board, governing instruments or policies or affairs of the Company or any of its affiliates, including, without limitation, by means of a solicitation of proxies or seeking to influence, advise or direct the vote of any holder of voting securities of the Company; or

(vi) be employed by any person that, directly or through its affiliates, engages in any of the foregoing.

Exercise of options, conversion of LTIP Units, vesting and delivery of shares of Common Stock pursuant to equity or other awards, plans and arrangements and any other Common Stock received or otherwise acquired by the Executive in connection with or as a result of the Executive’s employment with the Company or service on its Board are not prohibited by this Section 7(d). In addition, if persons with whom the Executive has in no way participated, assisted or cooperated with have taken actions that would be prohibited by Section 7(d) above such that the Company would be considered to be in “play” through no act of the Executive, the Executive will no longer be subject to the limitations of Section 7(d).

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(e) Survival. Any termination of the Executive’s employment or of this Agreement (or breach of this Agreement by the Executive or the Company) shall have no effect on the continuing effectiveness of this Section 7, Sections 4, 5, 6 and 8 or any other provision hereof that by the nature of its terms is contemplated to survive any such termination.

(f) Validity. The terms and provisions of this Section 7 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. The parties hereto acknowledge that the potential restrictions on the Executive’s future employment imposed by this Section 7 are reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 7 unreasonable in duration or geographic scope or otherwise, the Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

(g) Consideration. The parties acknowledge that this Agreement would not have been entered into and the benefits described in Section 2, 4 or 6 would not have been promised in the absence of the Executive’s promises under this Section 7.

8.	Indemnification

(a) If the Executive is made a party, is threatened to be made a party, or reasonably anticipates being made a party, to any Proceeding (as defined below) by reason of the fact that he is or was a director, officer, executive, agent, manager, trustee, consultant or representative of the Company or any of its affiliates or is or was serving at the request of the Company or any of its affiliates, or in connection with his service hereunder, as a director, officer, member, executive, agent, manager, trustee, consultant or representative of another person or entity, or if any Claim (as defined below) is made, is threatened to be made, or is reasonably anticipated to be made, that arises out of or relates to the Executive’s service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless to the fullest extent permitted or authorized by the Certificate of Incorporation or Bylaws of the Company, or if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys’ and other professional fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith or in connection with seeking to enforce his rights under this Section 8, and such indemnification shall continue as to the Executive even if he has ceased to be a director, officer, member, executive, agent, manager, trustee, consultant or representative of the Company or other person or entity and shall inure to the benefit of the Executive’s heirs, executors and administrators. The Executive shall be entitled to prompt advancement of any and all costs and expenses (including, without limitation, attorneys’ and other professional fees and other charges) incurred by him in connection with any

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such Proceeding or Claim, or in connection with seeking to enforce his rights under this Section 8, any such advancement to be made within fifteen (15) days after he gives written notice, supported by reasonable documentation, requesting such advancement. Such notice shall include, to the extent required by applicable law, an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses. Nothing in this Agreement shall operate to limit or extinguish any right to indemnification, advancement of expenses, or contribution that the Executive would otherwise have (including, without limitation, by agreement or under applicable law). For purposes of this Agreement, “Claim” shall include, without limitation, any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information and “Proceeding” shall include, without limitation, any actual, threatened, or reasonably anticipated, action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate, formal, informal or other.

(b) A directors’ and officers’ liability insurance policy (or policies) shall be kept in place, during the Employment Period and thereafter until the later of (x) the sixth anniversary of the date on which the Executive’s employment with the Company terminates and (y) the date on which all claims against the Executive that would otherwise be covered by the policy (or policies) would become fully time barred, providing coverage to the Executive that is no less favorable to him in any respect (including, without limitation, with respect to scope, exclusions, amounts, and deductibles) than the coverage then being provided to any other present or former senior executive or director of the Company.

9.	Successors

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, provided that the Company may not assign this Agreement other than as described in Section 9(c) below.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

10. Disputes

(a) Mandatory Arbitration. Subject to the provisions of this Section 10, any controversy or claim between the Executive and the Company arising out of or relating to or concerning this Agreement (including the covenants contained in Section 7) or any aspect of the Executive’s employment with the Company or the termination of that employment (together, an

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“Employment Matter”) will be finally settled by arbitration in the County of New York administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules then in effect. However, the AAA’s Commercial Arbitration Rules will be modified in the following ways: (i) notwithstanding any provision of the AAA rules to the contrary, the arbitration shall be heard by a panel of three neutral arbitrators, with each party appointing one arbitrator, who shall jointly appoint a third, (ii) each arbitrator will agree to treat as confidential evidence and other information presented to them, (iii) there will be no authority to award punitive damages (and the Executive and the Company agree not to request any such award), (iv) the optional Rules for Emergency Measures of Protections will apply, (v) there will be no authority to amend or modify the terms of this Agreement except as provided in Section 11(a) (and the Executive and the Company agree not to request any such amendment or modification) and (vi) a decision must be rendered within ten (10) business days of the parties’ closing statements or submission of post-hearing briefs. The Executive and the Company agree that, to the extent permitted by law, a decision made by the arbitration panel with respect to any Employment Matter will be conclusive and binding on the Executive and the Company.

(b) Injunctions and Enforcement of Arbitration Awards. The Executive or the Company may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the County of New York to enforce any arbitration award under Section 10(a). Also, the Company may bring such an action or proceeding, in addition to its rights under Section 10(a) and whether or not an arbitration proceeding has been or is ever initiated, to temporarily, preliminarily or permanently enforce any part of Section 7. The Executive agrees that (i) violating any part of Section 7 would cause damage to the Company that cannot be measured or repaired, (ii) the Company therefore is entitled to seek an injunction, restraining order or other equitable relief restraining any actual or threatened violation of Section 7, (iii) no bond will need to be posted for the Company to receive such an injunction, order or other relief and (iv) no proof will be required that monetary damages for violations of Section 7 would be difficult to calculate and that remedies at law would be inadequate.

(c) Jurisdiction and Choice of Forum. The Executive and the Company irrevocably submit to the exclusive jurisdiction of any state or federal court located in the County of New York over any Employment Matter that is not otherwise arbitrated or resolved according to Section 10(a). This includes any action or proceeding to compel arbitration or to enforce an arbitration award. Both the Executive and the Company (i) acknowledge that the forum stated in this Section 10(c) has a reasonable relation to this Agreement and to the relationship between the Executive and the Company and that the submission to the forum will apply even if the forum chooses to apply non-forum law, (ii) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 10(c) in the forum stated in this Section 10(c), (iii) agree not to commence any such action or proceeding in any forum other than the forum stated in this Section 10(c) and (iv) agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court will be conclusive and binding on the Executive and the Company. However, nothing in this Agreement precludes the Executive or the Company from bringing any action or proceeding in any court for the purpose of enforcing the provisions of Section 10(a) and this Section 10(c).

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(d) Waiver of Jury Trial. To the extent permitted by law, the Executive and the Company waive any and all rights to a jury trial with respect to any Employment Matter.

(e) Costs. The Company will reimburse as incurred any reasonable expenses, including reasonable attorney’s fees, the Executive incurs as a result of any Employment Matter, provided that if the Executive is not the prevailing party on at least one material issue in the Employment Matter, the Executive shall promptly return any such reimbursements. In addition, if the Executive is not the prevailing party on at least one material issue in the Employment Matter, the Executive shall promptly reimburse the Company any reasonable expenses, including reasonable attorney’s fees, the Company has incurred as a result of the Employment Matter, provided that such reimbursement shall not exceed fifty percent (50%) of the expenses, including attorney’s fees, incurred by the Executive.

11.	Miscellaneous

(a) Amendment; Waiver. This Agreement may not be amended or modified, or any provision hereof waived, other than by a written agreement executed by the parties hereto or any of their respective successors and assigns.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

at the Executive’s primary residential address

as shown on the records of the Company

If to the Company:

Morgans Hotel Group Co.

475 Tenth Avenue

New York, NY 10018

Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee provided that any notice made by hand delivery shall be deemed to have been received on the date it is actually delivered, any notice made by overnight courier shall be deemed to have been received on the date after such notice was so sent and any notice made by registered or certified mail, return receipt shall be deemed to have been received on the date that is five (5) business days after such notice was so sent.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

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(d) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e) Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

(f) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State.

(g) No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason (subject to the proviso at the end of Section 3(c)) or the Company’s right to terminate the Executive for Cause (subject to the limitation in the last sentence of Section 3(b)), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(h) Entire Agreement; Conflict. This Agreement constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, between the parties concerning the subject matter hereof.

(i) Section References. Any reference to a Section herein is a reference to a section of this Agreement unless otherwise stated.

(j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.

SIGNATURES APPEAR ON THE NEXT PAGE.

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IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

EMPLOYER:	EXECUTIVE:

MORGANS HOTEL GROUP CO.

By:
Name: Richard Szymanski

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Exhibit A

Release Agreement

THIS RELEASE AGREEMENT (this “Release”) is entered into as of [            ] (the “Effective Date”), by Andy Masi (the “Executive”) in consideration of severance pay and other benefits (the “Severance Payment”) provided to the Executive by Morgans Hotel Group Co., a Delaware corporation (the “Company”), pursuant to Section 4 of the Employment Agreement by and between the Company and the Executive (the “Employment Agreement”).

1. Release. Subject to the last sentence of the first paragraph of this Section 1, the Executive, on his own behalf and on behalf of his heirs, executors, administrators, attorneys and assigns, hereby unconditionally and irrevocably releases, waives and forever discharges the Company and each of its affiliates, parents, successors, predecessors, and the subsidiaries, directors, owners, members, shareholders, officers, agents, and employees of the Company and its affiliates, parents, successors, predecessors, and subsidiaries (collectively, all of the foregoing are referred to as the “Employer”), from any and all causes of action, claims and damages, including attorneys’ fees, whether known or unknown, foreseen or unforeseen, presently asserted or otherwise arising through the date of his signing of this Release, concerning his employment or separation from employment. Subject to the last sentence of the first paragraph of this Section 1, this Release includes, but is not limited to, any payments, benefits or damages arising under any federal law (including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, Executive Order 11246, the Family and Medical Leave Act, and the Worker Adjustment and Retraining Notification Act, each as amended); any claim arising under any state or local laws, ordinances or regulations (including, but not limited to, any state or local laws, ordinances or regulations requiring that advance notice be given of certain workforce reductions); and any claim arising under any common law principle or public policy, including, but not limited to, all suits in tort or contract, such as wrongful termination, defamation, emotional distress, invasion of privacy or loss of consortium. Notwithstanding any other provision of this Release to the contrary, this Release does not encompass, and the Executive does not release, waive or discharge, the obligations of the Company (a) to make the payments and provide the other benefits contemplated by the Employment Agreement or any other Agreement with the Executive, or (b) under any restricted stock unit agreement, option agreement or other agreement pertaining to the Executive’s equity ownership or other awards, or (c) under any indemnification or similar agreement with the Executive, or (d) under this Release.

The Executive understands that by signing this Release, he is not waiving any claims or administrative charges which cannot be waived by law. He is waiving, however, any right to monetary recovery or individual relief should any federal, state or local agency (including the Equal Employment Opportunity Commission) pursue any claim on his behalf arising out of or related to his employment with and/or separation from employment with the Company (other than with respect to those matters described in clauses (a), (b), (c) and (d) above.

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The Executive further agrees without any reservation whatsoever, never to sue the Employer or become a party to a lawsuit on the basis of any and all claims of any type lawfully and validly released in this Release.

2. Acknowledgments. The Executive is signing this Release knowingly and voluntarily. He acknowledges that:

a. He is hereby advised in writing to consult an attorney before signing this Release;

b. He has relied solely on his own judgment and/or that of his attorney regarding the consideration for and the terms of this Release and is signing this Release knowingly and voluntarily of his own free will;

c. He is not entitled to the Severance Payment unless he agrees to and honors the terms of this Release;

d. He has been given at least twenty-one (21) calendar days to consider this Release, or he expressly waives his right to have at least twenty-one (21) days to consider this Release;

e. He may revoke this Release within seven (7) calendar days after signing it by submitting a written notice of revocation to the Employer. He further understands that this Release is not effective or enforceable until after the seven (7) day period of revocation has expired without revocation, and that if he revokes this Release within the seven (7) day revocation period, he will not receive the Severance Payment;

f. He has read and understands the Release and further understands that, subject to the limitations contained herein, it includes a general release of any and all known and unknown, foreseen or unforeseen claims presently asserted or otherwise arising through the date of his signing of this Release that he may have against the Employer; and

g. No statements made or conduct by the Employer has in any way coerced or unduly influenced him or her to execute this Release.

3. No Admission of Liability. This Release does not constitute an admission of liability or wrongdoing on the part of the Employer, the Employer does not admit there has been any wrongdoing whatsoever against the Executive, and the Employer expressly denies that any wrongdoing has occurred.

4. Entire Agreement. There are no other agreements of any nature between the Employer and the Executive with respect to the matters discussed in this Release (which excludes that certain Promissory Note, dated November [    ], 2011, executed by TLG Acquisition LLC in favor of the Executive, that certain Consulting Agreement by and between BNC Entertainment, LLC and Galts Gulch Holding Company LLC, dated as of             or any other agreements not directly related to Executive’s role as an employee of Company, which other agreements (if any) shall continue to be governed by their own terms), except as expressly stated herein, and in signing this Release, the Executive is not relying on any other agreements or representations, except those expressly contained in this Release.

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5. Execution. It is not necessary that the Employer sign this Release following the Executive’s full and complete execution of it for it to become fully effective and enforceable.

6. Severability. If any provision of this Release is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Release shall continue in full force and effect.

7. Governing Law. This Release shall be governed by the laws of the State of New York, excluding the choice of law rules thereof.

8. Headings. Section and subsection headings contained in this Release are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Release for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned has duly executed this Release as of the day and year first herein above written.

EXECUTIVE

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ATTACHMENT IV

FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF THE BUYER

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TLG ACQUISITION LLC

among

Morgans Group LLC

(a Delaware limited liability company)

Galts Gulch Holding Company LLC

(a Nevada limited liability company)

and

TEJ Management, LLC

(a Nevada limited liability company)

[            ], 2011

i

ii

List of Exhibits

Exhibit A	Members Schedule
Exhibit B	Membership Units Sale Notice
Exhibit C	Purchase Notice
Exhibit D	Joinder Agreement

iii

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TLG ACQUISITION LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of [            ], 2011, of TLG ACQUISITION LLC (the “Company”) is entered into by and among Morgans Group LLC, as Managing Member (the “Managing Member”), TEJ Management, LLC, a Nevada limited liability company (“TEJ Management”), and Galts Gulch Holding Company LLC, a Nevada limited liability company (“Galts Gulch” and, together with Galts Gulch, the “Non-Managing Members”), together with any other Persons who become Members (as defined herein) in the Company as provided herein.

WHEREAS, the Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on November 9, 2011 (the “Formation Date”) by an authorized person of the Company.

WHEREAS, on the Formation Date, the Managing Member, as the sole initial member of the Company, entered into a Limited Liability Company Agreement of TLG Acquisition LLC (the “Original Operating Agreement”).

WHEREAS, as part of the Transaction (as defined below), the Company will acquire (i) DDD Holdings, LLC, a Delaware limited liability company (“DDD”), (ii) HHH Holdings, LLC, a Delaware limited liability company (“HHH”), and (iii) The Light Group LLC, a Nevada limited liability company (“TLG” and, together with DDD and HHH, the “Acquired Companies”) and, as part of the consideration for the Acquired Companies, the Non-Managing Members shall be admitted as Members of the Company.

WHEREAS, the Members desire that the Managing Member be the sole Managing Member of the Company.

WHEREAS, the Members desire to continue to operate the Company as a limited liability company under the Act (as defined below) and to amend and restate the Original Operating Agreement in its entirety and the terms of such Original Operating Agreement are hereby amended and restated in their entirety as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby agree as follows:

Article I

DEFINED TERMS

SECTION 1.1 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.1:

“Accounting Firm” means Ernst & Young, or if such firm is unwilling or unable to serve in such capacity, a mutually acceptable independent accounting firm of national standing selected by the Managing Member and any Offering Non-Managing Member or Selling Non-Managing Member.

“Acquired Companies” has the meaning set forth in the recitals.

“Act” means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

“Additional Non-Managing Member” means a Person admitted to the Company as a Non-Managing Member pursuant to Section 4.2 and who is shown as such on the books and records of the Company.

“Adjusted Capital Account” means the Capital Account maintained for each Member as of the end of each Partnership Year (a) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g) (1) and 1.704-2(i)(5) and (b) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-l(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Partnership Year.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 6.2.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means in the case of any Contributed Property and as of the time of its contribution to the Company, the 704(c) Value of such property or other consideration, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (c) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Amended and Restated Limited Liability Company Agreement and all Exhibits attached hereto, as the same may be amended, supplemented or restated from time to time.

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“Annual Budget” has the meaning set forth in Section 10.6.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Assignee” means a Person to whom one or more Membership Units have been transferred but who has not been admitted as a Substituted Non-Managing Member, and who has the rights set forth in Section 13.10.

“Bankruptcy” as to any Person, shall be deemed to have occurred when (i) such Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) such Person is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against such Person, (iii) such Person executes and delivers a general assignment for the benefit of such Person’s creditors, (iv) such Person files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of the nature described in clause (ii) above, (v) such Person seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for such Person or for all or any substantial part of such Person’s properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (vii) the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (viii) an appointment referred to in clause (vii) is not vacated within 90 days after the expiration of any such stay.

“Book-Tax Disparities” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Section 6.2 and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Call Right” means the Managing Member’s right to purchase all or any portion of the Membership Units held by the Non-Managing Members pursuant to Section 13.6.

“Call Right Closing Date” has the meaning set forth in Section 13.6(b)(ii).

“Call Right Purchase Price” has the meaning set forth in Section 13.6(a).

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“Capital Account” means the capital account maintained by the Company for each Member pursuant to Section 6.2.

“Capital Contribution” means, with respect to each Member, the total amount of cash, cash equivalents and the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the Company pursuant to Section 6.1 and which is intended to be treated as a contribution to the Company pursuant to Section 721(a) of the Code.

“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property (or in the case of an Adjusted Property, the fair market value of such property at the time of its latest adjustment under Section 6.2(c)) reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property charged to the Members’ Capital Accounts and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 6.2(c), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company Properties, as deemed appropriate by the Managing Member to the extent consistent with Section 704(b) of the Code and the Regulations issued thereunder.

“Certificate” means the Certificate of Formation relating to the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” means TLG Acquisition LLC, the limited liability company formed under the Act and any successor thereto.

“Company Property” means such interests in real property and personal property including without limitation, fee interests, interests in ground leases, interests in joint ventures, interests in mortgages, and Debt instruments as the Company may hold from time to time.

“Consent” means the consent or approval of a proposed action by a Member given in accordance with Section 16.1.

“Consultant Services Agreement” means the Consultant Services Agreement, dated [            ], 2011 by and between MHGC and Andrew Sasson.

“Contributed Property” means each property or other asset (but excluding cash and cash equivalents), in such form as may be permitted by the Act contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 6.2, such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property for purposes of Section 6.2.

“Covered Person” has the meaning set forth in Section 13.2

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“DDD” has the meaning set forth in the recitals.

“Debt” means, as to any Person, as of any date of determination, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof, (d) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized and (e) all guarantees and other contingent obligations of such Person with respect to Debt of others.

“Depreciation” means for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.

“Distribution” means a distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Membership Units; (b) any recapitalization or exchange of securities of the Company; (c) any subdivision (by a split of Membership Units or otherwise) or any combination (by a reverse split of Membership Units or otherwise) of any outstanding Membership Units; (d) any fees or remuneration paid to any Member in such Member’s capacity as a Service Provider for the Company or one of its Subsidiaries; (e) any payments made to the Non-Managing Members under the Promissory Notes; and (e) any payments made pursuant to Section 6.9 of the Master Purchase Agreement. “Distribute” when used as a verb shall have a correlative meaning.

“Drag-along Member” has the meaning set forth in Section 13.3(a).

“Drag-along Notice” has the meaning set forth in Section 13.3(c).

“Drag-along Sale” has the meaning set forth in Section 13.3(a).

“Dragging Member” has the meaning set forth in Section 13.3(a).

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“Effective Date” means the date of closing of the Transaction contemplated by the Master Purchase Agreement.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Events of Dissolution” has the meaning set forth in Section 15.1.

“Exchanging Member” shall have the meaning as set forth in Section 4.3(a).

“Family Members” has the meaning set forth in Section 13.2.

“F&B Operations” has the meaning set forth in Section 9.13(a).

“Financing Document” means any credit agreement, guarantee, financing or security agreement or other agreements or instruments governing Debt of the Company or any of the Company Subsidiaries.

“Formation Date” has the meaning set forth in the recitals.

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Authority” means (a) any sovereign nation, state, country or territory, (b) any national, federal, regional, territorial, state, county, municipal, local or other governmental subdivision within any sovereign nation, state, country or territory, (c) any court, arbitrator, tribunal or any governmental department, commission, board, bureau, agency or other instrumentality of any sovereign nation, state, country or territory, or of any national, federal, regional, territorial, state, county, municipal, local or other governmental subdivision within such sovereign nation, state, country or territory, and (d) any regulatory, administrative or other agency, quasi-governmental authority, self-regulatory organization, or organization or political or other subdivision, department or branch of any of the foregoing.

“HHH” has the meaning set forth in the recitals.

“Holder” means either (a) a Member or (b) an Assignee, owning a Membership Interest that is treated as a Member for federal income tax purposes.

“IRS” means the Internal Revenue Service, which is charged with administering the internal revenue laws of the United States.

“Joinder Agreement” means Joinder Agreement substantially in the form of Exhibit D.

“Incapacity” or “Incapacitated” means (a) as to any individual Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate, (b) as to any corporation that is a Member, the filing-of a

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certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (c) as to any partnership that is a Member, the dissolution and commencement of winding up of the partnership, (d) as to any estate that is a Member, the distribution by the fiduciary of the estate’s entire interest in the Company, (e) as to any trust that is a Member, the termination of the trust (but not the substitution of a new trustee), or (f) as to any Member, the Bankruptcy of such Member.

“Indemnitee” means (a) any Person made a party to a proceeding by reason of his status as (i) the Managing Member or (ii) an officer of the Company or a director or officer of the Managing Member, and (b) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time, in its sole and absolute discretion.

“Independent Third Party” means, with respect to any Member, any Person who is not an Affiliate of such Member.

“Liquidating Transaction” means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, results in the sale or other disposition of all or substantially all of the assets of the Company.

“Liquidator” has the meaning set forth in Section 15.2.

“Majority in Interest” means, with respect to the Non-Managing Members, Members holding Membership Units representing a majority of the Percentage Interests held by all Non-Managing Members.

“Managing Member” means Morgans Group LLC, a Delaware limited liability company, and its successors as a Managing Member of the Company in accordance with the terms of this Agreement.

“Managing Membership Interest” means a Membership Interest held by the Managing Member that is a Managing Membership interest and includes any and all privileges, preferences, duties, liabilities, obligations and rights to which the Managing Member may be entitled hereunder. A Managing Membership Interest may be expressed as a number of Membership Units. All Membership Units held by the Managing Member shall be deemed to be the Managing Member interest.

“Masi” means Andy Masi, an individual.

“Masi Employment Agreement” means the employment agreement, dated [            ], 2011, by and between MHGC and Masi.

“Master Purchase Agreement” means the Master Purchase Agreement, dated [            ], 2011, by and among the Company, Sasson Masi F&B Holdings, LLC, a Delaware limited liability company, Sasson Masi Nightlife Holdings, LLC, a Delaware limited liability company, Sasson, Masi and the Managing Member.

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“Member” means individually, the Managing Member or a Non-Managing Member, and “Members” means collectively, the Managing Member and the Non-Managing Members.

“Membership Interest” means an ownership interest in the Company representing a Capital Contribution by either a Non-Managing Member or the Managing Member and includes any and all privileges, preferences, duties, liabilities, obligations and rights to which the holder of such a Membership Interest may be entitled hereunder. A Membership Interest may be expressed as a number of Membership Units.

“Membership Record Date” means the record date established by the Managing Member for the distribution pursuant to Section 7.1 hereof, and also means any record date established by the Managing Member in connection with any vote or consent of the Non-Managing Members pursuant to this Agreement.

“Membership Unit” or “Unit” means a fractional, undivided share of the Membership Interests of all Members issued pursuant to Sections 4.1 and 4.2, in such number as set forth on Exhibit A, as such Exhibit may be amended from time to time. Any rights and preferences or other obligations with respect to Units as may be authorized hereunder shall be set forth in an exhibit hereto.

“Membership Units Sale Notice” means a Membership Units Sale Notice substantially in the form of Exhibit B.

“Members Schedule” has the meaning set forth in Section 4.1.

“MHGC” means Morgans Hotel Group Co., a Delaware corporation.

“Net Cash Flow” means, with respect to any fiscal period, the sum of (a) the gross cash receipts of the Company during such period from all sources, plus (b) any reduction in reserves established from Cash Flow; minus (c) the sum of (i) all cash disbursements for operations of the Company during such fiscal period, including capital expenditures, debt service (including any cash payments of principal and interest on the Promissory Notes (as defined in the Master Purchase Agreement) and the “Profit Participations” required to be paid under Section 6.9 of the Master Purchase Agreement), but excluding cash disbursements paid out of the Company reserves and distributions to the Members, plus (ii) any reserves established therefrom by the Managing Member. For the avoidance of doubt, the Net Cash Flow for any fiscal period shall not be less than zero.

“Net Income” means for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 6.2. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Sections 8.3 and 8.4, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

“Net Loss” means for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for

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such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 6.2. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Lass is subjected to the special allocation rules in Sections 8.3 and 8.4, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

“Non-Managing Member” means any Person named as a Non-Managing Member on Exhibit A, as such Exhibit may be amended from time to time, including any Substituted Non-Managing Member or Additional Non-Managing Member, in such Person’s capacity as a Non-Managing Member in the Company.

“Non-Managing Membership Interest” means a Membership Interest held by a Non-Managing Member representing a fractional part of the Membership Interests of all Non-Managing Members and includes any and all privileges, preferences, duties, liabilities, obligations and rights to which the holder of such a Non-Managing Membership Interest may be entitled hereunder. A Non-Managing Membership Interest may be expressed as a number of Membership Units.

“Non-Morgans Business” has the meaning set forth in the Master Purchase Agreement.

“Non-Morgans EBITDA” has the meaning set forth in the Master Purchase Agreement.

“Nonrecourse Built-in Gain” means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 8.4(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Offered Membership Units” has the meaning set forth in Section 13.5(b)(i).

“Offering Non-Managing Member” has the meaning set forth in Section 13.5(a).

“Original Operating Agreement” has the meaning set forth in the recitals.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

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“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Year” means the fiscal year of the Company, which shall be the calendar year.

“Percentage Interest” means, as to any Member, its interest in the Company as determined by dividing the Membership Units owned by such Member by the total number of Membership Units then outstanding and as specified on Exhibit A, as such Exhibit may be amended from time to time.

“Permitted Transfer” means a Transfer of Preferred Units or Common Units carried out pursuant to Section 13.2. “Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, a corporation, a partnership, an association, a trust, a limited liability company, a joint venture or any other entity or organization, including a Governmental Authority or any department, agency or instrumentality thereof.

“Proposed Transferee” has the meaning set forth in Section 13.4(a).

“Pro Rata Portion” means, with respect to the number of Membership Units to be sold by each Member pursuant to Section 13.4(c)(ii), the number of Membership Units equal to the product of (x) the total number of Membership Units the Proposed Transferee proposes to purchase and (y) a fraction (A) the numerator of which is equal to the number of Membership Units then held by such Member and (B) the denominator of which is equal to the number of Membership Units then held by all of the Members (including, for the avoidance of doubt, the Selling Member).

“Promissory Notes” means (i) a promissory note made by the Company in favor of Masi, in an initial face amount equal to $2,000,000, and (ii) a promissory note made by the Company in favor of Sasson, in an initial face amount equal to $16,000,000.

“Purchase Notice” means a Purchase Notice substantially in the form of Exhibit C.

“Purchased Membership Units” has the meaning set forth in Section 13.6(b)(i).

“Put Right Purchase Price” has the meaning set forth in Section 13.5(a).

“Put Right” means any Non-Managing Member’s right to sell all or any portion of the Membership Units it holds to the Managing Member pursuant to Section 13.5.

“Put Right Closing Date” has the meaning set forth in Section 13.5(b)(iii).

“Qualified Member” has the meaning set forth in Section 11.3.

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“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Representatives” means, with respect to a Person, each of such Person’s respective directors, officers, attorneys, accountants, employees, advisors, agents, consultants or managers.

“Sale Notice” has the meaning set forth in Section 13.4(b).

“Sasson” means Andrew Sasson, an individual.

“Securities Act” shall have the meaning set forth in Section 4.3(d).

“Selling Member” has the meaning set forth in Section 13.4(a).

“Selling Non-Managing Member” means any Non-Managing Member selling all or a portion of its Membership Interests to the Managing Member as a result of the Managing Member’s Call Right pursuant to Section 13.6.

“Service Provider” means any Manager, Officer, employee, consultant or other service provider of the Company or any of its Subsidiaries.

“704(c) Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Managing Member using such reasonable method of valuation as it may adopt. Subject to Section 6.2, the Managing Member shall use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Value of Contributed Properties among each separate property on a basis proportional to its fair market value.

“Specified Exchange Date” means the tenth Business Day after receipt by the Managing Member of a Notice of Exchange.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Non-Managing Member” means a Person who is admitted as a Non-Managing Member to the Company pursuant to Section 13.5.

“Tag-along Notice” has the meaning set forth in Section 13.4(c).

“Tag-along Period” has the meaning set forth in Section 13.4(c).

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“Tag-along Sale” has the meaning set forth in Section 13.4(a).

“Tag-along Member” has the meaning set forth in Section 13.4(a).

“Tendered Units” shall have the meaning set forth in Section 4.3(a).

“TLG” has the meaning set forth in the recitals.

“Transaction” means the purchase and sale of the Acquired Companies contemplated by the Master Purchase Agreement.

“Transfer” has the meaning set forth in Section 13.1.

“Unrealized Gain” attributable to any item of Company Property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property (as determined under Section 6.2) as of such date, over (b) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 6.2) as of such date.

“Unrealized Loss” attributable to any item of Company Property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 6.2) as of such date, over (b) the fair market value of such property (as determined under Section 6.2) as of such date.

Article II

ORGANIZATIONAL MATTERS

SECTION 2.1 Formation; Organization and Continuation; Application of Act.

(a) Formation. The Company was formed on [            ], 2011, pursuant to the provisions of the Act, upon the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. The Original Operating Agreement was entered into by the Managing Member on [            ], 2011. This Agreement amends, restates and supersedes in its entirety the Original Operating Agreement.

(b) Organization and Continuation of Company. The Managing Member and the Non-Managing Members do hereby continue the Company as a limited liability company according to all of the terms and provisions of this Agreement and otherwise in accordance with the Act. The Morgans Group LLC is the sole Managing Member and TEJ Management and Galts Gulch are the sole Non-Managing Members of the Company.

(c) Taxation as Partnership. It is the intention of the Managing Member and the Non-Managing Members that the Company shall be taxed as a “partnership” for federal, state, local and foreign income tax purposes. The Managing Member agrees to take all actions, including the execution of other documents, as may be required in order for the Company to qualify for, receive and maintain “partnership” treatment for federal, state, local and foreign income tax purposes.

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(d) Application of Act. This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Act) of the Company. The Company is a limited liability company subject to the provisions of the Act and the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Membership Interests of each Member shall be personal property for all purposes.

SECTION 2.2 Name. The name of the Company is TLG Acquisition LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Managing Member or any Affiliate thereof. The words “limited liability company,” or “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time and shall notify the Non-Managing Members of such change in the next regular communication to the Non-Managing Members.

SECTION 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Company in the State of Delaware is [            ], Wilmington, Delaware and the registered agent for service of process on the Company in the State of Delaware at such registered office is [            ]. The principal office of the Company is located at 475 Tenth Avenue, New York, New York 10018, or such other place as the Managing Member may from time to time designate by notice to the Non-Managing Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

SECTION 2.4 Term. The term of the Company commenced on the date the Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware and shall continue in existence perpetually until the Company is dissolved pursuant to the provisions of this Agreement or as otherwise provided by law.

Article III

PURPOSE

SECTION 3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Company is to engage in any lawful act or activity that may be conducted by a limited liability company organized pursuant to the Act, to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and to do anything necessary or incidental to the foregoing which, in each case, is not in breach of this Agreement.

SECTION 3.2 Powers. The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or

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through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property.

Article IV

UNITS

SECTION 4.1 Units Generally. The Membership Interests of the Members shall be represented by issued and outstanding Membership Units. The Managing Member shall maintain a schedule of all Members, their respective mailing addresses and the amount of Membership Units held by them (the “Members Schedule”), and shall update the Members Schedule upon the issuance or Transfer of any Membership Units to any new or existing Member. A copy of the Members Schedule as of the execution of this Agreement is attached hereto as Exhibit A.

SECTION 4.2 Issuances of Additional Membership Interests. The Managing Member shall not be permitted to cause the Company to issue such additional Membership Interests without the approval of each Non-Managing Member.

SECTION 4.3 No Preemptive Rights. Except as specifically provided in this Agreement, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Company or (b) issuance or sale of any Membership Units.

Article V

MEMBERS

SECTION 5.1 Admission of New Members.

(a) New Members may be admitted from time to time in connection with a Transfer of Units, subject to compliance with the provisions of Article XIII, and in either case, following compliance with the provisions of Section 5.1(b)

(b) In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or Transfer of Membership Units, such Person shall have received the written consent of the Managing Member, except with respect to any Permitted Transfers under Section 13.2, and shall have executed and delivered to the Managing Member a written undertaking substantially in the form of the Joinder Agreement. Upon the amendment of the Members Schedule by the Managing Member and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Membership Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his, her or its Membership Units. The Managing Member shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 6.2(a).1

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SECTION 5.2 Representations and Warranties of Members. By execution and delivery of this Agreement, each of the Members represents and warrants to the Company and acknowledges that:

(a) the Membership Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b) such Member is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, as amended by Section 413(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Membership Units;

(c) such Member’s Membership Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof;

(d) such Member has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and such Member acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Company and the its Subsidiaries for such purpose;

(e) the determination of such Member to acquire Membership Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries that may have been made or given by any other Member or by any agent or employee of any other Member;

(f) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

[1]

Note to draft: With respect to permitted transferees, Joinder Agreement will include a representation that the transferee is a permitted transferee. AGREE, PROVIDED THAT JOINDER AGREEMENT STATES THAT IF THE REPRESENTATION TURNS OUT TO BE UNTRUE, SUCH TRANSFER SHALL BE VOID AND OF NO EFFECT AB INITIO.

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(h) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound;

(i) this Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity); and

(j) neither the issuance of any Membership Units to any Member nor any provision contained herein will entitle the Member to remain in the employment of the Company or any of its Subsidiaries of Affiliates or affect the right of the Company or any of its Subsidiaries of Affiliates to terminate the Member’s employment at any time for any reason, other than as otherwise provided in such Member’s employment agreement or other similar agreement with the Company, its Subsidiary or Affiliate, if applicable.

None of the foregoing shall replace, diminish or otherwise adversely affect any Member’s representations and warranties made by it in the Master Purchase Agreement.

SECTION 5.3 Liability of Members. Except as otherwise provided in the Act, by Applicable Law or expressly in this agreement, no Member shall have any further personal liability for any debt, obligation or liability of the Company, any of the Company’s Subsidiaries or other Members, whether arising in contract, tort or otherwise, solely by reason of being a Member.

SECTION 5.4 No Withdrawal. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Act. So long as a Member continues to hold any Membership Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Membership Units, such Person shall no longer be a Member.

SECTION 5.5 Death. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Membership Units owned by the deceased Member shall automatically be Transferred to such Member’s heirs.

SECTION 5.6 Voting. Except as otherwise provided by this Agreement or as otherwise required by the Act, each Member shall be entitled to one vote per Membership Unit on all matters upon which the Members have the right to vote under this Agreement.

SECTION 5.7 Meetings.

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(a) Calling the Meeting. Meetings of the Members may be called by (i) the Managing Member or (ii) by a Non-Managing Member or group of Non-Managing Members holding more than 25% of the then-outstanding Membership Units held by Non-Managing Members.

(b) Notice. Written notice stating the place, date and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purposes for which the meeting is called, shall be delivered not fewer than ten (10) days and not more than thirty (30) days before the date of the meeting to each Member, by or at the direction of the Managing Member or the Member(s) calling the meeting, as the case may be. The Voting Members may hold meetings at the Company’s principal office or at such other place as the Board or the Member(s) calling the meeting may designate in the notice for such meeting.

(c) Participation. Any Member may participate in a meeting of the Members by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Vote by Proxy. On any matter that is to be voted on, a Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

SECTION 5.8 Quorum. A quorum of any meeting of the Members shall require the presence of the Members holding a majority of the Membership Units held by all Members. Subject to Section 5.10, no action at any meeting may be taken by the Members unless the appropriate quorum is present. Subject to Section 5.10, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the Membership Units held by all Members.

SECTION 5.9 Action Without Meeting. Notwithstanding the provisions of Section 5.9, any matter that is to be voted on, consented to or approved by the Members may be taken without a meeting, without prior notice and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than a majority of the Membership Units held by all Members. A record shall be maintained by the Managing Member of each such action taken by written consent of a Member or Members.

SECTION 5.10 Power of Members. The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the Act. Except as otherwise specifically provided by this Agreement or required by the Act, only the Managing Member shall have the power to act for or on behalf of, or to bind, the Company.

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SECTION 5.11 No Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

Article VI

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

SECTION 6.1 Capital Contributions of the Members.

(a) Initial Capital Contributions. At the time of the execution of this Agreement, the Members shall make or shall have made initial Capital Contributions consistent with the allocation values provided in Schedule 2.9 of the Master Purchase Agreement. The Members shall own Membership Units in the amounts set forth on the Members Schedule and shall have a Percentage Interest in the Company as set forth on the Members Schedule, which Percentage Interest shall be adjusted on the Members Schedule from time to time by the Managing Member to the extent necessary to reflect accurately redemptions, conversions, Capital Contributions, the issuance of additional Membership Units, or similar events having an effect on a Member’s Percentage Interest. The ownership of Membership Units may be evidenced by a form of certificate for units designated by the Managing Member; provided, however, that the Managing Member may provide that some or all of any or all classes or series of the Membership Units shall be uncertificated. Each certificate for Membership Units shall be consecutively numbered or otherwise identified. Certificates of Membership Units shall be signed by or in the name of the Company by the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. Where a certificate is countersigned by a transfer agent, other than the Company or an employee of the Company, or by a registrar, the signatures of one or more officers of the Company may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Company with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

(b) Additional Capital Contributions.

(i) No Member shall be assessed or be required to make any additional Capital Contributions to the Company.

(ii) No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

(iii) Any additional funds or other property required by the Company, as determined by the Managing Member in its sole discretion, may, at the option of the Managing Member:

(A) subject to the requirements of Section 4.2, be contributed by the Managing Member or any of the Non-Managing Members as additional Capital Contributions, in which event the Managing Member or any other Member that makes additional Capital Contributions to the Company shall receive additional Membership Units;

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(B) in the case of an investment required to be made by the Company or one of its Subsidiaries with respect to a management agreement in the form of key money, be contributed by the Managing Member, it being understood that any key money contribution will be amortized over the life of the applicable management arrangement, with the amortization expense being deducted from gross income and to the extent any cash is distributed to the Managing Member, the amount of such cash shall be included in the calculation of Net Cash Flow distributed to the Managing Member in accordance with Article VII. The Managing Member shall not receive additional Membership Units for any amounts contributed by the Managing Member pursuant to this section;

(C) in the case of an investment required to be made by the Company or one of its Subsidiaries with respect to a management agreement in the form of a guarantee of revenues or performance, be contributed by the Managing Member, it being understood that any amounts funded under such a guarantee will be amortized over the remaining life of the applicable management arrangement, with the amortization expense being deducted from gross income and to the extent any cash is distributed to the Managing Member, the amount of such cash shall be included in the calculation of Net Cash Flow distributed to the Managing Member in accordance with Article VII. The Managing Member shall not receive additional Membership Units for any amounts contributed by the Managing Member pursuant to this section; or

(D) be funded through intercompany loans from the Managing Member or one of its Subsidiaries at an interest rate of not more than 6% per annum, the payment of principal of which shall not become due and payable prior to March 30, 2014 and shall be expressly subordinated in the manner and to the extent set forth on Attachment II to the Promissory Notes, to the prior payment in full of the Promissory Notes;

it being understood that, in the case of each of clause (A) through (D), neither the Managing Member nor any of the Non-Managing Members shall have the obligation to contribute additional Capital Contributions, furnish any key money, provide any guarantee, make any loan, or otherwise provide any additional funding to the Company.

(c) Return of Capital Contributions. Except as otherwise expressly provided herein, the Capital Contribution of each Member will be returned to that Member only in the manner and to the extent provided in Article VII and Article XV hereof, and no Member may withdraw from the Company or otherwise have any right to demand or receive the return of its Capital Contribution to the Company (as such), except as specifically provided herein. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to receive property other than cash, except as specifically provided herein; provided, however, that any non-cash Distribution shall be made pro rata based on each Member’s Percentage Interests, unless each Member otherwise agrees. No Member shall be entitled to

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interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Members. Except as specifically provided herein, the Managing Member shall not be liable for the return of any portion of the Capital Contribution of any Non-Managing Member, and the return of such Capital Contributions shall be made solely from Company assets.

SECTION 6.2 Maintenance of Capital Accounts.

(a) General. The Company shall establish and maintain for each Member a separate capital account (a “Capital Account”) on its books and records in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv) and this Section 6.2. Such Capital Account shall be increased by (a) the amount of all Capital Contributions made by such Member to the Company pursuant to this Agreement, (b) all items of income and gain (including income and gain exempt from tax) computed in accordance with Section 6.2(b) hereof and allocated to such Member pursuant to Sections 8.1 through Section 8.3 of the Agreement and (c) all liabilities of the Company that are assumed by such Member or secured by any property distributed to such Member, and decreased by (i) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Member pursuant to this Agreement (other than any amount distributed pursuant to Section 7.1(a)(i) of this Agreement, which shall not be taken into account in computing Capital Accounts), (ii) all items of deduction and loss computed in accordance with Section 6.2(b) hereof and allocated to such Member pursuant to Sections 8.1 through Section 8.3 of the Agreement and (iii) all liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(b) Income, Gains, Deductions and Losses. For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Members’ Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company.

(ii) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

(iii) Any income, gain or loss attributable to the taxable disposition of any Company Property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.

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(iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

(v) In the event the Carrying Value of any Company asset is adjusted pursuant to Section 6.2(c) hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

(vi) Any items specially allocated under Section 8.4 hereof shall not be taken into account.

(c) Unrealized Gains and Losses.

(i) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 6.2(c)(ii), the Carrying Values of all Company assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company Property, as of the times of the adjustments provided in Section 6.2(c)(ii) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 8.1 of the Agreement.

(ii) Such adjustments shall be made as of the following times: (i) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of Property as consideration for an interest in the Company; and (iii) immediately or to the liquidation of the Company or the Managing Member’s interest in the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g). However, no adjustments shall be made for any additional funds or property contributed by the Managing Member pursuant to Section 6.1(b)(iii)(B) or Section 6.1(b)(iii)(C).

(iii) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Values of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company Property, as of the time any such asset is distributed.

(iv) In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Managing Member using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XV of this Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The Managing Member, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Company (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties)

SECTION 6.3 Succession upon Transfer. In the event that any Membership Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to a pro rata portion of the Capital Account of the Transferor shall receive allocations and distributions pursuant to Article VII, Article VIII and Article XV in respect of such Membership Units.

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SECTION 6.4 No Withdrawal. No Member shall be entitled to withdraw any part of his, her or its Capital Account or to receive any Distribution from the Company, except as provided in this Agreement. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any Distributions to any Members, in liquidation or otherwise.

SECTION 6.5 Treatment of Loans from Members. Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member’s Capital Account, other than to the extent provided in Section 6.2(a), if applicable.

SECTION 6.6 Modification by Managing Member. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations issued under Section 704(b) of the Code, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company, the Managing Member, or any Non-Managing Members) are computed in order to comply with such Regulations, the Managing Member may only make such modification with the express written consent of the Non-Managing Members, which shall not be unreasonably withheld; provided, however, that it will not have a material effect on the amounts distributable to any Person pursuant to Article XV of this Agreement upon the liquidation of the Company. The Managing Member also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

Article VII

DISTRIBUTIONS

SECTION 7.1 Distributions; Application of Net Cash Flow.

(a) General. Each distribution made by the Company shall be made on a quarterly basis in accordance with this Section 7.1, except that distributions from a Liquidating Transaction shall be in accordance with Section 15.2. The Managing Member shall cause the Company to apply Net Cash Flow for the then current fiscal quarter as follows:

(i) first, to TEJ Management and Galts Gulch in an amount equal to their respective Percentage Interests multiplied by the aggregate amount, if any, paid by the

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Company (whether from the assets of the Company or pursuant to an intercompany loan made by the Managing Member to the Company) during such fiscal quarter to Sasson, in the case of TEJ Management, and Masi, in the case of Galts Gulch, as interest, prepayment, repayment or any other payment obligations under the Promissory Notes (and any such amounts with respect to prior periods that have not been previously distributed to TEJ Management and Galts Gulch);

(ii) second, to the Managing Member in the amount of the sum of the aggregate of amortization of key money and guarantee payments provided to, or paid on behalf of, the Company by Managing Member that is attributable to such fiscal quarter (and any amounts of amortization with respect to prior periods that have not been previously distributed to the Managing Member) in accordance with Section 6.1(b)(iii)(B) and (C);

(iii) third, to MGLLC to repay the outstanding principal and accrued but unpaid interest on any intercompany loan made by MGLLC or one of its Affiliates to the Company, except as provided in the subordination provisions in Section 6.1(b)(iii)(D) (and any amounts of such principal and interest with respect to prior periods that have not been previously distributed to MGLLC); and

(iv) fourth, to the Members pro rata in accordance with their respective Percentage Interests.

(b) Timing of Distributions. The Company shall make such Distributions within sixty (60) days of the end of each fiscal quarter with respect to the Net Cash Flow for such fiscal quarter. In the event the Company is subject to any tax or other obligation that is attributable to the interest of one or more Members in the Company, but fewer than all the Members, such tax or other obligation shall be specially allocated to, and charged against the Capital Account of, such Member or Members, and the amounts otherwise distributable to such Member or Members pursuant to this Agreement shall be reduced by such amount.

(c) Adjustments to Distributions. As soon as possible, but in no event later than sixty (60) days after the end of each fiscal year, the Managing Member shall reconcile the Net Cash Flow for the preceding fiscal year with the amounts of Net Cash Flow previously used for purposes of payments and Distributions under Section 7.1(a) and shall cause the Company to apply any additional Net Cash Flow in accordance with the priorities set forth in Section 7.1(a). In the event the adjusted amounts of Net Cash Flow for the preceding fiscal year are less than the amounts theretofore used for purpose of payments and Distributions under Section 7.1(a), the Company shall not make any additional payments or Distributions, as applicable, under Section 7.1(a) until such time as the fiscal year to date Net Cash Flow equals such adjusted amounts.

SECTION 7.2 Withholding. The Company shall, and the Managing Member is authorized and directed to cause the Company to, withhold from payments, distributions or allocations to any Member and to pay over to any Governmental Authority any amount required to be withheld pursuant to the Code or any other Applicable Law. All amounts so withheld shall be treated as amounts paid or distributed to the relevant Member and will reduce the amount otherwise payable or distributable to such Member for all purposes of this Agreement

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Article VIII

ALLOCATIONS

SECTION 8.1 Allocations for Capital Account Purposes Other than the Taxable Year of Liquidation. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss and deduction (computed in accordance with Section 6.2 hereof) shall be allocated among the Members for each taxable year (or portion thereof) as provided herein below:

(a) Net Income. After giving effect to the special allocations set forth in Sections 8.2 and 8.3 below, Net Income shall be allocated pro rata to the Members in accordance with their respective Membership Units.

(b) Net Losses. After giving effect to the special allocations set forth in Sections 8.2 and 8.3 below, Net Losses shall be allocated pro rata to the Members in accordance with their Membership Units.

SECTION 8.2 [Reserved]

SECTION 8.3 Regulatory Allocations. Notwithstanding any other provision of this Agreement, the following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Notwithstanding any other provisions of Article VIII, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 8.3(b) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 8.3(a) only, each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Article VIII of this Agreement with respect to such Partnership Year, and without regard to any decrease in Partner Minimum Gain during such fiscal year.

(b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of Article VIII (except Section 8.3(a) hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Member who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section

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1.704-2(i)(4). This Section 8.3(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 8.3(c), each Member’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Article VIII of this Agreement with respect to such fiscal year, other than allocations pursuant to Section 8.3(a) hereof.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 8.3(a) and 8.3(b) hereof, such Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. It is intended that this Section 8.3(c) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 8.3(c).

(d) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated pro rata to the Members in accordance with their Membership Units, provided that such allocation shall be permissible under Section 704(b) of the Code.

(e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i)(2).

(f) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(g) Nonrecourse Liabilities. For purposes of Regulations Section 1.752-3(a), the Members agree that Nonrecourse Liabilities of the Company in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated pro rata among the Members in accordance with their Membership Units, provided that such allocation shall be permissible under Regulations Section 1.752-3.

(h) Gains. Any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Section 8.3 below, be characterized as Recapture Income in the same proportions and to the same extent as such Members have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income, all in such a manner consistent with Regulations Section 1.1245-1.

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(i) Curative Allocations. The allocations set forth in Section 8.3(a) – (f) hereof are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. It is the intent of the Members that, to the extent possible, all of the allocations set forth in Section 8.3(a)-(f) shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, and deduction pursuant to this Section 8.3(i). Therefore, notwithstanding any other provision of this Article VIII, the Managing Member shall make such offsetting special allocations in whatever manner it reasonably determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if such allocations were not part of the Agreement and all Company items were allocated pursuant to Section 8.1 and Section 8.2 hereof.

SECTION 8.4 Allocations for Tax Purposes.

(a) General. Except as otherwise provided in this Section 8.4, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 8.1 and 8.3 of this Agreement.

(b) To Eliminate Book-Tax Disparities. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Members as follows according to the traditional method under Regulations Section 1.704-3(b).

Article IX

MANAGEMENT AND OPERATION OF BUSINESS

SECTION 9.1 Management.

(a) Powers of Managing Member. The business and affairs of the Company shall be managed by the Managing Member, which will have the power and authority to bind the Company, except as provided in this Agreement. Except as otherwise provided in this Agreement, the Managing Member shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein. The Managing Member may not be removed by the Non-Managing Members with or without cause. Notwithstanding anything to the contrary in this Agreement, so long as the Promissory Notes are outstanding, the Non-Morgans Business of the Company shall be operated in substantially the same manner as the Acquired Companies and the Acquired Subsidiaries have been operated prior to the Closing Date.

(b) Certain Consents Rights. Notwithstanding anything to the contrary in this Agreement, the Managing Member shall not, and shall not permit the Company of any of its Subsidiaries to, engage in or cause any of the following transactions or take any of the following actions, without the prior written consent of each Non-Managing Member:

(i) any action that would be in contravention of this Agreement or would make it impossible to carry on the ordinary business of the Company;

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(ii) the possession of Company property, or assignment of any rights in specific Company property, for other than a Company purpose;

(iii) admittance of a Person as a Member, except as otherwise provided in this Agreement;

(iv) performance of any act that would subject a Member to personal liability for the debts, obligations and liabilities of the Company, except as provided under the Act;

(v) any amendment to this Agreement that would adversely affect such Non-Managing Member’s privileges, preferences, duties, liabilities, obligations and rights under this Agreement or with respect to his Non-Managing Membership Interests, including amendments that would (A) convert a Non-Managing Member’s interest in the Company into a Managing Member’s interest (except as a result of the Managing Member acquiring such interest), (B) modify the limited liability of a Non-Managing Member, (C) amend the provisions of Articles VII, VIII, IX, X or XVI or the defined terms used therein, (D) amend the provisions of Sections 6.1, 13.2, 13.3, 13.4, 13.5, 13.6, 15.2 or 18.1 or the defined terms used therein or (E) relate to the issuance of any additional Membership Interests or Membership Units;

(vi) the entry into any transaction relating to the Non-Morgans Business on behalf of, or through, the Company, with any Affiliate of the Managing Member or any Affiliate of any beneficial owner of the Managing Member, including the transfer of assets to joint ventures, other partnerships, corporations or other business entities in which the Company is or thereby becomes a participant; except as (A) otherwise expressly permitted by the terms of this Agreement; (B) in the ordinary course of business of the Company or any of its Subsidiaries; or (C) on fair and reasonable terms no less favorable to the Company or any of its Subsidiaries, as the case may be, than those that would have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person;

(vii) the issuance of equity interests in any subsidiary of the Company to any Affiliate of the Managing Member (other than the Company and its wholly-owned Subsidiaries);

(viii) so long as the Promissory Notes are outstanding, a merger, consolidation, conversion or other similar transaction involving the Company in which the holders of Membership Interests immediately prior to such transaction hold in the aggregate less than a majority of the outstanding Membership Interests of the surviving entity immediately after such transaction;

(ix) any action that results in a liquidation or dissolution of the Company or any of its Subsidiaries; and

(x) so long as the Promissory Notes are outstanding, no Representative of the Managing Member or any of its Affiliates (excluding the Company and its Subsidiaries) shall communicate (whether orally, in writing or by email) with MGM Resorts International or any of its Affiliates (or any of their respective successors or assigns) regarding the Company, its business and operations, without first informing Sasson or Masi of the communication;

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(xi) so long as the Promissory Notes are outstanding, the sale, lease, conveyance, transfer, assignment or other conveyance of a material portion of the assets or business of the Company (for the avoidance of doubt, the net proceeds of which shall be included in the calculation of Net Cash Flow);

(xii) so long as the Promissory Notes are outstanding, the adoption, amendment or modification of the Annual Budget or any other budget, business plan, capital plan or short-term or long-term performance targets relating to the Company;

(xiii) so long as the Promissory Notes are outstanding, the making of any expenditure or incurring any obligation relating to the Non-Morgans Business that, when added to other expenditures or obligations for any fiscal year, exceeds the approved Annual Budget for such fiscal year, insofar as it relates to the Non-Morgans Business, by the lesser of ten percent (10%) of the line item specified in the approved Annual Budget, insofar as it relates to the Non-Morgans Business, for such fiscal year or five percent (5%) in the aggregate;

(xiv) so long as the Promissory Notes are outstanding, the entry into a new line or business or any other change in the nature of the business or the strategic direction of the Company and its Subsidiaries;

(xv) so long as the Promissory Notes are outstanding, the entry into, amendment or other modification of or termination of (A) any agreement relating to the Non-Morgans Business that would have constituted a “Management Agreement” under the Master Purchase Agreement if it had been entered into by the parties thereto prior to the closing of the Transaction or (B) any agreement relating to the Non-Morgans Business between the Company or and any Person involving, which is reasonably expected to involve, amounts of expenditure or other liabilities in excess of $100,000 annually; and

(xvi) so long as the Promissory Notes are outstanding, any other actions that are not consistent with past practices of the Acquired Companies and the Acquired Subsidiaries and that any Non-Managing Member reasonably believes could (A) materially and adversely affect the Company’s ability to pay in full any amounts payable under the Promissory Notes or (B) reduce the Non-Morgan’s EBITDA during the period between January 1, 2012 and March 30, 2014;

(c) Insurance. At all times from and after the date hereof, the Managing Member shall cause the Company to obtain and maintain casualty, liability and other insurance on Company Properties and liability insurance for the Indemnitees hereunder that are proper and adequate for a Company of this nature and as required under the Master Purchase Agreement. The right to procure such insurance on behalf of the Indemnitees shall in no way mitigate or otherwise affect the right of any such Indemnitee to indemnification under Section 9.6.

(d) Working Capital Reserves. At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time; provided, that so long as the Promissory Notes are outstanding, the consent of each Non-Managing Member shall be required for the establishment and maintenance of such working capital reserve if such working capital reserves have not been established and maintained in a manner consistent with the past practices of the Acquired Companies and the Acquired Subsidiaries in effect as of the Closing Date.

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(e) No Obligation to Consider Tax Consequences to Non-Managing Members. In exercising its authority under this Agreement, the Managing Member shall take into account the material tax consequences to any Member of any action taken by it.

(f) No Obligation to Expend Individual Funds, etc. Except as otherwise provided herein, to the extent the duties of the Managing Member require expenditures of funds to be paid to third parties, the Managing Member shall not have any obligations hereunder except to the extent that Company funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the Managing Member, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Company.

SECTION 9.2 Certificate of Formation. To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company (or an entity in which the Non-Managing Members have limited liability) under the laws of the State of Delaware and each other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 10.5(a)(iv) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate, as it may be amended or restated from time to time, to any Non-Managing Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company (or an entity in which the Non-Managing Members have limited liability) in the State of Delaware and any other jurisdiction in which the Company may elect to do business or own property.

SECTION 9.3 Responsibility for Expenses.

(a) No Compensation. Except as provided in this Section 9.4 and elsewhere in this Agreement (including the provisions of Articles VII and VIII regarding distributions, payments and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as Managing Member of the Company.

(b) Responsibility for Ownership and Operation Expenses. The Company shall be responsible for and is hereby authorized to pay all expenses relating to the Company’s ownership of its assets, and the operation of, or for the benefit of, the Company and its Subsidiaries including the payment of compensation for accounting, administrative, legal, technical, management and other services rendered to the Company, in each case in accordance with the Annual Budget and subject to Section 9.1. The Managing Member shall be reimbursed on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all expenses it incurs that are reasonably related to the Company’s ownership of its assets and the operation of, or for the benefit of, the Company and

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its Subsidiaries, in each case in accordance with the Annual Budget and subject to Section 9.1. Such reimbursements shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Section 9.6 hereof. In the event that certain expenses are incurred for the benefit of the Company and other entities (including the Managing Member), such expenses shall be allocated among the Company and its Subsidiaries, on the one hand, and such other entities, on the other hand, in such a manner as the Managing Member in its reasonable discretion deems fair and reasonable and not duplicative of costs incurred directly by the Company and its Subsidiaries. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Company incurred on its behalf, and not as expenses of the Managing Member.

(c) Responsibility for Organization Expenses. The Company shall be responsible for and shall pay all expenses incurred relating to the admission of the Managing Member to the Company.

(d) If and to the extent any reimbursements to the Managing Member pursuant to this Section 9.4 constitute gross income of the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

SECTION 9.4 Indemnification.

(a) General. The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the Person is or was a Member, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.

(b) Actions in the Right of the Company. The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Person is or was a Member, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee

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or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the Person in connection with the defense or settlement of such action or suit if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity or such expenses which such court shall deem proper.

(c) Authorization. Any indemnification under subsections (a) and (b) of this section shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Member, director, officer, employee or agent is proper in the circumstances because the Person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.

(d) In Advance of Final Disposition. Expenses (including attorneys’ fees) incurred by a Person entitled to indemnification hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this section.

(e) Non-Exclusive Section. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, or otherwise, both as to action in such Person’s official capacity and as to action in another capacity while holding such office.

(f) Insurance. The Company shall have power to purchase and maintain insurance on behalf of any Person who is or was a Member, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power to indemnify such Person against such liability under this section. For the avoidance of doubt, the Company shall purchase and maintain all insurance required to be purchased and maintained pursuant to the Master Purchase Agreement.

(g) Merger and Consolidation: Other Enterprises. For purposes of this section, references to “the Company” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its members, directors, officers, and employees or agents, so that any person who is or was a Member, director, officer, employee, or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of

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another corporation, partnership, joint venture trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such Person would have with respect to such constituent entity if its separate existence had continued. For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a Member, director, officer, employee or agent of the Company which imposes duties on, or involves services by, such Member, director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this section.

(h) Continuation. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Member, director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(i) Interested Transactions. A Person entitled to indemnification hereunder shall not be denied indemnification in whole or in part under this Section 9.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(j) Binding Effect. The provisions of this Section 9.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 9.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 9.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(k) Reimbursements to Members Shall Not Be Treated As Distributions. If and to the extent any reimbursements to any Member pursuant to this Section 9.6 constitute gross income of such Member (as opposed to the repayment of advances made by such Member on behalf of the Company) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

(l) Funding of Indemnification Payments. Any indemnification pursuant to this Section 9 shall be made only out of the assets of the Company, and any insurance proceeds from any liability policy covering any Member and any other Indemnitee, and neither the Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 9.6, except to the extent otherwise expressly agreed to by such Member and the Company.

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SECTION 9.5 Outside Activities of Managing Member. The Managing Member and any officer, director, employee, agent, trustee, Affiliate or equity owner of the Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company. Neither the Company nor any other Members shall have any rights by virtue of this Agreement in any business ventures of the Managing Member or its Affiliates (other than the Company and its Subsidiaries). None of the Non-Managing Members (in their capacities as Non-Managing Members only) nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Company, any Non-Managing Member or any such other Person, even if such opportunity is of a character which, if presented to the Company, any Non-Managing Member or such other Person, could be taken by such Person. The fact that the Managing Member may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities itself or introduce such opportunities to entities in which it has or has not any interest, shall not subject such Member to liability to the Company or any of the other Members on account of the lost opportunity. Nothing contained in this Agreement shall be deemed to prohibit the Managing Member or any Affiliate of the Managing Member (other than the Company and its Subsidiaries) from conducting F&B Operations and receiving compensation therefor, from any Persons that have transacted business with the Company or from other third parties.

SECTION 9.6 Exculpation of Covered Person; Actions through Officers and Attorneys.

(a) Covered Persons. As used herein, the term “Covered Person” shall mean (i) each Member, (ii) each officer, director, shareholder, partner, member, controlling Affiliate, employee, agent or representative of each Member, and each of their controlling Affiliates, and (iii) each manager, officer, employee, agent or representative of the Company.

(b) Standard of Care. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in good faith and with the belief that such action or omission is in, or not opposed to, the best interest of the Company, unless (i) in the case of any Member, such Member has actually received an improper benefit in money, property or services or (ii) such action or omission constitutes fraud, gross negligence or willful misconduct by such Covered Person.

(c) Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, net income or net losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) one or more officers or

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employees of the Company; (ii) any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or (iii) any other Person selected in good faith by or on behalf of the Company, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in § 18-406 of the Act.

(d) Action through Officers and Attorneys. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Managing Member hereunder.

SECTION 9.7 Title to Company Assets. Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

SECTION 9.8 Operating Procedures.

(a) Operations of the Company. Notwithstanding anything in this Agreement to the contrary, the operations of the Company shall be conducted in accordance with the standard operating procedures of MHGC and its Subsidiaries in effect from time to time (the “MHGC SOPs”). For the avoidance of doubt, the Managing Member’s powers set forth in Section 9.1 shall be exercised in accordance with the MHGC SOPs without regard to the operating procedures or practices in effect at the Acquired Companies prior to the date hereof.

(b) Reporting by Officers. The Managing Member shall determine how management employees of the Company report within the corporate organizational structure of MHGC, subject to the terms and conditions of the Consultant Services Agreement and Masi Employment Agreement. The Chief Executive Officer of the Company shall report to the officers of MHGC in accordance with the employment agreement of the Chief Executive Officer. Any management employees of the Company providing financial, accounting, human relations, or legal services to the Company shall report directly to the corresponding officer of MHGC in accordance with the MHGC’s practice and procedures, namely, the Chief Financial Officer, Controller, Director of Human Relations, and General Counsel of MHGC.

SECTION 9.9 Management of MHGC Food and Beverage Operations.

(a) General. At the discretion of MHGC, the Company may conduct food and beverage operations (“F&B Operations”) at hotels owned or managed by MHGC. Such operations shall be conducted pursuant to property specific sub-management agreements on such terms and conditions as the Managing Member deems advisable, in its sole and absolute discretion.

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(b) No Obligation. The Non-Managing Members acknowledge and agree that MGLLC and its Subsidiaries (other than the Company and its Subsidiaries) are not obligated to contract with or otherwise utilize the Company for the design, development or management of F&B operations at any the hotels owned or managed by MGLLC and its Subsidiaries (other than the Company and its Subsidiaries).

Article X

RIGHTS AND OBLIGATIONS OF NON-MANAGING MEMBERS

SECTION 10.1 Outside Activities of Non-Managing Members. Each Non-Managing Member and any officer, director, employee, agent, trustee, Affiliate or equity owner of such Non-Managing Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company. Neither the Company nor any other Members shall have any rights by virtue of this Agreement in any business ventures of any Non-Managing Member or any of his respective Affiliates or Assignees. Neither the Managing Member (in its capacity as Managing Member) nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Company, the Managing Member or any such other Person, even if such opportunity is of a character which, if presented to the Company, the Managing Member or such other Person, could be taken by such Person. The fact that a Non-Managing Member may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities himself or introduce such opportunities to entities in which it has or has not any interest, shall not subject such Member to liability to the Company or any of the other Members on account of the lost opportunity. Nothing contained in this Agreement shall be deemed to prohibit any Non-Managing Member or any his respective Affiliate of a Non-Managing Member from conducting F&B Operations or from dealing, or otherwise engaging in business, with Persons transacting business with the Company or from providing services relating to the purchase, sale, rental, management or operation of real or personal property (including real estate brokerage services) and receiving compensation therefor, from any Persons who have transacted business with the Company or from other third parties.

SECTION 10.2 Return of Capital and Priority among Members. No Member shall be entitled to the withdrawal or return of his, her or its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. No Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or otherwise unless expressly provided in this Agreement, as to profits, losses, distributions or credits.

SECTION 10.3 Rights of Non-Managing Members Relating to the Company.

(a) Financial Statements. The Company shall furnish to each Non-Managing Member the following reports:

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(i) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year, audited consolidated balance sheets of the Company and its Subsidiaries as at the end of each such fiscal year and audited consolidated statements of income, cash flows and Members’ equity for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the Managing Member, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years (to the extent applicable), and fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and Members’ equity for the periods covered thereby;

(ii) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each quarterly accounting period in each fiscal year (other than the last fiscal quarter of the fiscal year), unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of each such fiscal quarter and for the current fiscal year to date and unaudited consolidated statements of income, cash flows and Members’ equity for such fiscal quarter and for the current fiscal year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), and certified by the principal financial or accounting officer of the Company.

(iii) Monthly Financial Statements. As soon as available, and in any event within [thirty (30) days] [CONFIRMING WITH MORGANS] after the end of each monthly accounting period in each fiscal quarter (other than the last month of the fiscal quarter), unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of each such monthly period and for the current fiscal year to date and unaudited consolidated statements of income, cash flows and Members’ equity for each such monthly period and for the current fiscal year to date, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto).

(b) Inspection Rights. Upon reasonable notice from a Non-Managing Member, the Company shall, and shall cause its officers and employees to, afford each Non-Managing Member and his Representatives reasonable access during normal business hours to (i) the Company’s and its Subsidiaries’ properties, offices, plants and other facilities, (ii) the corporate, financial and similar records, reports and documents of the Company and its Subsidiaries, including, without limitation, all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with Members, and to permit each Non-Managing Member and his Representatives to examine such documents and make copies thereof, and (iii) the Company’s and its Subsidiaries’ officers, senior employees and public accountants, and to afford each Non-Managing Member and his Representatives the opportunity to discuss and advise on the affairs, finances and accounts of the Company and its Subsidiaries with their officers, senior employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Non-Managing Member and his Representatives such affairs, finances and accounts); provided, however, that a Non-Managing Member’s right to inspect the business of the Company and its Subsidiaries pursuant to this Section 10.3(b) shall be exercised only in connection with such Non-Managing Member’s investment in the Company and shall not be exercised more frequently than once during each twelve (12) month period without the prior written consent of the Managing Member.

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(c) Budget.Not later than thirty (30) days prior to the commencement of each fiscal year, the Managing Member shall prepare, submit to and obtain the approval of each Non-Managing Member of a business plan and monthly and annual capital and operating budgets for the Company and its Subsidiaries in detail for the upcoming fiscal year, including capital and operating expense budgets, cash flow projections, covenant compliance calculations of all outstanding and projected indebtedness, and profit and loss projections, all itemized in reasonable detail (including itemization of provisions for officers’ compensation) (the “Annual Budget”). The Company and its Subsidiaries shall use commercially reasonable efforts to operate in all material respects in accordance with the Budget and this Agreement. Subject to Section 9.1(b), the Company shall review the Annual Budget periodically and shall not make any material changes thereto. If the Non-Managing Members do not approve the proposed Annual Budget for any applicable fiscal year, the Annual Budget shall remain as it was for the immediately prior fiscal year; provided, however, that the Annual Budget for the immediately prior fiscal year shall be adjusted to reflect the annualization of the Company’s prior contractual commitments.

(d) Copies of Business Records. Upon reasonable request from a Non-Managing member, the Managing Member shall, or shall cause the Company to, provide:

(i) a current list of the name and last known business, residence or mailing address of each Member;

(ii) a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(iii) true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member.

(e) Confidential Information. Notwithstanding any other provision of this Section 10.3, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its sole and absolute discretion to be reasonable, Company Information to the extent required by law or contracts with third parties. Any Confidential Information acquired by a Member will be treated by such Member as strictly confidential. No Member may, directly or indirectly, at any time while a Member of the Company or any time thereafter, and without regard to when or for what reason, if any, such membership in the Company shall terminate, use or cause to be used any Confidential Information, in connection with any activity or business except the business of the Company and its Affiliates. No Member shall disclose or cause to be disclosed any Confidential Information to any third parties unless such disclosure is in accordance with the disclosure policies adopted by the Managing Member or has been authorized in writing

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by the Managing Member or except as may be required by law or legal process after providing the Company with prior written notice and an opportunity to respond to such disclosure (unless such notice is prohibited by law). For purposes of this Agreement, “Confidential Information” shall mean confidential or proprietary information, knowledge or data concerning the Company’s and its Subsidiaries’ businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how. Notwithstanding the foregoing, Confidential Information shall not include information which (i) is or becomes generally available to the public or is, at the time in question, in the public domain other than as a result of a disclosure by the Member not permitted hereunder, (ii) was available to the Member without an obligation of confidentiality to the Company prior to the date hereof, or (iii) becomes available to the Member from a source other than the Company, its agents or representatives (or former agents or representatives).

SECTION 10.4 Notice of Certain Transactions. Subject to the terms of this Agreement, in the event of (a) a dissolution or liquidation of the Managing Member, (b) a merger, consolidation or combination of the Company or the Managing Member with or into another Person, (c) the sale of all or substantially all of the assets of the Company or the Managing Member, or (d) the transfer by the Managing Member of all or any part of its interest in the Company, the Managing Member shall give written notice thereof to each Non-Managing Member at least twenty (20) Business Days prior to the effective date or, to the extent applicable, record date of such transaction, whichever comes first.

Article XI

BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 11.1 Records and Accounting. The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Non-Managing Members any information, lists and copies of documents required to be provided pursuant to Sections 10.6 hereof or required by the Act. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained for financial purposes on an accrual basis in accordance with generally accepted accounting principles and for tax reporting purposes on the accrual basis.

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SECTION 11.2 Fiscal Year. The fiscal year of the Company shall be the calendar year.

Article XII

TAX MATTERS

SECTION 12.1 Preparation of Tax Returns. The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish the tax information reasonably required by the Managing Member and the Non-Managing Members for federal and state income tax reporting purposes within sixty (60) days after the close of such taxable year. Each Non-Managing Member shall promptly provide the Managing Member with any information reasonably requested by the Managing Member relating to any Contributed Property contributed (directly or indirectly) by such Non-Managing Member to the Company.

SECTION 12.2 Tax Elections. Except as otherwise provided herein, the Managing Member shall determine whether to make any available election pursuant to the Code; provided, however, that any election which affects a Non-Managing Member differently than the Managing Member in any material respect, shall only be made with the express written consent of the Non-Managing Members, which shall not be unreasonably withheld. The Managing Member shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the Managing Member’s determination; provided, however, that any such revocation of an election which affects a Non-Managing Member differently than the Managing Member in any material respect, shall only be made with the express written consent of the Non-Managing Members, which shall not be unreasonably withheld.

SECTION 12.3 Tax Matters Member.

(a) The Managing Member shall be the “Tax Matters Member” of the Company for federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Company, the Tax Matters Member shall provide the Members notice of such receipt and shall furnish the IRS with the name, address and profit interest of each of the Non-Managing Members; provided, however, that such information is provided to the Company by the Non-Managing Members. The Non-Managing Members shall provide such information to the Company as the Managing Member shall reasonably request.

(b) Powers. Unless such action affects a Non-Managing Member differently than the Managing Member in any material respect, in which case the Managing Member must first obtain the express written consent of the Non-Managing Members, the Tax Matters Member is authorized, but not required:

(i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as ‘judicial review”), and in the settlement agreement the Tax Matters Member may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any

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Member (A) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Member shall not have the authority to enter into a settlement agreement on behalf of such Member or (B) who is a “notice Member” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(ii) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “final adjustment”) is mailed or otherwise given to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii) to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition, complaint or other document) for judicial review with respect to such request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

(vi) to take any other action on behalf of the Members of the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Member, and the provisions relating to indemnification of the Managing Member set forth in Section 9.6 of this Agreement shall be fully applicable to the Tax Matters Member in its capacity as such. If a Non-Managing Member takes any action in connection with a tax matter on behalf of the Members of the Company and the Managing Member declines to participate in such action, the Company shall reimburse the Non-Managing Member for any and all third-party costs and expenses incurred by the Non-Managing Member in taking such action if the Non-Managing Member is successful in such action.

(c) The Tax Matters Member shall, or shall cause the Company to, provide the Non-Managing Members with a copy of the Company’s federal, state and local income tax returns for each Partnership Year, any elections or returns or documents to be filed with the IRS, at least fifteen (15) Business Days prior to the date any such filing is required.

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(d) Reimbursement. The Tax Matters Member shall receive no compensation for its services. All third-party costs and expenses incurred by the Tax Matters Member in performing its duties as such (including legal and accounting fees) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting firm and a law firm to assist the Tax Matters Member in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.

Article XIII

TRANSFERS AND WITHDRAWALS

SECTION 13.1 Transfer.

(a) Definition. The term “Transfer,” when used in this Article XIII with respect to a Membership Unit, shall be deemed to refer to a transaction by which the Managing Member purports to assign its Managing Membership Interest to another Person or by which a Non-Managing Member purports to assign its Non-Managing Membership Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

(b) Requirements. No Membership Interest shall be Transferred, in whole or in part, except as permitted pursuant to Section 13.2 or in accordance with the terms and conditions set forth in Sections 13.3, 13.4, 13.5 and 13.6. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article XIII shall be null and void.

SECTION 13.2 Permitted Transfers. The provisions of Section 13.1(b), shall not apply to any of the following Transfers by any Member of any of its Membership Units:

(a) With respect to the Managing Member, a Transfer to any Person, provided, that such Transfer will not result in a breach of or default under any Financing Document, contract or other agreement to which the Company is a party.

(b) With respect to any Non-Managing Member, to (i) such Non-Managing Member’s spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (collectively, “Family Members”), (ii) a trust, the principal beneficiaries of which are such Non-Managing Member and/or any Family Member of such Non-Managing Member, (iii) a charitable remainder trust, the income from which will be paid to such Non-Managing Member during his life, (iv) a wholly-owned corporation, wholly-owned partnership or wholly-owned limited liability company, the stockholders, partners or members of which are only such Non-Managing Member and/or Family Members of such Non-Managing Member, as long as such entities remain wholly-owned (it being understood that if at any time, any such entity ceases to be wholly-owned as described above, the Transfer shall be deemed void and of no effect as of such time), or (v) by will or by the laws of intestate succession, to such Non-Managing Member’s executors, administrators, testamentary trustees, legatees or beneficiaries.

SECTION 13.3 Drag-along Rights.

(a) Participation. If the Managing Member or any other Subsidiaries of MHGC that hold Membership Interests (such Member or Members, collectively, the “Dragging Member”), propose to consummate, in one transaction or a series of related transactions, one or

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more Transfers of such Membership Interests of the Dragging Member to one or more Independent Third Parties (each a “Third Party Purchaser”), following which Transfer the Company will cease to be a Subsidiary of MGLCC (a “Drag-along Sale”), the Dragging Member shall have the right, after delivering the Drag-along Notice in accordance with Section 13.3(c) and subject to compliance with Section 13.3(d), to require that each other Member (each, a “Drag-along Member”) participate in such sale in the manner set forth in Section 13.3(b).

(b) Sale of Units. Subject to compliance with Section 13.3(d), each Drag-along Member shall sell, with respect to each class or series of Membership Units proposed by the Dragging Member to be included in the Drag-along Sale, the number of Membership Units of such class or series equal to the product obtained by multiplying (i) the number of Membership Units held by such Drag-along Member by (ii) a fraction (x) the numerator of which is equal to the number of Membership Units that the Dragging Member proposes to sell in the Drag-along Sale and (y) the denominator of which is equal to the number of Membership Units held by the Dragging Member at such time; and

(c) Sale Notice. The Dragging Member shall exercise its rights pursuant to this Section 13.3 by delivering a written notice (the “Drag-along Notice”) to the Company and each Drag-along Member no more than ten (10) Business Days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-along Sale and, in any event, no later than twenty (20) Business Days prior to the closing date of such Drag-along Sale. The Drag-along Notice shall make reference to the Dragging Members’ rights and obligations hereunder and shall describe in reasonable detail:

(i) The name of the Third Party Purchaser to which such Membership Units are proposed to be sold;

(ii) The proposed date, time and location of the closing of the sale;

(iii) The number of each class or series of Membership Units to be sold by the Dragging Member, the proposed amount of consideration for the Drag-along Sale and the other material terms and conditions of the Drag-along Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof and including, if available, the purchase price per Membership Unit of each applicable class or series; and

(iv) A copy of any form of agreement proposed to be executed in connection therewith.

(d) Conditions of Sale. The obligations of the Drag-along Members in respect of a Drag-along Sale under this Section 13.3 are subject to the satisfaction of the following conditions:

(i) The consideration to be received by each Drag-along Member shall be the same form and amount of consideration to be received by the Dragging Member per Membership Unit of each applicable class or series and the terms and conditions of such sale shall, except as otherwise provided in Section 13.3(d)(iii), be the same as those upon which the Dragging Member sells its Membership Units;

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(ii) If the Dragging Member or any Drag-along Member is given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-along Members; and

(iii) Each Drag-along Member shall execute the applicable purchase agreement, if applicable, and make or provide the same representations, warranties, covenants, indemnities and agreements as the Dragging Member makes or provides in connection with the Drag-along Sale; provided, that each Drag-along Member shall only be obligated to make individual representations and warranties with respect to its title to and ownership of the applicable Membership Units, authorization, execution and delivery of relevant documents, enforceability of such documents against the Drag-along Member, and other matters relating to such Drag-along Member, but not with respect to any of the foregoing with respect to any other Members or their Membership Units; provided, further, that (i) all representations, warranties, covenants and indemnities shall be made by the Dragging Member and each Drag-along Member severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Dragging Member and each Drag-along Member, in each case in an amount not to exceed the aggregate proceeds received by the Dragging Member and each such Drag-along Member in connection with the Drag-along Sale and (ii) the Drag-along Member shall not be required to agree to any non-solicitation or non-competition covenant in connection with such Drag-along Sale.

(e) Cooperation. Each Drag-along Member shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Member, but subject to Section 13.3(d)(iii).

(f) Expenses. The fees and expenses of the Dragging Member incurred in connection with a Drag-along Sale and for the benefit of all Drag-along Members (it being understood that costs incurred by or on behalf of a Dragging Member for its sole benefit will not be considered to be for the benefit of all Drag-along Members), to the extent not paid or reimbursed by the Company or Third Party Purchaser, shall be shared by the Dragging Member and all the Drag-along Members on a pro rata basis, based on the consideration received by each such Member; provided, that no Drag-along Member shall be obligated to make any reimbursement prior to the consummation of the Drag-along Sale.

(g) Availability of Put Right. In the event a Drag-along Member is not satisfied with the amount of consideration to be received by it in the Drag-along Sale, such Drag-along Member may exercise its right to sell its Membership Units to the Managing Member pursuant to Section 13.5.

(h) Consummation of Sale. The Dragging Member shall have ninety (90) days following the date of the Drag-along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice (which 90-day period may be extended for a reasonable time not to exceed one-hundred and twenty (120) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). If at the end of such period the Dragging Member has not completed the Drag-along Sale, the Dragging Member may not then exercise its rights under this Section 13.3 without again fully complying with the provisions of this Section 13.3.

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SECTION 13.4 Tag Along Rights.

(a) Participation. If the Managing Member or any other Subsidiaries of MHGC that hold Membership Interests (the “Selling Member”) proposes to sell any Membership Units to an Independent Third Party (the “Proposed Transferee”), and the Selling Member cannot or has not elected to exercise its drag-along rights set forth in Section 13.3, each other Member (each, a “Tag-along Member”) shall be permitted to participate in such sale (a “Tag-along Sale”) on the terms and conditions set forth in this Section 13.4.

(b) Sale Notice. Prior to the consummation of the sale described in Section 13.4(a), the Selling Member shall deliver to the Company and each other Member a written notice (a “Sale Notice”) of the proposed sale subject to this Section 13.4(a) no later than ten (10) Business Days after the execution and delivery by all the parties thereto of the definitive agreement entered into with respect to the Tag-along Sale and, in any event, no later than twenty (20) Business Days prior to the closing date of the Tag-along Sale. The Tag-along Notice shall make reference to the Tag-along Members’ rights hereunder and shall describe in reasonable detail:

(i) the number of Membership Units to be sold by the Selling Member;

(ii) the name of the Proposed Transferee;

(iii) the per Membership Unit purchase price and the other material terms and conditions of the sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof;

(iv) the proposed date, time and location of the closing of the sale; and

(v) a copy of any form of agreement proposed to be executed in connection therewith.

(c) Membership Units to be Sold.

(i) Each Tag-along Member shall exercise its right to participate in a sale of Membership Units by the Selling Member subject to this Section 13.4 by delivering to the Selling Member a written notice (a “Tag-along Notice”) stating its election to do so and specifying the number of Membership Units to be sold by it no later than ten (10) Business Days after receipt of the Sale Notice (the “Tag-along Period”). The offer of each Tag-along Member set forth in a Tag-along Notice shall be irrevocable, and, to the extent such offer is accepted, such Tag-along Member shall be bound and obligated to sell in the proposed sale on the terms and conditions set forth in this Section 13.4. Each Tag-along Member shall have the right to sell in a sale subject to this Section 13.4 the number of Membership Units equal to the product obtained by multiplying (x) the number of Membership Units held by the Tag-along Member by (y) a fraction (A) the numerator of which is equal to the number of Units the Selling Member proposes to sell or transfer to the Proposed Transferee and (B) denominator of which is equal to the number of Units then owned by such Selling Member.

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(ii) The Selling Member shall use its commercially reasonable efforts to include in the proposed sale to the Proposed Transferee all of the Membership Units that the Tag-along Members have requested to have included pursuant to the applicable Tag-along Notices, it being understood that the Proposed Transferee shall not be required to purchase Membership Units in excess of the number set forth in the Sale Notice. In the event the Proposed Transferee elects to purchase less than all of the Membership Units sought to be sold by the Tag-along Members, the number of Membership Units to be sold to the Proposed Transferee by the Selling Member and each Tag-along Member shall be reduced so that each such Member is entitled to sell its Pro Rata Portion of the number of Membership Units the Proposed Transferee elects to purchase (which in no event may be less than the number of Membership Units set forth in the Sale Notice).

(iii) Each Tag-along Member who does not deliver a Tag-along Notice in compliance with clause (i) above shall be deemed to have waived all of such Tag-along Member’s rights to participate in such sale, and the Selling Member shall (subject to the rights of any participating Tag-along Member) thereafter be free to sell to the Proposed Transferee its Membership Units at a per Membership Unit price that is no greater than the per Membership Unit price set forth in the Sale Notice and on other same terms and conditions which are not materially more favorable to the Selling Member than those set forth in the Sale Notice, without any further obligation to the non-accepting Tag-along Members.

(d) Consideration. Each Member participating in a sale pursuant to this Section 13.4 shall receive the same consideration per Membership Unit after deduction of such Member’s proportionate share of the related expenses in accordance with Section 13.4(f) below.

(e) Conditions of Sale. Each Tag-along Member shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Member makes or provides in connection with the Tag-along Sale; provided, that each Tag-along Member shall only be obligated to make individual representations and warranties with respect to its title to and ownership of the applicable Membership Units, authorization, execution and delivery of relevant documents, enforceability of such documents against the Tag-along Member, and other matters relating to such Tag-along Member, but not with respect to any of the foregoing with respect to any other Members or their Membership Units; provided, further, that (i) all representations, warranties, covenants and indemnities shall be made by the Selling Member and each other Tag-along Member severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties that do not relate to such Tag-along Member shall be in an amount not to exceed the aggregate proceeds received by such Tag-along Member in connection with any sale consummated pursuant to this Section 13.4 and (ii) the Tag-along Member shall not be required to agree to a non-solicitation or non-competition covenant in connection with such Tag-along Sale.

(f) Expenses. The fees and expenses of the Selling Member incurred in connection with a sale under this Section 13.4 and for the benefit of all Members (it being understood that costs incurred by or on behalf of the Selling Member for its sole benefit will not

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be considered to be for the benefit of all Members), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by all the Members on a pro rata basis, based on the consideration received by each Member; provided, that no Member shall be obligated to make any reimbursement prior to the consummation of the transaction consummated pursuant to this Section 13.4.

(g) Cooperation. Each Member shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Selling Member.

(h) Deadline for Completion of Sale. The Selling Member shall have ninety (90) days following the expiration of the Tag-along Period in which to sell the Membership Units described in the Sale Notice, on terms not more favorable to the Selling Member than those set forth in the Sale Notice (which such ninety (90) day period may be extended for a reasonable time not to exceed one hundred twenty (120) days to the extent reasonably necessary to obtain any regulatory approvals). If at the end of such period the Selling Member has not completed such sale, the Selling Member may not then effect a sale of Membership Units subject to this Section 13.4 without again fully complying with the provisions of this Section 13.4.

(i) Sales in Violation of the Tag-along Right. If the Selling Member sells or otherwise transfers to the Proposed Transferee any of its Membership Units in breach of this Section 13.4, then each Tag-along Member shall have the right to sell to the Selling Member, and the Selling Member undertakes to purchase from each Tag-along Member, the number of Membership Units that such Tag-along Member would have had the right to sell to the Proposed Transferee pursuant to this Section 13.4, for a per Membership Unit amount and form of consideration and upon the term and conditions on which the Proposed Transferee bought such Membership Units from the Selling Member, but without indemnity being granted by any Tag-along Member to the Selling Member; provided, that nothing contained in this Section 13.4 shall preclude any Member from seeking alternative remedies against such Selling Member as a result of its breach of this Section 13.4. The Selling Member shall also reimburse each Tag-along Member for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-along Member’s rights under this Section 13.4(i).

(j) Excepted Sales. This Section 13.4 shall not apply to sales in a distribution to the public (whether pursuant to a registered public offering, Rule 144 or otherwise).

SECTION 13.5 Non-Managing Member Put Right.

(a) Right to Sell. Subject to the further provisions of this Section 13.5, each Non-Managing Member (the “Offering Non-Managing Member”), on or after the date thirty-six (36) months after the Effective Date, may elect to sell to the Managing Member all or any percentage of the Membership Units held by such Offering Non-Managing Member at a price equal to (i) the product of (A) seven (7) multiplied by (B) the Non-Morgans EBITDA for

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the twelve (12) calendar month period preceding delivery of the Membership Units Sale Notice (as defined below) multiplied by (C) a fraction, (1) the numerator of which is equal to the number of Membership Units being sold and (2) the denominator of which is equal to the total number of then-outstanding Membership Units, from which product will be deducted (ii) the sum of (A) the aggregate principal balance and accrued interest on any outstanding intercompany loan made by MGLLC or one of its Affiliates to the Company in accordance with Section 6.1(b)(iii)(D) that was approved by a each Non-Managing Member, plus (B) the aggregate unamortized balance of any key money advanced by MGLLC on behalf of the Company and its Subsidiaries or any payments made by MGLLC pursuant to any guarantees provided on behalf of the Company and its Subsidiaries, in each case, approved by each Non-Managing Member (the “Put Right Purchase Price”).

(b) Procedures.

(i) If such Offering Non-Managing Member desires to sell Management Units pursuant to this Section 13.5, such Offering Non-Managing Member shall deliver to the Managing Member written notice (the “Membership Units Sale Notice”) specifying the number of Membership Units to be sold (the “Offered Membership Units”) by such Offering Management Member.

(ii) By delivering the Membership Units Sale Notice, the Offering Non-Managing Member represents and warrants to the Managing Member that (x) the Offering Non-Managing Member has full right, title and interest in and to the Offered Membership Units, (y) the Offering Non-Managing Member has all the necessary power and authority and has taken all necessary action to sell such Offered Membership Units as contemplated by this Section 13.5, and (z) the Offered Membership Units are free and clear of any and all Liens.

(iii) The closing of any sale of Offered Membership Units pursuant to this Section 13.5 shall take place no later than thirty (30) days following the determination of the Final Put Right Non-Morgans EBITDA (as defined below) pursuant to Section 13.5(c). The Managing Member shall give such Offering Non-Managing Member at least ten (10) days’ written notice of the date of closing (the “Put Right Closing Date”).

(c) Determination of Non-Morgans EBITDA.

(i) Within thirty (30) days following the receipt of the Membership Units Sale Notice, the Managing Member shall deliver or cause to be delivered to the Offering Non-Managing Member a statement setting forth, in reasonable detail, the Managing Member’s calculations of aggregate Non-Morgans EBITDA, together with detailed support for such calculations for the applicable twelve (12) calendar month period (the “Proposed Put Right Statement”), setting forth, in reasonable detail, the Managing Member’s calculation of Non-Morgans EBITDA of the Acquired Companies on a consolidated and combined basis during the twelve (12) calendar month period preceding delivery of the Membership Units Sale Notice (the “Proposed Put Right Non-Morgans EBITDA”). To the extent reasonably required to complete its review of the Managing Member’s Proposed Put Right Statement, the Offering Non-Managing Member and its Representatives shall have full and timely access to all supporting work papers and other documentation used in, and the personnel responsible for

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preparation of, the Proposed Put Right Statement. In the event the Offering Non-Managing Member disputes the correctness of any portion of the Proposed Put Right Statement or the Proposed Put Right Non-Morgans EBITDA, the Offering Non-Managing Member shall notify the Managing Member in writing of its objections within thirty (30) days after receipt of the Managing Member’s Proposed Put Right Statement and shall set forth, in writing and in reasonable detail, the reasons for the Offering Non-Managing Member’s objections (including the amount in dispute and the basis for such dispute) (the “Put Right Statement of Objections”). If the Offering Non-Managing Member fails to deliver such Put Right Statement of Objections within the time period required by the preceding sentence, the Offering Non-Managing Member shall be deemed to have accepted the Managing Member’s calculations and such calculations, the Proposed Put Right Statement and each of the amounts set forth on the Proposed Put Right Statement shall be final, conclusive and binding on the Parties. To the extent the Offering Non-Managing Member objects within the time period contemplated by this Section 13.5(c), the specific items on the Managing Member’s Proposed Put Right Statement to which the Offering Non-Managing Member objects shall be considered to be in dispute, and the Offering Non-Managing Member shall be deemed to have accepted the Managing Member’s calculation in respect of all other matters and such other matters shall not be considered to be in dispute. The Offering Non-Managing Member and the Managing Member shall endeavor in good faith to resolve any disputed matters (which shall include at least one face-to-face meeting between the Offering Non-Managing Member and Michael Gross or his successor as chief executive officer of MHGC) within thirty (30) days after the Managing Member’s receipt of the Put Right Statement of Objections. If the Offering Non-Managing Member and the Managing Member are unable to resolve the disputed matters within the thirty (30) day period described in the preceding sentence, the Offering Non-Managing Member and the Managing Member shall engage the Accounting Firm for binding arbitration of the disputed matters only and make any adjustments to the Proposed Put Right Non-Morgans EBITDA, as the case may be. In performing its review, the Accounting Firm (i) shall, before reaching its decision, review any written presentations made by the Parties and, if either Party requests, their respective Representatives, and thereafter, have at least one meeting with the Parties and, if either Party requests, their respective Representatives and (ii) shall resolve all issues of interpretation, including legal and accounting issues. The Parties agree that all adjustments shall be made without regard to materiality. The Accounting Firm shall only decide the specific items under dispute by the Parties and its decision for each disputed matter must be within the range of values assigned to each such item in the Proposed Put Right Statement and the Put Right Statement of Objections (to the extent such amounts are determinable by the Offering Non-Managing Member), respectively. The Parties shall promptly comply with all reasonable requests by the Accounting Firm for information, books, records and similar items.

(ii) As finally determined pursuant to Section 13.5(c) (whether by failure of the Offering Non-Managing Member to deliver notice of objection, by agreement of the Offering Non-Managing Member and the Managing Member or by determination of the Accounting Firm), the Non-Morgans EBITDA of the Acquired Companies during the twelve (12) month period preceding delivery of the Membership Units Sale Notice is referred to herein as the “Final Put Right Non-Morgans EBITDA,” and the final statement thereof is referred to herein as the “Final Put Right Statement.”

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(iii) The Accounting Firm shall be required to deliver to the Managing Member and the Offering Non-Managing Member, as promptly as practicable, but no later than thirty (30) calendar days after the Accounting Firm is engaged, a written report setting forth its resolution and, if applicable, its calculation of the disputed items or amounts. Upon delivery of the Accounting Firm’s report, such report and the calculations set forth therein shall be final, conclusive and binding upon the Managing Member and the Offering Non-Managing Member absent manifest error.

(iv) All fees and expenses of the Accounting Firm shall be paid one-half by the Managing Member and one-half by the Offering Non-Managing Member.

(d) Consummation of Sale. On the Put Right Closing Date the Managing Member shall pay the Put Right Purchase Price for the Offered Membership Units by wire transfer of immediately available funds to one or more accounts of the Offering Non-Managing Member, as designated by the Offering Non-Managing Member by notice to the Managing Member not later than two (2) Business Days prior to the Put Right Closing Date.

(e) Cooperation. The Offering Non-Managing Member shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 13.5 including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(f) Closing. At the closing of any sale and purchase pursuant to this Section 13.5, the Offering Non-Managing Member shall deliver to the Managing Member a certificate or certificates representing the Membership Units to be sold (if any), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the Put Right Purchase Price.

SECTION 13.6 Managing Member Call Right.

(a) Right to Purchase. Subject to the further provisions of this Section 13.6, and except as otherwise set forth in an exhibit hereto setting forth rights, preferences and obligations with respect to any particular class or series of Membership Units issued after the date hereof the Managing Member, on or after the date seventy-two (72) months after the Effective Date, may elect to purchase all or any percentage of the Membership Units held by any of the Non-Managing Members (the “Selling Non-Managing Member”) at a price equal to (i) the product of (A) seven (7) multiplied by (B) the Non-Morgans EBITDA for the twelve (12) calendar month period preceding delivery of the Membership Units Sale Notice (as defined below) multiplied by (C) a fraction, (1) the numerator of which is equal to the number of Membership Units being sold and (2) the denominator of which is equal to the total number of then-outstanding Membership Units, from which product will be deducted (ii) the sum of (A) the aggregate principal balance and accrued interest on any outstanding intercompany loan made by MGLLC or one of its Affiliates to the Company in accordance with Section 6.1(b)(iii)(D) that was approved by a each Non-Managing Member, plus (B) the aggregate unamortized balance of any key money advanced by MGLLC on behalf of the Company and its Subsidiaries or any payments made by MGLLC pursuant to any guarantees provided on behalf of the Company and its Subsidiaries, in each case, approved by each Non-Managing Member (the “Call Right Purchase Price”).

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(b) Procedures.

(i) If the Managing Member wishes to exercise its right to purchase Membership Units pursuant to this Section 13.6, the Managing Member shall deliver to the Selling Non-Managing Members, a written notice (the “Purchase Notice”) specifying the number of Membership Units to be purchased by the Managing Member (the “Purchased Membership Units”)

(ii) Each Selling Non-Managing Member shall at the closing of any purchase consummated pursuant to this Section 13.6, represent and warrant to the Managing Member that (x) such Selling Non-Managing Member has full right, title and interest in and to the Purchased Membership Units, (y) such Selling Non-Managing Member has all the necessary power and authority and has taken all necessary action to sell such Purchased Membership Units as contemplated by this Section 13.6, and (z) the Purchased Membership Units are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement.

(iii) The closing of any sale of Purchased Membership Units pursuant to this Section 13.6 shall take place no later than no later than thirty (30) days following the determination of the Final Call Right Non-Morgans EBITDA (as defined below) pursuant to Section 13.6(c). The Managing Member shall give such Selling Non-Managing Member at least ten (10) days’ written notice of the date of closing (the “Call Right Closing Date”).

(c) Determination of Non-Morgans EBITDA.

(i) Within thirty (30) days following the delivery of the Purchase Notice, the Managing Member shall deliver or cause to be delivered to the Selling Non-Managing Members a statement setting forth, in reasonable detail, the Managing Member’s calculations of aggregate Non-Morgans EBITDA, together with detailed support for such calculations for the previous twelve (12) month (the “Proposed Call Right Statement”), setting forth, in reasonable detail, the Managing Member’s calculation of Non-Morgans EBITDA of the Acquired Companies on a consolidated and combined basis during the twelve (12) month period preceding delivery of the Purchase Notice (the “Proposed Call Right Non-Morgans EBITDA”). To the extent reasonably required to complete its review of the Managing Member’s Proposed Call Right Statement, the Selling Non-Managing Member and its Representatives shall have full and timely access to all supporting work papers and other documentation used in, and the personnel responsible for preparation of, the Proposed Call Right Statement. In the event the Selling Non-Managing Member disputes the correctness of any portion of the Proposed Call Right Statement or the Proposed Call Right Non-Morgans EBITDA, the Selling Non-Managing Member shall notify the Managing Member in writing of its objections within thirty (30) days after receipt of the Managing Member’s Proposed Call Right Statement and shall set forth, in writing and in reasonable detail, the reasons for the Offering Non-Managing Member’s objections (including the amount in dispute and the basis for such dispute) (the “Call Right Statement of Objections”). If the Selling Non-Managing Member fails to deliver such Call Right Statement of Objections within the time period required by the

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preceding sentence, the Selling Non-Managing Member shall be deemed to have accepted the Managing Member’s calculations and such calculations, the Proposed Call Right Statement and each of the amounts set forth on the Proposed Call Right Statement shall be final, conclusive and binding on the Parties. To the extent the Selling Non-Managing Member objects within the time period contemplated by this Section 13.6(c), the specific items on the Managing Member’s Proposed Call Right Statement to which the Selling Non-Managing Member objects shall be considered to be in dispute, and the Selling Non-Managing Member shall be deemed to have accepted the Managing Member’s calculation in respect of all other matters and such other matters shall not be considered to be in dispute. The Selling Non-Managing Member and the Managing Member shall endeavor in good faith to resolve any disputed matters (which shall include at least one face-to-face meeting between the Selling Non-Managing Member and Michael Gross or his successor as chief executive officer of MHGC) within thirty (30) days after the Managing Member’s receipt of the Call Right Statement of Objections. If the Selling Non-Managing Member and the Managing Member are unable to resolve the disputed matters within the thirty (30) day period described in the preceding sentence, the Selling Non-Managing Member and the Managing Member shall engage the Accounting Firm for binding arbitration of the disputed matters only and make any adjustments to the Proposed Call Right Non-Morgans EBITDA, as the case may be. In performing its review, the Accounting Firm (i) shall, before reaching its decision, review any written presentations made by the Parties and, if either Party requests, their respective Representatives, and thereafter, have at least one meeting with the Parties and, if either Party requests, their respective Representatives and (ii) shall resolve all issues of interpretation, including legal and accounting issues. The Parties agree that all adjustments shall be made without regard to materiality. The Accounting Firm shall only decide the specific items under dispute by the Parties and its decision for each disputed matter must be within the range of values assigned to each such item in the Proposed Call Right Statement and the Call Right Statement of Objections (to the extent such amounts are determinable by Sellers), respectively. The Parties shall promptly comply with all reasonable requests by the Accounting Firm for information, books, records and similar items.

(ii) As finally determined pursuant to Section 13.6(c) (whether by failure of the Selling Non-Managing Member to deliver notice of objection, by agreement of the Selling Non-Managing Member and the Managing Member or by determination of the Accounting Firm), the Non-Morgans EBITDA of the Acquired Companies during the twelve (12) month period preceding delivery of the Purchase Notice is referred to herein as the “Final Call Right Non-Morgans EBITDA,” and the final statement thereof is referred to herein as the “Final Call Right Statement.”

(iii) The Accounting Firm shall be required to deliver to the Managing Member and the Selling Non-Managing Member, as promptly as practicable, but no later than thirty (30) calendar days after the Accounting Firm is engaged, a written report setting forth its resolution and, if applicable, its calculation of the disputed items or amounts. Upon delivery of the Accounting Firm’s report, such report and the calculations set forth therein shall be final, conclusive and binding upon the Managing Member and the Selling Non-Managing Member absent manifest error.

(iv) All fees and expenses of the Accounting Firm shall be paid one-half by the Managing Member and one-half by the Selling Non-Managing Member.

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(d) Consummation of Sale. On the Call Right Closing Date the Managing Member shall pay the Call Right Purchase Price for the Purchased Membership Units by wire transfer of immediately available funds to one or more accounts of the Selling Non-Managing Member as designated by the Selling Non-Managing Member by notice to the Managing Member not later than two (2) Business Days prior to the Put Right Closing Date.

(e) Cooperation. The Selling Non-Managing Member shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 13.6 including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(f) Closing. At the closing of any sale and purchase pursuant to this Section 13.6, the Selling Non-Managing Member shall deliver to the Managing Member a certificate or certificates representing the Membership Units to be sold (if any), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the Call Right Purchase Price.

SECTION 13.7 Transfers Contrary to Securities Laws. The Managing Member may prohibit any Transfer otherwise permitted under this Section 13 by a Non-Managing Member of its Membership Units if, in the opinion of legal counsel to the Company, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Units.

SECTION 13.8 Publicly Traded Partnership Restrictions. No Transfer by a Non-Managing Member or the Managing Member of its Membership Interests or any other acquisition of Membership Units by the Company may be made to or by any person if such Transfer or acquisition creates a material risk that the Company will be classified as a publicly traded partnership under Section 7704 of the Code.

SECTION 13.9 Substituted Non-Managing Members.

(a) Rights and Duties of Substituted Non-Managing Members. A transferee who has been admitted as a Substituted Non-Managing Member in accordance with Section 5.1(b) and this Article XIII shall have all the rights and powers and be subject to all the restrictions and liabilities of a Non-Managing Member under this Agreement.

(b) Amendment of Exhibit A. Upon the admission of a Substituted Non-Managing Member, the Managing Member shall amend Exhibit A to reflect the name, address, number of Membership Units, and Percentage Interest of such Substituted Non-Managing Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Non-Managing Member.

SECTION 13.10 Assignees. If a Non-Managing Member, in its sole and absolute discretion, does not provide for the admission of any permitted transferee under Section 13.9(a) as a Substituted Non-Managing Member, as described in Section 13.9, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a Non-Managing Membership Interest under the Act, including the right

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to receive distributions from the Company and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Membership Units assigned to such transferee, but shall not be deemed to be a holder of Membership Units for any other purpose under this Agreement, and shall not be entitled to vote such Membership Units in any matter presented to the Non-Managing Members for a vote (such Membership Units being deemed to have been voted on such matter in the same proportion as all Membership Units held by Non-Managing Members are voted). In the event any such transferee desires to make a further assignment of any such Membership Units, such transferee shall be subject to all the provisions of this Article XIII to the same extent and in the same manner as any Non-Managing Member desiring to make an assignment of Membership Units.

SECTION 13.11 General Provisions.

(a) Withdrawal of Non-Managing Member. No Non-Managing Member may withdraw from the Company other than as a result of (i) a permitted transfer of all of such Non-Managing Member’s Membership Units in accordance with this Article XIII and the transferee of such Membership Units being admitted to the Company as a Substituted Non-Managing Member or (ii) pursuant to exchange of all of its Membership Units under Section 4.3.

(b) Transfer of All Membership Units by Non-Managing Member. Any Non-Managing Member who shall transfer all of his Membership Units in a transfer permitted pursuant to this Article XIII where the transferee was admitted as a Substituted Non-Managing Member or pursuant to the exchange of all of its Membership Units under Section 4.3 shall cease to be a Non-Managing Member.

(c) Timing of Transfers. Transfers pursuant to this Article XIII may only be made on the first day of a calendar month of the Company, unless the Managing Member otherwise agrees.

(d) Allocation When Transfer Occurs. If any Membership Interest is transferred during the Company’s fiscal year in compliance with the provisions of this Article XIII or convened pursuant to Section 4.3, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such fiscal year or other such period shall be divided and allocated between the transferor Member and the transferee Member in accordance with the interim closing of the books method under Regulations Section 1.706-1(c)(2)(ii), unless the Managing Member obtains the express written consent of the Non-Managing Members to use an alternative allocation method, which shall not be unreasonably withheld. All distributions with respect to which the Membership Record Date is before the date of such transfer or conversion shall be made to the transferor Member, and all distributions with Membership Record Dates thereafter shall be made to the transferee Member.

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Article XIV

ADMISSION OF MEMBERS

SECTION 14.1 Admission of Successor Managing Member. A successor to all of the Managing Member’s Managing Membership Interest pursuant to Section 13.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective upon such transfer. Any such transferee shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

SECTION 14.2 Admission of Additional Non-Managing Members.

(a) General. Subject to Section 4.2, a Person who makes a Capital Contribution to the Company in accordance with this Agreement or who exercises an option to receive Membership Units shall be admitted to the Company as an Additional Non-Managing Member only upon having executed and delivered to the Managing Member a written undertaking substantially in the form of the Joinder Agreement.

(b) Consent of Managing Member Required. Notwithstanding anything to the contrary in this Section 14.2, no Person shall be admitted as an Additional Non-Managing Member without the consent of the Managing Member, which consent may be given or withheld in the Managing Member’s sole and absolute discretion. The admission of any Person as an Additional Non-Managing Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Managing Member to such admission.

SECTION 14.3 Amendment of Agreement and Certificate. For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and; if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Article XVIII hereof.

Article XV

DISSOLUTION AND LIQUIDATION

SECTION 15.1 Dissolution. The Company shall not be dissolved by the admission of Substituted Non-Managing Members or Additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Events of Dissolution”):

(a) Withdrawal of Managing Member—an event of withdrawal of the Managing Member, as defined in the Act, unless, within ninety (90) days after the withdrawal all the remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member;

(b) Voluntary Dissolution—from and after the date of this Agreement, with the Consent of a majority of the Percentage Interests of the Non-Managing Members, an election to dissolve the Company made by the Managing Member, in its sole and absolute discretion;

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(c) Judicial Dissolution Decree—entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act; or

(d) Sale of Company’s Assets—the sale or disposition of all or substantially all of the assets and properties of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

SECTION 15.2 Winding Up.

(a) General. Upon the occurrence of an Event of Dissolution, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to, or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, in the event there is no remaining Managing Member, any Person elected by a majority in interest of the Non-Managing Members (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and properly and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(i) first, to the payment in full and discharge of all of the Company’s debts and liabilities to creditors other than the Members, but including the obligations under the Promissory Notes;

(ii) second, to the payment and discharge of all of the Company’s other debts and liabilities to the Non-Managing Members, pro rata in accordance with amounts owed to each such Non-Managing Member;

(iii) third, to the payment and discharge of all of the Company’s other debts and liabilities to the Managing Member; and

(iv) the balance, if any, to the Managing Member and Non-Managing Members pro rata in accordance with their Membership Units.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article XIV other than reimbursement of reasonable out-of-pocket expenses actually incurred by the Managing Member, as provided for in Section 9.4.

(b) Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by the Accounting Firm of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

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(c) Where Immediate Sale of Company’s Assets Impractical. Notwithstanding the provisions of Section 15.2(a) hereof which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its reasonable discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 15.2(a) hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt. Notwithstanding anything to the contrary in this Agreement, any non-cash Distribution shall be made pro rata based on each Member’s Percentage Interests, unless each Member otherwise agrees.

(d) Rights of Members Upon Dissolution. Except as specifically provided in this Agreement, each Member shall look solely to the assets of the Company for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Company. Except as specifically provided in this Agreement, no Member shall have priority over any other Member as to the return of his Capital Contributions, distributions, or allocations.

SECTION 15.3 Capital Contribution Obligation. If any Member has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit at any time shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever, except to the extent otherwise expressly agreed to by such Member and the Company.

SECTION 15.4 Compliance with Timing Requirements of Regulations; Allowance for Contingent or Unforeseen Liabilities or Obligations. Notwithstanding anything to the contrary in this Agreement, in the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XV to the Managing Member and Non-Managing Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) (including any timing requirements therein). In the discretion of the Managing Member, a pro rata portion of the distributions that would otherwise be made to the Managing Member and Non-Managing Members pursuant to this Article XV may be: (i) distributed to a liquidating trust established for the benefit of the Managing Member and Non-Managing Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company (the assets of any such trust shall be distributed to the Managing Member and

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Non-Managing Members from time to time, in the reasonable discretion of the Managing Member, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Managing Member and Non-Managing Members pursuant to this Agreement); or (ii) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Managing Member and Non-Managing Members in the manner and priority set forth in Section 15.2(a) as soon as practicable.

SECTION 15.5 Other Events. Notwithstanding any other provision of this Article XV, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Event of Dissolution has occurred, the Company’s property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up. Instead, for federal income tax purposes the Company shall be deemed to have contributed all of its assets and liabilities to a new limited liability company in exchange for an interest in the new limited liability company and, immediately thereafter, the terminated Company shall be deemed to distribute interests in the new Company to the Managing Member and Non-Managing Members in proportion to their respective Membership Interests in liquidation of the terminated Company.

SECTION 15.6 Notice of Dissolution. In the event an Event of Dissolution or an event occurs that would, but for provisions of Section 15.1, result in a dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Managing Member).

SECTION 15.7 Cancellation of Certificate. Upon the completion of the liquidation of the Company as provided in Section 15.2 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

SECTION 15.8 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 15.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

ARTICLE XVI

AMENDMENT OF AGREEMENT

SECTION 16.1 Amendments.

(a) Amendments Generally. Amendments to this Agreement may be proposed by the Managing Member. Except as provided in Section 16.1(b), a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Managing Member and each Non-Managing Member.

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(b) Amendments Not Requiring Member Approval. Notwithstanding anything in Section 16.1(a) to the contrary, but subject to Section 9.1(b)(v), the Managing Member shall have the power, without the consent of the other Members, to amend this Agreement as may be required:

(i) to reflect: (x) the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement; and (y) the issuance of additional Membership Units in accordance with this Agreement;

(ii) to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

(iii) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

(c) The Managing Member shall provide notice to each Member when any amendment under Section 16.1(b) is adopted.

ARTICLE XVII

GENERAL PROVISIONS

SECTION 17.1 Addresses and Notice. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, (d) sent by fax, or (e) delivered by email to the parties at their respective addresses set forth on Exhibit A, as it may be amended from time to time. All such notices, requests, demands, waivers and other communications shall be deemed to have been given when received (w) by personal delivery, on the day of such delivery if prior to 5:00 p.m., (x) by next-day or overnight mail or delivery, on the day delivered (y) by fax, on the Business Day on which such fax was received, and (z) by email, on the Business Day on which such email was delivered as evidenced by electronic record; provided, however, that the subject line must contain readily identifiable notice that the email is being delivered as an official notice pursuant to this Agreement. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Company at its office hereinabove set forth.

SECTION 17.2 Titles and Captions; Construction. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Unless the context of this Agreement clearly requires otherwise, (a) references to “Articles” and “Sections” are to Articles and Sections of this Agreement; (b) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (c) “include,” “includes” and “including” shall be deemed to be followed by the words “but not limited to,” and (d) references

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to “hereof,” “hereunder” or “herein” relate to this Agreement in its entirety and not to any particular Article, Section or provision hereof. Unless the context otherwise requires, the term “party” when used in this Agreement means a party to this Agreement. References in this Agreement to a party or other Person include their respective successors and assigns. Unless the context otherwise requires, any reference to this Agreement or any other agreement shall be deemed to refer to such agreement, as may be amended, restated supplemented or otherwise modified from time to time.

SECTION 17.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

SECTION 17.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 17.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 17.6 Waiver of Partition. The Members hereby agree that the Company Properties are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Company Properties.

SECTION 17.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters contained herein; it supersedes any prior agreements or understandings among them and it may not be modified or amended in any manner other than pursuant to Article XVI.

SECTION 17.8 Securities Law Provisions. The Membership Units have not been registered under the federal or state securities laws of any state and, therefore, may not be resold unless appropriate federal and state securities laws, as well as the provisions of Article XIII hereof, have been complied with.

SECTION 17.9 Remedies Not Exclusive. Any remedies herein contained for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise.

SECTION 17.10 Time. Time is of the essence of this Agreement.

SECTION 17.11 Creditors. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person (including any creditor of the Company) other than the parties and their respective successors and permitted assigns.

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SECTION 17.12 Waiver. No waiver by any party, whether express or implied, of any right under any provision of this Agreement shall constitute a waiver of such party’s rights under any other provision of this Agreement, nor shall any such waiver constitute a waiver of such party’s right at any other time. No failure by any party to take any action with respect to any breach of this Agreement or default by the other party shall constitute a waiver of such party’s right to enforce any provision of this Agreement against such other party or to take action with respect to such breach or default or of any subsequent breach or default by such other party.

SECTION 17.13 Execution in Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

SECTION 17.14 Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 17.15 Invalidity of Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

ARTICLE XVIII

POWER OF ATTORNEY

SECTION 18.1 Power of Attorney.

(a) Scope. Each Non-Managing Member and each Assignee constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i) execute, swear to, acknowledge, deliver, publish, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing Member or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company (or an entity in which the Non-Managing Members have limited liability) in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own

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property; (b) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article XIII, Article XIV or Article XV hereof or the Capital Contribution of any Member; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests; and

(ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the Managing Member, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the Managing Member to amend this Agreement except in accordance with Article XVI hereof or as may be otherwise expressly provided for in this Agreement.

(b) Irrevocability. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Managing Member to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Non-Managing Member or Assignee and the transfer of all or any portion of such Non-Managing Member’s or Assignee’s Membership Units and shall extend to such Non-Managing Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Non-Managing Member or Assignee hereby agrees to be bound by any representation made by the Managing Member, acting in good faith pursuant to such power of attorney; and each such Non-Managing Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member, taken in good faith under such power of attorney. Each Non-Managing Member or Assignee shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Limited Liability Company Agreement of TLG ACQUISITION LLC as of the date first written above.

Managing Member:

MORGANS GROUP LLC

By:
Name:
Title:

Non-Managing Members:

GALTS GULCH HOLDING COMPANY LLC

By:
Name:
Title:

TEJ MANAGEMENT, LLC

By:
Name:
Title:

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EXHIBIT A

MEMBERS, CONTRIBUTIONS AND MEMBERSHIP INTERESTS

	September 30,			September 30,		September 30,		September 30,
Name and Address of Member	Cash Contribution		Agreed Value of Contributed Property			Membership Units		Percentage Interest
Managing Member

Morgans Group LLC. 475 Tenth Avenue New York, New York 10018	[	]	$	[	]	[900	]	90%

Non-Managing Members

Galts Gulch Holding Company LLC 6276 S. Rainbow Road Suite 120 Las Vegas, NV 89118	[	]	$	[	]	[50	]	5%

TEJ Management, LLC 6276 S. Rainbow Road Suite 120 Las Vegas, NV 89118	[	]	$	[	]	[50	]	5%

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EXHIBIT B

NOTICE OF ELECTION BY NON-MANAGING MEMBER TO SELL

NON-MANAGING MEMBERSHIP INTEREST TO MANAGING MEMBER

The undersigned Holder of Non-Managing Membership Interests represented by Membership Units hereby irrevocably elects to sell the number of Membership Units in TLG ACQUISITION LLC (the “Company”) set forth below to Morgans Group LLC (the “Managing Member”) in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the Company, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such Membership Units, free and clear of the rights or interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the sale of such Membership Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such sale.

	September 30,XXXXXXXXXXXXX	September 30,XXXXXXXXXXXXX	September 30,XXXXXXXXXXXXX
Name of Holder:

Number of Membership Units to be Sold:

Date of this Notice:

(Signature of Holder)
(Street Address)
	(City)	(State)	(Zip Code)

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EXHIBIT C

NOTICE OF ELECTION BY MANAGING MEMBER TO PURCHASE NON-MANAGING MEMBERSHIP INTEREST

The undersigned Managing Member of TLG ACQUISITION LLC (the “Company”) hereby irrevocably elects to purchase the number of Membership Units in the Company set forth below from [            ] (the “Non-Managing Member”) in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the Company, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has the full right, power, and authority to cause the purchase of such Membership Units as provided herein; and (b) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such purchase.

	September 30,XXXXXXXXXXXXX	September 30,XXXXXXXXXXXXX	September 30,XXXXXXXXXXXXX
Name of Holder:

Number of Membership Units to be Purchased:

Date of this Notice:

(Signature of Holder)
(Street Address)
	(City)	(State)	(Zip Code)

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ATTACHMENT V

FORM OF ZABEEL ASSIGNMENT AGREEMENT

ASSIGNMENT OF EQUITY INTERESTS

This Assignment of Equity Interests (this “Assignment”), dated as of November         , 2011 (the “Effective Date”), is entered into by and between TLG Acquisition LLC, a Delaware limited liability company (“Assignor”), Morgans Group LLC (“MGLLC”) (only with respect to the last sentence of Section 3(e) and Section 3(f)), and [Sasson Masi Hospitality Holdings, LLC], a Delaware limited liability company (“Assignee”).

A. Assignor is the owner of 100% of the equity interest (the “Transferred Interest”) in TLG-H Acquisition LLC, a Delaware limited liability company (the “TLG-H”).

B. TLG-H has the right, pursuant to an Assignment of Contract Rights, dated as of November     , 2011, granted by Assignor, (the “Contract Rights Assignment”), to acquire the following equity interests upon closing under the Zabeel Agreement (as defined in Section 3(e) hereof): (i) 50% of the equity interests (the “Harmon Equity Interest”) in The Harmon Hotel, LLC, a Nevada limited liability company (“Harmon”), (ii) 100 Class A Shares (the “Hotel IP Shares”) of Hotel IP, Ltd., a Cayman Islands exempted company (“Hotel IP”), and 100 Class A Shares (the “Hospitality IP Shares”, and together with “Hotel IP Shares”, the “Shares,” and together with Harmon Hotel Equity Interests and Hotel IP Shares, the “Acquired Securities”) in Hospitality IP, Ltd., a Cayman Islands exempted company (“Hospitality IP”).

C. Assignor desires to transfer and assign to Assignee, and Assignee desires to accept, the Transferred Interest as set forth herein.

D. The execution and delivery of this Assignment is a condition to, and in consideration for, the consummation by Sasson Masi F&B Holdings, LLC, Sasson Masi Nightlife Holdings, LLC, Andrew Sasson (“Sasson”) and Andy Masi (“Masi”) of the Master Purchase Agreement, dated as November     , 2011 (the “Purchase Agreement”), entered into with MGLLC and Assignor.

E. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises, terms and conditions herein contained, and for the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment of Membership Interests.

a. Effective as of the Effective Date Assignor hereby assigns, transfers and conveys to Assignee the Transferred Interest, representing all of Assignor’s right, title and interest in and to its limited liability company interests in TLG-H, including without limitation all of Assignor’s rights (ownership, governance, financial or otherwise) in TLG-H, free and clear of all Liens.

b. For purposes of this Assignment, “Liens” means any mortgage, lien, claim, pledge, charge, security interest, hypothecation or other encumbrance of any kind, including without limitation any restriction on transfer or voting, right of first offer, right of first refusal, put, call, option or derivative claim or any other right or arrangement having substantially the same legal or economic effect as any of the foregoing.

c. Assignor acknowledges and agrees that, as of the Effective Date, following the assignment of the Transferred Interest hereunder, neither Assignor nor any of its affiliates will have any right, title or interest in or to TLG-H or any of its assets or businesses. Effective as of the Effective Date, immediately following the admission of each Assignee as a substitute member of TLG-H, Assignor shall and does hereby resign from TLG-H as a member of TLG-H, and shall thereupon cease to be a member of TLG-H, and shall thereupon cease to have or exercise any right or power as a member of TLG-H. The assignment of the Transferred Interest, the admission of each Assignee as a substitute member of TLG-H and the resignation of Assignor as a member of TLG-H shall not dissolve TLG-H, and TLG-H shall continue without dissolution.

2. Payment of Consideration. Effective as of the Effective Date, an amount equal to $1.00 shall be setoff against and shall reduce by $1.00 the aggregate principal amount outstanding under the Promissory Notes. Such reduction shall be made pro rata based on the aggregate principal amounts outstanding under such Promissory Notes.

3. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee that:

a. Assignor is duly organized, validly existing and in good standing under the laws of Delaware.

b. Assignor has the requisite power and authority to enter into this Assignment, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All limited liability company acts and other proceedings required to be taken by Assignor or its affiliates to authorize the execution and delivery of this Assignment, the performance by Assignor of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and properly taken. This Assignment has been duly executed and delivered by Assignor and, assuming due authorization, execution and delivery by each Assignee, constitutes a legal, valid and binding obligation of Assignor, enforceable in accordance with its terms and conditions.

c. Assignor is the sole and exclusive record and beneficial owner of, and has good and marketable title to, the Transferred Interest, free and clear of all Liens. Upon the consummation of the assignment contemplated herein, Assignee will acquire sole and exclusive record and beneficial ownership of, and good and valid title to, the Transferred Interest, free and clear of all Liens. Other than the Transferred Interest, neither Assignor nor any of its affiliates owns or holds, beneficially or of record, any equity or other interest in TLG-H. During TLG-H’s

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ownership of the Acquired Securities, neither TLG-H nor Assignor has taken any action that resulted in TLG-H having any liabilities, other than de minimis obligations incurred in connection with its organization, acquiring any assets, other than its rights under the Contract Rights Assignment, or being subject to any Liens.

d. Neither the execution and delivery of this Assignment by Assignor nor the consummation of the transactions contemplated hereby will (i) require notice to or the consent of any entity or person, (ii) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Assignor or any of its affiliates is subject, or (iii) result in any breach under or otherwise violate or conflict with any provision of Assignor’s or any of its affiliates’ organizational documents.

e. In connection with the Securities Purchase Agreement (the “Zabeel Agreement”) dated as of November [    ], 2011 by and between Zabeel Investments Inc., Zabeel Investments (L.L.C.), a Dubai limited liability company (each, a “Seller” and collectively, the “Sellers”), Assignor and MGLLC, the Sellers represented and warranted to the Assignor the following with respect to the Acquired Securities:

(A) Organization; Power and Authorization. Each Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each Seller has the requisite power and authority (i) to enter into, deliver and carry out its obligations pursuant to [the Zabeel Agreement], and (ii) to sell, assign and deliver the respective Acquired Securities to [Assignor] (or its designee). Each Seller’s execution, delivery and performance of [the Zabeel Agreement] has been duly authorized by such Seller and no other corporate or other proceeding on the part of such Seller is necessary to authorize [the Zabeel Agreement] or the Transaction.

(B) Binding Effect. [The Zabeel Agreement] has been duly executed and delivered by each Seller. [The Zabeel Agreement] constitutes the legal, valid and (assuming due authorization, execution and delivery by [Assignor]) binding obligation of each Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes).

(C) Noncontravention. Assuming the receipt and effectiveness of the consents and approvals set forth in Article V and Section 2.2(h) [which relate to the receipt of a pay off letter], the execution, delivery, and performance by each Seller of [the Zabeel Agreement], the consummation of the Transaction, and the fulfillment of and compliance with the terms hereof by such Seller do not and shall not (with or without notice or lapse of

3

time or both): (i) conflict with or result in a breach or violation of the terms, conditions or provisions of the organizational documents of either Seller, (ii) result in the imposition of any Lien [as defined below] upon the Acquired Securities; (iii) result in a breach or violation by such Seller of any of the terms, conditions or provisions of any material law or order applicable to such Seller or by which any of its assets or properties (including, without limitation, the Acquired Securities) is bound or subject; or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to or registration with any third person or with the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court (each, a “Governmental Authority”).

(D) Title to Equity Interests. [Zabeel Investments Inc.] owns of record and has good and valid title to the Harmon Equity Interest free and clear of any and all liens, charges and other encumbrances (“Liens”) and [Zabeel Investments (L.L.C.)] Seller owns of record and has good and valid title to the Shares, free and clear of any and all Liens (in each case other than those arising under the US$70,000,000 term loan facility agreement dated as of May 8, 2008 by and between, among others, U.S. Seller, as borrower, and the Bank, as original lender (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified), which shall be released at the Closing. [text not relating to Acquired Securities omitted] Neither Seller has any right, title or interest in any equity securities or equity interests in [Harmon, Hotel IP or Hospitality IP] other than the Acquired Securities. Upon [Zabeel Investments Inc.’s] delivery of the Harmon Equity Interest and [Zabeel Investments (L.L.C.)] delivery of the Shares, good and valid title to the Harmon Equity Interest and the Shares, free and clear of all Liens, other than restrictions on transfer under applicable state and federal securities laws or arising under the Amended and Restated Limited Liability Company Agreement of Harmon and the organizational documents and shareholder agreements of [Hotel IP and Hospitality IP] will pass to the respective designee of [Assignor] set forth in Section 2.2(b).

Assignor has assigned to TLG-H all of its rights under the Zabeel Agreement, but not any obligations, with respect to the acquisition of the Acquired Securities, including its rights with respect to the representations and warranties set forth in clauses (A) through (D) above pursuant to the Contract Rights Assignment. To the knowledge of the Buyer Parties, the representations and warranties of the Sellers set forth in clauses (A) through (D) are not untrue, and the Buyer Parties have not taken any action that would cause such representations and warranties to be untrue.

(f) Prior to the Closing, MGLLC shall have delivered to Zabeel Investments Inc. and Zabeel Investments (L.L.C.) true, correct and complete copies of the Purchase Agreement, Amended and Restated Limited Liability Company Agreement of Assignor,

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Promissory Note made by Assignor in favor of Masi, and Promissory Note made by Assingor in favor of Sasson (the “Promissory Notes”), Guaranty entered into by MGLLC in connection with the Promissory Notes and this Agreement.

4. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignor that:

a. Assignee is duly organized, validly existing and in good standing under the laws of Delaware.

b. Assignee has the requisite power and authority to enter into this Assignment, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All limited liability company acts and other proceedings required to be taken by Assignee or its affiliates to authorize the execution and delivery of this Assignment, the performance by Assignee of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and properly taken. This Assignment has been duly executed and delivered by Assignee and, assuming due authorization, execution and delivery by Assignor, constitutes a legal, valid and binding obligation of Assignee, enforceable in accordance with its terms and conditions.

c. Neither the execution and delivery of this Assignment by Assignee nor the consummation of the transactions contemplated hereby will (i) require notice to or the consent of any entity or person, (ii) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Assignee or any of its affiliates is subject, or (iii) result in any breach under or otherwise violate or conflict with any provision of Assignee’s or any of its affiliates’ organizational documents.

d. Assignee hereby represents and warrants that Assignee is acquiring the Transferred Interest solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. Assignee acknowledges that the Transferred Interest is not registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the Transferred Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Assignee is able to bear the economic risk of holding the Transferred Interest for an indefinite period (including total loss of investment), and has sufficient knowledge and experience in financial and business matters so as to be capable for evaluating the merits and risks of its investments.

5. Additional Documents and Acts. From time to time following the Effective Date, Assignor and Assignee agree to execute and deliver and cause their respective affiliates to execute and deliver to the other parties such additional documents and instruments and to perform such additional acts as such parties or their respective affiliates may determine to be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Assignment and the transactions contemplated hereby.

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6. Governing Law; Jurisdiction. This Assignment shall be enforced, governed by and construed in accordance with the laws of the State of New York, regardless of the choice or conflict of laws provisions of New York or any other jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the New York State courts and the Federal courts sitting in the State of New York, Borough of Manhattan and agrees that all matters involving this Assignment shall be heard and determined in such courts. Each of the parties hereto waives irrevocably the defense of inconvenient forum to the maintenance of such action or proceeding.

7. Counterparts. This Assignment may be executed in counterparts (including by facsimile or pdf transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8. Severability. If any provision of this Assignment or the application of such provision to any person or entity or circumstance shall be held invalid, the remainder of this Assignment or the application of such provision to persons, entities or circumstances other than those to which it is held invalid shall not be affected thereby.

9. Modification or Waiver. Neither this Assignment nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

10. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Assignment shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, (d) sent by fax, or (e) delivered by email to as follows:

If to Assignor:

TLG Acquisition LLC

c/o Morgans Group LLC

475 Tenth Avenue

11th Floor

New York, NY 10018

Attention: David Smail

Facsimile: (212) 277-4172

Email: david.smail@morganshotelgroup.com

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004 USA

Attention: Bruce W. Gilchrist, Esq.

Facsimile: (202) 637-5686

Email: bruce.gilchrist@hoganlovells.com

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If to any Assignee, to it at:

6276 S. Rainbow Road

Las Vegas, Nevada 89118

Attention: Andrew Sasson, Andy Masi and Michael Rea

Facsimile: (702) 588-5614

Email: 25@lightlv.com

with a copy to:

Proskauer Rose LLP

11 Times Square

New York, New York 10036-8299

Attention: Jeffrey A. Horwitz, Esq.

Facsimile: (212) 969-2900

Email: jhorwitz@proskauer.com

or to such other address as to whom a communication is to be given may have furnished to the other party in writing in accordance herewith. All such notices, requests, demands, waivers and other communications shall be deemed to have been given when received (w) by personal delivery, on the day of such delivery if prior to 5:00 p.m., (x) by next-day or overnight mail or delivery, on the day delivered (y) by fax, on the business day on which such fax was received, and (z) by email, on the business day on which such email was delivered as evidenced by electronic record; provided, however, that the subject line must contain readily identifiable notice that the email is being delivered as an official notice pursuant to this Assignment.

11. Entire Agreement. This Assignment, the Purchase Agreement and the documents entered into in connection therewith (the “Related Documents”) constitute the entire agreement between the parties and their affiliates with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties or their affiliates with respect to the subject matter hereof. In the event of any conflict between this Assignment and such other written or oral agreements, the terms and provisions of this Assignment shall govern and control.

12. Headings. All headings herein are inserted only for convenience and ease of reference and shall not be considered in the construction or interpretation of any provision of this Assignment.

13. Construction. With regard to each and every term and condition of this Assignment, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Assignment. Each party hereby acknowledges that it has been represented in negotiations for and in the preparation of this Assignment by counsel of its own choosing, that it has read this Assignment and has had it fully explained to it by such counsel, and that it is fully aware of the contents of this Assignment and of its legal effect.

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14. Expenses. Subject to Section 9.5 of the Purchase Agreement, each party shall bear its own costs and expenses in connection with the negotiation, execution and delivery of this Assignment and the Related Documents.

15. Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective sucessors and assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Assignment of Equity Interests to be duly executed as of the date first written above.

ASSIGNOR: TLG ACQUISITION LLC

By:
Name: Title:

ASSIGNEES: SASSON MASI HOSPITALITY HOLDINGS, LLC

By:
Name: Title:

With respect to the last sentence of Section 3(e) and Section 3(f) only: MORGANS GROUP LLC By Morgans Hotel Group Co., its managing member

By:
Name: Title:

[Signature page to Zabeel Assignment Agreement]

ATTACHMENT VI

FORM OF ZABEEL TERMINATION AGREEMENT

This Termination and Release Agreement (this “Agreement”), dated as of November     , 2011(the “Effective Date”), is entered into by and among Zabeel Investments Inc., a Delaware corporation (“Zabeel Investments”), Zabeel Investments (L.L.C.), a Dubai limited liability company (“Zabeel LLC” and, collectively with Zabeel Investments, the “Zabeel Parties”), Sasson Masi F&B Holdings, LLC, a Delaware limited liability company (“Sasson Masi F&B”), Sasson Masi Hospitality Holdings, LLC, a Delaware limited liability company (“Sasson Masi Hospitality”), Sasson Masi Nightlife Holdings, LLC, a Delaware limited liability company (“Sasson Masi Nightlife”) and the other parties listed under the signature pages hereto under the heading “Sasson/Masi Parties” (collectively with Sasson Masi F&B, Sasson Masi Hospitality and Sasson Masi Nightlife, the “Sasson/Masi Parties”).

A. On February 20, 2008, Zabeel LLC, Zabeel Investments, TEJ Management, LLC, Galts Gulch Holding Company LLC, Andrew Sasson and Andy Masi entered into a Purchase Agreement (the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement and the transactions contemplated thereby, Zabeel Investments acquired 50% of the equity interests in DDD Holdings, LLC, a Delaware limited liability company (“DDD”), HHH Holdings, LLC, a Delaware limited liability company (“HHH”), and The Harmon Hotel, LLC, a Nevada limited liability company (“Harmon”), and Zabeel LLC acquired 50% of the equity interests in Hotel IP, Ltd., a Cayman Islands exempted company (“Hotel IP”), and Hospitality IP, Ltd., a Cayman Islands exempted company (“Hospitality IP).

C. The Zabeel Parties, TLG Acquisition LLC (“Purchaser”), and Morgans Group LLC (“Morgans”) are parties to a Securities Purchase Agreement dated as of November     , 2011, pursuant to which, among other things, on this date the Zabeel Parties are selling to Purchaser (or its designee) the 50% interests that the Zabeel Parties own, directly or indirectly, in each of DDD and HHH and other related assets (such acquisition, the “Zabeel Transaction”), and the Sasson Masi Parties, Purchaser, and Morgans are parties to a Master Purchase Agreement dated as of November     , 2011, pursuant to which, among other things, on this date the Sasson Masi Parties are selling to Purchaser (or its designee) the remaining 50% interest in each of DDD and HHH and other related assets (such acquisition, the “Sasson Masi Transaction”). The closing of each of the Zabeel Transaction and the Sasson Masi Transaction are conditioned on the contemporaneous closing of both acquisitions.

D. The Zabeel Parties are entering into this Agreement in reliance on the accuracy in all material respects of the certificate to be delivered at closing by Morgans and Purchaser in accordance with Section 2.3(f) of the Securities Purchase Agreement referred to in paragraph (C) and the Zabeel Parties would not have entered into this Agreement if such certificate were inaccurate in any material respect.

NOW, THEREFORE, in consideration of the mutual promises, terms and conditions herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of Purchase Agreement. Effective upon the Effective Date, the Purchase Agreement is hereby terminated in its entirety and shall be of no further force or effect, and no party thereto shall have any rights or remedies or liabilities or obligations of any kind thereunder.

2. Termination of Buy-Sell Agreement. Effective upon the Effective Date, the Buy-Sell Agreement, dated as of March 14, 2008 (the “Buy-Sell Agreement”), by and among Zabeel Investments, Zabeel LLC, Sasson Masi F&B, Sasson Masi Nightlife, Sasson Masi Hospitality, TEJ Management, LLC, Galts Gulch Holding Company LLC, Veranda Holdings, LLC, Andrew Sasson and Andy Masi is hereby terminated in its entirety and shall be of no further force or effect, and no party thereto shall have any rights or remedies or liabilities or obligations of any kind thereunder.

3. Management Committees and Board of Directors.

a. Effective upon the Effective Date, (i) Zabeel Investments hereby irrevocably relinquishes its rights under Section 9.2 of the limited company agreements of DDD, HHH and Harmon, respectively, to appoint three members to represent Zabeel Investments on the Management Committees of DDD, HHH and Harmon, respectively, and (ii) the parties agree that, effective as of the Effective Date, all members of the Management Committees of DDD, HHH and Harmon that were appointed by Zabeel Investments are hereby deemed to have irrevocably resigned.

b. Effective upon the Effective Date, (i) Zabeel LLC hereby irrevocably relinquishes its rights under Section 9.2 of the shareholder agreements of Hotel IP and Hospitality IP, respectively, to appoint three members to represent Zabeel LLC on the Board of Directors of Hotel IP and Hospitality IP, respectively, and (ii) the parties agree that, effective as of the Effective Date, all members of the Board of Directors of Hotel IP and Hospitality IP that were appointed by Zabeel LLC are hereby deemed to have irrevocably resigned.

4. Mutual Release.

a. Effective upon the Effective Date, each of the Zabeel Parties, on its own behalf and on behalf of each of their respective past, present and future affiliates, and all of their past, present and future respective stockholders, members, partners, general partners, limited partners, directors, officers, managers, control persons, employees and administrators and their respective heirs, executors, agents, representatives, successors and assigns (collectively, the “Zabeel Releasors”), hereby absolutely, unconditionally and irrevocably releases, remits, acquits and forever discharges each of the Sasson/Masi Parties and their respective past, present and future affiliates, and all of their past, present and future respective stockholders, members, partners, general partners, limited partners, directors, officers, managers, control persons, employees and administrators and their respective heirs, executors, agents, representatives, successors and assigns (collectively, the “Zabeel Releasees”), from any and all claims, demands,

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causes of actions and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local or otherwise, and including but not limited to any claims for attorneys’ fees, or costs or disbursements of any kind) which any of the Zabeel Releasors ever had, now has, or may have had at any time in the past until and including the Effective Date against the Zabeel Releasees.

b. Effective upon the Effective Date, each of the Sasson/Masi Parties, on its own behalf and on behalf of each of their respective past, present and future affiliates, and all of their past, present and future respective stockholders, members, partners, general partners, limited partners, directors, officers, managers, control persons, employees and administrators and their respective heirs, executors, agents, representatives, successors and assigns (collectively, the “Sasson/Masi Releasors”), hereby absolutely, unconditionally and irrevocably releases, remits, acquits and forever discharges each of the Zabeel Parties and their respective past, present and future affiliates, and all of their past, present and future respective stockholders, members, partners, general partners, limited partners, directors, officers, managers, control persons, employees and administrators and their heirs, executors, agents, representatives, successors and assigns (collectively, the “Sasson/Masi Releasees”), from any and all claims, demands, causes of actions and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common law, statutory, federal, state, local or otherwise, and including but not limited to any claims for attorneys’ fees, or costs or disbursements of any kind) which any of the Sasson/Masi Releasors ever had, now has, or may have had at any time in the past until and including the Effective Date against the Sasson/Masi Releasees.

5. Certain Future Events. In the event the Zabeel Transaction is invalidated, reversed or unwound in any respect, this Agreement shall be of no further force and effect and the Purchase Agreement and the Buy-Sell Agreement shall be revived and in full force and effect from and after any such invalidation, reversal or unwinding, and the parties to the Zabeel Transaction and the Sasson Masi Transaction shall therafter be restored to the same position they would have been in with respect to each other the day before the Securities Purchase Agreement and Master Purchase Agreement referred to in Recital C were entered into without regard to this Agreement or the waivers entered into in connection with the Zabeel Transaction and the Sasson Masi Transaction, and none of the parties hereto shall have any claims against any of the other parties hereto relating to the Zabeel Transaction or the Sasson Masi Transaction or the invalidation, reversal or unwinding thereof or any liability associated therewith, except that Morgans and Purchaser shall continue to be liable for reimbursement of $350,000 of Seller Expenses (as defined in the Master Purchase Agreement referred to in Recital C).

6. Governing Law; Jurisdiction. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York, regardless of the choice or conflict of laws provisions of New York or any other jurisdiction. Each of the parties hereto irrevocably submits to the jurisdiction of the New YorkState courts and the Federal courts sitting in the State of New York, Borough of Manhattan and agrees that all matters involving this Agreement shall be heard and determined in such courts. Each of the parties hereto waives irrevocably the defense of inconvenient forum to the maintenance of such action or proceeding.

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7. Multiple Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf transmission), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8. Severability. If any provision of this Agreement or the application of such provision to any person or entity or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons, entities or circumstances other than those to which it is held invalid shall not be affected thereby.

9. Modification or Waiver. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

10. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery, (d) sent by fax, or (e) delivered by email to as follows:

If to any Zabeel Party:

Zabeel Investments

Dubai International Financial Center

Building 4, 7th Floor

P.O. Box 2228

Dubai, United Arab Emirates

Attention: Giovanni Carpenzano

Facsimile: 971-4363-7293

Email: Giovanni@zabeelinvestments.com

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022, USA

Attention:  Manuel Orillac, Esq.

                  Michael S. Dorf, Esq.

Fax: (212) 848-7179

Email: morillac@shearman.com

            mdorf@shearman.com

and

If to any Sasson/Masi Party, to it at:

6276 S. Rainbow Road

Las Vegas, Nevada 89118

Attention: Andrew Sasson, Andy Masi and Michael Rea

Facsimile: (702) 588-5614

Email: 25@lightlv.com

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with a copy to:

Proskauer Rose LLP

11 Times Square

New York, New York 10036-8299

Attention: Jeffrey A. Horwitz, Esq.

Facsimile: (212) 969-2900

Email: jhorwitz@proskauer.com

or to such other address as to whom a communication is to be given may have furnished to the other party in writing in accordance herewith. All such notices, requests, demands, waivers and other communications shall be deemed to have been given when received (w) by personal delivery, on the day of such delivery if prior to 5:00 p.m., (x) by next-day or overnight mail or delivery, on the day delivered (y) by fax, on the business day on which such fax was received, and (z) by email, on the business day on which such email was delivered as evidenced by electronic record; provided, however, that the subject line must contain readily identifiable notice that the email is being delivered as an official notice pursuant to this Agreement.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and their affiliates with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties or their affiliates with respect to the subject matter hereof. In the event of any conflict between this Agreement and such other written or oral agreements, the terms and provisions of this Agreement shall govern and control.

12. Headings. All headings herein are inserted only for convenience and ease of reference and shall not be considered in the construction or interpretation of any provision of this Agreement.

13. Construction. With regard to each and every term and condition of this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement. Each party hereby acknowledges that it has been represented in negotiations for and in the preparation of this Agreement by counsel of its own choosing, that it has read this Agreement and has had this Agreement fully explained to it by such counsel, and that it is fully aware of the contents of this Agreement and of its legal effect.

14. Expenses. Each of the Zabeel Parties, on the one hand, and the Sasson/Masi Parties, on the other, shall bear their own costs and expenses in connection with the negotiation, execution and delivery of this Agreement.

15. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Termination and Release Agreement to be duly executed as of the date first written above.

ZABEEL PARTIES: ZABEEL INVESTMENTS INC.

By:
Name: Title:

ZABEEL INVESTMENTS (L.L.C.)

By:
Name: Title:

By:
Name: Title:

[Signature page 1 to Zabeel Termination Agreement]

SASSON/MASI PARTIES: SASSON MASI HOSPITALITY HOLDINGS, LLC

By:
Name: Title:

SASSON MASI F&B HOLDINGS, LLC

By:
Name: Title:

SASSON MASI NIGHTLIFE HOLDINGS, LLC

By:
Name: Title:

TEJ MANAGEMENT, LLC

By:
Name: Title:

GALTS GULCH HOLDING COMPANY, LLC

By:
Name: Title:

[Signature page 2 to Zabeel Termination Agreement]

VERANDA HOLDINGS, LLC

By:
Name: Title:

Andrew Sasson

Andy Masi

[Signature page 3 to Zabeel Termination Agreement]

The undersigned, as parties to the Zabeel Transaction and the Sasson Masi Transaction, hereby execute this Agreement solely with respect to the obligations set forth in Section 5 hereof.

TLG ACQUISITION LLC By Morgans Group LLC, its managing member By Morgans Hotel Group Co., its managing member

By:
Name: Title:

MORGANS GROUP LLC By Morgans Hotel Group Co., its managing member

By:
Name: Title:

[Signature page 4 to Zabeel Termination Agreement]

ATTACHMENT VII

FORM OF SELLER WAIVER OF RIGHTS OF PURCHASE AND SALE

November         , 2011

Morgans Group LLC

475 Tenth Avenue

New York, New York 10018

Re:	Master Purchase Agreement—Waiver of Rights of Purchase and Sale

Ladies and Gentlemen:

The undersigned and you are engaged in negotiations regarding an acquisition, among other things, by one of your subsidiaries of the 50% interests that the undersigned own, directly or indirectly, in each of DDD Holdings, LLC and HHH Holdings, LLC (collectively, “Purchased Entities”) and other related assets (such acquisition, the “Transaction). You have informed us that you also are negotiating the acquisition of the remaining 50% interest in each of the Purchased Entities and other related assets (such acquisition, the “Other Transaction”) from Zabeel Investments Inc. (“Zabeel”) and that the closing of each of the Transaction and the Other Transaction will be conditioned on the contemporaneous closing of both acquisitions.

Certain agreements to which the undersigned and Zabeel are parties contain restrictions on transfers of interest in the Purchased Entities and other related assets, including rights of first refusal, tag along rights, and consent rights in certain circumstances, and put and call rights that are triggered in certain circumstances and rights to receive notice of a proposed transfer and the terms on which a party to such agreement proposes to transfer its interests in the Purchased Entities and other related assets to another person or copies of the transaction documentation (such rights, obligations, and restrictions, collectively, the “Transfer Restrictions”).

In order to facilitate your ability to consummate the Transaction and the Other Transaction, which will benefit the undersigned, you have asked us to grant a waiver of the Transfer Restrictions, to the extent applicable, for the benefit of Zabeel, and you have asked Zabeel to grant a waiver of the Transfer Restrictions, to the extent applicable, for the benefit of the undersigned.

In consideration of the foregoing, and intending to enter into a binding agreement upon which you and Zabeel are entitled to rely, we hereby waive any requirement that Zabeel comply with the Transfer Restrictions in connection with the Other Transaction, on the conditions that (i) our waiver is not effective for any purpose unless and until Zabeel grants a waiver of any requirement that the undersigned comply with the Transfer Restrictions in connection with the Transaction on the same terms and conditions as are set forth in this letter, (ii) the Transaction closes at the same time or after the closing of the Other Transaction, and (iii) the closing of the Transaction and the Other Transaction both occur no later than December 15, 2011.

We agree that Zabeel shall be an intended third party beneficiary of the agreements set forth in this letter, so long as we are intended third party beneficiaries of a substantially identical letter executed by Zabeel.

We acknowledge that no binding agreement to consummate the Transaction shall arise between you and the undersigned unless and until you and the undersigned execute and deliver definitive agreements with respect to the Transaction.

This letter agreement may be amended, altered or modified only by a written instrument duly executed by the parties hereto. This letter may be executed in counterparts which, when taken together, shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

[Signatures on following page]

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Sincerely,

SASSON MASI F&B HOLDINGS, LLC (a Delaware limited liability company)		SASSON MASI NIGHTLIFE HOLDINGS, LLC (a Delaware limited liability company)

By:		By:
	Name:	Name:
	Title:	Title:

ANDREW SASSON		ANDY MASI

Acknowledged and accepted:

MORGANS GROUP LLC

By:	Morgans Hotel Group Co., its Managing Member

By:
Name:
Title:

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ATTACHMENT VIII

FORM OF ZABEEL WAIVER OF RIGHTS OF PURCHASE AND SALE

November         , 2011

Morgans Group LLC

475 Tenth Avenue

New York, New York 10018

Re:	Membership Interest Purchase Agreement—Waiver of Rights of Purchase and Sale

Ladies and Gentlemen:

The undersigned and you are engaged in negotiations regarding an acquisition, among other things, by one of your subsidiaries of the 50% interests that the undersigned owns, directly or indirectly, in each of DDD Holdings, LLC, HHH Holdings, LLC, The Harmon Hotel, LLC, Hospitality IP, Ltd., and Hotel IP, Ltd. (collectively, “Purchased Entities”) and other related assets (such acquisition, the “Transaction). You have informed us that you also are negotiating the acquisition of the remaining 50% interest in each of the Purchased Entities and other related assets (such acquisition, the “Other Transaction”) from Sasson Masi Nightlife Holdings, LLC, Sasson Masi F&B Holdings, LLC, and certain of their affiliates (collectively, the “TLG Parties”) and that the closing of each of the Transaction and the Other Transaction will be conditioned on the contemporaneous closing of both acquisitions.

Certain agreements to which the undersigned and the TLG Parties are parties contain restrictions on transfers of interest in the Purchased Entities and other related assets, including rights of first refusal, tag along rights, and consent rights in certain circumstances, and put and call rights that are triggered in certain circumstances and rights to receive notice of a proposed transfer and the terms on which a party to such agreement proposes to transfer its interests in the Purchased Entities and other related assets to another person or copies of the transaction documentation (such rights, obligations, and restrictions, collectively, the “Transfer Restrictions”).

In order to facilitate your ability to consummate the Transaction and the Other Transaction, which will benefit the undersigned, you have asked us to grant a waiver of the Transfer Restrictions, to the extent applicable, for the benefit of the TLG Parties, and you have asked the TLG Parties to grant a waiver of the Transfer Restrictions, to the extent applicable, for the benefit of the undersigned.

In consideration of the foregoing, and intending to enter into a binding agreement upon which you and the TLG Parties are entitled to rely, we hereby waive any requirement that the TLG Parties comply with the Transfer Restrictions in connection with the Other Transaction, on the conditions that our waiver is not effective for any purpose unless and until (i) the TLG Parties grant a waiver of any requirement that the undersigned comply with the Transfer Restrictions in connection with the Transaction on the same terms and conditions as are set forth in this letter, (ii) the Transaction closes at the same time as after the closing of the Other Transaction, and (iii) the closing of the Transaction and the Other Transaction both occur no later than December 15, 2011.

We agree that the TLG Parties shall be intended third party beneficiaries of the agreements set forth in this letter, so long as we are intended third party beneficiaries of a substantially identical letter executed by the TLG Parties, a copy of which shall be attached as an exhibit to the purchase agreement to be entered into between you and the undersigned in connection with the Transaction.

We acknowledge that no binding agreement to consummate the Transaction shall arise between you and the undersigned unless and until you and the undersigned execute and deliver definitive agreements with respect to the Transaction.

This letter agreement may be amended, altered or modified only by a written instrument duly executed by the parties hereto. This letter may be executed in counterparts which, when taken together, shall constitute one and the same document. Delivery of an executed counterpart of a signature page of this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

[Signatures on following page]

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Sincerely,

ZABEEL INVESTMENTS INC.

By:
Name:
Title:

ZABEEL INVESTMENTS (L.L.C.)

By:
Name:
Title:

By:
Name:
Title:

Acknowledged and accepted:

MORGANS GROUP LLC

By:	Morgans Hotel Group Co., its Managing Member

By:
Name:
Title:

[Zabeel Waiver of Rights of Purchase and Sale]

ATTACHMENT IX

FORM OF GUARANTY

THIS GUARANTY (this “Guaranty”) is made and delivered as of this      day of November, 2011, by MORGANS GROUP LLC, a Delaware limited liability company (“Guarantor”), in favor of ANDREW SASSON, an individual (“Holder”).

WHEREAS, TLG Acquisition LLC, a Delaware limited liability company (“Buyer”), has issued that certain Promissory Note in the favor of Holder dated as of the date hereof (the “Note”), pursuant to a Master Purchase Agreement, dated November 17, 2011 by and among Sasson Masi F&B Holdings, LLC, a Delaware limited liability company, Sasson Masi Nightlife Holdings, LLC, a Delaware limited liability company, Sasson, Andy Masi, an individual, Buyer, and Guarantor (the “Master Purchase Agreement”);

WHEREAS, as a condition to the Holder entering into the Master Purchase Agreement, Holder has required that Guarantor execute and deliver this Guaranty in order to guaranty Buyer’s obligations under the Note; and

WHEREAS, Guarantor is the Managing Member and owner of a majority of the membership interests in Buyer, and Guarantor will derive substantial benefits from the transactions contemplated by the Master Purchase Agreement and is, therefore, willing to enter into this Guaranty.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees as follows:

SECTION 1. Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guaranties as primary obligor and not merely as surety, the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by Buyer to Holder under or in connection with the Note, including the repayment of all principal, interest, and other amounts payable to Holder thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Holder in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

SECTION 2. Guaranty of Payment and Not of Collection. This Guaranty is an absolute and unconditional continuing guaranty of payment, and not of collection, and a debt of Guarantor for its own account. Accordingly, Holder shall in no event be obligated or required before enforcing this Guaranty against Guarantor: (a) to pursue any right or remedy he may have against Buyer or any other Person or commence any suit or other proceeding against Buyer or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of Buyer or any other Person; or (c) to make demand of Buyer.

SECTION 3. Guaranty Absolute. Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same. The liability of Guarantor under this Guaranty shall be primary, absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Note, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Note or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Note or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of Buyer;

(d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, Buyer or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(e) any act or failure to act by Buyer or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against Buyer to recover payments made under this Guaranty;

(f) any application of sums paid by Buyer or any other Person with respect to the liabilities of Buyer to the Holder, regardless of what liabilities of Buyer remain unpaid;

(g) any defect, limitation or insufficiency in the borrowing powers of either of the Borrowers or in the exercise thereof;

(h) any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by Buyer or any other Person against the Holder;

(i) any change in the corporate existence, structure or ownership of Buyer;

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(j) any statement, representation or warranty made or deemed made by or on behalf of Buyer under the Note or any document related thereto, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(k) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor hereunder (other than indefeasible payment and performance in full).

SECTION 4. Action with Respect to Guarantied Obligations. The Holder may, at any time and from time to time, without the consent of, or notice to, Guarantor, and without discharging Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Note; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against Buyer or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Holder shall elect.

SECTION 5. Waiver. Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of Guarantor or which otherwise might operate to discharge Guarantor from its obligations hereunder.

SECTION 6. Inability to Accelerate Loan. If the Holder is prevented under applicable law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Holder shall be entitled to receive from Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

SECTION 7. Reinstatement of Guarantied Obligations. If a claim is ever made on the Holder for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Holder repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Holder with any such claimant (including Buyer or a trustee in bankruptcy for Buyer), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Note or any other instrument evidencing any liability of Buyer, and Guarantor shall be and remain liable to the Holder for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Holder.

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SECTION 8. Subrogation. Upon the making by Guarantor of any payment hereunder for the account of Buyer, Guarantor shall be subrogated to the rights of the payee against the Buyer; provided, however, that Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action Guarantor may have against Buyer arising by reason of any payment or performance by Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, Guarantor shall hold such amount in trust for the benefit of the Holder and shall forthwith pay such amount to the Holder to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Note.

SECTION 9. Miscellaneous.

(a) Costs of Enforcement. In the event of the breach by Guarantor of any provision of this Guaranty, Holder shall be entitled to proceed to protect and enforce its rights hereunder by appropriate judicial proceedings and Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Guarantor shall reimburse Holder for all reasonable costs and expenses incurred in connection with the protection and enforcement of its rights hereunder and collection of all amounts owing hereunder plus reasonable attorneys’ fees and expenses

(b) Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of Guarantor and Holder and their respective successors and permitted assigns. Neither Guarantor nor Holder may assign or otherwise transfer, directly or indirectly, in whole or in part, any of his or its rights or obligations under this without the prior written consent of the other party, except that Holder may assign, without the prior written consent of the other party, his rights hereunder, it being understood that Holder’s rights under this Guaranty may only to assigned to the same assignee, if any, of the Note. Any attempted assignment or other transfer in violation of this Section 9(b) shall be void and of no effect.

(c) Governing Law. This Guaranty shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(d) Jurisdiction.

(i) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York or any Federal court of the United States of America sitting in the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or for recognition or enforcement of any judgment relating this Guaranty, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court of the State of New York or, to the extent permitted by law, in such Federal court. Subject to rights of appeal, each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(ii) Each of the parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court of the State of New York or any Federal court of the United States of America sitting in the State of New York. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii) Without limiting the foregoing, Guarantor and Holder agree that service of process upon such party at the address referred to in Section 9(i), together with written notice of such service to such party, shall be deemed effective service of process upon such party.

(iv) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) ARISING OUT OF OR BASED UPON THIS GUARANTY.

(e) Severability. Any provision of this Guaranty that is prohibited or unenforceable shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provision in any other jurisdiction. The application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by applicable law. To the extent any provision of this Guaranty is determined to be prohibited or unenforceable in any jurisdiction, Guarantor and Holder agree to use commercially reasonable efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited or unenforceable provision.

(f) Amendments; Waivers.

(i) Any provision of this Guaranty may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of Guarantor and Holder, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii) No failure or delay by either party in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, no action taken pursuant to this Guaranty, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Guaranty. Any term, covenant or condition of this Guaranty may be waived at any time by the party that is entitled to the benefit thereof, but only by a written notice signed by such party expressly waiving such term or condition. The waiver by any party of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

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(g) Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations and the termination or cancellation of the Guaranty in accordance with its terms.

(h) Payments. All payments to be made by Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Holder in accordance with Section 5(a) of the Note not later than 2:00 p.m. New York time on the date of demand therefor.

(i) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery, (iv) sent by fax, or (v) delivered by email as follows:

If to the Guarantor:

Morgans Hotel Group

475 Tenth Avenue

11th Floor

New York, NY 10018

Attention: David Smail

Fax No.: (212) 277-4172

Email: david.smail@morganshotelgroup.com

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, DC 20004 USA

Attention: Bruce W. Gilchrist, Esq.

Fax No.: (202) 637-5686

Email: bruce.gilchrist@hoganlovells.com

If to Holder, to him at:

6276 S. Rainbow Road

Suite 120

Las Vegas, NV 89118

Attention: Andrew Sasson, Andy Masi, and Michael Rea

Fax No.: (702) 588-5614

Email: 25@lightlv.com

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with a copy to:

Proskauer Rose LLP

11 Times Square

New York, NY 10036

Attention: Jeffrey A. Horwitz

Fax No.: (212) 969-2900

Email: jhorwitz@proskauer.com

All such notices, requests, demands, waivers and other communications shall be deemed to have been given when received (w) by personal delivery, on the day of such delivery if prior to 5:00 p.m., (x) by next-day or overnight mail or delivery, on the day delivered (y) by fax, on the business day on which such fax was received, and (z) by email, on the business day on which such email was delivered as evidenced by electronic record; provided, however, that the subject line must contain readily identifiable notice that the email is being delivered as an official notice pursuant to this Guaranty.

(j) Construction. As used in this Guaranty, any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural. References in this Guaranty to a party or other Person include their respective successors and assigns. The words “include,” “includes” and “including” when used in this Guaranty shall be deemed to be followed by the phrase “but not limited to” unless such phrase otherwise appears. Unless the context otherwise requires, references in this Guaranty to Sections and Attachments shall be deemed references to Sections of, and Attachments to, this Guaranty. Unless the context otherwise requires, any reference to this Guaranty or any other agreement shall be deemed to refer to such agreement, as may be amended, restated supplemented or otherwise modified from time to time. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Guaranty refer to this Guaranty in its entirety and not to any particular Section or provision hereof. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or”. With regard to each and every term and condition of this Guaranty, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject thereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Guaranty. All references in this Guaranty to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(k) Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Note.

[Signature page follows]

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Executed as of the date first written above.

MORGANS GROUP LLC

By Morgans Hotel Group Co., its managing member

By:
Name:
Title:

Accepted:

Andrew Sasson

[Signature page to Sasson Guaranty]

ATTACHMENT X

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DDD HOLDINGS, LLC

(a Delaware limited liability company)

November [    ], 2011

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DDD HOLDINGS, LLC

This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of DDD HOLDINGS, LLC, a Delaware limited liability company (the “Company”), is adopted and entered into as of November [    ], 2011, by TLG Acquisition LLC, a Delaware limited liability company, as sole member and managing member of the Company (the “Managing Member” or the “Member”, and in the event an additional person or persons shall become members of the Company, the term “Members” shall include such other persons who shall become members of the Company in accordance with the terms of this Agreement). In the event there is more than one Member, the term “Managing Member” shall refer only to TLG Acquisition LLC and its successors as Managing Member hereunder, pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time (the “Act”).

WHEREAS, the Company was formed as a limited liability company on December 17, 2007 pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware (as amended or amended and restated from time to time, the “Certificate of Formation”) pursuant to and in accordance with the Act;

WHEREAS, that certain Amended and Restated Limited Liability Company Agreement was entered into on March 13, 2008 (the “Amended Agreement”);

WHEREAS, the Member is the sole member of the Company; and

WHEREAS, the Member desires to amend and restate the terms of the Amended Agreement in the manner provided herein.

NOW THEREFORE, the Member hereby agrees as follows:

1. Name; Formation. The name of the limited liability company is DDD HOLDINGS, LLC. The Certificate of Formation of the Company was filed for record in the office of the Secretary of State of the State of Delaware on December 17, 2007, in accordance with the Act by an authorized person within the meaning of the Act. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, such person’s powers as an “authorized person” ceased. The Managing Member is hereby designated as an “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Managing Member, as an authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. The Managing Member shall execute, deliver and file, or cause the execution, delivery and filing of any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business. The terms and provisions of the Amended Agreement are hereby amended and restated in their entirety as set forth herein.

2. Continuation of Company. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

3. Principal Office; Registered Agent.

(a)	Principal Office. The location of the principal office of the Company shall be 6276 S. Rainbow Road, Las Vegas, Nevada 89118.

(b)

Registered Agent. The registered agent of the Company for service of process in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Managing Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be, in the manner provided by law.

4. Management.

(a)

Authority; Powers and Duties of the Managing Member. The Managing Member shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company. Any action taken by the Managing Member shall constitute the act of, and serve to bind, the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Managing Member as set forth in this Agreement. The Managing Member shall have all rights and powers of a manager under the Act, and shall have such authority, rights and powers in the management of the Company to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement.

(b)

Election of Officers; Delegation of Authority. The Managing Member may, from time to time, designate one or more officers with such titles as may be designated by the Managing Member to act in the name of the Company with such authority as may be delegated to such officers by the Managing Member (each such designated person, an “Officer”). Any such Officer shall act pursuant to such delegated authority until such Officer is removed by the Managing Member. Any action taken by an Officer designated by the Managing Member pursuant to authority delegated to such Officer shall constitute the act of, and serve to bind, the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any Officer set forth in this Agreement and any instrument designating such Officer and the authority delegated to him or her.

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5. Purpose. The purpose of the Company is to:

(a)

engage, directly or indirectly, through one or more subsidiaries or affiliates in the business of managing and operating bars, nightclubs, restaurants, hotels, lounges, pool decks and similar facilities and entertainment venues (the “Facilities”) and in all business activities of any nature relating to or involving the management and operation of Facilities; and

(b)

engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to or necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

6. Powers of the Company. The Company shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act.

7. Member. The name and the business, residence or mailing address of the Member is as follows:

Name	Address

TLG ACQUISITION LLC	c/o Morgans Group LLC
475 Tenth Avenue
New York, New York 10018

8. Membership Interests. The Member shall have and own 100% of the membership interests in the Company.

9. Capital Contributions. The Member may, but shall not be required to, make one or more capital contributions to the Company.

10. Distributions. The Managing Member shall decide whether and in what amounts the proceeds received by the Company shall be distributed to the Member. All such proceeds, if any, shall be distributed 100% to the Member.

11. Admission of Additional Members by the Company. One or more additional members may be admitted to the Company with the written consent of the Managing Member. Prior to the admission of any such additional members to the Company, the Managing Member shall amend this Agreement to make such changes as the Managing Member shall determine to reflect the fact that the Company shall have such additional members. Each additional member shall execute and deliver a supplement or counterpart to this Agreement, as amended, as necessary.

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12. Assignments; Rights of Assignee to Become a Member. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 12, the transferee’s admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

13. Liability of Members. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

14. Exculpation and Indemnification of Members. Neither the Member nor any officer, employee or agent of the Company nor any employee, representative, agent or affiliate of the Member (collectively, the “Covered Persons”) shall be liable to the Company or any other person who has an interest in, or claim against, the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the fullest extent permitted by applicable law and to the extent permitted under this Agreement, a Covered Person shall be entitled to indemnification and advancement of expenses from the Company for any loss, damage, claim or other expense (including attorneys’ fees) incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 15 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, all rights and remedies being governed by said laws, without regard to principles of conflict of laws.

16. Tax Characterization and Returns. It is the intention of the Member that the Company be disregarded for federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes. All provisions of this Agreement are to be construed so as to preserve that tax status. The Managing Member is hereby authorized to file any necessary elections, and shall be required to file any necessary tax returns, on behalf of the Company with any such tax authorities.

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17. Amendments. This Agreement may be amended or modified by a written instrument executed by the Member.

18 Dissolution; Liquidation; Termination

(a)	Events Causing Dissolution. The Company shall be dissolved and its affairs wound up on the first to occur of the following events:

(i)	any event that, under the Act, would cause the dissolution of the Company or would make it unlawful for the business of the Company to be continued;

(ii)	the sale or other disposition of all or substantially all of the property of the Company for cash; or

(iii)	the election of the Managing Member.

(b)

Effect of Dissolution. Upon dissolution, the Company shall cease carrying on its business but shall not terminate until the winding up of the affairs of the Company is completed, the assets of the Company shall have been distributed as provided below and a Certificate of Cancellation of the Company under the Act has been filed with the Secretary of State of the State of Delaware.

(c)

Liquidation Upon Dissolution. Upon the dissolution of the Company, sole and plenary authority to effectuate the liquidation of the assets of the Company shall be vested in the Managing Member, which shall have full power and authority to sell, assign and encumber any and all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. The proceeds of liquidation of the assets of the Company distributable upon a dissolution and winding up of the Company shall be applied in the following order of priority:

(i)

first, to the creditors of the Company, which may include the Managing Member as a creditor, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the Company (of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

(ii)	thereafter, 100% to the Managing Member.

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(d)

Winding Up and Certificate of Cancellation. The winding up of the Company shall be completed when all of its debts, liabilities, and obligations have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Managing Member. Upon the completion of the winding up of the Company, a Certificate of Cancellation of the Company shall be filed with the Secretary of State of the State of Delaware.

19. Benefits of Agreement; No Third Party Rights. (a) None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member and (b) nothing in this Agreement shall be deemed to create any right in any person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person.

20. Section Headings and References. The Section headings used in this Agreement are for reference purposes only and should not be used in construing this Agreement. Unless specified otherwise, references herein to a “Section” shall mean the specified Section of this Agreement.

21. Gender and Number. Wherever from the context it appears appropriate, each term in this Agreement stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter. The term “person” means any individual, corporation, partnership, trust or other entity.

22. Severability. If any provision of this Agreement or portion thereof, or the application of such provision or portion thereof to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision or portion thereof to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

23. Successors and Assigns. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the party hereto and its successors and assigns, and all other persons hereafter having or holding an interest in the Company, whether as assignees, transferees, substitute Member or otherwise.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

TLG ACQUISITION LLC

By:	Morgans Group LLC, its sole Managing Member

	By:	Morgans Hotel Group Co., its Managing Member

By:
Name:
Title:

[Signature page to DDD Holdings, LLC Second Amended and Restated Limited Liability Company Agreement]

ATTACHMENT XI

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

HHH HOLDINGS, LLC

(a Delaware limited liability company)

November [    ], 2011

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

HHH HOLDINGS, LLC

This Second Amended and Restated Limited Liability Company Agreement (this “Agreement”) of HHH HOLDINGS, LLC, a Delaware limited liability company (the “Company”), is adopted and entered into as of November [    ], 2011, by TLG Acquisition LLC, a Delaware limited liability company, as sole member and managing member of the Company (the “Managing Member” or the “Member”, and in the event an additional person or persons shall become members of the Company, the term “Members” shall include such other persons who shall become members of the Company in accordance with the terms of this Agreement). In the event there is more than one Member, the term “Managing Member” shall refer only to TLG Acquisition LLC and its successors as Managing Member hereunder, pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time (the “Act”).

WHEREAS, the Company was formed as a limited liability company on December 17, 2007 pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware (as amended or amended and restated from time to time, the “Certificate of Formation”) pursuant to and in accordance with the Act;

WHEREAS, that certain Amended and Restated Limited Liability Company Agreement was entered into on March 13, 2008 (the “Amended Agreement”);

WHEREAS, the Member is the sole member of the Company; and

WHEREAS, the Member desires to amend and restate the terms of the Amended Agreement in the manner provided herein.

NOW THEREFORE, the Member hereby agrees as follows:

1. Name; Formation. The name of the limited liability company is HHH HOLDINGS, LLC. The Certificate of Formation of the Company was filed for record in the office of the Secretary of State of the State of Delaware on December 17, 2007, in accordance with the Act by an authorized person within the meaning of the Act. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, such person’s powers as an “authorized person” ceased. The Managing Member is hereby designated as an “authorized person” and shall continue as the designated “authorized person” within the meaning of the Act. The Managing Member, as an authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. The Managing Member shall execute, deliver and file, or cause the execution, delivery and filing of any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business. The terms and provisions of the Amended Agreement are hereby amended and restated in their entirety as set forth herein.

2. Continuation of Company. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

3. Principal Office; Registered Agent.

(a)	Principal Office. The location of the principal office of the Company shall be 6276 S. Rainbow Road, Las Vegas, Nevada 89118.

(b)

Registered Agent. The registered agent of the Company for service of process in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Managing Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be, in the manner provided by law.

4. Management.

(a)

Authority; Powers and Duties of the Managing Member. The Managing Member shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company. Any action taken by the Managing Member shall constitute the act of, and serve to bind, the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Managing Member as set forth in this Agreement. The Managing Member shall have all rights and powers of a manager under the Act, and shall have such authority, rights and powers in the management of the Company to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement.

(b)

Election of Officers; Delegation of Authority. The Managing Member may, from time to time, designate one or more officers with such titles as may be designated by the Managing Member to act in the name of the Company with such authority as may be delegated to such officers by the Managing Member (each such designated person, an “Officer”). Any such Officer shall act pursuant to such delegated authority until such Officer is removed by the Managing Member. Any action taken by an Officer designated by the Managing Member pursuant to authority delegated to such Officer shall constitute the act of, and serve to bind, the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any Officer set forth in this Agreement and any instrument designating such Officer and the authority delegated to him or her.

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5. Purpose. The purpose of the Company is to:

(a)

engage, directly or indirectly, through one or more subsidiaries or affiliates in the business of managing and operating bars, nightclubs, restaurants, hotels, lounges, pool decks and similar facilities and entertainment venues (the “Facilities”) and in all business activities of any nature relating to or involving the management and operation of Facilities; and

(b)

engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to or necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

6. Powers of the Company. The Company shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act.

7. Member. The name and the business, residence or mailing address of the Member is as follows:

Name	Address

TLG ACQUISITION LLC	c/o Morgans Group LLC
475 Tenth Avenue
New York, New York 10018

8. Membership Interests. The Member shall have and own 100% of the membership interests in the Company.

9. Capital Contributions. The Member may, but shall not be required to, make one or more capital contributions to the Company.

10. Distributions. The Managing Member shall decide whether and in what amounts the proceeds received by the Company shall be distributed to the Member. All such proceeds, if any, shall be distributed 100% to the Member.

11. Admission of Additional Members by the Company. One or more additional members may be admitted to the Company with the written consent of the Managing Member. Prior to the admission of any such additional members to the Company, the Managing Member shall amend this Agreement to make such changes as the Managing Member shall determine to reflect the fact that the Company shall have such additional members. Each additional member shall execute and deliver a supplement or counterpart to this Agreement, as amended, as necessary.

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12. Assignments; Rights of Assignee to Become a Member. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 12, the transferee’s admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

13. Liability of Members. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

14. Exculpation and Indemnification of Members. Neither the Member nor any officer, employee or agent of the Company nor any employee, representative, agent or affiliate of the Member (collectively, the “Covered Persons”) shall be liable to the Company or any other person who has an interest in, or claim against, the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the fullest extent permitted by applicable law and to the extent permitted under this Agreement, a Covered Person shall be entitled to indemnification and advancement of expenses from the Company for any loss, damage, claim or other expense (including attorneys’ fees) incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 15 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, all rights and remedies being governed by said laws, without regard to principles of conflict of laws.

16. Tax Characterization and Returns. It is the intention of the Member that the Company be disregarded for federal and all relevant state tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes. All provisions of this Agreement are to be construed so as to preserve that tax status. The Managing Member is hereby authorized to file any necessary elections, and shall be required to file any necessary tax returns, on behalf of the Company with any such tax authorities.

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17. Amendments. This Agreement may be amended or modified by a written instrument executed by the Member.

18. Dissolution; Liquidation; Termination.

(a)	Events Causing Dissolution. The Company shall be dissolved and its affairs wound up on the first to occur of the following events:

(i)	any event that, under the Act, would cause the dissolution of the Company or would make it unlawful for the business of the Company to be continued;

(ii)	the sale or other disposition of all or substantially all of the property of the Company for cash; or

(iii)	the election of the Managing Member.

(b)

Effect of Dissolution. Upon dissolution, the Company shall cease carrying on its business but shall not terminate until the winding up of the affairs of the Company is completed, the assets of the Company shall have been distributed as provided below and a Certificate of Cancellation of the Company under the Act has been filed with the Secretary of State of the State of Delaware.

(c)

Liquidation Upon Dissolution. Upon the dissolution of the Company, sole and plenary authority to effectuate the liquidation of the assets of the Company shall be vested in the Managing Member, which shall have full power and authority to sell, assign and encumber any and all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. The proceeds of liquidation of the assets of the Company distributable upon a dissolution and winding up of the Company shall be applied in the following order of priority:

(i)

first, to the creditors of the Company, which may include the Managing Member as a creditor, in the order of priority provided by law, in satisfaction of all liabilities and obligations of the Company (of any nature whatsoever, including, without limitation, fixed or contingent, matured or unmatured, legal or equitable, secured or unsecured), whether by payment or the making of reasonable provision for payment thereof; and

(ii)	thereafter, 100% to the Managing Member.

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(d)

Winding Up and Certificate of Cancellation. The winding up of the Company shall be completed when all of its debts, liabilities, and obligations have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Managing Member. Upon the completion of the winding up of the Company, a Certificate of Cancellation of the Company shall be filed with the Secretary of State of the State of Delaware.

19. Benefits of Agreement; No Third Party Rights. (a) None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member and (b) nothing in this Agreement shall be deemed to create any right in any person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person.

20. Section Headings and References. The Section headings used in this Agreement are for reference purposes only and should not be used in construing this Agreement. Unless specified otherwise, references herein to a “Section” shall mean the specified Section of this Agreement.

21. Gender and Number. Wherever from the context it appears appropriate, each term in this Agreement stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or the neuter gender shall include the masculine, the feminine and the neuter. The term “person” means any individual, corporation, partnership, trust or other entity.

22. Severability. If any provision of this Agreement or portion thereof, or the application of such provision or portion thereof to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision or portion thereof to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

23. Successors and Assigns. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the party hereto and its successors and assigns, and all other persons hereafter having or holding an interest in the Company, whether as assignees, transferees, substitute Member or otherwise.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

TLG ACQUISITION LLC

By:	Morgans Group LLC, its sole Managing Member

	By:	Morgans Hotel Group Co., its Managing Member

By:
Name:
Title:

[Signature page to HHH Holdings, LLC Second Amended and Restated Limited Liability Company Agreement]